UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 4 TO
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
Z-AXIS CORPORATION
(Name of Registrant as Specified In Its Charter)
N/ A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:
Common stock, par value $0.001 per share, of Z-Axis Corporation (“Z-Axis common stock”)
2.	Aggregate number of securities to which transaction applies:
5,037,124 shares of Z-Axis common stock
4,372,460 shares subject to options and warrants to purchase Z-Axis common stock with a weighted average exercise price of $0.44
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based on the sum of (a) the product of (i) 5,037,124 shares of Z-Axis common stock and (ii) $0.32 (the average of bid and asked price on June 29, 2006); and (b) the product of (i) 4,372,460 shares of Z-Axis common stock subject to outstanding options and warrants with a weighted average exercise price of $0.44 and (ii) $0.12 per share (which is the difference between $0.32 (the average of bid and asked price on June 29, 2006) and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.000107 by the sum of the preceding sentence.
4.	Proposed maximum aggregate value of transaction: $1,868,024

5.	Total fee paid: $199.88
☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Joint Proxy Statement For Meetings of Stockholders

Exchange Proposal — Your Vote is Very Important
5445 DTC Parkway, Suite 450 Greenwood Village, Colorado 80110 (303) 713-0200		4755 Walnut Street Boulder, Colorado 80301 (303) 938-1155

[ • ], 2007

Dear Stockholder:

On May 7, 2006, the boards of directors of Z-Axis Corporation, or Z-Axis, and Silicon Mountain Memory, Incorporated, or Silicon Mountain, approved an exchange agreement providing for the acquisition by Z-Axis of Silicon Mountain through an exchange of 5,037,124 post-split shares of Z-Axis common stock for all of the outstanding capital stock of Silicon Mountain. The board of directors of Z-Axis also has approved a proposed transaction by which, concurrently with the exchange, a limited liability company formed by certain of the Z-Axis principal stockholders, officers and directors, whom are referred to in the joint proxy statement as the Z-Axis investor group, including Alan Treibitz and Stephanie S. Kelso, will acquire all of the outstanding membership interests of Z-Axis LLC, which will then hold all of Z-Axis’ pre-closing assets and liabilities, for a combination of cash, redemption of a portion of the Z-Axis common stock owned by the Z-Axis investor group and a promissory note. The LLC sale has been approved by a special committee of the board of directors of Z-Axis, the members of which are independent directors who are disinterested in the LLC sale. The net effect of the exchange and the LLC sale will be that after the closing the business of Silicon Mountain will be owned and operated by Z-Axis, and the Z-Axis investor group will thereafter own and operate Z-Axis’ preexisting business, which will no longer be owned by Z-Axis.

At the respective meetings of stockholders, the Z-Axis stockholders will be asked to approve the exchange, the LLC sale and related proposals described in this joint proxy statement, and the Silicon Mountain stockholders will be asked to approve the exchange. The boards of directors of both Z-Axis and Silicon Mountain have approved the exchange and the board of directors of Z-Axis has approved the LLC sale and the other proposals described in this joint proxy statement, and RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSALS ON WHICH YOU WILL BE VOTING. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE RISK FACTORS BEGINNING ON PAGE [ • ].

The dates, times and places of the meetings are as follows:

For Z-Axis stockholders	For Silicon Mountain stockholders:
[ • ], 2007, 10:00 a.m., local time	[ • ], 2007, 10:00 a.m., local time
5445 DTC Parkway, Suite 450	4755 Walnut Street
Greenwood Village, Colorado 80110	Boulder, Colorado 80301

The joint proxy statement accompanying this letter provides you with information about the proposed exchange, the LLC sale and the meetings of the stockholders. We encourage you to read the entire joint proxy statement carefully. You may also obtain more information about Z-Axis from documents it has filed with the Securities and Exchange Commission.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your stockholder meeting, please vote as soon as possible to make sure that your shares are represented at the meeting you are invited to attend. If you do not vote, it will have the same effect as a vote against the exchange and, in the case of Z-Axis stockholders, against the LLC sale and the other proposals. Z-AXIS STOCKHOLDERS CAN VOTE THEIR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ARE A Z-AXIS STOCKHOLDER AND YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS. SILICON MOUNTAIN STOCKHOLDERS MAY VOTE THEIR SHARES BY MAIL. THANK YOU.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend your company’s meeting of stockholders.

We strongly support the exchange and other proposals contemplated by the joint proxy statement as applicable to each of our companies and join with our boards of directors in recommending that you vote in favor of the exchange and, in the case of Z-Axis stockholders, the LLC sale and the other proposals, as more fully described in this joint proxy statement. We hope you will join us at the meeting of stockholders you are invited to attend, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

Thank you for your cooperation and continued support.

Sincerely,	Sincerely,
Alan Treibitz	Tré Cates
Chief Executive Officer	Chief Executive Officer
Z-Axis Corporation	Silicon Mountain Memory, Incorporated

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the exchange or the LLC sale, passed upon the merits or fairness of the exchange or LLC sale, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

THE JOINT PROXY STATEMENT IS DATED [ • ], 2007 AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [ • ], 2007.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT CAREFULLY AND THEN SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR, IF YOU ARE A Z-AXIS STOCKHOLDER, TO USE THE ELECTRONIC VOTING PROCEDURES BY FOLLOWING THE INSTRUCTIONS IN THE ACCOMPANYING PROXY CARD(S). IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, INCLUDING IF YOU INTEND TO ATTEND AND VOTE AT THE MEETING IN PERSON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT.

Z-Axis Corporation
5445 DTC Parkway
Suite 450
Greenwood Village, Colorado 80110
(303) 713-0200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
[ • ], 2007

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Z-Axis Corporation, a Colorado corporation (“Z-Axis”), will be held at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111 on [ • ], 2007 at 10:00 a.m. local time for the following purposes:

1. To consider and vote on a proposal to approve the Stock Exchange Agreement, dated as of May 7, 2006, as amended on June 29, 2006 and December 31, 2006, among Z-Axis, two executive officers of Z-Axis, Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”), and two executive officers of Silicon Mountain pursuant to which, upon the exchange becoming effective, Z-Axis will exchange an aggregate of 5,037,124 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law). In addition and as part of the exchange, outstanding Silicon Mountain options will be assumed by Z-Axis through the assumption of the existing Silicon Mountain stock incentive plan and Silicon Mountain warrants will also be assumed.

2. To consider and vote on a proposal to approve the LLC Interests Sale Agreement, dated as of June 30, 2006, between Z-Axis and a limited liability company formed by the Z-Axis investor group, or the purchasing LLC, pursuant to which, concurrently with the closing of the exchange, Z-Axis will sell to the purchasing LLC all of the 1,000 outstanding membership interests of Z-Axis LLC (which currently holds all of Z-Axis’ assets, subject to all of Z-Axis’ liabilities) for a purchase price of $300,000 payable in a combination of cash, redeemed stock of Z-Axis owned by the members of the Z-Axis investor group, and a promissory note. The $300,000 purchase price may be increased by a contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. Following the closing Z-Axis will no longer own or operate the pre-closing litigation support services business of Z-Axis. The LLC sale transaction will be subject to the approval of holders of a majority of the outstanding Z-Axis shares of common stock not beneficially owned by the executive officers and directors of Z-Axis who are part of the Z-Axis investor group (the “Majority of the Minority Condition”). If the Majority of the Minority Condition is not satisfied, the LLC sale agreement will terminate.

3. To approve and implement, a one-for-nine reverse split of the Z-Axis outstanding common stock prior to the consummation of the exchange, which will result in the Z-Axis outstanding common stock being reduced from 3,825,000 shares to 425,000 post-split shares immediately prior to the exchange.

4. To amend the Z-Axis articles of incorporation to change the Z-Axis corporate name from Z-Axis Corporation to Silicon Mountain Holdings.

5. To amend the Z-Axis articles of incorporation to increase the Z-Axis authorized common stock from 10,000,000 post-split shares to 30,000,000 post-split shares.

6. To amend the Z-Axis articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized post-split shares, par value $0.001 per share, and as to which the board of directors will have the right to designate series with the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of any series so designated.

7. To elect six directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified, unless the exchange and LLC sale transactions are approved and closed, in which event such persons will serve until the closing of those transactions and will then resign and appoint their successors.

8. To ratify the selection of Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditor.

9. To approve the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the exchange agreement or the LLC sale agreement or in the event that the closing conditions contained in the exchange agreement or the LLC sale agreement have not been satisfied.

10. To transact such other business as may properly come before the annual meeting and any and all adjourned sessions thereof.

Z-Axis will not complete the exchange unless the Z-Axis stockholders approve proposals (1), (2) and (3) above and the Silicon Mountain stockholders approve the exchange.

Only stockholders of record at the close of business on [ • ], 2007 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any and all adjourned sessions thereof. A list of stockholders entitled to vote at the Annual Meeting of Stockholders will be open to examination by stockholders at the meeting and during normal business hours from [ • ], 2007 to the date of the meeting at the offices of Z-Axis at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111.

Your vote is important, regardless of the number of shares of Z-Axis common stock you own. The approval of the exchange and the LLC sale requires the affirmative approval of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Even if you plan to attend the meeting in person, Z-Axis requests that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the meeting and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the approval of the exchange, the LLC sale, and the amendments to the articles of incorporation. If you are a stockholder of record and do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Stockholders of Z-Axis who do not vote in favor of the approval of the exchange and/or the LLC sale will have the right to exercise dissenters’ rights and receive in cash the fair value of the common stock as determined by mutual agreement between you and Z-Axis. If there is no agreement reached as to the fair value of the common stock, you are entitled to make demand for cash payment for your shares of common stock as of the day before the exchange. Z-Axis stockholders may exercise dissenters’ rights with respect to the exchange or the LLC sale, or both, but you will only be entitled to receive one cash payment for the fair value of the Z-Axis common stock. The procedure for exercising your dissenters’ rights is summarized under the heading “Dissenters’ Rights” in the accompanying joint proxy statement. The relevant provisions of the Colorado Business Corporation Act on dissenters’ rights are attached to the joint proxy statement as Annex D.

BY ORDER OF THE BOARD OF DIRECTORS:

Marilyn T. Heller
Secretary

Greenwood Village, Colorado
[ • ], 2007

Silicon Mountain Memory, Incorporated
4755 Walnut Street
Boulder, Colorado 80301
(303) 938-1155

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
[ • ], 2007

To Our Stockholders:

Notice is hereby given that a Special Meeting of Stockholders of Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”), will be held at 4755 Walnut Street, Boulder, Colorado 80301 on [ • ], 2007 at 10:00 a.m. local time for the following purposes:

1. To consider and vote on a proposal to approve the Stock Exchange Agreement, dated as of May 7, 2006, as amended on June 29, 2006 and December 31, 2006, among Silicon Mountain, two executive officers of Silicon Mountain, Z-Axis Corporation, a Colorado corporation (“Z-Axis”), and two executive officers of Z-Axis, pursuant to which, upon the exchange becoming effective, the stockholders of Silicon Mountain will exchange all of their outstanding shares of Silicon Mountain common stock (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law) for an aggregate of 5,037,124 post-split shares of Z-Axis common stock. In addition and as part of the exchange, outstanding Silicon Mountain options will be assumed by Z-Axis through the assumption of the Silicon Mountain stock incentive plan and outstanding Silicon Mountain warrants will also be assumed.

2. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

Silicon Mountain will not complete the exchange unless the Silicon Mountain stockholders approve proposal (1) above and the Z-Axis stockholders approve the exchange and the related proposals more fully described in the accompanying joint proxy statement.

Only stockholders of record at the close of business on [ • ], 2007 are entitled to notice of, and to vote at, the special meeting and any and all adjourned sessions thereof. A list of stockholders entitled to vote at the special meeting will be open to examination by stockholders at the meeting and during normal business hours from [ • ], 2007 to the date of the special meeting at the offices of Silicon Mountain at 4755 Walnut Street, Boulder, Colorado 80301.

Your vote is important, regardless of the number of shares of Silicon Mountain common stock you own. The approval of the exchange requires the affirmative approval of the holders of two-thirds of the outstanding shares of Silicon Mountain’s common stock entitled to vote thereon. Even if you plan to attend the meeting in person, Silicon Mountain requests that you complete, sign, date and return the enclosed proxy prior to the meeting and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the approval of the exchange. If you are a stockholder of record and do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Stockholders of Silicon Mountain who do not vote in favor of the approval of the exchange will have the right to exercise dissenters’ rights and receive in cash the fair value of the common stock as determined by mutual agreement between you and Silicon Mountain. If there is no agreement reached as to the fair value of the common stock, you are entitled to make demand for cash payment for your shares of common stock as of the day before the exchange. The procedure for exercising your dissenters’ rights is summarized under the heading “Dissenters’ Rights” in the accompanying joint proxy statement. The relevant provisions of the Colorado Business Corporation Act on dissenters’ rights are attached to the joint proxy statement as Annex D.

BY ORDER OF THE BOARD OF DIRECTORS:

Juan Perez
Secretary

Boulder, Colorado
[ • ], 2007

SUMMARY TERM SHEET

The following summary briefly describes the material terms of the proposed transactions. The Z-Axis stockholders will be voting on all proposals, while the Silicon Mountain stockholders will be voting only on the exchange. While this summary term sheet describes the material terms that you should consider in evaluating the exchange and the LLC sale if you are a Z-Axis stockholder, the joint proxy statement contains a more detailed description of these terms. We encourage you to read the joint proxy statement before voting your shares of Z-Axis or Silicon Mountain common stock, as the case may be. We have included section and page references to the joint proxy statement to direct you to a more complete description of the topics described in this summary. References to “we,” “us” and “our” in this summary term sheet refer to the public company (now known as Z-Axis Corporation) after the assumed consummation of the transactions described in the joint proxy statement, at which time we will conduct business under the name Silicon Mountain Holdings.

•	THE EXCHANGE. Z-Axis and Silicon Mountain entered into a Stock Exchange Agreement on May 7, 2006, as amended on June 29, 2006 and December 31, 2006, with two executive officers of each of Z-Axis and Silicon Mountain pursuant to which, upon the exchange occurring, Z-Axis will issue an aggregate of 5,037,124 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law). In addition and as part of the exchange, outstanding Silicon Mountain warrants will be assumed by Z-Axis, as will the outstanding Silicon Mountain options through the assumption of the Silicon Mountain stock incentive plan. Warrants outstanding and options outstanding under the Silicon Mountain plan, if fully exercised, would result in the issuance of an aggregate of 4,372,460 post-split shares of Z-Axis in future periods. If the exchange is completed, Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. On consummation of the exchange and prior to the LLC Sale, Z-Axis will be controlled by the former stockholders of Silicon Mountain, who will then own approximately 92.22% of the outstanding post-split Z-Axis common stock after giving effect to the reverse stock split discussed below. You should read “The Exchange and the LLC Sale — Background of the Exchange and LLC Sale” beginning on page [ • ].

•	THE LLC SALE. Subject to, and as a condition of, the closing of the exchange, Z-Axis entered into an LLC Interests Sale Agreement on June 30, 2006 with the Z-Axis investor group, which is comprised of Mr. Alan Treibitz, Ms. Stephanie S. Kelso, each of whom is a member of the Z-Axis board of directors and the chief executive officer and president, respectively, of Z-Axis, and one nonexecutive officer employee of Z-Axis. Pursuant to this agreement, Z-Axis will sell to the Z-Axis investor group all of the 1,000 outstanding membership interests of Z-Axis LLC, or the LLC, which prior to the closing will hold all of Z-Axis’ operating and other assets used in its existing business, subject to all of Z-Axis’ liabilities, for a purchase price of $300,000 payable in a combination of cash, stock of Z-Axis that Z-Axis will redeem from the Z-Axis investor group, and a promissory note. The $300,000 purchase price may be increased by a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. The LLC sale will divest Z-Axis of Z-Axis’ current business, with the result that following the closing Z-Axis will no longer own or operate the pre-closing business of Z-Axis, and our business following the closing will be that of Silicon Mountain. You should read “The Exchange and LLC Sale — Background of the Exchange and the LLC Sale” beginning on page [ • ].

•	THE STOCK SPLIT. Because Z-Axis common stock has traded for over five years at prices below $1.00 per share, the Z-Axis board of directors agreed with Silicon Mountain to implement a reverse stock split immediately prior to the closing of the exchange. As a result of the reverse stock split, every nine shares of Z-Axis common stock outstanding will be combined into one share of common stock and the total number of basic shares outstanding will be reduced to approximately 425,000 post-split shares before the issuance of the shares in the exchange to the Silicon Mountain stockholders. The reverse split will position our stock following the closing in a price range that management of Silicon Mountain believes is attractive to a broader range of investors. You should read “Z-Axis Proposal Three — The Adoption and Implementation of a One-for-Nine Reverse Split of Z-Axis’ Outstanding Common Stock” beginning on page [ • ].

•	FAIRNESS OPINION. In connection with the exchange and the LLC sale, the special committee of the Z-Axis board of directors received a written opinion from Sarowdin Partners LLC, a financial advisory firm, to the effect that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. Z-Axis stockholders should read the opinion of Sarowdin Partners LLC dated June 8, 2006, and amended as of November 29, 2006, attached as Annex C to this joint proxy statement carefully and in its entirety.

•	RECOMMENDATION OF THE Z-AXIS BOARD OF DIRECTORS. The Z-Axis board of directors appointed a special committee of independent directors to evaluate the proposed exchange and LLC sale and to represent the interests of its unaffiliated stockholders. The special committee unanimously determined that the exchange agreement and the LLC sale transactions contemplated by the exchange and LLC sale agreements were advisable and fair to, and in the best interests of, Z-Axis and its unaffiliated stockholders. Accordingly, after considering the recommendation of the special committee, the board of directors has approved (with Mr. Alan Treibitz and Ms. Stephanie S. Kelso abstaining), and recommends that the Z-Axis stockholders vote “FOR” the approval of the exchange and LLC sale. You should read “The Exchange and the LLC Sale — Recommendation of the Board of Directors and the Special Committee” beginning on page [ • ].

•	REQUIRED VOTE. For Z-Axis to complete the exchange and the LLC sale, stockholders holding at least a majority of the shares of Z-Axis common stock outstanding at the close of business on the record date must vote “FOR” the approval of the exchange and LLC sale agreements. In addition, the special committee of the board has determined that the LLC sale transaction will be subject to the approval of holders of a majority of the outstanding Z-Axis shares of common stock not beneficially owned by the executive officers and directors of Z-Axis who are part of the Z-Axis investor group (the “Majority of the Minority Condition”). If the Majority of the Minority Condition is not satisfied, the LLC sale agreement will terminate and the condition to closing in the exchange agreement that requires the LLC sale to occur will not be satisfied. You should read “The Z-Axis Annual Meeting — Required Vote” beginning on page [ • ].

•	CONDITIONS TO COMPLETION OF THE EXCHANGE AND THE LLC SALE. The obligations of Z-Axis and Silicon Mountain to complete the exchange and the obligations of Z-Axis and the Z-Axis investor group to consummate the sale of the LLC are subject to the satisfaction or waiver of a variety of closing conditions, including the approval of the exchange agreement by both the Z-Axis and Silicon Mountain stockholders, the approval of the LLC sale agreement by a Majority of the Minority stockholders of Z-Axis, which is a condition that Silicon Mountain has indicated it would waive, the absence of legal prohibitions of the exchange or the LLC sale by government entities, the absence of the occurrence of any continuing material adverse effect relating to Z-Axis and Silicon Mountain, the Z-Axis stockholders and Silicon Mountain stockholders having not exercised dissenters’ rights with respect to more than 4% of the shares of common stock outstanding on the record date for the meeting of stockholders for each entity, and the execution of lock-up agreements by which the officers and directors of Z-Axis and Silicon Mountain, and not less than 95% of the Silicon Mountain stockholders, agree not to sell, hedge or otherwise dispose of any of the shares of Z-Axis common stock or any securities exchangeable or exercisable for Z-Axis common stock for a period of one year from the closing. Z-Axis has also agreed to use its commercial best efforts to obtain lock-up agreements from each of the stockholders who own in excess of 3% of the outstanding common stock of Z-Axis in instances where such holders are not officers and directors of Z-Axis. You should read “Z-Axis Proposal One — Approval of the Exchange as Described in the Exchange Agreement — Principal Conditions to the Completion of the Exchange” beginning on page [ • ].

•	TERMINATION. Z-Axis and Silicon Mountain are permitted to terminate the exchange agreement prior to the completion of the exchange on the failure of the LLC sale to occur and under certain circumstances. No termination fee is payable by Z-Axis or Silicon Mountain in such event. Silicon Mountain has agreed in certain circumstances to reimburse Z-Axis for reasonable fees and transaction expenses up to $37,500. You should read “Z-Axis Proposal One — Approval of the Exchange as Described in the Exchange Agreement — Termination” and “Z-Axis Proposal One — Approval of the Exchange as Described in the Exchange Agreement — Fees and Expenses” beginning on pages [ • ] and [ • ], respectively. In the event that the exchange agreement is not approved by the Z-Axis stockholders and the Silicon Mountain stockholders, the LLC sale is not approved by the Z-Axis stockholders such that the Majority of the Minority condition is satisfied, or if the exchange and LLC sale are not completed for any reason, Z-Axis’ business will not become that of Silicon Mountain and it is expected that management will continue to operate Z-Axis’ business in a manner similar to that in which it is operated today.

•	TAX CONSEQUENCES. Z-Axis expects that the stockholders of Z-Axis will have no material tax consequences that will result solely from the exchange and will generally not recognize any gain or loss as a result of the reverse split. The sale of the LLC will have tax consequences for the Z-Axis investor group and, to the extent the sales of the LLC exceed $5.5 million in the 18 months following closing, the future payment of the contingent portion of the purchase price (representing 20% of the amount by which the LLC’s sales exceed the $5.5 million benchmark), will have tax consequences to the pre-closing Z-Axis stockholders. Silicon Mountain stockholders generally will not recognize any gain or loss solely on the exchange of their Silicon Mountain shares for shares of Z-Axis common stock. You should read “The Exchange and the LLC Sale — Material U.S. Federal Income Tax Consequences” beginning on page [ • ] for greater detail on the possible tax consequences to you. You should consult your own tax advisor for a full understanding of the tax consequences to you of the exchange, the reverse split, and the LLC sale, as applicable.

•	STATUTORY DISSENTERS’ RIGHTS. Holders of Z-Axis common stock and Silicon Mountain common stock who do not vote in favor of the exchange, and Z-Axis stockholders who do not vote in favor of the LLC sale, will have the right to exercise dissenters’ rights and obtain, in cash, the fair value of their shares under Colorado law if they take certain actions necessary to perfect their rights. You should read “Dissenters’ Rights” beginning on page [ • ]. If you exercise dissenters’ rights to have the fair value of your shares of Z-Axis or Silicon Mountain common stock paid in cash, you should read “The Exchange and the LLC Sale — Material U.S. Federal Income Tax Consequences” beginning on page [ • ] for greater detail on the possible tax consequences to you.

i

Page

Adjournments and Postponements	96
Z-AXIS PROPOSAL ONE — FOR Z-AXIS STOCKHOLDERS ONLY, APPROVAL OF THE EXCHANGE AS DESCRIBED IN THE EXCHANGE AGREEMENT	96
Closing and Effectiveness	97
Structure	97
Treatment of Securities	97
Exchange Procedures	99
Articles of Incorporation and By-laws	100
Directors and Officers	100
Representations and Warranties	100
Conduct of Business Pending the Exchange	102
Non-Solicitation of Transactions	103
Proxy Material	103
Regulatory Approvals and Consents	104
Notices of Certain Events	104
Access to Information	104
Public Announcements	104
Employee Matters	104
Directors’ and Officers’ Indemnification	105
Principal Conditions to the Completion of the Exchange	105
Termination	106
Fees and Expenses	107
Amendment and Waiver	107
SILICON MOUNTAIN PROPOSAL ONE — FOR SILICON MOUNTAIN STOCKHOLDERS ONLY, APPROVAL OF THE EXCHANGE AS DESCRIBED IN THE EXCHANGE AGREEMENT	108
SILICON MOUNTAIN PROPOSAL TWO — FOR SILICON MOUNTAIN STOCKHOLDERS ONLY, OTHER MATTERS	108
Z-AXIS PROPOSAL TWO — FOR Z-AXIS STOCKHOLDERS ONLY, APPROVAL OF THE LLC SALE AS DESCRIBED IN THE LLC SALE AGREEMENT	109
Consideration	109
Closing and Effectiveness	110
Structure	110
Representations and Warranties	111
Conduct of Business	111
Employee Matters	112
Principal Conditions to the LLC Sale	112
Termination	112
Fees and Expenses	113
Amendment and Waiver	113
Z-AXIS PROPOSAL THREE — FOR Z-AXIS STOCKHOLDERS ONLY, THE ADOPTION AND IMPLEMENTATION OF A ONE-FOR-NINE REVERSE SPLIT OF Z-AXIS’ OUTSTANDING COMMON STOCK	113
General	113
Purposes of the Reverse Split	114
Certain Effects and Risks of the Reverse Split	115

Page

Procedure for Effecting Reverse Split and Exchange of Stock Certificates	116
Fractional Shares	117
No Dissenters’ Rights Based on Reverse Split	117
Material Federal Income Tax Consequences of the Reverse Split	117
Required Vote	118
Recommendation of the Z-Axis Board of Directors	118
Z-AXIS PROPOSAL FOUR — FOR Z-AXIS STOCKHOLDERS ONLY, AMENDMENT TO Z-AXIS’ ARTICLES OF INCORPORATION IN ORDER TO CHANGE THE NAME OF Z-AXIS CORPORATION TO SILICON MOUNTAIN HOLDINGS	118
General	118
Required Vote	118
Recommendation of the Z-Axis Board of Directors	119
Z-AXIS PROPOSAL FIVE — FOR Z-AXIS STOCKHOLDERS ONLY, AMENDMENT TO Z-AXIS’ ARTICLES OF INCORPORATION IN ORDER TO INCREASE Z-AXIS’ AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO 30,000,000 SHARES	119
General	119
Required Vote	120
Recommendation of the Z-Axis Board of Directors	120
Z-AXIS PROPOSAL SIX — FOR Z-AXIS STOCKHOLDERS ONLY, AMENDMENT TO Z-AXIS’ ARTICLES OF INCORPORATION IN ORDER TO CREATE A CLASS OF PREFERRED STOCK, OF WHICH 3,000,000 SHARES SHALL BE AUTHORIZED	120
General	120
Required Vote	121
Recommendation of the Z-Axis Board of Directors	121
Z-AXIS PROPOSAL SEVEN — FOR Z-AXIS STOCKHOLDERS ONLY, TO ELECT DIRECTORS OF Z-AXIS	121
Nominees to the Board of Directors	121
Employment Agreements	123
Executive Compensation	123
Section 16(a) Beneficial Ownership Reporting Compliance	125
Code of Ethics	126
Compensation of Directors	126
Audit Committee Report	126
Audit Fees	127
Pre-Approval Policy	127
Auditor Independence	127
Required Vote	128
Recommendation of the Z-Axis Board of Directors	128
Board of Directors and Management of Silicon Mountain Holdings after the Exchange	128
Z-AXIS PROPOSAL EIGHT — FOR Z-AXIS STOCKHOLDERS ONLY, RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR	131
Required Vote	131
Recommendation of the Z-Axis Board of Directors	131
Z-AXIS PROPOSAL NINE — FOR Z-AXIS STOCKHOLDERS ONLY, ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING OF Z-AXIS STOCKHOLDERS	131
Z-AXIS PROPOSAL TEN — FOR Z-AXIS STOCKHOLDERS ONLY, OTHER MATTERS	131

Page

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT — Z-AXIS	132
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT — SILICON MOUNTAIN	133
DESCRIPTION OF Z-AXIS CAPITAL STOCK AND STOCKHOLDERS’ RIGHTS	134
General	134
Capital Stock	134
Articles of Incorporation and Applicable Provisions of Colorado Law	135
Bylaws and Applicable Provisions of Colorado Law	136
Transfer Agent and Exchange Agent	137
DISSENTERS’ RIGHTS	137
FUTURE STOCKHOLDER PROPOSALS	140
HOUSEHOLDING OF JOINT PROXY STATEMENT	140
EXPERTS	141
COMMUNICATIONS WITH THE BOARDS OF DIRECTORS	141
AVAILABILITY OF FORM 10-KSB AND SUBSEQUENTLY FILED REPORTS	142
WHERE YOU CAN FIND ADDITIONAL INFORMATION	142
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEX A — Stock Exchange Agreement, dated as of May 7, 2006, among Z-Axis Corporation, the Z-Axis Principal Stockholders, Silicon Mountain Memory, Incorporated, and the Principal Stockholders of Silicon Mountain Memory, Incorporated, Amendment No. 1 to Stock Exchange Agreement dated June 30, 2006, and Amendment No. 2 to Stock Exchange Agreement dated December 31, 2006
A-1
ANNEX B — LLC Interests Sale Agreement, dated as of June 30, 2006, between Z-Axis Corporation and Purchasing LLC (referred to in this proxy statement as the LLC Interests Sale Agreement or the LLC sale agreement)
B-1
ANNEX C — Opinion of Sarowdin Partners LLC dated June 8, 2006, as amended on November 29, 2006	C-1
ANNEX D — Article 113 of the Colorado Business Corporation Act	D-1
ANNEX E — Form of Amended and Restated Articles of Incorporation	E-1
ANNEX F — Z-Axis Code of Ethics	F-1

ABOUT THIS DOCUMENT

This document will be furnished to the stockholders of (i) Z-Axis to provide them information (A) concerning the business of Silicon Mountain, which will become the business of Z-Axis Corporation (which will then be known as Silicon Mountain Holdings) following consummation of the exchange, and (B) regarding the LLC sale transaction by which the pre-closing business of Z-Axis is to be sold to the Z-Axis investor group, and (ii) Silicon Mountain for the purpose of providing them information with respect to the shares of Z-Axis common stock to be issued to such stockholders in connection with the exchange. The Z-Axis shares to be issued to the Silicon Mountain stockholders in the exchange are being issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, which is referred to in this joint proxy statement as the Securities Act. This document also constitutes a joint proxy statement and a notice of meeting with respect to Z-Axis’ Annual Meeting of Stockholders and Silicon Mountain’s Special Meeting of Stockholders, at which the holders of Z-Axis and Silicon Mountain common stock, respectively, will consider and vote on the exchange and the holders of Z-Axis common stock will vote on the other proposals described in this joint proxy statement.

SILICON MOUNTAIN
Z-AXIS CORPORATION	MEMORY, INCORPORATED
Annual Meeting of Stockholders	Special Meeting of Stockholders
[ • ], 2007	[ • ], 2007

JOINT PROXY STATEMENT

The enclosed form of proxy is solicited on behalf of the boards of directors of Z-Axis Corporation, or Z-Axis, and Silicon Mountain Memory, Incorporated, or Silicon Mountain, for use at the 2006 Z-Axis Annual Meeting of Stockholders (the “annual meeting”) and the Silicon Mountain Special Meeting of Stockholders (the “special meeting”) that will be held concurrently on [ • ], 2007 at 10:00 a.m. local time and at any and all adjourned sessions thereof. The Z-Axis annual meeting will be held at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111 and the Silicon Mountain special meeting will be held at 4755 Walnut Street, Boulder, Colorado 80301. It is expected that this joint proxy statement and the enclosed forms of proxy will be mailed to Z-Axis and Silicon Mountain stockholders, as applicable, commencing on or about [ • ], 2007. A proxy may be revoked by a stockholder at any time before it is voted (i) by filing with the Secretary of Z-Axis or Silicon Mountain, as the case may be, at or before the meeting, a written notice of revocation that is dated a later date than the proxy, (ii) by returning to Z-Axis or Silicon Mountain, as the case may be, another properly signed proxy bearing a later date, (iii) in the case of Z-Axis stockholders, by submitting a later-dated vote over the Internet or by telephone, or (iv) by attending the meeting of stockholders of Z-Axis or Silicon Mountain, as the case may be, or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed forms of proxy properly executed and returned or, in the case of Z-Axis shares, voted by telephone or over the Internet, and not properly revoked, will be voted at the Z-Axis annual meeting or the Silicon Mountain special meeting, as the case may be.

Z-Axis will pay the cost of the proxy solicitation with respect to its stockholders and Silicon Mountain will pay the cost of the proxy solicitation with respect to its stockholders, each of which will be primarily by mail. In addition to soliciting proxies by mail, directors, officers and employees of Z-Axis and Silicon Mountain may solicit proxies from their respective stockholders personally and by telephone, facsimile or other similar means. None of these persons will receive additional or annual compensation for such solicitation services. Z-Axis will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in forwarding Z-Axis solicitation materials to their customers who are beneficial owners of the Z-Axis common stock they hold of record.

If choices are not specified on the accompanying Z-Axis proxy card, the persons named as Z-Axis proxies will vote for:

(i) the approval of the exchange, as described in the Stock Exchange Agreement dated as of May 7, 2006, as amended on June 29, 2006 and December 31, 2006, among Z-Axis, Silicon Mountain, and two executive officers of each of Z-Axis and Silicon Mountain, pursuant to which, upon the exchange becoming effective, Z-Axis will exchange an aggregate of 5,037,124 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law); in addition and as part of the exchange, outstanding Silicon Mountain warrants and options will be assumed by Z-Axis. The Silicon Mountain options will be assumed through the assumption of the Silicon Mountain stock incentive plan;

(ii) the approval of the LLC sale as described in the LLC Interests Sale Agreement, dated as of June 30, 2006, between Z-Axis and a limited liability company formed by the Z-Axis investor group, or the purchasing LLC, pursuant to which, concurrently with the closing of the exchange, Z-Axis will sell to the purchasing LLC all of the 1,000 outstanding membership interests of Z-Axis LLC (which prior to the closing will hold all of Z-Axis’ assets, subject to all of Z-Axis’ liabilities) for a purchase price of $300,000 payable in a combination of cash, stock of Z-Axis that Z-Axis will redeem from members of the Z-Axis investor group, and a promissory note, which $300,000 purchase price may be increased by a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale;

(iii) the approval and implementation of a one-for-nine reverse split of the Z-Axis outstanding common stock prior to the consummation of the exchange, which will result in the Z-Axis outstanding common stock being reduced immediately prior to the exchange from 3,825,000 shares to 425,000 post-split shares;

(iv) the approval of an amendment to the Z-Axis articles of incorporation to change the name of Z-Axis from Z-Axis Corporation to Silicon Mountain Holdings;

(v) the approval of an amendment to the Z-Axis articles of incorporation to increase the Z-Axis authorized common stock from 10,000,000 post-split shares to 30,000,000 post-split shares;

(vi) the approval of an amendment to the Z-Axis articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized post-split shares, par value $0.001 per share, and as to which the board of directors will have the right to designate series with the preferences and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions of any series so designated;

(vii) for the election of six directors to the Z-Axis board of directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified, unless the exchange and LLC sale transactions are approved and closed, in which event such persons will then resign from the board and appoint their successors, who will serve until the 2007 annual meeting of stockholders;

(viii) for the ratification of Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditor;

(ix) for any proposal to adjourn or postpone the meeting to solicit additional proxies; and

(x) for any recommendation of the board of directors on any other matters properly brought before the meeting for a vote.

If choices are not specified on the accompanying Silicon Mountain proxy card, the persons named as Silicon Mountain proxies will vote for:

(i) the approval of the exchange, as described in the Stock Exchange Agreement dated as of May 7, 2006, as amended on June 29, 2006 and December 31, 2006, among Z-Axis, Silicon Mountain and two executive officers of each of Z-Axis and Silicon Mountain, pursuant to which upon the exchange becoming effective, the stockholders of Silicon Mountain will exchange all of their outstanding shares of Silicon Mountain common stock (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law) for an aggregate of 5,037,124 post-split shares of Z-Axis common stock. In addition and as part of the exchange, outstanding Silicon Mountain warrants and options will be assumed by Z-Axis. Silicon Mountain’s options will be assumed through the assumption of the Silicon Mountain stock incentive plan; and

(ii) for any recommendation of the Silicon Mountain board of directors on any other matters properly brought before the meeting for a vote.

The holders of record of shares of the Z-Axis and Silicon Mountain common stock at the close of business on [ • ], 2007 are entitled to receive notice of, and to vote at, the Z-Axis annual meeting and the Silicon Mountain special meeting. Each such share of common stock is entitled to one vote on each matter to come before each company’s respective meeting. As of [ • ], 2007, Z-Axis had issued and outstanding 3,825,000 pre-split shares of common stock held by approximately [ • ] holders of record, and Silicon Mountain had issued and outstanding 4,538,773 shares of common stock held by 35 holders of record.

QUESTIONS AND ANSWERS ABOUT THE Z-AXIS ANNUAL MEETING,
THE SILICON MOUNTAIN SPECIAL MEETING, THE EXCHANGE AND THE LLC SALE

The following discussion addresses briefly some questions you may have regarding the Z-Axis annual meeting of stockholders, the Silicon Mountain special meeting, the proposed exchange, and proposed sale of the LLC. These questions and answers do not, and are not intended to, address all questions that may be important to you as a stockholder of Z-Axis or Silicon Mountain. Please refer to the more detailed information contained elsewhere in this joint proxy statement and the annexes to this joint proxy statement. In this joint proxy statement, unless the context indicates otherwise, (i) the term “Z-Axis” refers to Z-Axis Corporation, (ii) the term “Z-Axis principal stockholders” refers to Mr. Alan Treibitz and Ms. Stephanie S. Kelso, each of whom is a member of the Z-Axis board of directors and the chief executive officer and president, respectively, of Z-Axis, (iii) the term “Z-Axis investor group” refers to Messrs. Alan Treibitz and Raymond Hauschel, and Ms. Stephanie S. Kelso, (iv) the term “LLC” refers to Z-Axis LLC, which will be formed as a subsidiary of Z-Axis prior to the closing and will hold prior to the closing all of Z-Axis’ pre-closing operating and other assets, subject to all of Z-Axis’ liabilities, (v) the term “LLC sale” refers to the proposed sale of the LLC to an LLC formed by the Z-Axis investor group, which is called the “purchasing LLC,” (vi) the term “Silicon Mountain” refers to Silicon Mountain Memory, Incorporated, a Colorado corporation, and (vii) the term “Silicon Mountain principal stockholders” refers to Messrs. Rudolph (Tré) A. Cates III and Juan Perez.

Voting Procedures

Q:	Why are these proxy materials being sent to Z-Axis and Silicon Mountain stockholders?

A:	These proxy materials are being provided by, and the enclosed proxy is solicited by and on behalf of, the Z-Axis board of directors for use at the annual meeting of Z-Axis stockholders, and the Silicon Mountain board of directors for use at the special meeting of Silicon Mountain stockholders.

Q:	Who sent these proxy materials to me?

A:	If you hold shares in your name as a Z-Axis or Silicon Mountain stockholder of record, then you received this joint proxy statement and a proxy card from either Z-Axis or Silicon Mountain. If you hold Z-Axis shares in street name through a broker, bank or other nominee, then you received this joint proxy statement from the nominee, along with the nominee’s form of proxy card which includes voting instructions.

Q:	When and where is the Z-Axis annual meeting and the Silicon Mountain special meeting?

A:	The Z-Axis annual meeting is scheduled to be held at 10:00 a.m. local time on [ • ] 2007 at the offices of Z-Axis, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado, unless it is postponed or adjourned. The Silicon Mountain special meeting will be held concurrently at 10:00 a.m. local time on [ • ] 2007 at the offices of Silicon Mountain at 4755 Walnut Street, Boulder, Colorado 80301, unless it is postponed or adjourned.

Q:	What is the purpose of the Z-Axis annual meeting? What am I voting on?

A:	The purpose of the Z-Axis annual meeting is to consider and vote upon:

• approval of the exchange as described in the Stock Exchange Agreement, dated as of May 7, 2006, as amended on June 29, 2006 and December 31, 2006, referred to in this document as the exchange agreement, between Z-Axis, Silicon Mountain, and two executive officers of each company.

• approval of the LLC sale as described in the LLC Interests Sale Agreement, dated as of June 30, 2006, between Z-Axis and a limited liability company formed by the Z-Axis investor group.

• approval of adoption and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock prior to the consummation of the exchange.

• approval of an amendment to the Z-Axis articles of incorporation to change the corporate name from Z-Axis Corporation to Silicon Mountain Holdings.

• approval of an amendment to the Z-Axis articles of incorporation to increase the Z-Axis authorized common stock from 10,000,000 post-split shares to 30,000,000 post-split shares.

• approval of an amendment to the Z-Axis articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized post-split shares, par value $0.001 per share, and as to which the board of directors will have the right to designate series with the preferences and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions of any series so designated.

• the election of six directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified unless the exchange and LLC sale transactions are approved and closed, in which event such persons will serve until the closing of those transactions and will then resign and appoint their successors,

• ratification of Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditor.

• permitting the Z-Axis’ board of directors or its chairman, in its or his discretion, to adjourn or postpone the annual meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the annual meeting to approve the previous proposals.

• allowing action upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Q:	What is the purpose of the Silicon Mountain special meeting? What am I voting on?

A:	The purpose of the Silicon Mountain special meeting is to consider and vote upon:

• approval of the exchange as described in the exchange agreement.

• allowing action upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Q:	Who is entitled to vote at the Z-Axis annual meeting?

A:	Z-Axis stockholders of record at the close of business on [ • ] 2007, the record date for the Z-Axis annual meeting, are entitled to receive notice of and to vote on matters that come before the annual meeting and any adjournments or postponements of the annual meeting. However, a Z-Axis stockholder may only vote his or her shares if he or she is present in person or is represented by proxy at the Z-Axis annual meeting.

Q:	Who is entitled to vote at the Silicon Mountain special meeting?

A:	Silicon Mountain stockholders of record at the close of business on [ • ] 2007, the record date for the Silicon Mountain special meeting, are entitled to receive notice of and to vote on matters that come before the special meeting and any adjournments or postponements of the special meeting. However, a Silicon Mountain stockholder may only vote his or her shares if he or she is present in person or is represented by proxy at the Silicon Mountain special meeting.

Q:	How do I vote without attending the Z-Axis annual meeting or the Silicon Mountain special meeting?

A:	After carefully reading and considering the information contained in this document, please fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed envelope as soon as possible so that your shares may be voted at the respective meeting of stockholders. For Z-Axis stockholders, Internet and telephone voting provide the same authority to vote your shares as if you returned your proxy card by mail. In addition, Internet and telephone voting will reduce Z-Axis’ proxy-related postage expenses. If you are a Z-Axis stockholder and wish to vote by Internet or telephone 24 hours a day, seven days a week, follow the instructions on the proxy card. To vote by mail, mark, sign and date the proxy card and return it in the postage-paid envelope provided. For detailed information, please see “The Z-Axis Annual Meeting” on page [ • ] and “Silicon Mountain Special Meeting” on page [ • ], as applicable.

Q:	How many votes do I have?

A:	Each share of Z-Axis or Silicon Mountain common stock that you own as of the record date entitles you to one vote at the meeting to which you are invited. As of close of business on [ • ] 2007, there were 3,825,000 outstanding shares of Z-Axis pre-split common stock and 5,037,124 outstanding shares of Silicon Mountain common stock. As of that date, 32.6% of the outstanding shares of Z-Axis pre-split common stock were held by directors and executive officers of Z-Axis and 62.7% of the outstanding shares of Silicon Mountain common stock were beneficially held by directors and executive officers of Silicon Mountain.

Q:	What does it mean if I get more than one proxy card?

A:	If you have shares of Z-Axis common stock that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	What is the recommendation of the Z-Axis and Silicon Mountain boards of directors?

A:	The Z-Axis board of directors recommends a vote FOR approval of the exchange, the LLC sale and the other proposals described in this joint proxy statement. The Silicon Mountain board of directors recommends a vote FOR approval of the exchange and the other proposal on which the Silicon Mountain stockholders will vote that are described in this joint proxy statement.

Q:	What if I return my proxy card but do not mark it to show how I am voting?

A:	If your proxy card is signed and returned without specifying your choice, your shares will be voted according to the recommendation of the Z-Axis or Silicon Mountain board of directors, as applicable.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You can change your vote by revoking your proxy at any time before it is exercised at the Z-Axis annual meeting or the Silicon Mountain special meeting, as applicable. You can revoke your proxy in one of three ways:

• notify Z-Axis’ or Silicon Mountain’s corporate secretary, as applicable, in writing before the annual or special meeting that you are revoking your proxy,

• submit another proxy with a later date, or

• attend and vote in person at the Z-Axis annual meeting or the Silicon Mountain special meeting, as applicable.

If your shares of Z-Axis common stock are held by a broker as nominee, you must follow your broker’s procedures for changing your instruction to your broker on how to vote.

Q:	If my Z-Axis shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted.

Q:	What is a broker non-vote and what effect does it have on the votes taken at the Z-Axis annual meeting?

A:	A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present. As a result, broker non-votes will have the same effect as a vote against the exchange, the LLC sale and the amendments to the articles, but will have no effect on the proposals for the reverse split, ratification of the auditors and to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies. Abstentions will not count as votes cast on the proposals relating to approval of the exchange, the LLC sale and the related proposals, but will count for the purpose of determining whether a quorum is present. As a result, if you ABSTAIN, it has the same effect as if you vote AGAINST the approval of the exchange, the LLC sale, the increase in authorized common stock, and the creation of a class of authorized preferred stock. Abstentions will not count as votes cast on the proposals for the reverse split, ratification of the auditors and to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies, but will count for the purpose of determining whether a quorum is present. As a result, if you ABSTAIN, it has no effect on such proposals.

Q:	If I am a Z-Axis stockholder and the reverse split proposal is approved, should I send in my stock certificates now?

A:	No. Shortly after the exchange and the LLC sale are completed, the Z-Axis stockholders will receive a letter of transmittal with instructions informing them how to send their stock certificates to the exchange agent in order to receive a new stock certificate representing the post-split common stock in Z-Axis. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	What risks should I consider before I vote on the exchange, the LLC sale and the other proposals?

A:	Z-Axis and Silicon Mountain encourage you to read carefully the detailed information about the exchange and the LLC sale transactions contained in this document, including the section entitled “Risk Factors” beginning on page [ • ].

Q:	When do you expect to complete the exchange and the LLC sale?

A:	We are working to complete the exchange, the LLC sale and the other actions described in this joint proxy statement in the second calendar quarter of 2007. Each company must first obtain approval of its stockholders at its respective meeting of stockholders. The transactions do not require any regulatory approvals to close. We cannot assure you as to if and when all the conditions to the exchange and the LLC sale will be met nor can we predict the exact timing of the transactions. It is possible the exchange and the LLC sale will not be completed.

Q:	Whom should I contact with questions or to obtain additional copies of this document?

A:	If you are a Z-Axis stockholder and have more questions about the annual meeting, the exchange or the LLC sale, or other proposals in the joint proxy statement, you should contact:

Z-Axis Corporation
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111
Attn: Heidi O’Neil, Director of Administration
(303) 713-0200

If you are a Silicon Mountain stockholder and have more questions about the special meeting or the exchange, or the other proposals in the joint proxy statement, you should contact:

Silicon Mountain Memory, Incorporated
4755 Walnut Street
Boulder, Colorado 80301
Attn: Juan Perez, Corporate Secretary
(303) 938-1155

The Exchange and LLC Sale Transactions

Q:	What are the proposed transactions?

A:	There are two proposed transactions. One transaction is the exchange of a total of 5,037,124 post-split shares of Z-Axis for all of the outstanding capital stock of Silicon Mountain in accordance with the exchange agreement. The parties to the exchange agreement are Z-Axis, the Z-Axis principal stockholders, Silicon Mountain and the Silicon Mountain principal stockholders. On completion of the exchange, Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. The other transaction is the sale of the LLC, or the LLC sale, for a purchase price of $300,000 in accordance with the LLC Interests Sale Agreement, which is referred to as the LLC sale agreement, dated as of June 30, 2006. The $300,000 purchase price may be increased by a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. The parties to the LLC sale agreement are the purchasing LLC (which is owned by the Z-Axis investor group) and Z-Axis. On the sale of the LLC, Z-Axis will no longer own or operate its existing litigation support business, which will then be owned and operated by the purchasing LLC. Following the closing of the two transactions, the Z-Axis’ business will become that of Silicon Mountain, which is in the computer memory, branded computer and peripherals business, and Z-Axis will no longer be in the litigation support business. The LLC sale will occur simultaneously with the exchange. All references in this joint proxy statement to the “transactions” refer to the exchange and the LLC sale transactions collectively.

Q:	What will I receive if the transactions close? If I am a stockholder, an option holder or a warrant holder of Silicon Mountain, will I receive anything when the transactions close?

A:	If the transactions close and you are a stockholder of Z-Axis and do not perfect dissenters rights, you will continue to be a stockholder of Z-Axis. However, the stock certificates that you hold will then represent 1/9th of the number of shares that you held before the closing, assuming the reverse split proposal is approved. For example, if you hold a certificate prior to the closing that represents 90 pre-split shares of Z-Axis common stock, then following the reverse split and assuming it and the exchange are approved and the exchange closes, your certificate will represent 1/9th of the pre-closing shares of Z-Axis common stock or, in other words, 10 post-split shares.

Except for distribution of a future contingent payment equal to 20% of the amount by which the LLC’s sales exceed $5.5 million in the 18 months following the closing of the LLC sale, stockholders of Z-Axis will not receive any distributions, dividends or other consideration as a result of the exchange and the LLC sale transactions. The cash consideration that Z-Axis receives from the LLC sale will be of such a limited amount that Z-Axis has determined to use it for working capital.

Stockholders of Silicon Mountain will be provided with a letter of transmittal shortly after closing of the exchange and the LLC transactions which will instruct them how to tender their old shares of common stock of Silicon Mountain in exchange for their new shares of Z-Axis. In addition, Silicon Mountain stock options and warrants will, on completion of the exchange, be converted into stock options and warrants to acquire shares of Z-Axis common stock. Option holders and warrant holders will likewise be provided instructions after the closing that will instruct them how to tender old Silicon Mountain options and warrants, as the case may be, for new Z-Axis options and warrants.

Q:	What are the consequences of the transactions to the Z-Axis directors and executive officers?

A:	All of the existing Z-Axis directors and executive officers will resign from those positions on closing of the transactions and will simultaneously appoint the current members of the board of directors of Silicon Mountain to the Z-Axis board of directors, which will have the effect of expanding the Z-Axis board of directors to a total of seven members. Simultaneously, the board will appoint Messrs. Cates, Perez and Hanner as chief executive officer and president, chief financial officer (secretary and treasurer), and chief operating officer, respectively, of Silicon Mountain Holdings. If the exchange and LLC sale transactions do not close for any reason, the members of Z-Axis’ existing board of directors (who are standing for reelection) will, subject to their reelection at the annual meeting, continue to serve on the Z-Axis board of directors. In that event, Z-Axis expects the existing executive officers will continue to serve in the positions they currently hold. Like all other stockholders of Z-Axis, the Z-Axis directors and executive officers will not receive any distributions, dividends or other consideration as a result of the exchange and the LLC sale transactions.

All Z-Axis options held by directors and executive officers will vest upon the change in control of Z-Axis that occurs on closing of the exchange. The exchange agreement provides that all options held by the Z-Axis directors, executive officers and employees will, on closing of the exchange, be automatically extended so as to have a uniform expiration date that will be five years from the date of closing. All of Z-Axis’ outstanding stock options are non-qualified stock options.

None of the Z-Axis executive officers participates in a change in control plan. Although the Z-Axis chairman and chief executive officer serve in these positions pursuant to employment agreements, these agreements are over five years old and Z-Axis believes that the only provisions of the employment agreements that remain in effect are certain non-disclosure and confidentiality provisions. Z-Axis has mutually agreed with its chairman and chief executive officer that the employment agreements will be terminated as of the closing of the transactions. Accordingly, no severance, “golden parachute” or other payments will be triggered under any agreements with the Z-Axis chairman or any of the Z-Axis executive officers. None of the Z-Axis directors or executive officers will enter into any employment or other agreements with Z-Axis that pertain to service after the transactions, at which time the only capacity in which such persons will be affiliated with Z-Axis (then Silicon Mountain Holdings) will be as non-controlling stockholders, optionholders or both.

Q:	Why did the Z-Axis board of directors form the special committee of independent directors?

A:	The Z-Axis board of directors formed a special committee because Mr. Alan Treibitz, the Z-Axis chief executive officer, and Stephanie S. Kelso, the Z-Axis president, each of whom is also a member of the Z-Axis board of directors, have controlling ownership interests in the purchasing LLC and the Z-Axis investor group. Since that interest may present conflicts of interest in their acting on behalf of Z-Axis, the Z-Axis board of directors appointed a special committee of independent directors to evaluate the exchange and the LLC sale, and to represent the interests of the Z-Axis stockholders, other than the Z-Axis investor group. The members of the special committee are Marvin A. Davis and James E. Paccotti, Jr. Mr. Davis is the chair of the Special Committee. These directors are not affiliated in any way with the purchasing LLC, the Z-Axis investor group or any of their affiliates and will not receive any interest in the purchasing LLC or any of its affiliates following the exchange and the sale of the LLC. In this joint proxy statement, the Z-Axis stockholders other than Mr. Treibitz, Ms. Kelso and one non-executive officer who holds an interest in the purchasing LLC are referred to as the “unaffiliated stockholders” of Z-Axis.

Q:	Why are the Z-Axis and Silicon Mountain boards of directors recommending the approval of the exchange and, in the case of Z-Axis, the LLC sale?

A:	The Z-Axis board of directors believes that the exchange and the LLC sale transactions, and the related agreements, on the terms and subject to the conditions set forth in the exchange agreement and the LLC sale agreement, are advisable, fair to, and in the best interests of, Z-Axis. In reaching its determination and making its recommendation, the special committee of independent directors and the board of directors considered a number of factors and potential benefits of the exchange and the LLC sale, including the current and historical market prices of Z-Axis common stock, including the market price of the common stock relative to those of service businesses considered comparable to Z-Axis, and the fact that the exchange ratio valued the common stock of Z-Axis at approximately $0.30 per share, which represented a valuation premium of approximately 30% over the closing price of Z-Axis’ common stock on May 5, 2006, the last trading day prior to execution of the exchange agreement; its belief that the exchange and the LLC sale were more favorable to Z-Axis’s unaffiliated stockholders than any other alternative reasonably available to Z-Axis and its unaffiliated stockholders, including the possibility of continuing to operate Z-Axis as an independent public company; the fact that the exchange is a tax-free transaction to Z-Axis’ unaffiliated stockholders (without considering the potential payment of the contingent portion of the purchase price in the LLC sale), so that the transaction will allow Z-Axis’ stockholders to realize a benefit from the combination with Silicon Mountain without having an immediate taxable gain; the presentation of Sarowdin Partners LLC, including its written opinion that, as of the date of such opinion, as amended, and based upon and subject to the matters set forth in such opinion, as amended, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis unaffiliated stockholders (see “Opinion of Sarowdin Partners LLC” and Annex C to this joint proxy statement); the significant losses experienced by Z-Axis in fiscal years 2007 and 2006 as a measure of Z-Axis’ future prospects; and the increase in the trading price and trading volume of Z-Axis’ common stock following the issuance of the press release and the filing of the Form 8-K concerning the exchange and the LLC sale, as a barometer of investor interest in Z-Axis’ combination with Silicon Mountain and of its prospects. The special committee and the board also considered the terms of the exchange agreement and various factors that were potentially adverse to the exchange and the LLC sale transactions. The Silicon Mountain board of directors believes that the exchange, on the terms and subject to the conditions set forth in the exchange agreement, is advisable, fair to, and in the best interests of the Silicon Mountain stockholders. You should read “The Exchange and the LLC Sale — Reasons for the Exchange and the LLC Sale” beginning on page [ • ] for a discussion of the factors that the Z-Axis board of directors considered in deciding to recommend the approval of the exchange and the LLC sale or, in the case of Silicon Mountain, the exchange.

Q:	Is the exchange expected to be taxable to me?

A:	For United States federal income tax purposes, stockholders of Z-Axis will have no material tax consequences from the exchange and will not recognize gain or loss upon the reverse split. The LLC sale will have tax consequences for the Z-Axis investor group and, to the extent the sales of the LLC exceed $5.5 million in the 18 months following closing, the future payment of the contingent portion of the purchase price (representing 20% of the amount by which the LLC’s sales exceed the $5.5 million benchmark), will have tax consequences to the pre-closing Z-Axis stockholders both at the time such right is distributed to the pre-closing Z-Axis stockholders as a part of the LLC sale and at the time it is determined what payments, if any, will be made to the pre-closing Z-Axis stockholders. Holders of Silicon Mountain common stock who exchange their common stock for shares of Z-Axis post-split common stock generally will not generally recognize gain or loss on the exchange. Holders of Silicon Mountain options will not generally recognize gain or loss on the exchange of their options to acquire Silicon Mountain common stock for options to acquire Z-Axis common stock. Dissenters who receive cash in lieu of stock will recognize gain or loss. You should read “The Exchange and the LLC Sale — Material U.S. Federal Income Tax Consequences” beginning on page [ • ] and “Z-Axis Proposal Three-The Adoption and Implementation of a One-for-Nine Reverse Split of Z-Axis’ Outstanding Common Stock — Material Federal Income Tax Consequences of the Reverse Split” beginning on page [ • ] for a more complete discussion of the U.S. federal income tax consequences of the exchange and the reverse split. Holders of Silicon Mountain common stock and holders of Z-Axis common stock who are not U.S. persons are urged to consult their tax advisors regarding the tax treatment to them under U.S. and non-U.S. tax laws.

Tax matters can be complicated, and the tax consequences of the exchange to you will depend on your particular tax situation. You should also consult your tax advisor on the tax consequences of the exchange to you, including the federal, state, local and/or non-U.S. tax consequences of the exchange.

Q:	Are dissenters’ rights available?

A:	Yes. Under Article 113 of the Colorado Business Corporation Act, or the CBCA, holders of Z-Axis common stock who do not vote or otherwise submit a proxy in favor of the exchange or the LLC sale (or both) as described in the exchange and LLC sale agreements will have the right to exercise dissenters’ rights and obtain in cash the fair value of their shares under Colorado law if they take certain actions necessary to perfect their rights. To exercise such rights, Z-Axis stockholders must submit to Z-Axis a written demand for payment prior to the vote on the approval of the exchange or the LLC sale, or both, and they must comply with all requirements of the CBCA, which are summarized in this joint proxy statement. The fair value of the common stock could be more than, the same as, or less than, the prevailing market price for the Z-Axis common stock.

Silicon Mountain stockholders also have dissenters’ rights with respect to the exchange. As Silicon Mountain is also a Colorado corporation, the stockholders of Silicon Mountain can exercise their dissenters’ rights and obtain in cash the fair value of their shares if they submit a written demand for payment to Silicon Mountain prior to the vote on the approval of the exchange and they comply with all requirements of the CBCA that are summarized in this joint proxy statement. As in the case of Z-Axis stockholders, the fair value of the Silicon Mountain common stock could be more than, the same as, or less than, the value of the number of shares of Z-Axis post-split common stock a stockholder would be entitled to receive under the terms of the exchange agreement.

Q:	Who will bear the cost of this solicitation?

A:	Each company will bear its respective costs of this solicitation, which will be made primarily by mail. In addition to soliciting proxies by mail, directors, officers and employees of Z-Axis may solicit proxies personally and by telephone, facsimile or similar means. These persons will not receive additional or annual compensation for such solicitation services. Z-Axis will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in forwarding proxy materials and annual reports to the beneficial owners of the shares they hold of record.

SUMMARY

The following summary highlights selected information from this joint proxy statement and may not contain all of the information that may be important to you. Accordingly, Z-Axis and Silicon Mountain encourage you to read carefully this entire joint proxy statement, its annexes and the documents referred to in this joint proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that item elsewhere in this joint proxy statement.

The Parties to the Exchange (Page [ • ])

Z-Axis Corporation
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111
(303) 713-0200

Z-Axis is a Colorado corporation and was incorporated under the laws of the State of Colorado on May 16, 1983. Z-Axis’ principal business is the development and production of video, computer-generated graphics and multimedia presentations used principally in litigation support services. Z-Axis conducts its business primarily from one location, its corporate office and production facility located in metropolitan Denver, Colorado. During fiscal years 2006 and 2005, Z-Axis also had sales consultants located in Chicago, Illinois; Northern California; New York City, New York; Houston, Texas; Washington, DC, and London, United Kingdom. Following the consummation of the exchange and the LLC sale, Z-Axis will no longer be in the business of providing litigation support services. Rather, its business will then be that of Silicon Mountain, which is in the business of developing, assembling and marketing (1) open-source memory solutions based on Flash memory and DRAM technologies, and (2) personal desktop computers, rackmount servers and computer related products and systems that are sold direct to end users.

Silicon Mountain Memory, Incorporated
4755 Walnut Street
Boulder, Colorado 80303
Telephone: (303) 938-1155

Silicon Mountain Memory, Incorporated, is a Colorado corporation and was incorporated under the laws of the State of Colorado on November 21, 1997. Silicon Mountain is in the business of developing, assembling and marketing (1) open-source memory solutions based on Flash memory and DRAM technologies, and (2) personal desktop computers, rackmount servers and computer related products and systems that are sold direct to end users. Silicon Mountain’s memory products for computers, computer systems and peripherals are marketed to a diverse customer base including Fortune 1000 companies, small businesses, government and education customers, and consumers. Following the consummation of the exchange and the LLC sale, the business of Z-Axis will become the business in which Silicon Mountain is now engaged.

Z-Axis LLC
c/o Z-Axis Corporation
5445 DTC Parkway, Suite 450
Greenwood Village, Colorado 80111
(303) 713-0200

Z-Axis LLC, which is referred to in this joint proxy statement as the “LLC,” is a Colorado limited liability company and wholly-owned subsidiary of Z-Axis, that was organized on July 5, 2006 solely for the purpose of facilitating the sale of all of Z-Axis’ assets, subject to all of Z-Axis’ liabilities, to the purchasing LLC. Shortly after its formation, Z-Axis transferred all of its assets, subject to all of its liabilities, to the LLC in exchange for 1,000 membership interests in the LLC. Thus, as of that date, the LLC held all of the assets, subject to all of the liabilities, used in Z-Axis’ litigation services business. Following the consummation of the exchange and the LLC sale, Z-Axis will no longer own the LLC and will no longer be in the litigation services business. The LLC will then be owned and operated by the purchasing LLC.

Purchasing LLC
c/o Jones & Keller, P.C.
1625 Broadway, 16th Floor
Denver, Colorado 80202
Telephone: (303) 573-1600

HTK LLC, which is referred to in this joint proxy statement as the “purchasing LLC,” is a Colorado limited liability company, the membership interests of which are entirely owned by the Z-Axis investor group. The purchasing LLC was organized on [ • ], 2007 solely for the purpose of facilitating the purchase of the LLC, which owns all of Z-Axis’ assets, subject to all of Z-Axis’ liabilities. Following the consummation of the exchange and the LLC sale, the purchasing LLC will own and operate the litigation services business formerly owned and operated by Z-Axis. Z-Axis has currently, and will have, no ownership interest in the purchasing LLC.

Z-Axis Investor Group
c/o Jones & Keller, P.C.
1625 Broadway, 16th Floor
Denver, Colorado 80202
Telephone: (303) 573-1600

The Z-Axis Investor Group is comprised of Mr. Alan Treibitz, Ms. Stephanie Kelso and Mr. Raymond Hauschel, a non-executive employee of Z-Axis. Thus, all members of the Z-Axis investor group are current employees of Z-Axis. The Z-Axis investor group formed the purchasing LLC for the purpose of buying Z-Axis’ assets, subject to its liabilities, by acquiring the LLC from Z-Axis pursuant to the LLC sale agreement. Following the exchange and the LLC sale, the Z-Axis investor group will operate the litigation services business formerly operated by Z-Axis through the purchasing LLC, and will own all of the membership interests of the purchasing LLC. The purchasing LLC will in turn own all of the outstanding 1,000 membership interests of the LLC as of that time.

The Z-Axis Annual Meeting

Time, Place and Date (Page [ • ])

The annual meeting will be held on [ • ], 2007, starting at 10:00 a.m. local time, at the offices of Z-Axis, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111.

Purpose (Page [ • ])

At the annual meeting, the stockholders of Z-Axis will be asked to consider and vote upon a proposal to approve the exchange as described in the exchange agreement, approve the LLC sale as described in the LLC sale agreement, approve the adoption and implementation of a one-for-nine reverse split of the Z-Axis outstanding common stock before the exchange, approve an amendment to the Z-Axis articles of incorporation to change the Z-Axis corporate name from Z-Axis Corporation to Silicon Mountain Holdings, approve an amendment to the Z-Axis articles of incorporation to increase the Z-Axis authorized common stock from 10,000,000 post-split shares to 30,000,000 post-split shares, approve an amendment to the Z-Axis articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized post-split shares, par value $0.001 per share, as to which the board can later designate the series, preferences, rights, qualifications, limitations or restrictions, elect six directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified, provided that if the transactions close, these directors will resign and appoint effective at the closing a total of seven directors who are currently directors of Silicon Mountain, to ratify Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditor for the ensuing fiscal year, to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies, and to transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

Vote Required (Page [ • ])

For Z-Axis to complete the exchange and the LLC sale and for the amendments to the articles to be approved, stockholders holding at least a majority of the shares of Z-Axis common stock outstanding at the close of business on the record date must vote “FOR” these proposals. The reverse split, the ratification of independent auditors and the proposal to adjourn or postpone the annual meeting will be approved if the votes cast in favor of each proposal exceed the votes cast against it. The LLC sale transaction must also be approved by the Majority of the Minority. In the election of directors, the nominees elected will be the six individuals receiving the greatest numbers of votes cast by the shares present in person or represented by proxy and entitled to vote without the benefit of cumulative voting. The proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock properly cast on the proposal at a meeting at which a quorum is present.

The exchange agreement and the LLC sale agreement (Page [ • ] and Annexes A and B)

The exchange agreement and the LLC sale agreement are described beginning on page [ • ]. The exchange agreement and the LLC sale agreement also are attached as Annexes A and B to this document. Z-Axis urges you to read these agreements in their entirety because they contain important provisions governing the terms and conditions of the exchange and the sale of the LLC.

Share Ownership of Directors and Executive Officers (Page [ • ])

As of [ • ], 2007, the record date, the directors and executive officers of Z-Axis held and are entitled to vote, in the aggregate, 1,237,391 pre-split shares of Z-Axis common stock, representing approximately 32.4% of the outstanding shares of Z-Axis pre-split common stock. The directors and executive officers have informed Z-Axis that they intend to vote all of their shares of Z-Axis common stock “FOR” the each of the proposals contained in this joint proxy statement, except that the Z-Axis officers and directors who are members of the Z-Axis investor group will not cast votes with respect to the LLC sale.

Opinion of Sarowdin Partners LLC (Page [ • ] and Annex C)

In connection with the exchange and the LLC sale, the special committee of the Z-Axis board of directors received a written opinion from Sarowdin Partners LLC, a financial advisory firm, to the effect that, as of the date of such opinion, as amended, and based on and subject to the matters set forth in such opinion, as amended, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. The full text of Sarowdin Partners LLC’s written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on and the scope of the review undertaken by Sarowdin Partners LLC in rendering its written opinion, is attached as Annex C to this joint proxy statement. Z-Axis encourages you to read the opinion carefully and in its entirety. The opinion of Sarowdin Partners LLC is directed to the special committee of the Z-Axis board of directors and does not constitute a recommendation to any stockholder as to how that stockholder should vote on, or take any other action relating to, the exchange, the LLC sale or any other matters upon which the stockholders of Z-Axis are being asked to vote. Sarowdin Partners was not engaged to review the transactions from the perspective of the Silicon Mountain stockholders.

Z-Axis’ directors and executive officers have interests in the exchange and the LLC sale that differ from, or are in addition to, your interests in the exchange and the LLC sale (Page [ • ])

You should be aware that some of the directors and executive officers of Z-Axis have interests in the exchange and the LLC sale that are different from, or are in addition to, the interests of Z-Axis stockholders. These interests include, but are not limited to, the purchase of the LLC by the purchasing LLC, which is controlled by the Z-Axis investor group, the indemnification of Z-Axis directors and executive officers after consummation of the transactions by Silicon Mountain, and the contractual agreement by Silicon Mountain to advance fees and expenses incurred by the current directors and executive officers of Z-Axis, who will be the former Z-Axis directors and officers following the closing of the exchange, in connection with a proceeding arising out of; directly or indirectly, the exchange and related transactions, subject to statutorily defined exceptions.

Material United States federal income tax considerations (Page [ • ])

Z-Axis expects that if you receive solely Z-Axis post-split shares of common stock in exchange for your shares of Silicon Mountain common stock, you generally will not recognize any gain or loss for United States federal income tax purposes. This tax treatment may not apply to all Silicon Mountain stockholders. Members of the Z-Axis investor group may recognize a gain for United States federal income tax purposes on the redemption of a portion of the common stock owned by them in Z-Axis and in connection with the purchase of the LLC by the purchasing LLC, but these tax consequences will not affect Z-Axis stockholders that are not included in the Z-Axis investor group. The contingent purchase price (to be paid to the pre-closing Z-Axis stockholders as a result of the LLC achieving sales in excess of $5.5 million in the 18 months following the closing of the LLC sale in which event the contingent payment will be equal to 20% of the amount by which the LLC’s net sales exceed the $5.5 million benchmark) will represent a distribution to the pre-closing Z-Axis stockholders at the time of the LLC sale and may also generate additional tax consequences to them at the time it is determined what, if any, payments they are entitled to receive. Unless you perfect your dissenter’s rights, the exchange and the reverse split will not cause you to recognize gain or loss for United States federal income tax purposes if you are a Z-Axis stockholder not part of the Z-Axis investor group. You should consult your own tax advisor for a full understanding of the tax consequences to you of the exchange and the LLC sale.

Procedures for exchange of Silicon Mountain common stock for Z-Axis post-split common stock (Page [ • ])

Holders of Silicon Mountain share certificates will be required to surrender those share certificates before they will be issued the number of shares of Z-Axis common stock to which they are entitled in the exchange. At any time after the closing of the exchange and prior to the surrender of such share certificates, the share certificates will be deemed to represent that number of shares of Z-Axis common stock that the holder is entitled to receive in the exchange.

Financing (Page [ • ])

The consummation of the exchange does not require any financing and the obligations of the parties to complete the exchange are not subject to a financing condition. Estimated fees and expenses associated with the exchange and related transactions are anticipated to be approximately $250,000. The LLC and the purchasing LLC are newly formed entities without historical operations that do not have the funds required to pay fees and expenses incurred by them. Accordingly, fees and expenses of those entities will be paid by Z-Axis, which will have the effect of reducing the current assets that will be acquired by the purchasing LLC when it buys the LLC. In the event the LLC sale is not approved by the Z-Axis stockholders, the fees and expenses that were paid by Z-Axis on behalf of the Z-Axis investor group and the purchasing LLC will be reimbursed to Z-Axis by the Z-Axis investor group. Silicon Mountain has also agreed to pay to Z-Axis an expense reimbursement of $37,500 that will be used by Z-Axis to offset some of the fees and expenses Z-Axis incurs in connection with the exchange transaction.

The LLC sale price of $300,000 will be paid through a combination of cash, through redemption of a portion of the Z-Axis post-split common stock owned by the Z-Axis investor group, and through the issuance of a promissory note from the purchasing LLC to Z-Axis. The stock that will be redeemed from the Z-Axis investor group will consist of 33,457 post-split shares of Z-Axis common stock. Without considering Z-Axis stock options, the redemption of the 33,457 post-split shares of Z-Axis common stock owned by the Z-Axis investor group will reduce the post-closing ownership of the Z-Axis investor group in Z-Axis to 24,698 post-split shares (which includes 8,333 shares owned by Mr. Hauschel, a non-executive employee of Z-Axis), which will represent less than 5% of the total outstanding Z-Axis post-split shares of common stock. The note is in the principal amount of $150,000, bears interest at Colorado Business Bank’s prime rate plus 2% per annum, and matures three years from the closing of the LLC sale. The note is subordinated to the bank line of credit that Z-Axis currently maintains and which the purchasing LLC will assume in connection with the purchase of the LLC. The $300,000 purchase price may be increased by a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale. The 18 month period will commence on the first day of the first calendar quarter following the closing of the LLC sale. The contingent payment is payable by the LLC within the 12 months immediately following the 18 month period. See “The Exchange and the LLC Sale — Financing of the Exchange and the LLC Sale” beginning on page [ • ].

Regulatory Approvals (Page [ • ])

The exchange and the LLC sale do not meet the minimum dollar thresholds that would subject the transactions to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or Hart-Scott-Rodino Act. Therefore, Z-Axis and Silicon Mountain were not required to make filings under the Hart-Scott-Rodino Act and no waiting period is required under Hart-Scott-Rodino Act before the transactions can be closed. Except for the filing of articles of exchange and amended articles of incorporation in Colorado at or before the closing of the exchange, Z-Axis is unaware of any material regulatory requirements or approvals required for the completion of the exchange and the LLC sale.

No Solicitation of Transactions (Page [ • ])

The exchange agreement provides that as of the date of the letter of intent between the parties dated March 21, 2006, other than actions required to further the exchange, that neither Z-Axis or Silicon Mountain nor any of Z-Axis’ or Silicon Mountain’s officers or directors will, and Z-Axis and Silicon Mountain will cause each of its employees, agents and representatives not to, directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer, which is referred to as an acquisition proposal, with respect to the disposition of the shares of each company’s capital stock or their respective assets, and each will cause their respective companies to conduct business only in the ordinary course. The foregoing standstill had an initial term of 60 days but has been extended while certain requests for diligence information remain unfulfilled.

The exchange agreement does not obligate Z-Axis or Silicon Mountain to pay any termination fee or penalty in the event that the exchange agreement is terminated by either party.

Stockholders of Z-Axis and Silicon Mountain have dissenters’ rights (Page [ • ] and Annex D)

Under Colorado law, stockholders of Z-Axis have the right to dissent from the exchange or the LLC sale, or both, and to have the fair value of their shares of Z-Axis common stock paid to them in cash. Z-Axis stockholders will have the right to seek appraisal of the value of their Z-Axis shares and be paid the appraised value if they (1) notify in writing Z-Axis before the stockholder vote is taken of their intention to demand payment for the shares if the proposed exchange and/or the LLC sale transactions are effectuated, (2) do not vote in favor of the exchange or the LLC sale, or both such transactions if they provide notice that they intend to demand a cash payment if both transactions are effectuated, (3) submit their Z-Axis stock certificates to Z-Axis by the date set forth in the dissenters’ notice, and (4) otherwise comply with the provisions governing dissenters’ rights under Colorado law. Z-Axis stockholders are not required to dissent from both the exchange and the LLC sale in order to obtain the fair value of their Z-Axis common stock in cash. However, if Z-Axis stockholders only dissent with respect to either the exchange or the LLC sale, they should strictly comply with the requirements in subparagraphs (1), (2), (3) and (4) in this paragraph as to the transaction with respect to which they exercise dissenters’ rights.

If Z-Axis stockholders dissent from the exchange and/or the LLC sale, or both, and the conditions outlined above are met, their only right will be to receive the fair value of their shares as determined by mutual agreement between them and Z-Axis or by appraisal if they are unable to agree. Even if they dissent from both the exchange and the LLC sale, dissenting Z-Axis stockholders will not be entitled to a duplicate payment but will receive only the agreed upon or appraised value of their shares. The appraised value may be more or less than the market value of the Z-Axis stock that they hold. Z-Axis stockholders should be aware that submitting a signed proxy card without indicating a vote with respect to the exchange and the LLC sale will be deemed a vote “FOR” the exchange and the LLC sale and a waiver of their dissenters’ rights. A vote “AGAINST” the exchange and/or the LLC sale does not dispense with the other requirements to request an appraisal under Colorado law.

Under Colorado law, stockholders of Silicon Mountain also have the right to dissent from the exchange and to have the fair value of their shares of Silicon Mountain paid to them in cash. Silicon Mountain stockholders will have the right to seek appraisal of the value of their Silicon Mountain shares and be paid the appraised value if they (1) notify in writing Silicon Mountain before the stockholder vote is taken of their intention to demand payment for the shares if the proposed exchange is effectuated, (2) do not vote in favor of the exchange, (3) submit their Silicon Mountain stock certificates to Silicon Mountain by the date set forth in the dissenters’ notice, and (4) otherwise comply with the provisions governing dissenters’ rights under Colorado law.

For more detailed information about your rights under Colorado law, see “Dissenters’ Rights” beginning on page [ • ] and the copy of Article 113 of the CBCA attached as Annex D.

Conditions to Closing (Page [ • ])

Under the terms of the exchange agreement, before the exchange can be completed, a number of conditions must be satisfied or waived. These conditions include, among other matters, the following:

•	Z-Axis stockholders approving the exchange at the annual meeting and Silicon Mountain stockholders approving the exchange at the special meeting;

•	Z-Axis stockholders approving the reverse split at the annual meeting;

•	approval of the LLC sale by the Majority of the Minority;

•	the closing of the LLC sale;

•	assignment of the facility lease for Z-Axis’ pre-closing headquarters facility to the purchasing LLC;

•	the absence of any order prohibiting the completion of the exchange or any laws making the completion of the exchange illegal;

•	the truth and correctness as of May 7, 2006 and as of the closing of the exchange of each party’s representations and warranties, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect (as defined later in this joint proxy statement);

•	the delivery of certificates and legal opinions;

•	performance of and compliance with certain covenants under the exchange agreement;

•	the representations and warranties made by both parties are true and correct as of May 7, 2006 and the closing date and each party has complied with or performed each agreement, covenant, and obligation required by the exchange agreement;

•	the assumption of the Silicon Mountain stock incentive plan and warrants; and

•	neither Z-Axis stockholders nor Silicon Mountain stockholders having exercised dissenters’ rights of appraisal with respect to more than 4% of the outstanding shares of common stock of each company.

Waiver of Conditions to Closing (Page [ • ])

Unless prohibited by law, either Z-Axis or Silicon Mountain or both could choose to waive a condition to its obligation to complete the exchange even if that condition has not been satisfied, although Z-Axis will not waive the condition of the approval of the LLC sale by the Majority of the Minority of the Z-Axis stockholders. Although the exchange agreement allows either party to waive conditions to closing, we do not currently anticipate doing so. If a required condition is not satisfied, then the directors of Z-Axis or Silicon Mountain, or both (depending on which party or parties have the right to waive the condition), will be acting in their respective fiduciary capacities to decide the course of action that they deem to be in the best interests of the relevant company and its stockholders. In the event that one or both of the parties waived a required condition so that the exchange could occur without satisfaction of that condition, the benefits of the exchange, whether economic or other, might not be as great for the stockholders of either or both Z-Axis or Silicon Mountain. In that event, it is currently not contemplated that the proxy statement would be amended, reprinted and remailed in order to resolicit the votes of stockholders of either company. Generally speaking, recirculation of the proxy statement would be required if a material condition is waived. Neither the directors of Z-Axis nor the directors of Silicon Mountain would agree to the waiver of a required condition unless they had determined, acting in their respective fiduciary capacities, that even without satisfaction of the required condition, the exchange would still be in the best interests of the stockholders of that company. Under no circumstances will the conditions be waived concerning the approval of the exchange by the Z-Axis and Silicon Mountain stockholders, the absence of any court order prohibiting the exchange, and the approval of the reverse split of the Z-Axis common stock by the Z-Axis stockholders.

Termination of the Exchange Agreement (Page [ • ])

Under the terms of the exchange agreement unless all of the conditions provided above are met, the parties, as applicable, will not be obligated to close. However, even if the conditions to the exchange are met, Z-Axis and Silicon Mountain may agree in writing to terminate the exchange agreement at any time without completing the exchange, even after the stockholders of each company have approved the exchange agreement. The exchange agreement, pursuant to its terms, may also be terminated in certain other circumstances, including:

•	by either Silicon Mountain or Z-Axis if:

•	the exchange is not completed by June 30, 2006, subject to extension because of delay resulting from the review time taken by, or any comments from, the SEC with respect to these proxy materials, so long as the failure to complete the exchange is not the result of an action by the terminating party or the failure of the terminating party to perform an obligation under the exchange agreement; or

•	either party determines that the exchange has become inadvisable or impracticable because of either the threat of litigation by a third party or any governmental authority (including a request of information that could be used by a governmental authority in litigation), or the institution of litigation proceedings by a third party or any governmental authority; or

•	the business, assets or financial condition of the other party have been affected in a material and adverse way, either through litigation, regulatory proceedings, or by a material adverse change in the operations or business of the other party; or

•	there is a material default by the non-terminating party of its warranties, covenants or agreements in the exchange agreement such that the applicable closing conditions to the exchange would not be satisfied, where the terminating party has given proper notice of the default and where the breach has not been cured within 30 business days after notice thereof.

•	by Z-Axis if:

•	in the reasonable opinion of Z-Axis’ counsel and Z-Axis the exchange does not qualify for exemption from registration under relevant federal and state securities law.

Additionally, and though not explicitly stated in the exchange agreement, Silicon Mountain (at any time before its stockholders approve the exchange agreement) may terminate the exchange if:

•	Z-Axis’ board of directors withdraws, modifies, or changes its approval or recommendation of the exchange or exchange agreement or publicly announces its intention to do so; or

•	Z-Axis violates or breaches any of its obligations regarding solicitation of an acquisition proposal.

Z-Axis may also terminate the exchange for reasons other than those stated in the exchange agreement (at any time before the Z-Axis stockholders adopt the exchange agreement) if in order to fulfill Z-Axis’ fiduciary duties to its stockholders under applicable law including:

•	in response to a proposal that did not result from a breach of Z-Axis’ obligation to not solicit acquisition proposals, the Z-Axis board of directors determines in good faith that the proposal is superior; and

•	the Z-Axis board of directors approves, and Z-Axis enters into, a definitive agreement providing for the implementation of such superior proposal.

Termination Fees and Expenses (Page [ • ])

If Z-Axis or Silicon Mountain terminates the exchange agreement, neither party is obligated to pay the other a termination fee.

Market Price of Z-Axis common stock (Page [ • ])

Z-Axis common stock is quoted on the OTC Bulletin Board under the trading symbol “ZXIS.” On May 5, 2006, which was the last trading day prior to the execution and announcement of the exchange agreement, the closing bid price of Z-Axis common stock was $0.23 per share. On [ • ], 2007, which was the last trading day before the date of this joint proxy statement, the closing bid price of Z-Axis common stock was $0.           per share.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Statements in this joint proxy statement and the documents to which you are referred in this joint proxy statement which are not historical facts, including statements about Z-Axis’ confidence or expectations, operating results, and other statements about its business outlook, are forward-looking statements, subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include risks associated with the proposed exchange; Z-Axis’ history of losses in recent years and the fact that Z-Axis may not operate profitably in the future; the fact that Z-Axis’ operating results may fluctuate significantly from period to period; Z-Axis’ limited liquidity and an inability to raise additional capital; the fact that Z-Axis generates a substantial portion of its net sales for each quarter or fiscal year from a relatively small number of customers; the fact that Z-Axis’ net sales may fall if litigation settles in which Z-Axis is providing support services; Z-Axis’ dependence on sales consultants and other independent contractors who assist Z-Axis in securing new customers and performing video production activities; the long lead-time needed to obtain new customers; the fact that Z-Axis has limited resources with which to market its services, which may hinder Z-Axis’ ability to grow; the fact that new technologies may make it possible for Z-Axis’ customers to prepare more sophisticated presentations without using Z-Axis’ services; there is intense competition in the market for litigation support services, which could prevent Z-Axis from increasing net sales and achieving profitability; the fact that a portion of the clients of law firms that Z-Axis serves rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing litigation support services, Z-Axis’ net sales could be harmed, and other factors detailed from time to time in Z-Axis’ annual and other reports filed with the SEC. Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “expect”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Except as required by law, Z-Axis undertakes no obligation to update or publicly release any revisions to these forward-looking statements or to reflect events or circumstances after the date hereof.

Following the closing of the exchange, the risks and uncertainties of Z-Axis will be those of Silicon Mountain Holdings as more fully described below in “Risk Factors — Risk to Us Following Completion of the Exchange and the LLC Sale” on page [ • ].

Statements about the expected timing, completion and effects of the proposed exchange and the LLC sale also constitute forward-looking statements. Z-Axis and Silicon Mountain may not be able to complete the exchange and the LLC sale on the terms described herein or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval or the failure to satisfy the other closing conditions. In addition to other factors and matters contained in this document, Z-Axis and Silicon Mountain believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the satisfaction of the conditions to consummate the exchange, including the receipt of the required approval of the stockholders of both of Z-Axis and Silicon Mountain;

•	the satisfaction of the conditions to consummate the LLC sale, including the receipt of the approval of the Majority of the Minority;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the exchange agreement or the LLC sale agreement;

•	the failure of the exchange to close for any reason; and

•	the amount of the fees and expenses related to the exchange and LLC sale transactions.

RISK FACTORS

If the exchange and the LLC sale are approved, Z-Axis stockholders will become an investor in Silicon Mountain’s computer memory, branded computers and peripherals business and Z-Axis will no longer operate or own a litigation support services business. An investment in Silicon Mountain’s business involves a high degree of risk. In addition to the other information included in this joint proxy statement, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [ • ], you should carefully consider the matters described below in determining whether to vote for approval of the exchange and the LLC sale.

Risks Related to the Exchange and the Sale of the LLC

The closings of the exchange and the LLC sale, which must occur concurrently, are subject to the fulfillment or waiver of a number of conditions, including stockholder approval. If any of these conditions are not fulfilled or waived or if the required stockholder approvals are not obtained, the exchange and the LLC sale will not close.

The exchange and the LLC sale are subject to the fulfillment or waiver of a number of conditions to closing, including assignment of the Z-Axis headquarters facility lease to the LLC. The lease assignment must be completed before the closings of the exchange and the LLC can occur, which requires the consent of third parties that may not be able to be obtained. In addition, the Z-Axis stockholders must approve the exchange and the LLC sale, and the Silicon Mountain stockholders must approve the exchange. If any of the closing conditions are not fulfilled or waived, or if the requisite stockholder votes in favor of the transactions are not obtained, the exchange and the sale of the LLC will not close. In that event, Z-Axis will continue its current business of providing litigation support services to law firms and their clients. Z-Axis cannot assure you that the exchange and the sale of the LLC will close, that these transactions will be approved by its stockholders, or that the stockholders of Silicon Mountain will approve the exchange.

Completing the exchange and the LLC sale will fundamentally change Z-Axis’ business and will subject us to risks that are entirely different from those Z-Axis faces currently.

If the exchange and the LLC sale are completed, Z-Axis will then be subject to numerous risks inherent in operating a business in the computer memory, branded computers and peripherals business, which is the business in which Silicon Mountain is engaged. Although the Z-Axis management has considered the risks inherent in Silicon Mountain’s business, Z-Axis cannot assure you that its management team has properly assessed all of the significant risks present in Silicon Mountain’s business. Even if Z-Axis properly assessed such risks, some of those risks will be outside of the control of Silicon Mountain’s management team and may not be within their ability to affect. Z-Axis’ purchase of Silicon Mountain and the sale of its existing litigation support business, if closed, do not provide any assurance that the value of your investment in us will be enhanced. For more information about the risks Z-Axis will face after closing of the transactions, please see “ — Risks to Us Following Completion of the Exchange and the LLC Sale” below.

Z-Axis’ current officers and directors will resign upon consummation of the exchange and the LLC sale, and Silicon Mountain’s management, most of the members of which have not previously managed a public company, will then operate Silicon Mountain Holdings.

The Z-Axis executive officers and directors will resign these positions at such time, if ever, that the exchange and the sale of the LLC close. At that time, the directors of Silicon Mountain will be appointed to the board of directors and the current Silicon Mountain executive officers will become the executive officers of Z-Axis. The members of the Z-Axis investor group will thereafter operate the litigation support service business that Z-Axis formerly operated, which Z-Axis will no longer own. While Z-Axis has reviewed the background and experience of the directors and officers of Silicon Mountain who will become Z-Axis’ directors and executive officers following the exchange and the sale of the LLC, Z-Axis cannot assure you that their background and experience will maintain or enhance Z-Axis’ future operating results. A majority of the directors and officers of Silicon Mountain have not previously managed a public company, which could increase the time and resources that must be expended following the exchange for these persons to become familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies.

This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations after the exchange.

Z-Axis stock ownership will be concentrated as a result of the exchange and the LLC sale.

Following the exchange and prior to the LLC sale, the Silicon Mountain stockholders who receive shares in the exchange will own 92.22% of outstanding shares of post-split common stock of Z-Axis. Because Silicon Mountain has less than 35 stockholders, the common stock will be held by relatively few investors following the exchange. Messrs. Rudolph (Tré) A. Cates III, Patrick (Shaun) Hanner and Mark Crossen, each of whom are currently stockholders and directors or executive officers of Silicon Mountain, will, following the exchange, become directors or executive officers of Silicon Mountain Holdings and will beneficially own 15.89%, 4.89% and 40.76%, respectively, of Z-Axis’ outstanding post-split common stock after the exchange. There is no limitation on the portion of our outstanding common stock that may be acquired by any given investor or group of investors in the secondary market. Upon consummation of the exchange, Silicon Mountain stockholders owning a large proportion of Z-Axis post-split common stock will have significant influence over major decisions of corporate policy and other matters submitted to a vote of stockholders.

The exchange ratio was determined by negotiation between Z-Axis and Silicon Mountain, and therefore may be more arbitrary than the price of securities of other companies in the computer industry.

The exchange ratio under which Z-Axis has agreed to issue at closing 5,037,124 post-split shares of Z-Axis to the stockholders of Silicon Mountain, and the relative valuations of Z-Axis and Silicon Mountain that are implied by the exchange ratio, was negotiated between Z-Axis and Silicon Mountain. Factors considered in determining the exchange ratio included:

•	the history and prospects of Z-Axis’ existing business and Silicon Mountain’s business;

•	the market price of recent sales of Z-Axis common stock in the market and the prices at which Silicon Mountain recently sold its securities in private placement transactions;

•	the prospects for Z-Axis’ litigation support business as a stand-alone public company, and the prospects for Silicon Mountain’s business as a stand-alone public company;

•	Z-Axis’ capital structure and Silicon Mountain’s capital structure;

•	an assessment of the trading history of Z-Axis common stock and the prospects for development of a more active market for Silicon Mountain Holdings common stock following the exchange;

•	the likelihood of obtaining a written fairness opinion from a financial advisory firm that deems the exchange and the consideration to be received from the LLC sale fair, from a financial point of view, to the Z-Axis stockholders; and

•	other factors as were deemed relevant.

Although these factors were considered when negotiating the exchange ratio, the determination of the exchange ratio and the implied valuation of Z-Axis and of Silicon Mountain is more arbitrary than if Z-Axis and Silicon Mountain engaged valuation consultants and appraisers to render independent valuations of both businesses.

The value of the post-split common stock Z-Axis issues in the exchange will not determine the price of Z-Axis’ stock in the public market.

In the exchange, Z-Axis agreed to issue 5,037,124 post-split shares of Z-Axis to the stockholders of Silicon Mountain in exchange for all of the outstanding shares of common stock of Silicon Mountain. After taking into account the reverse split, Z-Axis will have outstanding a total of 5,462,124 post-split shares of common stock following closing of the exchange and prior to the LLC sale. To the extent the exchange ratio can be viewed as establishing a valuation of Z-Axis before and after the exchange, that valuation will not necessarily be reflected in the public trading market for its common stock. Many factors that are unrelated to the exchange may affect the trading price of shares of Z-Axis’ common stock. For further information regarding those factors, please see “ —  Risks Related to Z-Axis’ Common Stock and Silicon Mountain Holdings Common Stock After the Exchange” below.

Directors of Z-Axis may have actual or potential conflicts of interest in recommending that you vote in favor of the exchange and the LLC sale.

Directors of Z-Axis have interests in the exchange and the LLC sale that differ from yours. Two directors of Z-Axis, Mr. Alan Treibitz and Ms. Stephanie Kelso, are principals in the Z-Axis investor group and controlling interest holders of the purchasing LLC. These interests may present conflicts of interest in their acting on behalf of Z-Axis. Silicon Mountain has contractually agreed in the exchange agreement to advance legal fees and other expenses of current Z-Axis directors in the event such persons become parties to proceedings that arise directly or indirectly out of the exchange. These agreements indicate how the interests of the Z-Axis directors may differ from yours.

The exchange agreement restricts Z-Axis’ ability to pursue alternatives to the exchange.

The exchange agreement contains “no shop” provisions that, subject to limited fiduciary exceptions, restrict Z-Axis’ ability to directly or indirectly initiate, solicit, encourage or facilitate, discuss or commit to competing third-party proposals to exchange its common stock, or merge with, another company. Silicon Mountain required that Z-Axis agree to these provisions as a condition to Silicon Mountain’s willingness to enter into the exchange agreement. However, these provisions could discourage a third party that might have an interest in entering into a stock exchange or merging with Z-Axis from considering or proposing such a transaction.

If Z-Axis or Silicon Mountain waives a condition required for the closing of the exchange, the stockholders of either company could incur negative economic or other consequences.

The exchange agreement sets forth a number of conditions that the parties agreed would be satisfied prior to the closing of the exchange as more fully described in “Z-Axis Proposal One — Approval of the Exchange as Described in the Exchange Agreement — Principal Conditions to the Completion of the Exchange.” Except for the conditions concerning the approval of the exchange by the Z-Axis and Silicon Mountain stockholders, the absence of any court order prohibiting the exchange, and the approval of the reverse split of the Z-Axis common stock by the Z-Axis stockholders, each of which is more fully described under “Z-Axis Proposal One,” all the conditions in the exchange agreement, except as described as follows, may be waived by the party or parties originally requiring the applicable condition, except as described as follows. In addition, Z-Axis will not waive the condition of the approval of the LLC sale by the Majority of the Minority of the Z-Axis stockholders although Silicon Mountain would be willing to do so. If any conditions are waived in order that the exchange may be consummated without the satisfaction of any waivable conditions, then the stockholders of Z-Axis or Silicon Mountain, or both, may incur negative economic or other consequences as a result of such waiver. If the consequences of such a waiver are material, then the stock price of Z-Axis after the exchange may decline and the value of your investment may decrease.

Risks to Us Following Completion of the Exchange and the LLC Sale

References to “we”, “our” and “us” in this subsection mean Z-Axis after the closing of the exchange and the LLC sale, which will then operate under the name Silicon Mountain Holdings.

Silicon Mountain incurred a loss from operations in 2006 and could incur losses in the future, which may impact our ability to implement our business strategy and adversely affect our financial condition.

In 2006, Silicon Mountain reported a consolidated loss from operations of $.5 million and a consolidated net loss of $.65 million. The 2006 net loss was primarily attributable to increased selling, general and administrative, and depreciation and amortization expenses, as well as interest and financing fees, incurred in connection with the acquisition of VCI. Silicon Mountain was profitable in 2005 and 2004, although we cannot assure you that Silicon Mountain will return to profitability in 2007. Our operating expenses have significantly increased in order to grow Silicon Mountain’s business and integrate VCI’s operations. Such increases in operating expense levels may adversely affect our operating results in future periods if we are unable to realize benefits from such expenditures in the near future. If our sales growth does not continue, we may experience a loss in one or more future periods. We may not be able to timely reduce our expenses in response to any leveling off or decrease in sales, which may impact our ability to implement our business strategy and adversely affect our financial condition.

Our dependence on a small number of suppliers for computer components, systems and peripherals and inability to obtain a sufficient supply of these components on a timely basis could harm our ability to fulfill orders.

We are dependent on a small number of suppliers that supply computer components and peripherals. During the fiscal year ended December 31, 2006, Silicon Mountain purchased 10% or more of its Flash and DRAM components from each of the following suppliers in the approximate percentages indicated: (l) Goldenmars (20%), (2) MemoryX (17%), and (3) Wintec. (12%). We have no long-term supply contracts. Some of our competitors have entered into long-term contracts with suppliers that guarantee them a certain allocation of computer components and peripherals. Our existing suppliers may not agree to supply the quantities we may need to meet our assembly and sales goals. We periodically review opportunities to develop alternative sources of supply. However, our options are very limited because of the small number of computer component and peripheral manufacturers. Our dependence on a small number of suppliers and the lack of any guaranteed sources of supply expose us to several risks, including the inability to obtain an adequate supply of components, price increases, late deliveries and poor component quality. A disruption in or termination of our supply relationship with any significant existing suppliers due to natural disasters or other factors, or our inability to develop relationships with new suppliers, if required, would cause delays, disruptions or reductions in product shipments or require product redesigns which could damage relationships with our customers and negatively affect our sales and could increase our costs or the prices of our products. Any of these events could harm our operating results or financial condition and reduce the value of your investment.

Shortages in supplies of computer components and peripherals could cause us to lose sales, experience lower margins and affect our reputation, as a result of which our operating results may suffer and our market share may decline.

A significant portion of our operating expenses is directly related to the pricing of commoditized materials and components utilized in the manufacture of our products, such as memory, hard drives and central processing units, or CPUs. As part of our procurement model, we do not enter into long-term supply contracts for these materials and components, but instead purchase these materials and components using a competitive bidding process or on the open market at spot prices. As a result, our cost structure is affected by price volatility in the marketplace for these components and materials, especially for dynamic random access memory, or DRAM. This volatility makes it difficult to predict expense levels and operating results and may cause them to fluctuate significantly. In addition, if we are successful in growing our business, we may not be able to continue to procure components solely on the spot market, which would require us to enter into long-term contracts with component suppliers to obtain these components. This could increase our costs and decrease our gross margins.

In addition, because our procurement model involves our ability to maintain a low inventory and to acquire materials and components as needed, and because we do not enter into long-term supply contracts for these materials and components, we may be in a position in which our ability to effectively and efficiently respond to customer orders may be constrained by the then-current availability or the terms and pricing of these materials and components. Our industry has experienced component shortages and delivery delays in the past, and in the future we may experience shortages or delays of critical components as a result of strong demand in the industry or other factors. As one example, DRAM can represent a significant portion of our cost of revenues, and both the price and availability of various kinds of DRAM are subject to substantial volatility in the spot market. In the past, we have encountered situations where we were forced to pay higher prices than we anticipated for DRAM, and we have encountered situations where DRAM was in tight supply and we were unable to deliver customer orders on their anticipated delivery dates. As another example, the industry recently experienced a shortage of selected Intel chips, which caused some of our motherboard suppliers to reduce or suspend shipments of motherboards using these chips. This impacted our ability to ship selected configurations to some of our customers, and in some cases accelerated a transition to other platforms. If shortages or delays arise, the prices of these components may increase or the components may not be available at all. We may not be able to secure enough components at reasonable prices or of acceptable quality to build new products to meet customer demand, which could adversely affect our business and financial results.

If we are unable to compete successfully, we could lose market share and sales, and the value of shares of our common stock may decline.

The market for computer components, systems and peripherals is highly competitive. We face intense competition from other distributors and resellers of computer components and peripherals, as well as some manufacturers that sell these products direct to large customers and end users. Our primary competitors include Crucial, a division of Micron Technology, Kingston Technology, PNY Technologies, SanDisk, CDW, Insight and major computer OEMS like Dell, HP and Lenovo.

Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, lower cost structures, greater brand recognition and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond faster or more effectively to new or emerging technologies or standards and to changes in customer requirements. Further, some of our competitors are in better financial and marketing positions from which to influence acceptance of a particular industry standard or competing technologies than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of computer components, systems and peripherals, and may be able to deliver competitive products at a lower price. These competitors’ financial resources may allow them to offer these products at prices below cost in order to maintain and gain market share or otherwise improve their competitive positions. Our distributor and reseller competitors could also offer these products and related services in a bundle, as we sometimes do, which could make it more difficult for us to attract and retain customers. In addition, the terms and structure of our debt financing could place us at a competitive disadvantage relative to competitors that have less debt or greater financial resources.

We expect to face competition from existing competitors and new and emerging companies that may enter our existing or future markets with similar or alternative products which may be less costly or provide better performance. Competition in these markets may intensify due to the development of cooperative relationships among our current and potential competitors or third parties as they seek to increase the ability of their products to address the needs of customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share at our expense.

We expect our competitors will continue to improve the performance of their current products, reduce their prices and introduce new products that may offer greater performance and improved pricing, any of which could cause a decline in sales or loss of market acceptance of our current products. In addition, our competitors may develop enhancements to, or future generations of, competitive products that may render our products or their incorporated technologies obsolete or uncompetitive. Any of these competitive factors could cause us to lower our prices in order to compete, which may reduce our margins and sales and harm our operating results.

Advances in technologies can lead to obsolescence of computer components and peripherals in our inventory, which may cause us to take inventory write-downs and reduce selling prices, which would negatively impact our operating results and financial condition.

Advances in computer technologies can sometimes obsolete existing technologies in our industry. We have had to write-down computer components and peripherals inventory in the past for reasons such as obsolescence, holding excess quantities and declines in market prices to levels that were sometimes below our costs. While we seek to limit our exposure to inventory write-downs by carrying small inventories, relying on “just in time” shipments from our suppliers to meet our customers’ computer memory needs, and keeping our inventory turnover high, we cannot assure you that these measures will protect us from rapid price declines in the market. If prices of our inventory decline because of obsolescence or decreases in average selling prices, we would be required to write-down that inventory and reduce our selling prices. If we assemble our products in anticipation of future demand that does not materialize, or if a customer cancels outstanding orders, we could experience an unanticipated increase in our inventory that we may be unable to sell in a timely manner, if at all. As a result, we could incur increased expenses associated with writing off excess or obsolete inventory.

If we do not manage our inventories effectively and in a manner that results in our timely meeting our customers’ needs, we could lose sales, experience order cancellations, incur excess shipping charges or end up with excess inventory, any of which could cause our operating results to suffer.

The nature of the computer component, system and peripherals market requires that we have on hand, or readily available, products with performance characteristics that will meet our customers’ needs. As a result, we must seek to match both the amount and product mix of our inventory to customer requirements that can fluctuate due to a variety of factors such as evolving business trends, advances in computer technologies, new product introductions or delays in those introductions, and decreases in average selling prices. If we do not have products in inventory or readily available from our suppliers, existing and potential customers may place orders with our competitors rather than with us. We have no long-term purchase commitments from our customers. Our sales of computer components, systems and peripherals are made under individual purchase orders from customers or, in some cases, under master customer agreements that allow customers in almost all instances to change, cancel or delay orders with limited or no financial penalties. We have experienced order cancellations and fluctuating order levels in the past and we expect to continue to experience similar order cancellations and fluctuations in the future. To provide our customers with prompt service, we often use expedited shipping to obtain product components from our suppliers or to deliver assembled products to customers. These delivery services increase our operating expenses and may have a negative impact on our margins. If our small inventories result in our failing to provide customers with memory products when required, our customers may obtain memory products from our competitors, which may cause our reputation and growth to suffer.

If we are unable to properly monitor, control and manage our inventory and maintain an appropriate level and mix of products that meet our customers’ needs, we may incur increased and unexpected costs associated with this inventory.

In addition, while we may not be contractually obligated to accept returned products, we may nonetheless determine that it is in our best interest to accept returns in order to maintain good relations with our customers. Product returns would increase our inventory and reduce our revenues. In addition, some of our inventory is shipped on a consignment basis, and we have very little ability to control or manage that inventory. Alternatively, we could end up with too little inventory and we may not be able to satisfy demand, which could have a material adverse effect on our customer relationships. Our risks related to inventory management are exacerbated by our strategy of closely matching inventory levels with product demand, leaving limited margin for error.

Declines in our average sales prices may result in declines in our revenues and gross profit.

Our industry is highly competitive and characterized by historical declines in average sales prices. From time to time, overcapacities in product supply have resulted in significant declines in prices, which has negatively impacted our average sales prices, revenues and gross profit. During periods of overcapacity, our revenues and gross profit will decline if we do not increase unit sales of existing products or fail to introduce and sell new products in quantities sufficient to offset declines in sales prices. Any efforts to reduce costs and develop new products to offset the impact of further declines in average sales prices may not be successful. Declines in average sales prices would also enable OEMs to pre-install higher capacity base memory into new systems at existing price points, and thereby reduce the demand for our aftermarket memory products. Our competitors and customers also impose significant pricing pressures on us.

In addition, the continued transition to smaller design geometries and the use of 300 millimeter wafers by existing memory manufacturers could lead to a significant increase in the worldwide supply of DRAM and Flash components. Increases in the worldwide supply of DRAM and Flash components could also result from manufacturing capacity expansions. If not offset by increases in demand, these increases would likely lead to further declines in the average sales prices of our products and have a material adverse effect on our business and operating results. Furthermore, even if supply remains constant, if demand were to decrease, it would harm our average sales prices.

If we fail to maintain and strengthen our Visionman and Silicon Mountain brands in existing branded computer and peripherals markets or establish these brands in other markets we enter, sales of our branded personal desktop computers, rackmount servers and other peripherals may decrease.

In September 2006, we acquired Vision Computers, Inc., a company engaged in assembling and marketing branded personal desktop computers (“PCs”), rackmount servers and peripherals. As a result of this acquisition, we are now engaged in the assembly and sale of branded computers and peripheral products under the Visionman® and Silicon Mountain Memory® trademarks. To be successful, we must maintain and strengthen our Visionman and Silicon Mountain brands in existing computer and peripherals markets and establish our branded computer products as preferred choices with large enterprises, small and medium-sized businesses, consumers and other end users. A number of our competitors in the branded computer and peripherals market have far greater brand recognition than does Silicon Mountain. We believe that brand recognition will become more important in the future as we implement our growth strategy and seek to reach end users and consumers in new markets. If we are unable to establish, strengthen and maintain our brands, the attractiveness of our branded computer products and peripherals to business customers and consumers may decrease and our business, financial condition and operating results could be materially and adversely affected.

We are subject to the cyclical nature of the semiconductor industry and any future downturn could continue to adversely affect our business.

The semiconductor industry, including the Flash and DRAM IC device markets in which we compete, is highly cyclical and characterized by constant and rapid technological change, rapid product obsolescence and price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand. The industry has experienced significant downturns often connected with, or in anticipation of, maturing product cycles of both semiconductor companies’ and their customers’ products and declines in general economic conditions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average sales prices. Prior downturns in the semiconductor industry negatively impacted our average sales prices, sales and earnings. Any future downturns could have a material adverse effect on our business and results of operations.

We may be less competitive if we fail to develop or obtain rights to market new and enhanced products and introduce them in a timely manner.

The memory, computing and consumer electronics markets are subject to rapid technological change, product obsolescence, frequent new product introductions and enhancements, changes in end-user requirements and evolving industry standards. Our ability to compete in these markets will depend in significant part upon our ability to successfully develop, introduce and sell new and enhanced products on a timely and cost-effective basis, and to respond to changing customer requirements.

We have experienced in the past, and may in the future experience, delays in the development and introduction of new products. These delays would provide a competitor a first-to-market opportunity and allow a competitor to achieve greater market share. Our product development is inherently risky because it is difficult to foresee developments in technology, anticipate the adoption of new standards, coordinate our technical personnel, and identify and eliminate design flaws. Defects or errors found in our products after commencement of commercial shipments could result in delays in market acceptance of these products. New products, even if first introduced by us, may not gain market acceptance. Accordingly, there can be no assurance that our future product development efforts will result in future profitability or market acceptance. Lack of market acceptance for our new products will jeopardize our ability to recoup research and development expenditures, hurt our reputation and harm our business, financial condition and results of operations.

We may also seek to develop products with new standards for our industry. It will take time for these new standards and products to be adopted, if ever adopted, for consumers to accept and transition to these new products and for significant sales to be generated from them, if this happens at all. Moreover, broad acceptance of new standards or products by consumers may reduce demand for our older products. If this decreased demand is not offset by increased demand for our new products, our results of operations could be harmed. Any new products or standards we develop may not be commercially successful.

We will be exposed to risks relating to the evaluations of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and our failure to maintain effective internal control over financial reporting could result in a negative market reaction.

We have not yet begun the process of evaluating our internal controls systems to allow management to assess, and our independent auditors to report on, our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to completely document and test our internal control systems and procedures for financial reporting as part of this process. Ultimately, our management will be responsible for assessing the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm will be requested to attest to that assessment.

We will be required to comply with Section 404 beginning with our Annual Report on Form 10-KSB for the year ending December 31, 2008. We cannot, however, be certain as to the timing of completion of our evaluation, testing and remediation actions or their impact on our operations since there is no precedent available by which to measure the adequacy of our existing controls.

Our filing of our annual report on a timely basis will depend upon our timely completion of these tasks. A late filing of our annual report could have material adverse effects on us, both legally and with respect to the opinions of the participants in the securities market.

Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that are and remain unremediated, as a result of which our management may not be able to assert that our internal controls are effective under applicable SEC and Public Company Accounting Oversight Board rules and regulations. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to attest that our management’s assessment is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls, it could result in a negative market reaction.

As a public company, we will be required to report, among other things, control deficiencies that constitute “material weaknesses” or changes in internal controls that, or are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we may be subject to sanctions or investigation by regulatory authorities such as the SEC or any stock exchange or automated quotation service on which our stock may then be listed. In addition, if any material weakness or significant deficiency is identified and is not remedied, investors may lose confidence in the accuracy of our reported financial information, and our stock price could be significantly adversely affected as a result.

As a result of being a public company, we will incur increased costs that may place a strain on our resources or divert our management’s attention from other business concerns.

Silicon Mountain is currently a private company. As a public company, we will be required to pay additional legal, accounting and other expenses that a private company does not incur. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition, which causes us to incur legal and accounting expenses. The Sarbanes-Oxley Act requires us to maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, significant resources and management oversight will be required. We expect the corporate governance rules and regulations of the SEC will increase our legal and financial compliance costs and make some activities more time consuming and costly. These requirements may place a strain on our systems and resources and may divert our management’s attention from other business concerns, which could cause our operating results to suffer. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, which will increase our operating expenses in future periods. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

We may make acquisitions that are dilutive to existing shareholders, result in unanticipated accounting charges or otherwise adversely affect our results of operations.

We intend to grow our business through business combinations or other acquisitions of businesses, products or technologies that allow us to complement our existing product offerings, expand our market coverage, increase our engineering workforce or enhance our technological capabilities. If we make any future acquisitions, we could issue stock that would dilute our shareholders’ percentage ownership, incur substantial debt, reduce our cash reserves or assume contingent liabilities.

Furthermore, acquisitions may require material infrequent charges and could result in adverse tax consequences, substantial depreciation, deferred compensation charges, in-process research and development charges, the amortization of amounts related to deferred compensation and identifiable purchased intangible assets or impairment of goodwill, any of which could negatively impact our results of operations.

We may require significant capital to pursue our growth strategy, but we may not be able to obtain additional financing on favorable terms or at all.

Recently, Silicon Mountain has acquired several businesses in the computer memory, computer systems and computer peripherals industries. We expect to continue to acquire complementary businesses in the computer memory, computer systems and computer peripherals industries after the exchange. We also intend to continue spending substantial amounts on advertising and marketing and adding customer service and technical support staff in order to grow our business. In particular, we intend to increase our web-based advertising and marketing initiatives to increase our direct sales to end users through our web sites. We may need to obtain additional financing to pursue this growth strategy, to respond to new competitive pressures or to respond to opportunities to acquire complementary businesses. Our operating results may inhibit us from obtaining additional funds on favorable terms or at all. If we fail to secure growth financing when needed, this failure could cause our operating results to suffer, limit our growth, or cause us to abandon growth opportunities. None of our officers, directors or stockholders or any other party is contractually required to provide any financing to us in connection with, or following, the exchange.

Our limited experience in acquiring other businesses, product lines and technologies may make it difficult for us to overcome problems encountered in connection with any acquisitions we may undertake.

We continually evaluate and explore strategic opportunities as they arise, including business combinations, strategic partnerships, capital investments and the purchase, licensing or sale of assets. Our experience in acquiring other businesses, product lines and technologies is limited. The attention of our small management team may be diverted from our core business if we undertake any future acquisitions. Our previous acquisitions and any potential future acquisitions also involve numerous risks, including, among others:

•	problems and delays in successfully assimilating and integrating the purchased operations, personnel, technologies, products and information systems;

•	unanticipated costs and expenditures associated with the acquisition, including any need to infuse significant capital into the acquired operations;

•	adverse effects on existing business relationships with suppliers, customers and strategic partners;

•	risks associated with entering markets and foreign countries in which we have no or limited prior experience;

•	contractual, intellectual property or employment issues;

•	potential loss of key employees of purchased organizations; and

•	potential litigation arising from the acquired company’s operations before the acquisition.

These risks could disrupt our ongoing business, distract our management and employees, harm our reputation and increase our expenses. Our inability to overcome problems encountered in connection with any acquisitions could divert the attention of management, utilize scarce corporate resources and otherwise harm our business. These challenges are magnified as the size of an acquisition increases, and we may not realize the intended benefits of any acquisition. We are unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed. Even if we do find suitable acquisition opportunities, we may not be able to consummate the acquisitions on commercially acceptable terms or realize the anticipated benefits of any acquisitions we do undertake.

If following the exchange we acquire a company by issuing debt securities, our post-exchange operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

Following the exchange, if we undertake one or more additional business combinations that require us to issue debt securities as part of the purchase price, such issuances may result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration, even if we are then current in our debt service obligations, if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.

If any of these events occurred, our stock price could decline.

The terms of our existing debt financing impose significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities and from taking some actions.

The terms of our existing debt financing impose significant operating and financial restrictions on us. These restrictions limit our ability to:

•	make investments and other restricted payments, including the payment of dividends;

•	incur additional indebtedness;

•	issue shares of preferred stock;

•	create liens;

•	create new subsidiaries;

•	make strategic acquisitions, introduce new products or services or undertake certain business opportunities;

•	sell our assets or consolidate or merge with or into or acquire other companies;

•	engage in transactions with affiliates;

•	make certain capital expenditures; and

•	utilize cash inflow up to the limit established by the terms of the revolving line of credit.

These restrictions may adversely affect our ability to finance our future operations and capital needs and to pursue available business opportunities. A breach of any of these covenants could result in a default, following written notice by the lender, in respect of the related debt. See “Information About Silicon Mountain Memory, Incorporated — Recent Developments.” If a default were to occur, the lender, following notice to us, could elect to declare the debt, together with accrued interest and other fees, immediately due and payable and proceed against any collateral securing that debt. Our lender holds first priority liens on all of our assets and on all the assets of our subsidiary and a pledge of all our equity interests in our subsidiary.

The terms of our debt financing include antidilution protections that require us to issue to our lender an additional warrant(s) if we conduct an equity financing below a certain price per share prior to closing of the exchange thereby raising the cost of such financing by 20%.

As part of terms of our debt financing, we granted certain antidilution protections to our lender. See “Information about Silicon Mountain Memory, Incorporated — Recent Developments — Debt Financing.” If we issue shares of our common stock or convertible securities to purchase shares of our common stock prior to the exchange at a price per share below $3.70 (other than securities issued pursuant to our stock option or similar plan), we are required to issue to our lender a warrant(s) to purchase shares of our common stock at an exercise price of $0.01 per share. The number of shares into which the warrant would be exercisable is required to be equal to 20% of any shares or convertible securities issued by us below $3.70 per share. As a result, the antidilution protection we granted to our lender will increase the cost of raising capital by 20% for any equity financings that we conduct prior to the closing of the exchange where the price per share of such financing is below $3.70.

Our debt amortization obligations, including the payment of interest on our debt, reduce the amount of cash we have available to fund our other cash needs and to take advantage of business opportunities.

Our indebtedness creates obligations for us to pay a substantial portion of our cash flow for debt amortization, including interest, that results in our having less cash available to deal with adverse general economic or industry conditions or to react to competition or changes in our business or industry.

Our ability to make payments on and refinance our indebtedness will depend on our ability to generate cash from our operations. Our ability to generate cash from operations is subject in large part to general economic and competitive factors and other factors, many of which are beyond our control. We may not be able to generate enough cash flow from operations nor obtain enough capital to service our debt or fund our planned capital expenditures. In either of these events, our liquidity would be materially adversely affected and the value of your investment in us may substantially decline.

Our intellectual property may not be adequately protected, which could harm our competitive position.

Our intellectual property is critical to our success. We protect our intellectual property rights through trademarks, copyrights and trade secret laws, confidentiality procedures and employee non-disclosure arrangements. It is possible that our efforts to protect our intellectual property rights may not:

•	provide adequate protection for our intellectual property rights;

•	prevent disputes with third parties regarding ownership of our intellectual property rights; or

•	prevent disclosure of our trade secrets and know-how to third parties or into the public domain.

Any of these events may harm our business or our competitive position.

If we are found to have violated the intellectual property rights of others, we could be required to indemnify our customers, resellers or suppliers, redesign our products, pay significant royalties and enter into license agreements with third parties.

Our industry is characterized by a large number of patents, copyrights, trade secrets and trademarks and by frequent litigation based on allegations of infringement or other violation of intellectual property rights. As we continue our business, expand our product lines and our products’ functionality, and expand into new markets, third parties may assert that our technology or products violate their intellectual property rights. Although we have no knowledge of being in infringement, we cannot assure investors that we are not in infringement of third party patents. Any claim, regardless of its merits, could be expensive and time consuming to defend against, and would divert the attention of our technical and management teams. Successful intellectual property claims against us could result in significant financial liability or prevent us from operating our business or portions of our business. In addition, resolution of claims may require us to redesign our technology, to obtain licenses to use intellectual property belonging to third parties, which we may not be able to obtain on reasonable terms, to cease using the technology covered by those rights, and to indemnify our customers, resellers or suppliers. Any of these events could materially harm our business, financial condition and results of operations.

The execution of our growth strategy depends on our ability to retain key personnel, including our executive officers, and to attract qualified personnel.

Competition for employees in our industry is intense. We have had and may continue to have difficulty hiring the necessary engineering, sales and marketing and management personnel to support our growth. The successful implementation of our business model and growth strategy depends on the continued contributions of our senior management and other key research and development, sales and marketing and operations personnel, including Tré Cates, our chief executive officer, Juan Perez, our chief financial officer, and Patrick Hanner, our chief operating officer. The loss of any key employee, the failure of any key employee to perform in his or her current position, or the inability of our officers and key employees to expand, train and manage our employee base would prevent us from executing our growth strategy.

Risks Related to Z-Axis Common Stock and Silicon Mountain Holdings Common Stock after the Exchange

Z-Axis’ common stock is currently subject to the SEC’s penny stock rules, which may cause broker-dealers executing trades in Z-Axis stock to experience difficulty in completing customer transactions and which may adversely affect the trading of our common stock after the exchange.

Because Z-Axis has net tangible assets of less than $5.0 million and its common stock’s market price per share is less than $5.00, transactions in Z-Axis common stock are currently subject to the “penny stock” rules under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents identifying certain risks of investing in “penny stocks,” a purchaser’s legal remedies, and information about the market for “penny stocks;” and

•	obtain a signed and dated acknowledgment from the purchaser that he, she or it actually received the required risk disclosure documents before a transaction in a “penny stock” is completed.

Broker-dealers may find it difficult to complete customer transactions as a result of Z-Axis’ stock being subject to these rules, and trading activity in Z-Axis’ securities may have been, and may continue to be, adversely affected as a result. This may cause the market price of Z-Axis common stock to be less than it might otherwise be, and you may find it more difficult to sell your shares of common stock if you desire to do so.

Z-Axis common stock is quoted on the OTC Bulletin Board, which limits the liquidity and price of Z-Axis common stock more than if it was quoted or listed on The Nasdaq Stock Market or a national exchange.

Z-Axis’ common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Z-Axis believes that quotation of its common stock on the OTC Bulletin Board limits the liquidity and price of Z-Axis common stock more than if Z-Axis common stock were quoted or listed on The Nasdaq Stock Market or a national exchange. Z-Axis cannot assure you, however, that its common stock will continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would then be even more adversely impacted.

Z-Axis’ stock price is highly volatile, and you may not be able to resell your shares at or above recent public sale prices.

There has been, and continues to be, a limited public market for Z-Axis common stock, and an active trading market for Z-Axis’ common stock has not and may never develop or, if developed, be sustained. You may not be able to resell shares of Z-Axis common stock at or above the price you paid. The market price of Z-Axis common stock may fluctuate significantly in response to numerous factors, some of which are beyond Z-Axis’ control (or that of Silicon Mountain Holdings after the closing of the exchange), including the following:

•	actual or anticipated fluctuations in operating results;

•	the inability to obtain research coverage;

•	changes in market valuations of other companies in the computer memory industry;

•	announcements by Silicon Mountain Holdings or our competitors of significant customer contracts, acquisitions, strategic partnerships, joint ventures or capital infusions;

•	introduction of technologies or product enhancements that reduce demand for computer memory upgrades or related value-added services;

•	the loss of one or more key customers; and

•	departures of key personnel.

Further, Z-Axis (and Silicon Mountain Holdings after the exchange) cannot assure holders of its post-exchange and post-split common stock that they will be able to liquidate their investment without considerable delay, if at all. The factors discussed above may have a significant impact on the market price of our post-split common stock. It is also possible that the relatively low price of our post-split common stock may keep many brokerage firms from engaging in transactions in our post-split common stock.

The reverse split will subject Z-Axis’ (and Silicon Mountain Holdings after the exchange) post-split common stock to a variety of risks that are outside of Z-Axis’ control and that may impact the price at which Z-Axis’ post-split stock trades in the public market.

The reverse split of Z-Axis’ (and Silicon Mountain Holdings after the exchange) common stock, which is expected to occur immediately prior to or concurrently with the closing of the exchange, will reduce the number of outstanding shares of Z-Axis’ common stock from 3,825,000 shares to 425,000 post-split shares. The outstanding shares will be increased concurrently by the issuance of 5,037,124 post-split shares of Z-Axis to the stockholders of Silicon Mountain in the exchange. There can be no assurance that the price per share of Z-Axis’ common stock immediately after the reverse split will rise proportionately with the reverse split, or that any increase will be sustained for any period of time. The reverse split also involves other risks such as:

•	the potential for a decline in the market price of Z-Axis’ common stock following the reverse split;

•	the prospect of a greater difference between the bid and asked prices of Z-Axis’ common stock after the split;

•	an increase in “odd-lot” holders of Z-Axis’ common stock (less than 100 shares each), which may make it more difficult to sell such common stock ;

•	an assessment of the trading history of Z-Axis’ common stock and the prospects for development of a more active market for Z-Axis’ post-split common stock following the exchange;

•	there being no assurance that a more active market will develop in our stock or that Z-Axis will be able to obtain a listing for its post-split common stock on an exchange or automated quotation system other than the OTC Bulletin Board; and

•	there being no assurance that after the reverse split we will be able to attract new market makers to make a market in Z-Axis’ post-split stock, or interest analysts in providing research coverage of us.

Please see “Z-Axis Proposal Three — Approve the Adoption and Implementation of a One-For-Nine Reverse Split of Z-Axis’ Outstanding Common Stock — Certain Effects and Risks of the Reverse Split” for additional information concerning potential risks associated with the reverse split of Z-Axis’ common stock.

Substantial amounts of Z-Axis’ (and Silicon Mountain Holdings after the exchange) post-split common stock could be sold commencing one year after the exchange, which could depress Z-Axis’ stock price.

We cannot predict the effect, if any, that market sales of shares of post-split common stock or the availability of shares of common stock for sale will have on the market price of Z-Axis’ post-split common stock after the exchange and the LLC sale. The common stock that will be issued to the Silicon Mountain stockholders on closing of the exchange will be “restricted securities” under the Securities Act. These shares are eligible for future sale in the public market at prescribed times pursuant to Rule 144 under the Securities Act, or otherwise. Sales of a significant number of these shares of common stock in the public market could reduce the market price of Z-Axis’ post-split common stock. Z-Axis’ officers and directors and the holders of at least 95% of the common stock to be issued to the Silicon Mountain stockholders have agreed to enter into lock-up agreements with us under which they have agreed not to sell any of their post-split shares for 12 months after the closing of the exchange. Sales of post-split shares held by these officers, directors and stockholders after expiration of these agreements may likewise cause a decline in the market price of Z-Axis’ post-split stock.

A substantial amount of Z-Axis’ (and Silicon Mountain Holdings after the exchange) post-split common stock could be sold by Silicon Mountain’s lender commencing one year after the exchange, which could depress Z-Axis’ stock price.

As part of Silicon Mountain’s debt financing, Silicon Mountain issued a warrant to its lender to purchase 1,600,000 shares of its common stock, or 20% of its issued and outstanding shares, on a fully-diluted basis, at an exercise price of $0.01 per share. See “Information about Silicon Mountain Memory, Incorporated — Recent Developments — Debt Financing.” Upon consummation of the exchange, the warrant will be exchanged for a warrant to purchase approximately 20% of Z-Axis’ issued and outstanding post-split common stock on a fully diluted basis. The lender may exercise the warrant and sell the purchased shares 12 months following the closing of the exchange. Although the warrant terms provide that the sale of these shares may not exceed 25% of the trailing monthly dollar volume of Z-Axis’ stock, the sale of these shares in the public market would likely reduce the market price of Z-Axis’ post-split shares.

SELECTED HISTORICAL FINANCIAL DATA OF Z-AXIS

The selected historical financial data of Z-Axis is derived from the audited financial statements and related notes for each of the years indicated below. You should read the selected financial data presented below together with Z-Axis’ financial statements, and the notes to those financial statements, appearing elsewhere in this document. The selected financial data at and for the year ended March 31, 2007, 2006 and 2005 for Z-Axis represent its financial position and results of operations prior to the exchange with Silicon Mountain, and do not include adjustments associated with the exchange or the LLC sale.

The selected historical statement of income and balance sheet data as of March 31, 2007, 2006 and 2005 have been derived from Z-Axis’ historical audited financial statements included in this joint proxy statement. The unaudited financial statements include, in the opinion of Z-Axis’ management, all adjustments that such management considers necessary for a fair presentation of the financial information set forth in those statements.

	Year Ended March 31,
	2007	2006	2005

Statements of Income Data:
Net sales	$3,226,496	$2,945,190	$3,487,192
Operating expenses:
Production	1,320,160	1,361,843	1,437,366
Research and development	90,192	109,968	107,483
General and administrative	1,316,161	943,193	925,993
Marketing	845,353	930,927	902,918
Depreciation and amortization	46,189	61,278	75,662
Amortization of software development costs	—	52,621	27,461

Total operating expenses	3,618,055	3,459,830	3,476,883

(Loss) income from operations	(391,559)	(514,640)	10,309

Other income (expense):
Interest (expense), net	(21,705)	6,882	(3,152)
Gain (loss) on sale of equipment	—	—	(7,647)
Other income	8,279	2,531	11,472

Total other income (expense)	(13,426)	9,413	673

(Loss) income before income taxes	(404,985)	(505,227)	10,982
Income tax benefit (expense)	77,735	80,579	(2,522)

Net (loss) income	(327,250)	(424,648)	$8,460

Weighted average common shares outstanding:
Basic	3,825,000	3,825,000	3,825,000
Diluted	3,825,000	3,825,000	3,994,182
Basic (loss) income per common share	$(0.09)	$(0.11)	$0.00
Diluted (loss) income per common share	$(0.09)	$(0.11)	$0.00

	March 31, 2007	March 31, 2006
Balance Sheet Data:
Cash and cash equivalents	$13,393	$75,722
Working capital	205,708	432,017
Total assets	1,447,510	1,762,336
Total liabilities	895,286	909,892
Stockholders’ equity	552,224	852,444

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SILICON MOUNTAIN

The selected historical consolidated financial data of Silicon Mountain is derived from the audited consolidated financial statements and related notes for each of the years indicated below. You should read the selected financial data presented below together with Silicon Mountain’s consolidated financial statements, and the notes to those consolidated financial statements, appearing elsewhere in this document. The selected consolidated financial data at and for the year ended December 31, 2006 and December 31, 2005 and the three months ended March 31, 2007 for Silicon Mountain represent its consolidated financial position and results of operations prior to the exchange with Z-Axis, and do not include adjustments associated with the exchange or the LLC sale.

The selected historical consolidated statement of operations and balance sheet data as of and for the three months ended March 31, 2007 and three months ended March 31, 2007 have been derived from Silicon Mountain’s historical unaudited consolidated financial statements included in this joint proxy statement. The unaudited consolidated financial statements for the three months ended March 31, 2007 and 2006 include, in the opinion of Silicon Mountain’s management, all adjustments that such management considers necessary for a fair presentation of the financial information set forth in those statements.

	Three Months Ended
	March 31,	March 31,	Year Ended December 31,
Consolidated Statements of Operations Data:	2007	2006	2006	2005

Sales	$7,694,889	$4,459,189	$21,791,433	$16,166,900
Costs of goods sold	6,047,881	3,000,979	16,738,626	11,341,714

Gross margin	1,647,008	1,458,210	5,052,807	4,825,186
Operating costs:
Selling expenses	684,808	739,071	3,003,843	2,728,670
General and administrative	756,265	641,576	2,135,324	1,704,983
Depreciation and amortization	249,143	55,586	454,686	206,216

Total operating expenses	1,690,216	1,436,233	5,593,853	4,639,869
Income from operations	(43,208)	21,977	(541,046)	185,317
Other income (expense):
Interest expense, net	(230,824)	(26,315)	(338,853)	(109,526)
Gain on forgiveness of debt	—		49,202	83,378
Other expense	(25,892)	20,989	(88,014)	—
Gain (loss) on disposal of fixed assets	—	3,674	616	(4,561)

Total other income (expense)	(256,716)	(1,652)	(377,049)	(30,709)
Income (loss) before income taxes	(299,924)	20,325	(918,095)	154,608
Income tax expense (benefit)	113,000	(7,500)	267,000	(56,000)

Net income (loss)	$(186,924)	$12,825	$(651,095)	$98,608

Weighted average common shares outstanding:
Basic	4,538,773	4,475,773	4,538,773	4,475,773
Diluted	4,538,773	4,902,480	4,538,773	4,859,491
Net income (loss) per common share — basic	$(0.04)	$0.00	$(0.14)	$0.02
Net income (loss) per common share — diluted	$(0.04)	$0.00	$(0.14)	$0.02

	March 31,	March 31,	December 31,	December 31,
Balance Sheet Data:	2007	2006	2006	2005

Cash and cash equivalents	$168,534	$31,792	$356,311	$60,509
Working capital (deficit)	342,401	(764,032)	594,072	(496,236)
Total assets	8,308,047	2,961,731	8,262,588	2,801,115
Total liabilities	7,763,220	2,381,058	7,561,470	2,297,104
Stockholders’ equity	544,827	533,674	701,118	504,011

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma consolidated financial data set forth below as of March 31, 2007 and for the three months ended March 31, 2007 and the twelve months ended December 31, 2006 is based upon Z-Axis’ historical financial statements, adjusted to give effect to:

•	the exchange with Silicon Mountain, and

•	the contemporaneous sale of the LLC to the purchasing LLC.

•	the acquisition of VCI by Silicon Mountain

The pro forma financial information as of and for the three months ended March 31, 2007 has been developed from Z-Axis’ audited financial statements and Silicon Mountain’s unaudited financial statements, and the notes to those financial statements, which are included elsewhere in this document.

The pro forma financial information for the twelve months ended December 31, 2006 has been developed from Z-Axis’ unaudited financial statements and Silicon Mountain’s audited financial statements, and the notes to those financial statements, which are included elsewhere in this document.

Prior to the exchange, Z-Axis’ fiscal year end was March 31 and Silicon Mountain’s fiscal year end was December 31. As such, the pro forma statements of operation data for the period ended December 31, 2006 below reflects the twelve months ended December 31, 2006 for Z-Axis and the December 31 fiscal year end for Silicon Mountain. Following the exchange and the LLC sale, Z-Axis (which will then be renamed Silicon Mountain Holdings) intends to adopt the fiscal year end of the acquiror for accounting purposes, which is Silicon Mountain. As such, the fiscal year end of Z-Axis (which will then be renamed Silicon Mountain Holdings) will thereafter be December 31. For this reason, we have presented pro forma statements of operations data for Z-Axis as the twelve months ended December 31, 2006 as well as the pro forma balance sheet data as of March 31, 2007. Please see the paragraphs below for information concerning the related accounting treatment of the exchange and LLC sale transactions.

The unaudited pro forma consolidated financial data is provided for illustrative purposes only and does not purport to represent what Z-Axis’ actual consolidated results of operations or Z-Axis’ financial position would have been had the exchange and the LLC sale occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma combined financial data is based on estimates and various assumptions that Silicon Mountain and Z-Axis believe are reasonable in these circumstances. The unaudited pro forma adjustments reflect transaction-related items only and are based on currently available information. Because the former stockholders of Silicon Mountain will own approximately 94.16% of the combined company on completion of the exchange, calculated on a fully diluted basis (but excluding shares issuable pursuant to employee stock options) and Z-Axis is selling its existing operations through the sale of the LLC in conjunction with the exchange, the exchange and the LLC sale will be accounted for as a recapitalization through a reverse acquisition, with no goodwill or other intangibles recorded. As such, the pro forma financial information reflects the historical financial information of Silicon Mountain and the remaining assets of Z-Axis brought over at historical cost. Costs of the exchange will be charged to operations. The resulting stockholders’ equity in the pro forma balance sheet reflects that of Z-Axis, adjusted to give effect to the exchange, the LLC sale and the reverse stock split expected to occur immediately prior to closing. No estimates of costs associated with the LLC sale have been reflected in the unaudited pro forma consolidated financial statements. Z-Axis does not anticipate that any cost savings, revenue enhancements or synergies will be realized in connection with the exchange and the LLC sale. The unaudited pro forma consolidated financial statements reflect Silicon Mountain’s accounting policies, as those accounting policies will govern Silicon Mountain Holdings’ accounting after the exchange and LLC sale.

The summary consolidated balance sheet data at March 31, 2007 gives effect to the proposed exchange and LLC sale as if these transactions had occurred on March 31, 2007. The summary consolidated statement of operations data for the three months ended March 31, 2007 and the twelve months ended December 31, 2006, gives effect to the proposed exchange, LLC sale and VCI acquisition as if these transactions had occurred on January 1, 2006.

Pro Forma Consolidated Balance Sheet as of March 31, 2007

		Z-Axis
		Post Reverse		Adjustments for	Z-Axis After	Silicon			Pro Forma
	Z-Axis	Split		Sale of LLC	LLC Sale	Mountain		Exchange	Combined

Assets
Current assets
Cash	13,393	13,393	b,c	46,607	60,000	168,534			228,534
Accounts receivable	944,473	944,473	b	(944,473)	—	2,437,667			2,437,667
Inventory	—	—		—		848,214			848,214
Other current assets	25,713	25,713	b	(25,713)	—	552,484	e	(210,000)	342,484

Total current assets	983,579	983,579	b,c	(923,579)	60,000	4,006,899		(210,000)	3,856,899
Non-current assets
Property and equipment, net	98,752	98,752	b	(98,752)	—	561,476			561,476
Restricted cash	25,196	25,196	b	(25,196)	—	—			—
Goodwill & Other Intangibles					—	3,545,732		—	3,545,732
Deposits	27,983	27,983	b	(27,983)	—	33,287			33,287
Notes Receivable	—	—	b,c	150,000	150,000	30,653			180,653
Deferred income taxes	312,000	312,000	b	(312,000)	—	130,000			130,000

Total non-current assets	463,931	463,931	b,c	(313,931)	150,000	4,301,148		—	4,451,148
Total assets	1,447,510	1,447,510		(1,237,510)	210,000	8,308,047		(210,000)	8,308,047
Liabilities and Stockholders’ Equity
Current liabilities
Line-of-credit	145,000	145,000	b	(145,000)	—	997,101			997,101
Accounts payable	173,683	173,683	b	(173,683)	—	1,215,331	g	55,000	1,270,331
Accrued expenses	197,409	197,409	b	(197,409)	—	609,674		—	609,674
Deferred revenue	52,409	52,409	b	(52,409)	—	—			—
Deferred income taxes	204,000	204,000	b	(204,000)	—				—
Deposits	—	—		—	—	120,966			120,966
Note payable related party	—	—		—	—	100,000			100,000
Current portion of long-term obligations	5,370	5,370	b	(5,370)	—	621,426			621,426
Other Payables	—	—		—	—				—

Total current liabilities	777,871	777,871	b	(777,871)	—	3,664,498		55,000	3,719,498

			Z-Axis
			Post Reverse		Adjustments for	Z-Axis After	Silicon			Pro Forma
	Z-Axis		Split		Sale of LLC	LLC Sale	Mountain		Exchange	Combined

Long-term Liabilities
Long-term debt less current maturities	—		—	b	—	—	4,098,722			4,098,722
Deferred rent	117,415		117,415	b	(117,415)	—	—			—
Deferred income taxes	—		—		—	—	—			—

Total long-term liabilities	117,415		117,415	b	(117,415)	—	4,098,722		—	4,098,722
Total liabilities	895,286		895,286	b	(895,286)	—	7,763,220		55,000	7,818,220
Stockholders’ equity
Common stock, par value	3,825	a	425	d	(33)	392	45,389	f	(40,352)	5,429
Additional paid-in capital	1,473,701	a	1,477,101	d	(1,298,092)	179,009	1,456,282	f	(169,648)	1,465,643
Accumulated deficit	(925,302)		(925,302)		955,901	30,599	(956,844)		(55,000)	(981,245)

Total stockholders’ equity	552,224		552,224		(342,224)	210,000	544,827		(265,000)	489,827
Total liabilities and stockholders’ equity	1,447,510		1,447,510		(1,237,510)	210,000	8,308,047		(210,000)	8,308,047

a	Initial par value for 3,825,000 shares with a par value of $0.001 is $3,825. After the one for nine reverse split, the total Z-axis outstanding shares is will be reduced to 425,000 shares; with a par value of $0.001 making the par value $425. Additional paid-in capital adjusted $3,400 upward to account for the drop in par value due to the reverse split.

b	To reflect the sale of the operating assets and liabilities of Z-Axis to Z-Axis LLC in exchange for all of the membership rights of Z-Axis LLC.

c	To reflect the sale of the membership rights of Z-Axis LLC by Z-Axis to Z-Axis in exchange for $60,000 in cash, $150,000 in the form of a note receivable, and the remainder in common stock valued at $90,000.

d	33,457 shares of stock with a set value of $90,000 will be sold back to the company as part of the LLC sale consideration. This results in a reduction in the par value of $33.457. The additional paid-in capital is reduced by $1,298,736 to balance the value of equity with the assets for the company post-LLC sale.

e	To reflect legal and accounting fees associated with the exchange that have been capitalized.

f	The par value of the common stock post-exchange will be $0.01; and adjustment of $3,433 in par value for shares owned by Z-axis is made to reflect this change in par value. The total shares owned by Silicon Mountain shareholders post-exchange will be 5,037,124 based on the exchange ratio of 1.1098. This increases the par value of shares by $4,980. Additional paid in capital adjusted to balance combined result.

g	To record estimated remaining acquisition related legal and professional fees.

Pro Forma Consolidated Statements of Operations for the Three Months Ended March 31, 2007

				Z-Axis
	Z-Axis			Pro-forma	Silicon Mountain
	Three Months			Three Months	Three Months
	Ended			Ended	Ended
	March 31,			March 31,	March 31,			Pro Forma
	2007	Adjustments		2007	2007		Adjustments	Combined

Sales	$897,241	$(897,241)		$—	$7,694,889			$7,694,889
Costs of goods sold					6,047,881			6,047,881
Gross Margin					1,647,008			1,647,008
Operating expenses:
Production	316,832	(316,832)		—				—
Research and development	17,622	(17,622)		—				—
Selling Expenses				—	684,808			684,808
General and administrative	312,184	(312,184)		—	756,265			756,265
Marketing	204,149	(204,149)		—				—
Depreciation and amortization	10,500	(10,500)		—	249,143			249,143
Amortization of software development costs	—	—		—				—
Total operating expenses	861,287	(861,287)		—	1,690,216			1,690,216
(Loss) income from operations	35,954	(35,954)		—	(43,208)			(43,208)
Other income (expense):
Interest (expense), net	(5,099)	5,099		—	(230,824)			(230,824)
Gain (loss) on fixed assets					—			—
Gain on forgiveness of debt					—			—
Other income (expense)	684	(684)			(25,892)			(25,892)
Total other income	(4,415)	4,415		—	(256,716)			(256,716)
(Loss) income before income taxes	31,539	(31,539)		—	(299,924)			(299,924)
Income tax benefit (expense)	(940)	940		—	113,000			113,000
Net (loss) income	$30,599	$(30,599)		$—	$(186,924)			$(186,924)
Weighted average common shares outstanding:
Basic	3,825,000	(3,825,000)	a	391,543	4,538,773	b	889,894	5,428,667
Diluted	3,825,000	(3,825,000)	a	391,543	4,538,773	b	889,894	5,428,667
Basic (loss) income per common share	$0.01	$(0.01)			$(0.04)			$(0.03)

a	Adjustment takes into account the one-for-nine reverse stock split of Z-Axis’ common stock expected to occur prior to the closing of the exchange and redemption of 33,457 post-split shares of Z-Axis common stock from the Z-Axis investor group in connection with the LLC sale.

b	Adjustment for the change in SMM shares to Z-axis shares with 1.109798 exchange ratio as specified in the stock exchange agreement.

Pro Forma Consolidated Statements of Operations for the Twelve Months Ended December 31, 2006.

												Silicon
				Z-Axis	Silicon							Mountain
	Z-Axis			Pro-forma	Mountain							adjusted
	Twelve			Twelve	Twelve		VCI from					Twelve
	Months			Months	Months		Jan 1,					Months
	Ended			Ended	Ended		2006 to					Ended
	December 31,			December 31,	December 31,		Sept 24,		VCI			December 31,	Pro Forma
	2006	Adjustments		2006	2006		2006		Adjustments		Adjustments	2006	Combined

Sales	$3,487,172	$(3,487,172)		$—	$21,791,433		$9,169,121					$30,960,554	$30,960,554
Costs of goods sold					16,738,626		7,839,718					24,578,344	24,578,344
Gross Margin					5,052,807		1,329,403					6,382,210	6,382,210
Operating expenses:
Production	1,427,392	(1,427,392)		—								—	—
Research and development	100,677	(100,677)		—								—	—
Selling Expenses				—	3,003,843		307,769					3,311,612	3,311,612
General and administrative	1,254,390	(1,254,390)		—	2,135,324		483,333					2,618,657	2,618,657
Marketing	879,125	(879,125)		—								—	—
Depreciation and amortization	49,993	(49,993)		—	454,686			a	330,769			785,482	785,482
Amortization of software development costs	31,482	(31,482)		—								—	—
Total operating expenses	3,743,059	(3,743,059)		—	5,593,853		791,102		330,769			6,715,751	6,715,751
(Loss) income from operations	(255,887)	255,887		—	(541,046)		538,301		(330,769)			(333,541)	(333,541)
Other income (expense):												—
Interest (expense), net	(12,764)	12,764		—	(338,853)		4,410	d	(351,107)			(685,550)	(685,550)
Gain (loss) on fixed assets					616							616	616
Gain on forgiveness of debt					49,202							49,202	49,202
Other income (expense)	2,531	(2,531)			(88,014)							(88,014)	(88,014)
Total other income	(10,233)	10,233		—	(377,049)		4,410		(351,107)			(723,746)	(723,746)
(Loss) income before income taxes	(266,120)	266,120		—	(918,095)		542,711		(681,903)			(1,057,287)	(1,057,287)
Income tax benefit (expense)	13,485	(13,485)		—	267,000					e	$124,196	391,196	391,196
Net (loss) income	$(252,635)	$252,635		$—	$(651,095)		$542,711		$(681,903)			$(790,287)	$(790,287)
Weighted average common shares outstanding:
Basic	3,825,000	(3,825,000)	b	391,543	4,538,773	c	100		(100)	c	498,351	5,037,124	5,428,667
Diluted	3,825,000	(3,825,000)	b	391,543	4,538,773	c	100		(100)	c	498,351	5,037,124	5,428,667
Basic (loss) income per common share	$(0.07)				$(0.14)							$(0.16)	$(0.15)

a	Depreciation and amortization of acquired assets of VCI as if transaction occurred on January 1, 2006. Total amortization for the period from January 1, 2006 to September 24, 2006 intangible assets is $226,520. Loan fee amortization is $78,511 for the period from January 1, 2006 to September 24, 2006. This amount was calculated by multiplying the total loan amortization for the period by the percentage of the purchase price was to total borrowing for the debt facilities. The total VCI purchase price of $3,205,415 was 48% of the total borrowing of $6,622,000. Total additional depreciation for the period January 1, 2006 to September 24, 2006 is $25,765. The additional $330,796 represents the additional amortization and depreciation that would have been recorded had the VCI acquisition occurred on January 1, 2006.

b	Adjustment takes into account the one-for-nine reverse stock split of Z-Axis’ common stock expected to occur prior to the closing of the exchange and redemption of 33,457 post-split shares of Z-Axis common stock from the Z-Axis investor group in connection with the LLC sale.

c	Adjustment for the conversion in Silicon Mountain shares to Z-axis shares based on a 1.109798 exchange ratio as specified in the stock exchange agreement.

d	The interest expense associated with the borrowing for the period from January 1, 2006 to September 24, 2006 intangible assets is $257,926. This amount was calculated by multiplying the total interest expense for the period by the percentage of the purchase price to the total borrowing for the debt facilities. Also included is $93,181 of interest associated with the beneficial conversion associated with the warrants issued to the lender for the period from January 1, 2006 to September 24, 2006 adjusted to the percentage of the purchase price to the total borrowing. The total VCI purchase price of $3,205,415 was 48% of the total borrowing of $6,622,000. The additional expense of $351,107 represents the additional interest and debt discount that would have been recorded had the VCI acquisition occurred on January 1, 2006.

e	We have calculated the tax effect on the consolidated incomes from both the companies with a statutory rate of 37%. The $124,196 adjustment represents an adjustment to reflect the annual income tax benefit of $391,196 which is calculated using an effective tax rate of 37% on the combined company’s loss before operations of $1,057,287.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION — Z-AXIS

The following discussion should be read in conjunction with the Z-Axis financial statements and the notes thereto for the fiscal years ended March 31, 2007, 2006 and 2005. Except where otherwise noted, references to years are to fiscal years ending March 31 of the year stated. Some of the information contained in this discussion and analysis, including information with respect to the exchange, the LLC sale and Z-Axis’ plans and strategies for Z-Axis’ business, includes forward-looking statements that involve risk and uncertainties. Z-Axis’ actual results will depend upon a number of factors, including but not limited to the risk factors set forth in this joint proxy statement. There may be other factors not mentioned in this joint proxy statement or included elsewhere in this joint proxy statement that may cause actual results to differ materially from any forward-looking statements. You should not place undue reliance on any forward-looking statements. Z-Axis assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by the securities laws.

Known Trends and Future Events

In order to reduce somewhat Z-Axis’ dependence on large lawsuits and related legal proceedings, the Z-Axis management team added to the Z-Axis sales force in fiscal 2005 and fiscal 2006 and sought to increase the number of cases in which its litigation support services will be used. This effort was successful, as Z-Axis obtained customer contracts on a record number of cases in fiscal 2007 and fiscal 2006 and had more cases in production in the last half of fiscal 2006 (October 1, 2005 through March 31, 2006) and all of fiscal 2007, than at any prior time. However, the average size of these cases was smaller, the timeframes shorter and the type of work was dissimilar to Z-Axis’ work in many larger cases.

Z-Axis’ marketing efforts in the international market resulted in Z-Axis obtaining customer contracts for more business in Europe in fiscal 2007 and fiscal 2006 than in prior years. However, sales to international customers continued to comprise less than 5% of Z-Axis’ total net sales for the fiscal year. Z-Axis expects to continue its efforts to penetrate markets in the United Kingdom and European Union countries in fiscal 2008.

Subsequent to 2006 fiscal year-end, Z-Axis entered into a definitive agreement under which Z-Axis will acquire Silicon Mountain through the exchange. In June 2006, Z-Axis also entered into the LLC sale agreement with the purchasing LLC, under which Z-Axis will sell its existing litigation support business to the purchasing LLC. Z-Axis believes that the exchange and the LLC sale will close in the second calendar quarter of 2007. Although Z-Axis cannot assure you that the exchange and LLC sale will close as expected or at any time, Z-Axis intends to work with Silicon Mountain and the Z-Axis investor group in seeking to consummate these transactions. If these transactions are closed, Z-Axis’ business will thereafter be the business of Silicon Mountain, and Z-Axis will no longer own or operate its existing litigation support services business.

Customer Concentration

Although Z-Axis is not dependent upon any one customer for its net sales, Z-Axis derives a significant portion of sales from repeat business with existing clients. The percentage of sales for any one customer during a fiscal year can vary greatly depending upon the number of presentations being prepared and the magnitude of the dollar value of the contracts with that customer. Although Z-Axis has relationships with several firms that provide repeat business, its sales focus is on developing relationships with many different firms throughout the country in order to expand Z-Axis’ base of potential customers that require litigation support services. In fiscal 2006 no customer accounted for more than 10% of net sales as compared to one customer in fiscal 2005 that accounted for 33% of Z-Axis’ net sales. This dependence on a limited number of customers impacts Z-Axis’ accounts receivable as well, with three customers and one customer accounting for 61.6% and 20.0% of accounts receivable in fiscal 2006 and fiscal 2005, respectively, and two customers accounting for 24.0% of accounts receivable as of December 31, 2006. The customers who accounted for more than 10% of Z-Axis’ receivables in 2006 were Brown & McCarroll (14.3%), Michael Best & Friedrich (13.9%), and Williams & Connolly LLP (19.9%). If Z-Axis is unsuccessful in obtaining new customers or retaining current customers, its net sales could decrease, as the timeframe needed to re-establish these relationships or obtain new customers can be several months to years long.

Results of Operations

The following table sets forth, for the fiscal years ended March 31, 2007, 2006 and 2005, the percentage of net sales represented by the specific items included in Z-Axis’ statements of operations. Z-Axis has included this comparison because Z-Axis believes it provides a more meaningful basis for period-to-period comparisons. The financial data should not be viewed as a substitute for Z-Axis’ historical results of operations determined in accordance with generally accepted accounting principles and does not purport to be indicative of future results of operations.

	For the Fiscal Years
	Ended March 31,
	2007	2006	2005

Net sales	100.0%	100.0%	100.0%

Operating expenses:
Production	40.9	46.2	41.2
Research and development	2.8	3.7	3.1
General and administrative	40.8	32.0	26.6
Marketing	26.2	31.6	25.9
Depreciation	1.4	2.1	2.2
Amortization of software development costs	—	1.8	0.7

Total operating expenses	112.1	117.4	99.7

(Loss) income from operations	(12.1)	(17.4)	0.3
Other income (expense)	(0.4)	0.3	0.0
Income tax benefit (expense)	2.4	2.7	(0.1)

Net (loss) income	(10.1)%	(14.4)%	0.2%

The results of operations in the 2007 and 2006 fiscal years include net sales and operating expenses associated with Z-Axis providing litigation support services to customers in the United Kingdom and Europe. These customers were obtained through Z-Axis’ London office, which opened in December 2005. The London office accounted for less than 5% of Z-Axis’ net sales and operating expenses in fiscal 2007 and 2006. The London office was established to allow Z-Axis to evaluate the future prospects of providing services to the legal community and government customers in the United Kingdom and Europe. Because the London office is relatively new, Z-Axis management is not yet able to assess the future prospects for its litigation support services in this geographic region.

Year Ended March 31, 2007 compared to Year Ended March 31, 2006

Net Sales

During fiscal years 2007 and 2006 sales were derived primarily from the litigation services field. Net sales increased by $281,306, or 10%, to $3,226,496 for the year ended March 31, 2007 as compared to $2,945,190 in net sales for the year ended March 31, 2006. The increase in sales for fiscal 2007 is primarily due a 10% increase in the number of engagements, at consistent average revenue per engagement, which the production department actively worked on during fiscal year 2007 as compared to fiscal year 2006. Cost management measures are also in place aimed at maintaining overhead expenses at an appropriate level, as well as effective utilization of contract labor on sales-producing activities. Two customers accounted for more than 10% of total net sales in fiscal 2007 as compared to no customers over 10% in fiscal 2006.

Operating Expenses

Operating expenses increased $158,225, or 4.6%, to $3,618,055 for the fiscal year ended March 31, 2007 as compared to $3,459,830 for the fiscal year ended March 31, 2006. As a percentage of net sales, operating expenses were 112.1% for fiscal 2007 as compared to 117.4% for fiscal 2006. Operating expenses include compensation costs for all regular full and part-time employees, as well as overhead expenses such as building rent, insurance, supplies, marketing costs and depreciation and amortization. Since a portion of these costs are fixed, increases or decreases in net sales will cause the percentage of these costs against net sales to fluctuate, sometimes significantly.

Labor expense continues to be Z-Axis’ most significant operating expense. During 2007 and 2006, employee compensation, benefit and insurance costs accounted for approximately 66% and 71%, respectively, of total operating expenses. The decrease in fiscal year 2007 labor and related costs as a percentage of total operating expenses was due to attrition and reduction in work schedule of a several salaried employees, partially offset by an increase in production contract labor to generate increased net sales. Management believes that Z-Axis’ staffing levels and production capacity are sufficient to maintain current and anticipated near-term production levels.

Production expenses decreased $41,683, or 3.1%, to $1,320,160 for the 2007 fiscal year as compared to $1,361,843 for the 2006 fiscal year. Production costs for direct contract labor and other billable expenses generally vary directly with sales levels. Production costs as a percentage of net sales were 40.9% for fiscal year 2007 as compared to 46.2% for fiscal year 2006. Production costs include some fixed expenses for salaried full and part-time employees, as well as equipment maintenance costs and the costs of production supplies.

Research and development costs decreased $19,776 or 18.0%, to $90,192 for the fiscal year ended March 31, 2007 as compared to $109,968 for the fiscal year ended March 31, 2006. The decrease was due to a reduction in the work schedule for software development activities. Research and development costs for fiscal 2007 were focused on enhancement and maintenance of both VuPoint and the internal multi-user system used to help track Z-Axis’ production activities. Future software development activities will be based on assessed needs in these areas.

General and administrative expenses increased $372,968, or 39.5%, to $1,316,161 for the fiscal year ended March 31, 2007 as compared to $943,193 for the fiscal year ended March 31, 2006. Executive compensation costs are combined with other general and administrative costs in the financial statements for presentation purposes. The increase in 2007 was primarily due to approximately $285,000 in one-time expenses associated with the proposed stock exchange transaction between Silicon Mountain Memory and Z-Axis. These one-time expenses included attorney’s and accountant’s fees, investment advisor’s fees related to a fairness opinion and costs associated with filing of the proxy statement. In addition to the one-time stock exchange expenses, management also determined that the allowance for uncollectible accounts receivable needed to increase in order to accommodate potential write-offs. Consequently, the bad debt expense included in general and administrative costs was increased by $67,000. Management is pursuing collection of the majority of these accounts through negotiation with the respective clients. Management expects that general and administrative costs will decrease during fiscal 2008, although the Company will incur additional one-time investment banking, legal and accounting expenses associated with the finalization of the exchange and LLC sale in the first portion of fiscal 2008.

Marketing expenses decreased $85,574, or 9.2%, to $845,353 for the fiscal year ended March 31, 2007 as compared to $930,927 for the fiscal year ended March 31, 2006. The decrease in marketing costs was due to lower expenditures on promotional materials and web site marketing development, offset partially by an increase in sales commissions due to the higher sales levels. In addition, sales and marketing costs decreased during the fourth quarter of fiscal 2007 as compared to the same period of fiscal 2006 due to attrition of a sales consultant. Management expects to fill the vacancy in this position during the second quarter of fiscal 2008. Management expects that overall marketing costs will remain constant for the near future.

Depreciation expense decreased $15,089, or 24.6%, to $46,189 during fiscal year 2007 as compared to $61,278 during fiscal year 2006. The decrease is due to the fact that 90% of Z-Axis’ fixed assets are fully depreciated. During fiscal 2007, the Z-Axis committed $46,770 in capital purchases for various production and office equipment and software upgrades. During fiscal 2006, Z-Axis committed $29,987 in total capital purchases. Management expects that capital expenditures will be consistent during fiscal 2008 as computer equipment and corporate software systems are replaced and upgraded to keep pace with the current technology. Rapid technological advances in the type of equipment that Z-Axis uses in providing its services require that depreciable lives of the equipment be relatively short.

Amortization expense related to capitalized software development costs was $0 for the fiscal year ended March 31, 2007 as compared to $52,621 for the fiscal year ended March 31, 2006. Research and development costs were capitalized during fiscal year 2004. These costs were for the development of VuPoint 6.0 which began generating sales in the fourth quarter of fiscal 2004. In accordance with Statement of Position 98-1, “Accounting for Costs of Computer Software Developed for Internal Use,” these costs were amortized as software use fees and associated system operator services were earned. Sales from these use fees and services were $154,445 for fiscal year 2007 as compared to $307,121 for fiscal year 2006. As of March 31, 2006, capitalized software development costs were fully amortized.

Other Income and Expenses

Interest income (expense) was $(21,705) for the fiscal year ended March 31, 2007 as compared to $6,882 for the fiscal year ended March 31, 2006. During fiscal 2007, interest income was earned and collected on a delinquent account receivable. This interest income was offset by interest expense on the line-of-credit and capital lease obligations. Other income was $8,279 in fiscal year 2007 as compared to $2,531 in fiscal year 2006. Other income includes small gains on the sale of fully depreciated computer and other equipment that is no longer used by the Company, as well as interest income on short-term investments in money market accounts and certificates of deposit.

Income Taxes

For income tax reporting purposes, Z-Axis files its income tax returns using the cash basis of accounting. Consequently, the timing of the reporting of certain income and expense items for tax purposes is different than that for financial statement purposes.

Z-Axis recorded an income tax benefit of $77,735 for the year ended March 31, 2007 compared to a benefit of $80,579 for the year ended March 31, 2006. The change in income tax benefit is directly attributable to the difference in operating results in fiscal 2007 as compared to fiscal 2006. Z-Axis has recorded a valuation allowance of approximately $200,000 at March 31, 2007 due to Z-Axis’ losses in the current fiscal year and the uncertain nature of future taxable income.

At March 31, 2007, Z-Axis had federal income tax loss carry forwards of approximately $1,100,000 which expire in the years 2008 through 2024. The ability to utilize these tax loss carry forwards may be limited in future periods if the exchange is consummated, as the exchange will result in a change in control of Z-Axis.

Net (Loss) Income

Net loss and loss per share of common stock was $(327,250) and $(0.09), respectively, for the fiscal year ended March 31, 2007. These compare to net loss and loss per share of $(424,648) and $(0.11), respectively, for the fiscal year ended March 31, 2006. Diluted loss per share of common stock was $(0.09) for the fiscal year ended March 31, 2007 as compared to diluted loss per share of common stock of $(0.11) for the fiscal year ended March 31, 2006.

Year Ended March 31, 2006 compared to Year Ended March 31, 2005

Net Sales

During fiscal years 2006 and 2005 sales were derived primarily from the litigation services field. Net sales decreased by $542,002, or 16%, to $2,945,190 for the fiscal year ended March 31, 2006 as compared to $3,487,192 in net sales for the fiscal year ended March 31, 2005. The decrease in sales for fiscal 2006 is attributed to several factors including (i) relatively new sales consultants in the District of Columbia, California and overseas markets, and a vacancy in the sales consultant position in the Texas market, (ii) a shift in the mix of presentation consulting services and products towards lower priced electronic graphics as opposed to more expensive multimedia and animation presentations, and (iii) the delayed start of a significant portion of Z-Axis’ business contracted during the first three fiscal quarters of fiscal 2006. This delay resulted in net sales generated during the fourth quarter of fiscal 2006 representing 39% of total net sales for the fiscal year, an unusually high percentage as compared to the fiscal fourth quarter net sales in prior fiscal years. Net sales from other core business services such as equipment leasing and presentation consulting are expected to continue at their current levels during fiscal year 2007. Cost management measures are also in place aimed at maintaining overhead expenses at an appropriate level, as well as effective utilization of contract labor on sales producing activities. No customers accounted for more than 10% of the total sales in fiscal 2006 as compared to one customer that accounted for 33% of total sales in fiscal 2005.

The percentage of sales for any one customer during a fiscal year can vary greatly depending upon the number of projects or magnitude of the dollar value of projects obtained from that customer. Although Z-Axis does have several firms that provide repeat business, the sales focus is on developing relationships with many different firms throughout the country in order to expand the base of potential projects arising out of the litigation services industry. Z-Axis’ on-going operations and business are not dependent on any one customer and are not materially impacted by the effects of inflation.

Z-Axis’ ability to maintain an effective marketing program, expand its market share in the near-term and establish new markets in the long-term, may have an effect on its future financial position and results of operations. During fiscal years 2006 and 2005, Z-Axis had minimal increases in its expenditures for marketing and advertising efforts. In order to continue to maintain Z-Axis’ market position in the litigation services industry, management expects that advertising and marketing expenses will stay at their current levels during fiscal year 2007. Management considers the expenses associated with an expansion of the marketing program necessary for future growth, although Z-Axis’ ability to grow its marketing program is and will continue to be constrained by Z-Axis’ financial position.

Operating Expenses

Operating expenses decreased $17,053, or 0.5%, to $3,459,830 for the fiscal year ended March 31, 2006 as compared to $3,476,883 for the fiscal year ended March 31, 2005. As a percentage of net sales, operating expenses were 117.4% for fiscal 2006 as compared to 99.7% for fiscal 2005. Operating costs include compensation costs for all regular full and part-time employees, as well as overhead expenses such as building rent, insurance, supplies, marketing costs and depreciation and amortization. Since a portion of these costs are fixed, increases or decreases in net sales will cause the percentage of these costs against net sales to fluctuate.

Labor expense continues to be the most significant of Z-Axis’ operating costs. During fiscal 2006 and fiscal 2005, employee compensation and benefit costs accounted for approximately 71% and 70%, respectively, of total operating expenses. Management believes that Z-Axis’ staffing levels and production capacity are sufficient to maintain current and anticipated near-term production levels.

Production expenses decreased $75,523, or 5.3%, to $1,361,843 for the 2006 fiscal year as compared to $1,437,366 for the 2005 fiscal year. Production costs for direct contract labor and other billable expenses generally vary directly with sales levels. Production costs as a percentage of net sales were 46.2% for fiscal year 2006 as compared to 41.2% for fiscal year 2005. Production costs include some fixed expenses for salaried full and part-time employees, as well as equipment maintenance costs and the costs of production supplies.

Z-Axis manages fluctuations in production labor requirements through the use of employees in combination with a core of several experienced contract producers and artists. This strategy is used to manage more effectively the cost of labor, as monthly sales levels can vary significantly. The production department incurs fixed compensation and benefit costs for core staff employees including artists, producers and managers. Management reviews contracted production commitments from time to time in an effort to maximize sales while keeping production costs at an efficient level.

During the fourth quarter of fiscal 2005, Z-Axis obtained the services of a producer who had her own litigation services business located on the West Coast. A portion of the increase in production costs as a percentage of sales during fiscal 2006 is the result of a full year of this producer’s compensation recorded during fiscal 2006, as compared to three months of compensation recorded during fiscal 2005. This addition helped to increase sales in the West Coast region, as well as provide direct production support to customers in that territory.

Research and development costs increased $2,485 or 2.3%, to $109,968 for the fiscal year ended March 31, 2006 as compared to $107,783 for the fiscal year ended March 31, 2005. In addition to developing enhancements for the VuPoint system, research and development costs for fiscal 2006 were focused on development of an internal multi-user system to help track Z-Axis’ production activities. Management expects to continue to focus Z-Axis’ software development efforts on both the internal user system, as well as VuPoint enhancements.

General and administrative expenses increased $17,200, or 1.9%, to $943,193 for the fiscal year ended March 31, 2006 as compared to $925,993 for the fiscal year ended March 31, 2005. Executive compensation costs are combined with other general and administrative costs in the financial statements for presentation purposes. The increase in fiscal 2006 was due to modest compensation increases for administrative and executive employees, higher general business and officer and director insurance premiums and an increase in expenses of outside board members. These increases were nearly offset by a 96% decrease in executive bonus compensation that was due to the decrease in fiscal 2006 net sales and the loss generated during that period. Management expects that general and administrative costs will remain constant during fiscal 2007, although Z-Axis will incur additional one-time investment banking, legal and accounting expenses associated with the exchange and LLC sale in the first portion of fiscal 2007.

Marketing expenses increased $28,009, or 3.1%, to $930,927 for the fiscal year ended March 31, 2006 as compared to $902,918 for the fiscal year ended March 31, 2005. The increase in marketing costs is due to the investment in internet upgrades and a new website in an effort to improve marketing and develop more potential customers. Management expects that marketing costs will remain constant for the near future.

Depreciation expense decreased $14,384, or 19%, to $61,278 during fiscal year 2006 as compared to $75,662 during fiscal year 2005. The decrease is due to fewer purchases of property and equipment during fiscal 2006 as compared to fiscal 2005. During fiscal 2006, Z-Axis committed $29,987 in capital purchases for various production and office equipment and software upgrades. During fiscal 2005, Z-Axis committed $36,409 in total capital purchases. Management expects that capital expenditures will increase during fiscal 2007 as computer equipment and corporate software systems are replaced and upgraded to keep pace with the current technology. Rapid technological advances in the type of equipment that Z-Axis uses in providing its services require that depreciable lives of the equipment be relatively short.

Amortization expense related to capitalized software development costs was $52,621 for the fiscal year ended March 31, 2006 as compared to $27,461 for the fiscal year ended March 31, 2005. Research and development costs were capitalized during fiscal year 2004. These costs were for the development of VuPoint 6.0 which began generating sales in the fourth quarter of fiscal 2004. In accordance with Statement of Position 98-1, “Accounting for Costs of Computer Software Developed for Internal Use”, these costs were amortized as software use fees and associated system operator services were earned.

Sales from these use fees and services were $307,121 for fiscal year 2006 as compared to $152,563 for fiscal year 2005. As of March 31, 2006, capitalized software development costs were fully amortized.

Other Income and Expenses

Interest income (expense) was $6,882 for the fiscal year ended March 31, 2006 as compared to $(3,152) for the fiscal year ended March 31, 2005. During fiscal 2006, interest income was earned and collected on a delinquent account receivable. This interest income was offset by interest expense on capital lease obligations. Other income was $2,531 in fiscal year 2006 as compared to $3,825 in fiscal year 2005. Other income includes small gains on the sale of fully depreciated computer and other equipment that is no longer used by Z-Axis, as well as interest income on short-term investments in money market accounts and certificates of deposit.

Income Taxes

For income tax reporting purposes, Z-Axis files its income tax returns using the cash basis of accounting. Consequently, the timing of the reporting of certain income and expense items for tax purposes is different than that for financial statement purposes.

Z-Axis recorded an income tax benefit of $80,579 for the fiscal year ended March 31, 2006 compared to an expense of $(2,522) for the fiscal year ended March 31, 2005. The change in income tax benefit (expense) is directly attributable to the difference in operating results in fiscal 2006 as compared to fiscal 2005. Z-Axis has recorded a valuation allowance of approximately $100,000 as of March 31, 2006 due to Z-Axis’ losses in the current fiscal year and the uncertain nature of future taxable income. Z-Axis utilized approximately $347,000 of net operating loss carryforwards during fiscal 2005.

At March 31, 2006, Z-Axis had federal income tax loss carry forwards of approximately $1,100,000 which expire in the years 2008 through 2024. The ability to utilize these tax loss carry forwards may be limited in future periods if the exchange is consummated, as the exchange will result in a change in control of Z-Axis.

Net (Loss) Income

Net loss and loss per share of common stock was $(424,648) and $(0.11) for the fiscal year ended March 31, 2006, respectively. These compare to net income and income per share of $8,460 and $0.00 for the fiscal year ended March 31, 2005, respectively. Diluted loss per share of common stock was $(0.11) for the fiscal year ended March 31, 2006 as compared to diluted income per share of common stock of $0.00 for the fiscal year ended March 31, 2005.

Liquidity and Capital Resources

Cash Requirements

Z-Axis’ significant contractual obligations consist of a line-of-credit which matured on April 2, 2007. Management has negotiated a renewal of the line-of-credit for a period of five months. The current due date of the line-of-credit is August 2, 2007. The renewal requires that the line-of-credit be capped at $115,000 as of May 2, 2007; at $100,000 as of June 2, 2007; and at $80,000 as of July 2, 2007. The interest rate on the line-of-credit is 1 1/2% over the bank’s prime rate (9.75% at March 31, 2007) and interest is payable monthly. The line is collateralized by Z-Axis’ accounts receivable and general intangibles. As of March 31, 2007, the outstanding balance on the line of credit was $145,000.

In addition to the line-of-credit, Z-Axis significant contractual obligations include a capital lease in the amount of $5,370 which will be paid off during fiscal year 2008 and an operating lease for the current office space in Greenwood Village, Colorado which calls for payments totaling $669,533 over the next five years. Management expects that capital expenditures during fiscal year 2008 will be approximately $65,000. We believe that cash flow from operations in fiscal 2008 will be sufficient to meet operating cash obligations for fiscal 2008, although we cannot assure you this will be the case.

Sources and Uses of Cash

Z-Axis’ principal source of liquidity as of March 31, 2007 consisted of $13,393 in cash and cash equivalents. Cash is generated through the sale of consulting, animation, multimedia and electronic graphics services, exhibit boards and software use fees, equipment rental and in-court litigation support services. Cash and a revolving line-of-credit are used to fund accounts payable, pay operating costs, pay principal and interest on a capital lease and acquire new equipment as needed. At March 31, 2007, Z-Axis had drawn down $145,000 against the revolving line-of-credit.

Cash Flows from Operating Activities

Cash flow provided by operations was $8,871 during the fiscal year ended March 31, 2007 as compared to cash flow used in operations of $836,205 during the fiscal year ended March 31, 2006. Cash provided by operations during fiscal 2007 was comprised of a net loss of $327,250 adjusted for depreciation, stock based compensation expense, gain on sale of equipment, allowance for doubtful accounts and deferred income taxes. This was offset by a decrease in accounts receivable of $192,808 and other current assets of $26,311, increases in accounts payable of $68,640, accrued expenses of $11,747, deferred revenue of $19,409 and deferred rent of $36,461. Cash used in operations during fiscal 2006 was primarily due to the net loss of $424,648 coupled with an increase in accounts receivable of $644,510, partially offset by increases in accounts payable of $66,904 and accrued expenses of $83,265.

Cash Flows from Investing Activities

Capital additions were $46,770 and $29,987 during the fiscal years ended March 31, 2007 and 2006, respectively. The expenditures for 2007 and 2006 were for replacement of office and production equipment. Z-Axis expects to fund necessary capital additions using a combination of debt financing and cash flow from operations. Z-Axis expects that any 2008 capital additions will be approximately $65,000.

Cash Flows from Financing Activities

Cash flows used in financing activities were $28,771 during fiscal year ended March 31, 2007 as compared to cash provided by financing activities of $180,535 during fiscal year ended March 31, 2006. Cash flows used in financing activities during fiscal year 2007 were payments on the line-of-credit and capital lease, offset by a decrease in restricted cash. Cash provided by financing activities during fiscal year 2006 represented borrowings on the line-of- credit and a decrease in restricted cash balances, partially offset by payments made on capital leases.

Debt Instruments, Guarantees and Related Covenants

Z-Axis has a revolving line of credit with a bank that became due on April 2, 2007. Management negotiated a renewal of the line-of-credit for a period of five months. The due date of the current line-of-credit is August 2, 2007. The renewal requires that the line-of-credit be capped at $115,000 as of May 2, 2007; at $100,000 as of June 2, 2007; and at $80,000 as of July 2, 2007. The interest rate on the line-of-credit is 1 1/2% over the bank’s prime rate (9.75% at March 31, 2007) and interest is payable monthly. The line is collateralized by Z-Axis’ accounts receivable and general intangibles. As of March 31, 2007, the outstanding balance on the line of credit was $145,000.

Cash Management

The timing of Z-Axis’ production volumes and the correlative effect on net sales is largely dependent upon factors that are not within our control, including the timing of trial and other proceedings and the settlement of claims before trial. Delays in the commencement of production activities for litigation support products or delays in providing litigation support services can have a material negative impact on net sales in the quarters in which commencement of production or support services are deferred. Sales for the first quarter of fiscal year 2008 are anticipated to be approximately $800,000 to $900,000. We believe that net sales and the cash flow from such sales will be sufficient to meet our cash needs in the first fiscal quarter of 2008.

Contractual Obligations and Commercial Commitments

The following table summarizes our principal contractual obligations as of March 31, 2007 and the effects such obligations are expected to have on our liquidity and cash flows in future periods.

	Payments due in
	Total	Less Than 1 Year	1 to 3 Years	4 to 5 Years

Short-term debt(1)	$145,000	$145,000	$—	$—
Capital lease obligations	5,370	5,370	—	—
Operating leases	669,533	154,245	320,775	194,513

Total	$819,903	$304,615	$320,775	$194,513

(1)	Represents the balance outstanding under the bank line of credit at March 31, 2007.

Critical Accounting Policies and Estimates

Z-Axis’ financial statements are and will be based on the selection and application of generally accepted accounting principles in the United States, which require Z-Axis to make estimates and assumptions about future events that affect the amounts reported in Z-Axis’ financial statements and the accompanying notes. Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences may be material to Z-Axis’ financial statements. Z-Axis expects to adopt new accounting policies at the time the exchange is consummated that address those critical accounting issues that are necessary for a fair presentation of the financial statements and Z-Axis’ overall financial statement presentation. The critical accounting policies adopted at that time will likely involve a higher degree of judgment and complexity in their application than Z-Axis’ current accounting policies which are set forth below.

Concentrations of Credit Risk

Financial instruments, which potentially subject Z-Axis to concentration of credit risk, consist principally of cash and trade accounts receivable. Z-Axis places its temporary cash investments with what management believes are high quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are limited due to Z-Axis’ periodic credit evaluations of its significant customers’ financial condition and their dispersion across geographic areas.

Accounts Receivable

Z-Axis extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. Amounts determined to be uncollectible are expensed in the period such determination is made. The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance for doubtful accounts at a level considered adequate to cover future losses. The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by Z-Axis on an ongoing basis. Z-Axis will write off all uncollectible accounts after all collection efforts have failed. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.

Revenue and Cost Recognition

Z-Axis generates sales primarily from hourly-rate contracts with its customers. Some sales are generated by work with government agencies that require fixed-price contracts and are negotiated periodically to allow for changes in the amount and scope of work. Sales revenue generated from hourly-rate and fixed-price contracts is recognized as services are performed. Sales revenue is determined by the contract billing rates and the time incurred to perform the service plus reimbursable expenses. Expenses are determined by actual costs incurred.

Recently Issued Accounting Pronouncements Affecting Z-Axis

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109. FIN No. 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return, including a decision whether to file or not to file income tax returns in a particular jurisdiction. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net assets as a result of application of FIN No. 48, these will be accounted for as an adjustment to retained earnings. Management believes the adoption of FIN No. 48 will not have a material impact on Z-Axis’ financial statements.

In September 2006, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB No. 108). The interpretations in this Staff Accounting Bulletin express the staff’s views regarding the process of quantifying financial statement misstatements. The staff is aware of diversity in practice. For example, certain registrants do not consider the effects of prior year errors on current year financial statements, thereby allowing improper assets or liabilities to be adjusted. While these errors may not be material if considered only in relation to the balance sheets, correcting the errors could be material to the current year income statement. Certain registrants have proposed to the staff that allowing these errors to remain on the balance sheet as assets or liabilities in perpetuity is an appropriate application of generally accepted accounting principles. The staff believes that approach is not in the best interest of the users of financial statements. The interpretations in Staff Accounting Bulletin No. 108 are being issued to address diversity in practice in quantifying financial misstatements and the potential under current practice for the build up of improper amounts on the balance sheet. Management believes that following the guidance set forth in SAB No. 108 does not have a material impact on Z-Axis’ financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3”, which is effective for fiscal years beginning after December 15, 2005. This Statement replaces APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. Management believes the adoption of SFAS 154 will not have a material impact on Z-Axis’ financial statements.

On February 16, 2006 the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 allows financial allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. Z-Axis does not expect its adoption of this new standard to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. Management believes that the adoption of SFAS No. 157 will not have a material impact on Z-Axis’ financial statements.

On December 15, 2006 the SEC announced that it is has modified reporting requirements for smaller public companies under Section 404 of the Sarbanes-Oxley Act (SOX 404) of 2002. The SEC granted relief to smaller public companies by extending the date by which non-accelerated filers must commence providing a report by management assessing the effectiveness of the company’s internal control over financial reporting. The compliance date for these companies was moved from fiscal years ending on or after July 15, 2007, to fiscal years ending on or after December 15, 2007. The SEC also extended the date by which non-accelerated filers must begin to comply with the Section 404(b) requirement to provide an auditor’s attestation report on internal control over financial reporting in their annual reports. This deadline was moved to the first annual report for a fiscal year ending on or after December 15, 2008. The extension requires all non-accelerated filers to complete only the management’s portion of the internal control requirements in their first year of compliance with SOX 404. This modification is intended to provide cost savings and efficiency opportunities to smaller public companies and to assist them as they prepare to comply fully with SOX 404 reporting requirements. The extension will provide these issuers and their auditors an additional year to consider and adapt to the changes in Auditing Standard No. 2 that the SEC and the Public Company Accounting Oversight Board have announced, including the proposed adoption of Auditing Standard No. 5, as well as implementing the management guidance that the SEC has issued, to improve the efficiency of the Section 404 compliance process generally and the Section 404(b) auditor attestation report process.

Market Risk

To date, substantially all of Z-Axis’ net sales have been denominated in U.S. dollars. In fiscal 2007 and 2006 approximately 3% of total net sales were made to customers outside the U.S. Accordingly, Z-Axis believes that currently there is no material exposure to risk from changes in foreign currency exchange rates. As Z-Axis increases its international sales, its exposure to currency fluctuations could increase if Z-Axis’ international sales are denominated in currencies other than the U.S. dollar. Z-Axis does not engage in any hedging activities and has no plans to do so in the future.

Z-Axis’ exposure to interest rate risk at March 31, 2007 is related to its investment of excess cash and cash equivalents and the interest rate charged under Z-Axis’ revolving line-of-credit. Z-Axis considers investments that, when purchased, have a remaining maturity of 90 days or less to be cash equivalents. To minimize its exposure to an adverse shift in interest rates, Z-Axis invests mainly in cash equivalents and short-term investments and maintain an average maturity of nine months or less. Due to the short-term nature of these investments, Z-Axis believes there is currently no associated material exposure to interest rate risk. The interest rate on Z-Axis’ bank line of credit is variable and subject to interest rate risk. The interest rate risk related to the line of credit is mitigated primarily by the fact that the balance under the line-of-credit has been outstanding for a short period of time in order to fund short-term cash requirements.

Z-Axis does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Z-Axis’ financial instruments consist of cash, cash equivalents, short-term investments, accounts receivable, accounts payable, accrued expenses and long-term obligations. The primary objectives of Z-Axis’ investment strategy are to preserve principal, maintain proper liquidity to meet operating needs, and maximize yields consistent with risk mitigation goals.

Other Matters

Backlog

Z-Axis considers backlog to be comprised of two elements: backlog in progress and expected backlog. Z-Axis considers litigation support products being produced for, and litigation support services being rendered to, Z-Axis’ customers as of the end of the fiscal year and that will continue to be rendered into the following fiscal year to be backlog in progress. Backlog in progress is typically “funded” backlog, meaning that the customer has contractually committed to expend a certain amount and, in the case of governments or government agencies, funding has been appropriated and authorized for expenditure. Z-Axis considers expected net sales from customer orders that have been placed but as to which production has not yet started or services are not yet being rendered to be expected backlog. Expected backlog reflects management’s estimate of future net sales from existing written contracts, such as signed contracts, a written task order under a master contract, a master contract, a subcontract or other types of written authorization, including change orders to existing written agreements and purchase orders. In the case of contracts with governments or governmental agencies, the expected backlog may represent amounts as to which funding has not yet been appropriated and authorized for expenditure. As of March 31, 2006, management estimates that Z-Axis’ total backlog, including backlog in progress and expected backlog, was between approximately $1,000,000 to $1,200,000, an amount consistent with estimated backlog at the end of the prior fiscal year. Management believes that the backlog will stay at approximately this level through the end of fiscal 2008.

Other companies that offer litigation support services that are similar to ours may not calculate backlog in the same manner as Z-Axis does, because their calculations are based on different subjective factors or because they use a different methodology. Therefore, information presented by Z-Axis regarding its total backlog, which consists of backlog in progress and expected backlog, may not be comparable to similar presentations by others. The amount of expected backlog is not exact or guaranteed; however, it represents what Z-Axis’ management team reasonably believes, based upon subjective factors such as past experience with the particular customers, the type of services or products and present budgetary expectations and information about the customers’ needs and other business circumstances, will become backlog in progress. These estimates are based upon the information in Z-Axis’ possession at the time the estimate is made. If Z-Axis’ management does not accurately assess each of these factors, or if it does not include all of the variables that affect the net sales Z-Axis will recognize from estimated backlog, the potential value of estimated backlog may not reflect actual net sales achieved in subsequent periods. As a result, there can be no assurance Z-Axis will ultimately receive amounts included in total backlog or that total backlog includes all net sales that it may ultimately receive under contracts existing at any one time. There is no specific formula for the estimates Z-Axis makes in arriving at estimated backlog. If sufficient information is not available upon which to base an estimate, or Z-Axis does not have prior experience with a particular customer, management may not include any unfunded portion of a contract in total backlog until such time as a reasonable estimate can be made.

Furthermore, many factors that affect the scheduling of trials and other legal proceedings could alter the actual timing of net sales related to amounts included in total backlog. There is also the possibility that contracts could be adjusted or cancelled in a manner that would affect the realization of expected net sales reflected in backlog. For example, pre-trial settlement of a litigated matter or a decision to use Z-Axis’ services to a greater or lesser extent than originally anticipated may cause actual net sales to vary from amounts included in total backlog. Additionally, Federal government contracts may be terminated at any time at the option of the government, which could also impact Z-Axis’ expected net sales from backlog. Nevertheless, Z-Axis believes that total backlog is important information for investors, reflecting on potential future performance.

Off-Balance Sheet Arrangements

In June 2003, Z-Axis obtained an irrevocable standby letter of credit in the amount of $60,000 in favor of the landlord from which it leases its current headquarters facility. The letter of credit is secured by cash on deposit in a restricted money market account maintained at a financial institution. The letter of credit reduces at the rate of $12,000 per year and is currently scheduled to expire in April 2008. As of December 31, 2006, Z-Axis did not have any other off-balance sheet financing arrangements. Z-Axis does not have transactions, arrangements or relationships with variable interest entities and has not guaranteed any financial obligations of third parties.

Dividends

No dividends have been declared as of September 30, 2006 and Z-Axis does not anticipate paying dividends in the foreseeable future.

Related Party Transactions

Z-Axis was not a party to any related party transactions as described in Item 404 of Regulation S-B during the fiscal years ended March 31, 2007, 2006 and 2005.

Inflation

Management believes that inflation has not had a significant impact on Z-Axis’ financial position or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION — SILICON MOUNTAIN

Overview

Prior to Silicon Mountain’s acquisition of VCI Vision Computers, Inc. (“Vision Computers”) on September 25, 2006, Silicon Mountain developed, assembled and marketed open-standard memory solutions based on FLASH memory and dynamic random access memory, or DRAM, technologies primarily direct to end-users. In this part of its business, Silicon Mountain specialized in providing DRAM memory modules and FLASH drives and memory cards used in standard operating environments. As of result of the Vision Computers acquisition, Silicon Mountain also develops, assembles and markets branded computer systems and peripherals direct to end-users and specializes in developing branded computing solutions used in standard operating environments. In both of its businesses, Silicon Mountain offers a comprehensive product line, including FLASH and DRAM based memory solutions used by large enterprise buyers and consumers and computer systems, computer memory solutions and peripherals used by large enterprise buyers, small and medium businesses and consumers. Silicon Mountain’s primary customers range from the Fortune 1000 to individual consumers in the United States.

Sales of DRAM memory products accounted for 45.2% and 91.7% of Silicon Mountain’s total sales in the three months ended March 31, 2007 and 2006, respectively, and 71.3% and 92.0% of Silicon Mountain’s total sales in 2006 and 2005, respectively. Sales of FLASH products accounted for 4.1% and 8.3% of Silicon Mountain’s total sales for the three months ended March 31, 2007 and 2006, respectively, and 7.9% and 7.7% of Silicon Mountain’s total sales in 2006 and 2005, respectively. Sales of Silicon Mountain’s products are generally made pursuant to purchase orders rather than long-term commitments. Beginning with the fourth quarter of 2006, the addition of VCI’s products to Silicon Mountain’s product lines will significantly affect Silicon Mountain’s product and sales mix.

Beginning in the quarter ended December 31, 2006, for financial reporting purposes, we began reporting in two operating segments: memory products, including DRAM and FLASH, and computer systems, including branded computer systems, servers, storage and peripherals.

Silicon Mountain’s products target niche computing applications, including switches, routers, high-end servers, workstations, desktops and notebooks. As the applications that Silicon Mountain serves expand, and as the complexity of these applications increases, the need for the customization of Silicon Mountain’s products in these applications also increases.

The primary component of Silicon Mountain’s cost of goods sold is the cost of integrated circuit devices for the FLASH memory and DRAM products and the cost of processors and memory for computer systems. The purchase cost of the integrated circuit devices typically represents approximately 75% of the total cost of a finished memory board. The other components of Silicon Mountain’s cost of goods sold are the PCB Board, in-bound and out-bound shipping, shipping supplies, and direct labor costs associated with the assembly of computer systems. Silicon Mountain’s other operating costs consist of:

•	selling expenses;

•	general and administrative expenses; and

•	depreciation and amortization expense.

Fluctuations in the cost of goods sold as a percentage of sales, either up or down by 5% in any given period, are not unusual. These can result from many factors, some of which are a rapid change in the price of processors, DRAMs and FLASH, a change in product mix possibly resulting from a large order or a series of orders for a particular product computer systems fluctuations. Market demand changes for particular products can also result in fluctuations of the cost of goods sold as a percentage of sales. In periods of slight to moderate product cost increases, Silicon Mountain is able to pass along a significant portion of the cost to the customer. However, in periods of rapid price change, the cost is often absorbed by Silicon Mountain, which reduces its gross margins.

Results of Operations

The following table sets forth consolidated operating data expressed as a percentage of sales for the periods indicated.

	Three Months Ended March 31,		Years Ended December 31,
	2007	2006	2006	2005	2004

Sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Goods Sold	78.6	67.3	76.9	70.2	71.6

Gross Margin	21.4	32.7	23.1	29.8	28.4
Operating Costs:
Selling Expenses	8.9	16.6	13.8	16.9	12.7
General & Administrative	9.8	14.4	9.8	10.5	11.5
Depreciation & Amortization	3.2	1.2	2.1	1.3	1.0
Income from Operations	(0.6)	0.5	(2.5)	1.1	3.3
Other (Expense) Income	(3.3)	0.0	(1.8)	(0.2)	(0.7)

Pre-Tax Income	(3.9)	0.5	(4.3)	1.0	2.5
Income Tax (Expense) Benefit	1.5	(0.2)	1.3	0.3	(0.2)

Net Income (Loss)	(2.4)	0.3	(3.0)	0.6	2.3

Three Months Ended March 31, 2007 compared with Three Months Ended March 31, 2006

The VCI acquisition was completed on September 25, 2006 and results of the combined entity were only included in the first quarter of 2007. For this reason, the results for the systems sales are only included in the results for the three months ended March 31, 2007. Sales for the three months ended March 31, 2007 were $7.7 million compared to $4.4 million in the first three months of 2006. The growth in sales came primarily from growth in system sales created by the acquisition of VCI; growth in system sales accounted for approximately 48.5% of sales for the first three months of 2007, compared to approximately 0.0% for the first three months of 2006. Overall memory sales volume, as measured by units sold and orders shipped, decreased by approximately 3.1% and 30.7% for the three months ended March 31, 2007 and 2006, respectively. The decrease in orders is attributable to a refocusing of the online advertising to eliminate a significant amount of unprofitable order volume.

Cost of goods sold was $6.0 million for the three months March 31, 2007, or 78.6% of sales, compared to $3.0 million, or 67.3% of sales for the first three months of 2006. Fluctuations in the cost of good sold as a percentage of sales, either up or down of 5% in any given period, are not unusual and can result from many factors, some of which are a rapid change in the price of DRAM’s and FLASH, a change in product mix possibly resulting from a large order or a series of orders for a particular product. Market demand changes for particular products can also result in fluctuations of the cost of goods sold as a percentage of sales. The increase in cost of goods sold during first quarter of 2007 was primarily due to the acquisition of VCI in the third quarter of 2006.

Selling, general and administrative, and depreciation and amortization expenses were $1,690,216 for the three months end March 31, 2007 compared to $1,436,233 for the three months March 31, 2006. The increase was primary related to the acquisition of VCI in the third quarter of 2006. The Company also increased their investment into online marketing, advertising and increased headcount.

Total other income (expense) for the three months ended March 31 2007 totaled a net expense of $256,716 as compared to a net expense of $1,652 for the three months ended March 31, 2006. The increase in interest expense in 2007 was due to interest expenses created by the beneficial conversion of warrants and higher interest rates and increased use of our debt facilities.

Income tax benefit for the three months ended March 31, 2007 was $113,000 compared to income tax expense of $7,500 for the three months ended March 31, 2006. The Company incurred an income tax benefit in the first quarter of 2007 because it incurred a pretax loss of 299,924 for the three months ended March 31, 2007.

Fiscal 2006 compared with Fiscal 2005

Sales for fiscal 2006 were $21.8 million compared to $16.2 million in fiscal 2005. The growth in sales came primarily from higher sales of VCI systems, memory sales to channel resellers and memory sales to small and medium-sized businesses and consumers. Systems sales accounted for 17.8% of sales in fiscal 2006 as compared to 0.0% in fiscal 2005. Memory sales to channel resellers accounted for approximately 8.3% of sales in fiscal 2006, compared to approximately 2.2% in fiscal 2005. Memory sales to consumers and small and medium-sized business increased 23.6% from fiscal 2005 to fiscal 2006. Overall volume as measured by units sold and orders shipped increased by approximately 25% and 26%, respectively, in fiscal 2006 from fiscal 2005. Sales mix between DRAM and FLASH products, expressed as a percentage of total sales, were:

	2006	2005

DRAM	74.3%	92.0%
FLASH	7.9%	7.2%

Cost of goods sold was $16.7 million in fiscal 2006, or 76.8% of sales, compared to $11.3 million, or 70.2% of sales, in fiscal 2005. Fluctuations in the cost of good sold as a percentage of sales, either up or down by 5% in any given period, are not unusual and can result from many factors, some of which are a rapid change in the price of DRAMs and FLASH, and a change in product mix possibly resulting from a large order or a series of orders for a particular product. Market demand changes for particular products can also result in fluctuations in the cost of goods sold as a percentage of sales. The increase in the cost of goods sold in fiscal 2006 was due to the significant increase in modules sold and component costs associated with the sale of systems through Vision Computers. The cost of goods sold as a percentage of sales increased in fiscal 2006 as a result of the lower margins associated with the sale of systems and a rise in the average selling price for memory.

Selling, general and administrative, and depreciation and amortization expenses were $5.6 million in fiscal 2006, or 25.7% of sales, versus $4.6 million, or 28.7% of sales, in fiscal 2005. The significant increase in these expenses is primarily the result of the acquisition of VCI and the associated operating costs and depreciation.

Total other income (expense) for fiscal 2006 totaled a net expense of $377,049 as compared to a net expense of $30,709 in fiscal 2005. The significant increase in expense in fiscal 2006 was due to significant interest and financing fees associated with the $8.5 million debt funding completed in September, 2006. Interest expense in fiscal 2006 totaled $338,853 as compared to $109,526 in fiscal 2005.

Income tax expense for fiscal 2005 was $267,000 versus ($56,000) in fiscal 2005. As of December 31, 2006, Silicon Mountain had net operating loss carryforwards for federal and state tax purposes of $139,000. Unused net operating loss carryforwards will expire at various dates beginning in the year 2019.

Fiscal 2005 compared with Fiscal 2004

Sales for fiscal 2005 were $16.1 million compared to $13.8 million in fiscal 2004. The growth in sales came primarily from higher sales to small and medium-sized businesses and consumers, which accounted for approximately 19% of sales in fiscal 2005, compared to approximately 5% in fiscal 2004. Overall volume as measured by units sold and orders shipped increased by approximately 47% and 100%, respectively, in fiscal 2005 from fiscal 2004. Average selling prices declined by approximately 20% in fiscal 2005 compared to fiscal 2004. Sales mix between DRAM and FLASH products, expressed as a percentage of total sales, were:

	2005	2004

DRAM	92%	95%
FLASH	8%	5%

Cost of goods sold was $11.3 million in fiscal 2005, or 70.2% of sales, compared to $9.9 million, or 71.6% of sales, in fiscal 2004. Fluctuations in the cost of good sold as a percentage of sales, either up or down of 5% in any given period, are not unusual and can result from many factors, some of which are a rapid change in the price of DRAMs and FLASH, a change in product mix possibly resulting from a large order or a series of orders from a particular product. Market demand changes for particular products can also result in fluctuations of the cost of goods sold as a percentage of sales. The increase in the cost of goods sold in fiscal 2005 was due to the significant increase in modules sold. The cost of goods sold as a percentage of sales dropped in fiscal 2005 as a result of improved supply side purchasing and a drop in the average selling price of DRAM and FLASH products.

Selling, general and administrative, and depreciation and amortization expenses were $4.6 million in fiscal 2005, or 28.7% of sales, versus $3.5 million, or 25.2% of sales, in fiscal 2004. The significant increase in these expenses is primarily the result of increased spending in online advertising and increased staffing needed to manage the significant increase in order volume.

Total other income (expense) for fiscal 2005 totaled a net expense of $30,709 as compared to a net expense of $102,549 in fiscal 2004. The significant drop in expense in fiscal 2005 was due to $83,378 in debt forgiveness that resulted from the renegotiation of the SuperPC purchase agreement. Interest expense in fiscal 2005 totaled $109,526 as compared to $98,602 in fiscal 2004. The increase in interest expense in fiscal 2005 was due to higher outstanding balances under the line of credit and the obtaining of a $500,000 term loan.

Income tax expense for fiscal 2005 was $56,000 versus $34,000 in fiscal 2004. As of December 31, 2005, Silicon Mountain had net operating loss carryforwards for federal and state tax purposes of $62,000. Unused net operating loss carryforwards will expire at various dates beginning in the year 2019.

Liquidity and Capital Resources

Silicon Mountain’s principal sources of liquidity are cash flow from operations and borrowings under its credit facility. Silicon Mountain’s principal uses of cash are debt service requirements, capital expenditures and working capital requirements.

Debt Service

On September 25, 2006, Silicon Mountain and VCI Systems, Inc., Silicon Mountain’s wholly-owned subsidiary (collectively, the “Borrowers”), entered into a security and purchase agreement with a lender (the “Lender”), pursuant to which the Lender loaned Silicon Mountain an aggregate loan amount of up to $8,500,000 (the “Loan”). The Loan consists of a $3,500,000 secured revolving note (the “Revolving Note”), a $2,500,000 secured nonconvertible term note (the “Non-Convertible Note”) and a $2,500,000 secured convertible term note (the “Convertible Note”). The Revolving Note, the Non-Convertible Note and the Convertible Note are referred to collectively as the “Notes.” Each of the Notes has a three-year term. The Revolving Note bears interest at the Lender’s prime rate plus 2% per annum, but not less than 8%, and provides for credit advances based on 90% of certain accounts receivable and 50% of inventory (with a $1,000,000 maximum credit availability based solely on inventory). Each of the Convertible Note and Non-Convertible Note bears interest at the Lender’s prime rate plus 3%, but not less than 9%. Silicon Mountain is required repay the principal amount of each of the Convertible Note and Non-Convertible Note in accordance with the following schedule: (1) no amortization in the first year, (2) $50,000 per month during years two and three, and (3) $1,300,000 at maturity. Each note contains early redemption penalties. Under the Notes, following and during an event of default and written notice by the Lender, the Borrowers are obligated to pay additional interest on the outstanding principal balance of each of the Notes in an amount equal to 1% per month and may be required by the Lender to pay a default payment equal to 110% of the outstanding principal amounts under the Notes, plus accrued and unpaid interest. The Loan agreement contains certain restrictive covenants as more fully described below in “Information about Silicon Mountain Memory, Incorporated — Recent Developments.” The Convertible Term Loan is optionally convertible at a share price of $3.69 on a forced conversion if the trading price of the common stock over a designated period is equal to or greater than one hundred seventy five percent (175%) of the fixed conversion price.

Historical Trends

Cash Flows from Operating Activities.  Silicon Mountain generated $(371,349) of cash flows from operating activities during the three months ending March 31, 2007 as compared to $76,324 of cash flows from operating activities during the three months ending March 31, 2006. Silicon Mountain generated $(469,842) of cash flows from operating activities during the fiscal year 2006 and $390,142 of cash flows from operating activities in fiscal year 2005.

Cash Flows from Investing Activities.  Silicon Mountain generated $(82,861) of cash flows from investing activities during the three months ending March 31, 2007 as compared to $(38,642) of cash flows from investing activities during the three months ending March 31, 2006. Cash used in investing activities totaled $(3,495,478) in fiscal year 2006 and $(215,120) for fiscal 2005. The primary use in fiscal 2006 was for the purchase of VCI and capital expenditures, which are described below.

Cash Flows from Financing Activities.  Silicon Mountain generated $266,433 of cash flows from financing activities during the three months ending March 31, 2007 as compared to $(66,399) of cash flows from investing activities during the three months ending March 31, 2006. Cash provided in financing activities totaled $4,261,122 in fiscal year 2006 and $(197,644) for fiscal 2005. The primary source of cash provided in fiscal year 2006 was the $8.5 million debt financing. The primary uses of cash provided by financing activities in fiscal 2006 were the purchase of VCI, financing fees and the retirement of a $.5 million term loan from Silicon Valley Bank.

Capital Expenditures

Capital expenditures during the three months ending March 31, 2007 were $82,861 as compared to $38,642 for the three months ending March 31, 2006. The primary use of capital during the period ending March 31, 2007 was for infrastructure-related equipment. The primary use of capital in fiscal year 2006 was $3,237,058 for the asset purchase of VCI. Additional capital expenditures were $258,420 in fiscal year 2006, and $215,120 in fiscal 2005 as compared to $161,997 in fiscal 2004. Capital expenditures were primarily used to upgrade sales infrastructure, especially for the online sales system. At the end of fiscal 2006, contractual commitments for capital purchases were not material. Fiscal 2007 capital expenditures are expected to be in the normal historical range for Silicon Mountain.

Silicon Mountain’s future capital requirements may vary materially from those now planned. The amount of capital that it will need in the future will depend on many factors, including:

•	its relationships with suppliers and customers;

•	the levels of promotion and advertising that will be required to sell new products and achieve and maintain a competitive position in the marketplace;

•	expansion of its business, including the opening of offices and facilities in other locations;

•	price discounts on products to its customers;

•	its pursuit of strategic transactions, including acquisitions, joint ventures and capital investments;

•	the levels of inventory and accounts receivable that it maintains; and

•	its entrance into new markets.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2006 are as follows:

Years Ending December 31	Amount

2007	$309,600
2008	186,750
2009	132,416
2010	136,389
2011	140,480
Thereafter	740,387

On October 20, 2006, Silicon Mountain’s wholly owned subsidiary entered into a ten year triple-net lease with the landlord of Silicon Mountain’s Arizona operations. Under this lease Silicon Mountain is required to pay $10,350 per month which increases 3% at each anniversary date.

Inflation has not had a significant impact on Silicon Mountain’s sales and operations.

New Accounting Pronouncements Affecting Silicon Mountain

Recent Accounting Pronouncements — In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157 (“SFAS No. 157”). The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB released FASB Interpretation No. 48 — Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”) and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006 with the impact of adoption to be reported as a cumulative effect of an accounting change. The Company is currently evaluating the financial statement impact of adoption FIN No. 48.

Critical Accounting Policies and Estimates

Silicon Mountain’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires Silicon Mountain to make estimates and judgments that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of sales and expenses for each period. The following represents a summary of Silicon Mountain’s critical accounting policies, defined as those policies that Silicon Mountain believes are: (a) the most important to the portrayal of its financial condition and results of operations, and (b) that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition:  Sales revenue is recognized when title passes upon shipment of goods to customers. Silicon Mountain’s revenue-earning activities involve delivering or producing goods. The following criteria are met before sales revenue is recognized: persuasive evidence of an arrangement exists, shipment has occurred, the selling price is fixed or determinable and collection of the receivable is reasonably assured. Silicon Mountain does experience a minimal level of sales returns and maintains an allowance to which

Silicon Mountain accrues a reserve at the time of sale in accordance with SFAS No. 48, “Revenue Recognition When Right of Return Exists.”

Reserves for inventory excess, obsolescence and lower of market values over costs.  Silicon Mountain purchases raw and assembled materials in quantities that Silicon Mountain anticipates will be fully used in the near term. Changes in operating strategy, customer demand and unpredictable fluctuations in market values of these materials can limit Silicon Mountain’s ability to effectively utilize all of the materials purchased and result in finished goods with above market carrying costs which may cause losses on sales to customers. Silicon Mountain regularly monitors potential excess, or obsolete, inventory by analyzing the length of time in stock and compares market values to cost. When necessary, Silicon Mountain reduces the carrying amount of its inventory to its market value.

Allowances for doubtful accounts and price protection.  Silicon Mountain maintains allowances for doubtful accounts for estimated losses resulting from the inability of Silicon Mountain’s customers to make required payments. Silicon Mountain reviews its allowance for doubtful accounts regularly and all past due balances over 90 days are reviewed for collectibility.

Income taxes.  As part of the process of preparing Silicon Mountain’s consolidated financial statements, Silicon Mountain is required to estimate income taxes in each of the jurisdictions in which it operates. The process incorporates an assessment of the current tax exposure together with temporary differences resulting from different treatment of transactions for tax and financial statement purposes. Such differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. The recovery of deferred tax assets from future taxable income must be assessed and, to the extent that recovery is not likely, Silicon Mountain establishes a valuation allowance. Increases in valuation allowances result in the recording of additional tax expense. Further, if Silicon Mountain’s ultimate tax liability differs from the periodic tax provision reflected in the consolidated statements of operations, additional tax expense may be recorded.

Litigation and other contingencies.  Management regularly evaluates Silicon Mountain’s exposure to threatened or pending litigation and other business contingencies. Because of the uncertainties related to the amount of loss from litigation and other business contingencies, the recording of losses relating to such exposures requires significant judgment about the potential range of outcomes. As additional information about current or future litigation or other contingencies becomes available, Silicon Mountain’s management will assess whether such information warrants the recording of additional expense relating to Silicon Mountain’s contingencies. Silicon Mountain bases its estimates on historical experience and on various other assumptions that are believed to be reasonable. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Silicon Mountain currently is recording no expense for litigation and other contingencies.

Valuation of long-lived assets.  Silicon Mountain assesses the potential impairment of long-lived tangible and intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Changes in Silicon Mountain’s operating strategy can significantly reduce the estimated useful life of such assets.

Advertising Costs:  Silicon Mountain expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. Silicon Mountain had no amounts capitalized for direct response incurred. Advertising expense was $816,296 and $710,894 for the years ended December 31, 2006 and 2005, respectively.

Dependence on Material Suppliers

Silicon Mountain’s business depends on a limited number of material suppliers. The loss of a material supplier could have a significant adverse impact on Silicon Mountain’s ability to obtain DRAM and FLASH IC products that are then experiencing high customer demand. Silicon Mountain has no long-term supply or similar arrangements with any of its suppliers. Silicon Mountain believes that alternate sources of supply are available if a relationship with one of its suppliers were terminated. Supply disruptions could adversely impact Silicon Mountain’s sales and operating results if alternate sources of supply are unavailable on short notice, if at all.

Market Risk

To date, substantially all of Silicon Mountain’s sales have been denominated in U.S. dollars. In fiscal 2006, less than 1% of total sales were made to customers outside the U.S. Accordingly, Silicon Mountain believes that currently there is no material exposure to risk from changes in foreign currency exchange rates. As Silicon Mountain increases its international sales, Silicon Mountain’s exposure to currency fluctuations could increase if its international sales are denominated in currencies other than the U.S. dollar. Silicon Mountain does not engage in any hedging activities and has no plans to do so in the future.

Silicon Mountain’s exposure to interest rate risk at December 31, 2006 and December 31, 2005 is related to its investment of excess cash and cash equivalents and the interest rate charged under its revolving line-of-credit. Silicon Mountain considers investments that, when purchased, have a remaining maturity of 90 days or less to be cash equivalents. To minimize its exposure to an adverse shift in interest rates, Silicon Mountain invests mainly in cash equivalents and short-term investments and maintain an average maturity of nine months or less. Due to the short-term nature of these investments, Silicon Mountain believes there is currently no associated material exposure to interest rate risk. The interest rate on Silicon Mountain’s bank line of credit is variable and subject to interest rate risk. The interest rate risk related to the line of credit is mitigated primarily by the fact that the balance under the line-of-credit is regularly reduced as accounts receivable are collected.

Silicon Mountain does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Silicon Mountain’s financial instruments consist of cash, cash equivalents, short-term investments, accounts receivable, accounts payable, accrued expenses and long-term obligations. The primary objectives of its investment strategy are to preserve principal, maintain proper liquidity to meet operating needs, and maximize yields consistent with risk mitigation goals.

Related Party Transactions

Juan Perez was appointed Silicon Mountain’s Chief Financial Officer, Secretary and Treasurer effective June 7, 2007 following the resignation of Roger Haston, our former Chief Financial Officer, Secretary and Treasurer. Mr. Haston has left Silicon Mountain to pursue other opportunities. Pursuant to Mr. Perez’s terms of employment, Silicon Mountain is obligated to pay him a monthly base salary of $11,666.66. Mr. Perez is eligible to participate in Silicon Mountain’s Annual Bonus Compensation Plan, which makes Mr. Perez eligible to receive up to 35% of his base salary paid on December 31st of each year based on the performance of Silicon Mountain’s business. Mr. Perez is entitled to receive from Silicon Mountain an incentive stock option to purchase 100,000 shares of common stock with an exercise price equal to the fair market value of Silicon Mountain’s common stock on the date of grant. Silicon Mountain intends to grant Mr. Perez the option no later than July 31, 2007 once a sufficient amount of shares are available for issuance under the Silicon Mountain stock incentive plan. The option will vest 33% on each of the first, second and third anniversaries of the grant date and have a term of ten years. Mr. Perez is also eligible to receive a moving allowance of $5,000 and is eligible to participate in Silicon Mountain’s employee benefits plans.

On February 1, 2007, Silicon Mountain entered into a Professional Services Agreement with Steven King, who became a member of Silicon Mountain’s board of directors on April 27, 2007. The agreement was subsequently amended on March 24, 2007. Pursuant to the agreement, as amended, Mr. King is to provide certain business consulting services to Silicon Mountain in exchange for a consulting fee of $8,000 per month plus $1,000 per month to cover miscellaneous expenses and healthcare costs and the grant of a stock option to purchase 145,000 shares of common stock at an exercise price of $1.33 per share vesting 20% on the first anniversary of the date of the agreement, 30% on the second anniversary and 50% on the third anniversary. The foregoing stock options were issued pursuant to the Silicon Mountain stock incentive plan. Silicon

Mountain has also agreed to reimburse Mr. King for certain expenses incurred as a result of providing the services contemplated by the agreement. The agreement is cancellable upon 15 days notice by either party.

In November 2006, the Silicon Mountain board of directors approved the payment of $1,000 per month to the Chairman of its board as compensation for the Chairman’s service. These payments began in November 2006. During the year ended December 31, 2006, Silicon Mountain paid $2,000 in the aggregate to the Chairman of its board.

In June 2006, Silicon Mountain borrowed $100,000 from RayneMark Investments, LLC (“RayneMark”), of which Mark Crossen, a member of Silicon Mountain’s board of directors, is a manager and majority owner, pursuant to a secured promissory note (the “RayneMark Note”). The deemed annual interest rate based upon the value of the securities issued in consideration of the RayneMark Note was 10.74%. On September 26, 2006, Silicon Mountain repaid the outstanding balance and accrued interest under the RayneMark Note in full. In conjunction with the issuance of the note, Silicon Mountain also issued to RayneMark a warrant to purchase 50,000 shares of Silicon Mountain’s common stock at an exercise price of $1.00 per share and which is exercisable on or before June 1, 2013.

In fiscal years 2005 and 2004, Silicon Mountain had borrowings outstanding from Mark Crossen and John Blackman, both of whom are directors of Silicon Mountain, of $150,047 (the “Crossen Loan”) and $436,406, respectively. In May 2005, Mr. Blackman agreed to convert $300,000 in principal amount of borrowings into equity of Silicon Mountain at a conversion price of $.50 per share of Silicon Mountain common stock. Additionally, in 2004, Mr. Blackman forgave $131,269 in interest then owed to him for prior borrowings made by Silicon Mountain. The balance on the Crossen Loan, together with the accrued interest as of June 30, 2006, was $152,488. The Crossen Loan is subordinated to the debt financing obtained by Silicon Mountain in connection with the Vision Computing acquisition. The deemed annual interest rate based upon the value of the securities issue in consideration of the Crossen Loan is 10.47%.

In fiscal year 2005, Silicon Mountain loaned $10,000 to Patrick Hanner, Silicon Mountain’s chief operating officer. During fiscal year 2006, Silicon Mountain loaned an additional $22,655 to Mr. Hanner. The terms of the promissory note include interest of 5% per year and payments of 50% of the annual bonus received by Mr. Hanner, with the balance due in December 2008. The balance on the note, together with accrued interest as of December 31, 2006, was $30,273.

INFORMATION ABOUT SILICON MOUNTAIN MEMORY, INCORPORATED

Description of Business

Overview

Silicon Mountain develops, assembles and markets branded computer products direct to end-users, including computer systems, computer memory products and peripherals. Headquartered in Boulder, Colorado, Silicon Mountain specializes in developing branded computing solutions used in standard operating environments. Silicon Mountain offers a comprehensive product line, including computer systems, computer memory solutions and peripherals used by large enterprise buyers, small and medium businesses and consumers. Silicon Mountain’s primary customers range from the Fortune 1000 to individual consumers in the United States.

Silicon Mountain competes with several large independent manufacturers, value-added resellers and Computer OEMS as described below in greater detail. The primary raw material used in producing these products represents approximately 75% of the total cost of a finished product. Consequently, average selling prices for computer systems, components and peripherals are significantly dependent on the pricing and availability of the raw materials. Silicon Mountain’s memory products target specific niche computing applications, including switches, routers, high-end servers, workstations, desktops and notebooks. Silicon Mountain’s computer systems include rack mount servers, workstation, storage systems and related components. As the applications that Silicon Mountain serve expand and as the complexity of these applications increases, the need for the customization of Silicon Mountain’s products in these applications also increases.

Silicon Mountain Memory was incorporated in Colorado in 1997 and currently has facilities in Colorado, California and Arizona. Silicon Mountain’s principal executive office is located at 4755 Walnut Street, Boulder, Colorado 80301, its telephone number is (303) 938-1155, its fax is (303) 427-6896 and its websites are located at http://www.smmdirect.com and www.visionman.com.

Industry Background

Our specific market can be divided into two categories: computer memory products and branded computer systems, each of which is described below.

Computer Memory Products

Computer memory products are designed to perform specific functions within computer and other electronic devices or systems. Two of the major types of memory products are FLASH and DRAM. FLASH is considered a non-volatile memory since it is able to retain data without a power source. Since DRAM requires a constant power supply to retain data, it is considered volatile memory. DRAM has historically dominated the memory industry in terms of market size and scale of production and continues to be one of the highest volume semiconductors manufactured today. In recent years, the memory market has expanded to include FLASH due to the proliferation of consumer electronic devices designed to allow increasing user mobility. The growth in shipments of these consumer electronic devices and their unique and expanding storage requirements have led to the increased demand for FLASH memory products.

DRAM Sales Growth and Channels

The growth in the DRAM industry is driven by unit growth in the markets for PCs, high-performance workstations, servers, switches, routers and the Internet infrastructure. In addition, DRAM growth is fueled by an increasing amount of memory content used in these systems. Silicon Mountain anticipates that the expected PC replacement cycle and continued high levels of IT spending will drive demand for DRAM memory in the near future.

The FLASH and DRAM memory consist of numerous participants including semiconductor manufacturers, third-party module and card manufacturers and a variety of distributors and mass market retailers who sell to end-users. Major memory semiconductor manufacturers have focused primarily on large volume opportunities, producing open-standard modules and cards as base-level memory for the leading OEMs of desktops and notebooks, digital cameras, cell phones and other mass markets. In contrast to serving the base-level memory needs of these OEMs, third-party module and card manufacturers, such as Silicon Mountain, provide open-standard upgrades used by consumers.

Computer Systems

As a result of the acquisition of Vision Computers, Inc. (“Vision Computers”) on September 25, 2006, Silicon Mountain now assembles and markets branded computer systems, including personal desktop computers (“PCs”), rackmount servers, computer related products and other consumer electronics products which are marketed in North America. We assemble our own systems and sell them under the trademarks Visionman® and Silicon Mountain Memory®.

Products

Silicon Mountain offers a comprehensive line of branded computer systems, DRAM memory and FLASH storage products and peripherals. The acquisition of Vision Computers in September 2006 expanded Silicon Mountain’s product lines to include branded computers, servers and peripherals. Prior to that acquisition, Silicon Mountain generated substantially all of its revenues from sales of DRAM memory products and FLASH products. Sales of DRAM memory products accounted for 74.3% and 92.0% of Silicon Mountain’s total sales in 2006 and 2005, respectively. Sales of FLASH products accounted for 7.9% and 7.2% of Silicon Mountain’s total sales in 2006 and 2005, respectively. Substantially all of Silicon Mountain’s FLASH and DRAM memory products comply with industry standards and are based on a variety of widely accepted industry architectures. Through December 31, 2006, sales of Silicon Mountain’s products are generally made pursuant to purchase orders rather than long-term commitments.

Computer Memory Products

Flash Memory Products

Silicon Mountain’s FLASH products are used in a wide base of applications, ranging from high-capacity, highly reliable industrial applications to high performance networking applications to mobile consumer electronic devices. These products are described as follows:

CompactFlash memory cards.  CompactFlash products provide full PC Card AT Attachment, or ATA, functionality, but are only one-fourth the size of a standard PC Card. CompactFlash memory cards are characterized by their small size, durability, low power consumption and the ability to operate at either 3.3 volts or 5.0 volts. CompactFlash products provide interoperability with systems based on the PC Card ATA standard by using a low-cost passive adapter, thus making CompactFlash widely used by a variety of applications.

Secure Digital and MultiMediaCard Flash memory cards.  Secure Digital, or SD, and MultiMediaCard, or MMC, FLASH memory cards are used in data storage applications and are about the size of a postage stamp. Their slim, compact design makes them an ideal removable storage solution for designs including mobile phones, audio players, digital cameras, and other space-constrained applications.

USB Flash drives.  Silicon Mountain’s USB FLASH drive portfolio consists of the embedded Bonzai Xpress and the upgradeable Bonzai which utilizes either an SD or MMC Flash memory card. The Bonzai offers greater capacity options since users can easily replace or upgrade the SD or MMC Flash memory card to enable the use of multiple FLASH memory cards on the same Bonzai, upgrade of the Bonzai to higher storage capacities and the use of a single FLASH drive among multiple devices.

ATA Flash PC cards.  Silicon Mountain’s ATA Flash PC Cards are used in storage, data backup and data logging applications. Silicon Mountain’s products are available in the industry standard PC Card Type II form factor.

DRAM Products

Silicon Mountain offers a full range of DRAM products, including dual in-line memory modules, or DIMMs, small-outline, or SO, DIMMs, mini-registered DIMMs, or mini-RDIMMs, very low profile, or VLP, RDIMMs and Fully-Buffered DIMMs, or FB-DIMMs. Silicon Mountain’s DRAM products are used primarily as personal computer, notebook and server upgrades and in higher performance computing. Silicon Mountain’s standard DRAM products are available in various memory module form factors and densities of up to 4GBs. Silicon Mountain also offers many of these products utilizing different DRAM architectures such as FB-DIMM, DDR, DDR2, SDRAM and RDRAM.

Computer Systems

Silicon Mountain develops, assembles, markets, sells, and supports a wide range of branded computer products that are customized to individual customer requirements. Silicon Mountain’s product categories include branded computer systems, servers, storage and peripherals.

Servers —

Silicon Mountain’s line of servers is designed to provide customers affordable performance, reliability, and scalability. Options include high performance rack, blade, and tower servers for enterprise customers and small organizations and networks.

•	Rackmounts (1u,2u,3u,4u)

•	Towers (Mid & Full Size)

PowerStations —

Silicon Mountain’s powerstations are intended for professional users who demand exceptional performance from hardware platforms certified to run sophisticated applications, such as three-dimensional computer-aided design, digital content creation, geographic information systems, computer animation, software development, and financial analysis.

•	Mainly Tower Systems

•	Designed for heavy task desktop applications

Parts & Peripherals —

Silicon Mountain offers a multitude of competitively priced third-party peripheral products, networking products, video and graphic cards, power adapters and other products.

•	RAID controllers and Storage — Silicon Mountain provides a portfolio of storage solutions for growth, backup and compliance, as well as direct attached storage, network attached storage, and storage area networks

•	Optical drives, Video Cards, Graphic Cards and other Peripherals

Product Warranty and Service

Management believes that Silicon Mountain’s reputation for the reliability of its products and the confidence of prospective purchasers in Silicon Mountain’s ability to provide service over the life of the product are important factors in making sales. As a consequence, Silicon Mountain maintains a warranty program specific to its product lines.

Computer Memory Products

Warranty returns were immaterial as a percentage of sales in 2006, 2005 and 2004.

Computer Systems

Silicon Mountain generally warranties computer systems for one year from the date of sale for parts and labor on a depot return basis. We have established a warranty reserve for the estimated labor and repair cost for systems sold, and periodically review the adequacy of this reserve in light of actual warranty experience.

Customers

Silicon Mountain sells its products through inside sales representatives and its online websites: www.smmdirect.com and www.upgradememory.com. Silicon Mountain has no long-term sales contracts with Silicon Mountain’s customers. Silicon Mountain’s products are sold directly to end users from Fortune 1000 companies to individual consumers. Silicon Mountain’s ten largest customers accounted for an aggregate of 11.4% of Silicon Mountain’s total sales in 2006. Silicon Mountain’s top customer accounted for approximately 3.2% of Silicon Mountain’s total sales in 2006. In 2006, Silicon Mountain’s products were sold to more than 31,000 customers which is a growth rate of 25% over 2005. Silicon Mountain’s percent of sales accounted for by online sales in 2006 and 2005 was 17.4% and 19.0%, respectively. On September 25, 2006, Silicon Mountain acquired the assets of Vision Computers. Vision Computers distributes its products through existing channel resellers and directly to end-users through its websites: http://www.visionman.com, http://www.vision-computers-inc.com, http://www.visioncomputersinc.com, and http://www.vision-xtreme.com. In 2006, Vision Computers sold approximately 80% of its products through channel resellers. Vision Computers has no fee on revenue sharing agreements with its channel resellers.

Sales and Marketing

Silicon Mountain markets to its current and prospective customers using direct mail programs, advertising and an outbound calling program. In addition, Silicon Mountain promotes its brand through a national branding campaign, which includes print media and other activities. To measure the effectiveness of Silicon Mountain’s various marketing activities, it tracks customer responses to Silicon Mountain’s efforts by a variety of means. Silicon Mountain uses this information to further refine its marketing strategy and to develop more effective programs. Silicon Mountain owns the following five federally registered trademarks: Silicon Mountain Technologies®, Silicon Mountain Memory®, Smmdirect®, Rule the Playground® and Visionman®.

E-commerce/Websites

Silicon Mountain utilizes its Web sites to implement its business strategy. Silicon Mountain’s objective is to make it easy for its customers to transact business with it and ultimately to enhance its customer relationships. Silicon Mountain’s Web sites include many advanced features to attract new customers and produce sales, including more than 60,000 computer products to search and order online, advanced search capabilities, product specifications, and information on product availability and pricing.

Customer Service and Support

Silicon Mountain provides its customers with comprehensive product service and support. Silicon Mountain believes that tailoring its technical support to its customers’ needs is essential to the success of its product introductions and customer satisfaction. Silicon Mountain’s customers receive technical support on an unlimited, toll-free basis and the corporate customers are assigned a dedicated account manager familiar with their account. Silicon Mountain also trains its customer account managers to keep them informed about changes in Silicon Mountain’s product lines. In addition, Silicon Mountain offers its customers on-line pricing and navigation tools, and a personalized web page available through its website which features personalized information such as promotions, new products and contact information.

Sales Activities and Order Fulfillment

Silicon Mountain’s success is due in part to the strength of the relationships Silicon Mountain’s account managers develop with its customers by calling existing and potential new customers, providing advice on products, and responding to customer inquiries. Silicon Mountain’s account managers are trained in the company’s philosophies and systems, have in-depth product knowledge and are motivated to maximize gross profit and provide high levels of customer service. New account managers are immersed in the Silicon Mountain training program, Silicon Mountain’s proprietary sales training program, and complete an intensive sales consulting, product training, systems and customer service curriculum. Silicon Mountain seeks to build customer relationships by generally assigning each of its corporate customers to the account manager who first serves the customer. Upon subsequent calls to Silicon Mountain, the customer is directed to its account manager for assistance. In the spirit of teamwork, account managers are encouraged to cooperate and work together to maximize customer satisfaction.

Telephone calls are answered by account managers who utilize proprietary on-line computer systems to retrieve information regarding product characteristics, cost and availability and to enter customer orders. Account managers enter orders on-line into an order fulfillment system which updates Silicon Mountain’s customer purchase history. Computer processing of orders is performed immediately following the placement of the order and credit approval. Silicon Mountain ships most credit-approved orders on the day the order is received. Silicon Mountain generally ships products to customers by FedEx, United Parcel Service and USPS or other commercial delivery services and invoice customers for delivery charges.

Competition

Silicon Mountain conducts business in an industry characterized by intense competition, rapid technological change, evolving industry standards, declining average sales prices and rapid product obsolescence.

Silicon Mountain’s primary competitors are divided into several categories: third-party DRAM module providers, Value-added resellers and Direct Computer OEMs.

3rd Party DRAM Module Competitors:

Crucial Memory, a division of Micron Technology, Kingston Technology, Lexar Media, PNY Technologies, SanDisk.

Value-added Reseller Competitors:

CDW, PC Mall, PC Connection, Memory X, Tiger Direct, 4 all memory

Direct Computer OEM Competitors:

Dell, Alienware, Gateway, MPC

Silicon Mountain’s competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, lower cost structures, greater brand recognition and longer-standing relationships with customers and suppliers than does Silicon Mountain.

Silicon Mountain expects to face competition from existing competitors and new and emerging companies that may enter its existing or future markets. These companies may have similar or alternative products that are less costly or provide additional features. Competition also may arise due to the development of cooperative relationships among Silicon Mountain’s current and potential competitors or third parties that seek to increase the functionality of their products to address the needs of Silicon Mountain’s prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share at Silicon Mountain’s expense.

The branded computer, memory, peripheral and consumer electronics markets are subject to rapid technological change, product obsolescence, frequent new product introductions and enhancements, changes in end-user requirements and evolving industry standards. Silicon Mountain’s ability to compete in these markets will depend in significant part upon Silicon Mountain’s ability to successfully develop, introduce and sell new and enhanced products on a timely and cost-effective basis, and to respond to changing customer requirements.

Suppliers

Primary raw materials represent more than 75% of the component costs of Silicon Mountain’s manufactured products. Silicon Mountain purchases these primary raw material products from a number of suppliers. More than one source of supply is available for every product sold by Silicon Mountain. Silicon Mountains generally works with between 17 and 20 suppliers per month to ensure product availability, competitive pricing and consistent service. Silicon Mountain is continually evaluating other sources of supply against its current vendor list to identify and pursue new product sourcing opportunities. Silicon Mountain has no long-term supply contracts. Silicon Mountain’s dependence on its suppliers and the lack of any guaranteed sources of supply expose Silicon Mountain to several risks, including the inability to obtain an adequate supply of components, price increases, late deliveries and poor component quality.

Employees

As of June 21, 2007, Silicon Mountain had 71 employees of whom 63 were full-time. Silicon Mountain’s employees are not represented by any collective bargaining agreements and Silicon Mountain has never experienced a work stoppage. Management believes that relations with Silicon Mountain’s employees are satisfactory.

Acquisitions

Digital Memory

On October 5, 2002, Silicon Mountain entered into an agreement to purchase substantially all of the tangible and intangible assets of Digital Memory, Inc. or Digital Memory for a purchase price of $36,000 to be paid over the course of 24 months following the closing. The original terms of the agreement were modified on February 24, 2003 by reducing the purchase price to $22,000 and including the inventory of Digital Memory among the purchased assets.

SuperPC

On January 30, 2004 Silicon Mountain entered into an agreement to purchase the customer list of Super PC Memory, Inc. or SuperPC, a company engaged in the sale of memory for desktops, laptops and low-end Window/Intel type servers and attached printers, for a maximum purchase price of $1,050,000. Silicon Mountain received a list of all then current SuperPC customers and contact information, the right to exclude SuperPC from conducting certain future business with these customers and the right to hire SuperPC employees. On October 7, 2005, Silicon Mountain entered into an agreement with Maximum Asset Recovery Services, Inc., or MARS, in its capacity as assignee for the benefit of creditors of Super PC, under which MARS agreed to forgive $83,378 in 2005 and $49,401 in 2006 in amounts due under notes issued by Silicon Mountain to MARS in conjunction with this acquisition. The final payment due from Silicon Mountain under the October 2005 agreement with MARS was made on or about June 30, 2006. Therefore, Silicon Mountain has no ongoing financial obligations under that agreement.

VCI Vision Computers

On September 25, 2006, Silicon Mountain purchased, through a wholly owned subsidiary, VCI Systems, Inc. (“VCI Systems”), substantially all the assets of VCI Vision Computers, Inc. (“Vision Computers”), a Phoenix, Arizona based computer company (the “Vision Computers Asset Acquisition”) for a purchase price of up to $3,237,058 in cash. Silicon Mountain also assumed certain liabilities, including trade accounts payable, other liabilities incurred by Vision Computers in the ordinary course of business and other liabilities identified by Vision Computers. The business of VCI Systems, which was formerly the business of Vision Computers, consists of manufacturing, marketing and distributing branded computer hardware, including PCs, servers, workstations, storage devices and related components and products.

In conjunction with the Vision Computers Asset Acquisition, on October 20, 2006, Silicon Mountain also purchased from affiliates of Vision Computers the land and building (the “Real Property”) formerly used by Vision Computers for $1,600,000 in cash pursuant to a separate agreement (the “Real Property Purchase Agreement”). Immediately following the purchase of the Real Property, Silicon Mountain sold and leased back the Real Property pursuant to a separate agreement (the “Real Property Sale Agreement”) and a triple-net lease (the “Triple Net Lease”), as more fully described below, with an unrelated third-party. The sales price under the Real Property Sale Agreement was approximately equal to the purchase price plus costs and fees paid by Silicon Mountain in conjunction with the purchase and sale of the Real Property. The Triple Net Lease has a term of ten years with a base rent of $124,194 per year. Silicon Mountain expects that the primary use of the Real Property will be for conducting the business of Vision Computers.

Vision Computers was established in 1994 as a custom computer systems integrator of tower and rackmount servers, workstations, and gaming systems. The business of Vision Computers, which is now the business of VCI Systems, involved the sale of its products through its website and through value-added resellers across the United States. VCI Systems’ operations are based out of Phoenix, Arizona with 16 employees. For the year ended December 31, 2005, Vision Computers had $12,010,703 in gross sales net of returns. The audited financial statements of Vision Computers, which include the balance sheets, statements of income, statements of stockholders equity and statements of cash flow for the fiscal years ended December 31, 2004 and 2005, and the unaudited financial statements of Vision Computers for the interim period ended September 24, 2006 are included in this joint proxy statement at “VCI Vision Computers, Inc. Financial Statements” beginning on page [F- • ].

Silicon Mountain obtained the funds used to acquire the assets of Vision Computers through the debt financing described below in “Recent Developments.” At the closing, $500,000 of the purchase price was placed in escrow for up to six months to secure Vision Computers’ and its stockholders’ indemnification of Silicon Mountain as well as other obligations of Vision Computers. Subsequently, the parties agreed to a purchase price adjustment of $92,441 resulting in the net purchase price of $3,237,058. The remaining money in the holdback escrow was released to the VCI shareholders on March 20, 2007.

The parties also have agreed to indemnify each other concerning certain matters including breaches of representations and warranties, breaches of covenants, certain liabilities, fraud or other willful acts of the parties, and environmental matters.

Vision Computers and the two shareholders of Vision Computers have agreed to a three-year restrictive covenant under which they may not own, manage or operate any business competing with Vision Computers’ business (now that of VCI Systems) in the United States, Canada or Mexico or solicit the business of any of Vision Computers’ customers or employees, or interfere with relationships concerning the same.

On July 6, 2007, Silicon Mountain entered into a non-binding letter of intent to purchase the assets of Widow PC, Inc., a small company that markets and sells gaming laptop and desktop computers, with its office in the home of its owner. The letter entered into between the parties expresses only their mutual intent, and neither party can be legally bound unless and until the parties have entered into a definitive asset purchase and sale agreement that would include many other detailed provisions. There is no assurance that a definitive agreement will be negotiated and agreed to by both parties or that the contemplated transaction will be consummated. The letter of intent anticipates that the purchase price for the assets would be $165,000 to be paid at closing and a 24-month cash earnout of up to an additional $458,000, depending upon gross margins for sales of the gaming computers during that period.

Recent Developments

Arizona Lease

On October 20, 2006, VCI Systems, Inc., Silicon Mountain’s wholly-owned subsidiary, entered into a triple-net lease with the landlord of the Arizona property used in conducting Silicon Mountain’s Arizona operations. The term of the lease is ten years with a base rent of $124,194 per year during the first year payable monthly and with a 3% increase each year thereafter. During the term of the lease, Silicon Mountain is responsible for all real estate taxes and associated fees for the installation, maintenance and charges for all utilities, for the maintenance and repair of the building, parking lot and grounds within certain limitations and for maintaining customary levels of insurance, including fire and replacement value among others. Silicon Mountain has agreed to indemnify the landlord against certain losses related to the use and occupancy of the premises.

Debt Financing

On September 25, 2006, Silicon Mountain entered into a security and purchase agreement among Silicon Mountain, VCI Systems and an institutional accredited investor (the “Lender”) (the “Security and Purchase Agreement”) pursuant to which the Lender agreed to loan up to $8,500,000 to Silicon Mountain and VCI Systems (the “Loan”). Both Silicon Mountain and VCI Systems are jointly and severally liable for the amounts due under the Loan and are referred to in this “Debt Financing” section as the “Borrowers.” The proceeds of the Loan were used to consummate the VCI Asset Acquisition, to repay certain existing indebtedness including Silicon Mountain’s credit facility existing prior to the closing of the Loan, and for general working capital purposes. All Silicon Mountain debt outstanding as of the closing of the Loan and remaining outstanding following the closing of the Loan is subordinated to the Loan.

The Loan consists of a $3,500,000 secured revolving note (the “Revolving Note”), a $2,500,000 secured nonconvertible term note (the “Non-Convertible Note”) and a $2,500,000 secured convertible term note (the “Convertible Note”). The Revolving Note, the Non-Convertible Note and the Convertible Note are referred to collectively as the “Notes.” Each of the Notes has a three-year term. The Revolving Note bears interest at the

Lender’s prime rate plus 2%, but not less than 8%, and provides for credit advances based on 90% of certain accounts receivable and 50% of inventory (with a $1,000,000 maximum credit availability based solely on inventory). Each of the Convertible Note and Non-Convertible Note bears interest at the Lender’s prime rate plus 3%, but not less than 9%. Silicon Mountain is required repay the principal amount of each of the Convertible Note and Non-Convertible Note in accordance with the following schedule: (1) no amortization in the first year, (2) $50,000 per month during years two and three, and (3) $1,300,000 at maturity. Each note contains early redemption penalties. Under the Notes, following and during an event of default and written notice by the Lender, the Borrowers are obligated to pay additional interest on the Notes at an annual rate of 12% and may be required by the Lender to repay the Notes with a default payment equal to 110% of the outstanding principal amounts under the Notes, plus accrued and unpaid interest.

If Silicon Mountain intends to redeem the Convertible Note, it must provide the Lender 10 days notice and the Lender will have the right to convert the Convertible Note into common stock prior to the redemption. The Convertible Note has a fixed conversion price to convert the note to equity at a price per share of $3.69 as adjusted. Silicon Mountain will have the right to force the Lender to convert the Convertible Note into Silicon Mountain common stock if (i) a registration statement is effective covering the shares to be received upon conversion, (ii) the daily volume weighted average trading price of Silicon Mountain’s common stock is at least 175% of the conversion price for at least 20 of the 30 days immediately preceding the forced conversion, and (iii) the number of shares issued pursuant to the forced conversion does not exceed 20% of the total volume of Silicon Mountain’s common stock traded during the 30 trading days immediately preceding the forced conversion.

The amounts outstanding under the Loan are secured by a first priority lien on all the assets of the Borrowers and a pledge of all of Silicon Mountain’s equity interests in VCI Systems and are guaranteed by a personal guaranty of Tré Cates, the CEO of Silicon Mountain. In addition, all cash of the Borrowers is required to be deposited into blocked collateral accounts subject to security interests to secure obligations in connection with the Loan. Funds are to be swept by the Lender from such accounts on a daily basis in accordance with the terms of the Loan.

Also on September 25, 2006, in connection with the Loan, Silicon Mountain issued to the Lender a warrant to purchase 1,600,000 shares of its common stock at $.01 per share (the “Warrant”). The Lender has agreed that it will not exercise that portion of the Warrant which would cause the Lender to beneficially own more than 4.99% of Silicon Mountain’s common stock at any time unless the Lender gives a 61-day notice to waive this restriction or unless there is an event of default under the financing documents by Silicon Mountain. The shares received by the Lender on exercise of the Warrant and in connection with the financing cannot be sold for 12 months and thereafter during any month sales of these shares cannot exceed 25% of the trailing monthly dollar volume of the stock. The Lender also is prohibited from entering into short sales of Silicon Mountain’s stock or warrants while any amount under any Note remains outstanding.

Within 60 days after the closing of the exchange, Silicon Mountain is required to file a registration statement with the SEC to register the resale of the stock issuable upon conversion of the Convertible Note and the resale of the stock issuable upon exercise of the Warrant and to have the registration statement declared effective within 180 days of the closing of the exchange.

Silicon Mountain has also granted antidilution protection to the Lender that will require Silicon Mountain to issue an additional warrant(s), at an exercise price of $0.01 per share, to the Lender equal to 20% of any shares or convertible securities issued by Silicon Mountain prior to the closing of the exchange unless the price per shares exceeds $3.69 (as adjusted) or such security is issued pursuant to a stock option or similar plan.

The Borrowers have agreed to certain covenants made in conjunction with the Loan that remain in effect during the term of the Loan that, among others, limit the Borrowers’ ability to and/or obligate the Borrowers as described below. The Loan documents contain certain customary obligations, covenants and events of default in addition to those identified below. Following and during an event of default and following written notice by Lender, Lender may accelerate the Loan, terminate the Security and Purchase Agreement and certain ancillary documents and may take possession of and foreclose on the collateral, which includes the Borrowers’ assets, intellectual property and pledged stock. In addition:

•	Under the Loan documents, Silicon Mountain (and VCI in some cases) has agreed to:

•	List the shares underlying the Convertible Note and Warrant following the exchange on the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time of the listing the principal trading exchange or market for Silicon Mountain’s common stock);

•	Consummate the exchange within 180 days of the closing of the Loan;

•	Obtain the approval of the Lender of certain corporate actions including, but not limited to, incurring and canceling certain debt, assuming certain contingent liabilities, declaring and paying dividends, acquiring any stock of another entity, making certain loans to certain persons, prepaying certain indebtedness, entering into a merger, consolidation, acquisition or other reorganization with another company, materially changing the Borrowers’ nature of their businesses, changing the Borrowers’ fiscal years, selling or disposing of any of its assets with certain exceptions, and during the period prior to the closing of the exchange, issue or sell shares of common stock (other than shares issued under a stock option plan or certain plans approved by the board), change the jurisdiction of incorporation of Silicon Mountain, change Silicon Mountain’s fiscal year or amend Silicon Mountain’s articles of incorporation or bylaws in a manner that adversely affects the Lender.

•	In addition to certain customary events of default, the Security and Purchase Agreement contains the following events of default:

•	The occurrence of any default on other indebtedness or obligation of the Borrowers which exceeds $50,000 in the aggregate, relating to any indebtedness or contingent obligation of the Borrowers beyond the grace period (if any) that results in the acceleration of the indebtedness or obligation;

•	Attachments or levies or judgments against either Borrowers in excess of $200,000;

•	Any person or group becomes a beneficial owner, directly or indirectly, of 40% of more of the voting equity interest of Silicon Mountain on a fully diluted basis; and

•	The board of directors of Silicon Mountain ceases to consist of a majority of the board in office on the closing of the Loan (or directors appointed by a majority of the board in effect immediately prior to such appointment.).

The Borrowers have agreed to indemnify the Lender for certain losses resulting from Lender’s extending of the Loan and other related actions under the Security and Purchase Agreement. Lender has agreed to indemnify Borrowers and each of their officers, directors and certain other individuals for losses incurred as a result of any misrepresentation by Lender and for any breach or default by Lender.

Lender has also granted to Silicon Mountain an irrevocable proxy, which continues until the Loan is paid in full, to allow Silicon Mountain to vote all shares of common stock of Silicon Mountain owned by Lender.

Silicon Mountain paid certain fees and issued certain warrants in association with the closing of the debt financing.

Sale of Common Stock

On September 22, 2006, Silicon Mountain issued 60,000 shares of its common stock to three accredited investors for an aggregate purchase price of $80,000. The proceeds of this sale, together with other funds, were used to pay off the RayneMark Note as described above in “Management’s Discussion and Analysis of Plan of Operation — Silicon Mountain — Related Party Transactions”.

Amendment to Security and Purchase Agreement

The Security and Purchase Agreement dated September 25, 2006 between Silicon Mountain Memory and Laurus Master Funds was amended on March 19, 2006 to amend the date by which Silicon Mountain is required to consummate a transaction resulting in Silicon Mountain’s becoming a publicly reporting and publicly traded company from March 31, 2007 to July 31, 2007.

MARKET PRICES OF Z-AXIS STOCK AND RELATED MATTERS

Z-Axis

Z-Axis’ common stock currently is quoted on the OTC Bulletin Board under the trading symbol “ZXIS.” Since listing occurred on the OTC Bulletin Board, trading has been sporadic. The following table sets forth, for the fiscal quarter indicated, the quarterly high and low bid prices of Z-Axis’ pre-split common stock, as reported by the OTC Bulletin Board to an internet stock price service for the period indicated:

	High	Low

Fiscal year ended March 31, 2007:
First quarter	$0.3200	$0.2300
Second quarter	0.3000	0.1700
Third quarter	0.1700	0.1600
Fourth quarter	0.1600	0.1300
Fiscal year ended March 31, 2006:
First quarter	$0.4400	$0.3500
Second quarter	0.4900	0.3400
Third quarter	0.4500	0.2900
Fourth quarter	0.2900	0.2300
Fiscal year ended March 31, 2005:
First quarter	$0.3500	$0.2600
Second quarter	0.3900	0.2500
Third quarter	0.8000	0.2700
Fourth quarter	0.6200	0.4100

Quotations reported may represent prices between dealers, may not include retail markups, markdowns or commissions and may not represent actual transactions.

On May 5, 2006, the last trading day prior to the execution and announcement of the exchange agreement, Z-Axis common stock closed at $0.23 per share. On [*]   , 2007, which was the last trading day before the date of this joint proxy statement, Z-Axis common stock closed at $0.      per share. You are encouraged to obtain current market quotations for Z-Axis common stock in connection with voting your shares.

No cash dividends have ever been paid on Z-Axis common stock and Z-Axis is currently restricted by the terms of the exchange agreement and Z-Axis’ bank line of credit from paying cash dividends. The number of holders of record of Z-Axis’ common stock as of March 31, 2007 was 393 as reported by Z-Axis’ transfer agent. This number does not include an undetermined number of stockholders whose stock is held in “street” or “nominee” name.

Since January 1995, when a market marker began making a market in Z-Axis’ common stock, such common stock has been traded on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market.

Silicon Mountain

As of December 31, 2006 there were 4,538,773 shares of Silicon Mountain’s common stock outstanding, which were held by 35 holders of record. Silicon Mountain has never paid dividends. There is no trading market for any of Silicon Mountain’s securities.

In 2003, Silicon Mountain’s board of directors adopted, with the approval of its stockholders, the 2003 Equity Incentive Plan, or the “plan.” The plan allows for the granting of up to 2,200,000 shares of common stock pursuant to grants of incentive and nonqualified stock options to Silicon Mountain’s officers, board members, and employees. The plan is administered by the Silicon Mountain compensation committee of the board. Options become exercisable over a period of up to ten years from the date of grant and at exercise prices as determined by the board. In conjunction with the exchange, Z-Axis has agreed to assume the Silicon Mountain plan and will thereafter exchange Z-Axis options for the outstanding Silicon Mountain options. The number of shares of common stock that each option will purchase will be adjusted by the same exchange ratio by which Silicon Mountain common stock is being exchanged for Z-Axis common stock. Accordingly, each Silicon Mountain option will be exchanged for a Z-Axis option that will entitle the holder to purchase approximately 1.1098 shares of Z-Axis for every share of Silicon Mountain common stock issuable on exercise of the previously outstanding Silicon Mountain option. The aggregate exercise price and the other terms and conditions of the Silicon Mountain options will remain unchanged in the new Z-Axis options that are exchanged for the Silicon Mountain options.

THE EXCHANGE AND THE LLC SALE

Background of the Exchange and the LLC Sale

Since the passage of the Sarbanes-Oxley Act of 2002 and the imposition of new rules and regulations on public companies and their professionals by the SEC, national stock exchanges, Nasdaq and the Public Company Accounting Oversight Board, Z-Axis’ management has been cognizant of the increasing costs of being a public company. As Z-Axis’ existing litigation support business has continued to generate modest net sales and relatively small amounts of net income or loss, Z-Axis’ board of directors and management have regularly considered Z-Axis’s strategic alternatives. These considerations generally have centered on the fact that Z-Axis’ existing litigation support business is far too small at current sales levels to support Z-Axis’ operation as a public company, particularly given the rising costs of compliance, audits and financial reporting. In addition, Z-Axis’ board of directors believes that absent a major acquisition or other significant corporate event, Z-Axis is and will continue to be too small to attract market makers or research analysts to take an interest in Z-Axis or its common stock. Between the rising cost of being a public company and Z-Axis’ inability to capitalize on the fact that Z-Axis is publicly traded, Z-Axis’ board of directors and management have evaluated from time to time different alternatives by which Z-Axis might address these issues. While a “going private” transaction was considered as a way in which Z-Axis might eliminate the costs of being a public company, Z-Axis also recognized that Z-Axis’ public status might offer another company that wished to combine with Z-Axis an opportunity to become public without being exposed to the risk of undertaking and not completing an initial public offering.

From time to time, Z-Axis was contacted by investment bankers and private company management teams who wished to discuss business combination opportunities and whether Z-Axis was interested in pursuing further discussions. In response, Z-Axis advised persons contacting it that Z-Axis had an “open door” policy to considering ways in which Z-Axis might enhance stockholder value. In the spring of 2004, Z-Axis was contacted for the first time by Mr. Cates, the chief executive officer of Silicon Mountain. When Mr. Cates called Mr. Treibitz, Z-Axis’ chief executive officer, he indicated that Silicon Mountain had been evaluating the possibility of becoming a public company and was interested in discussing a potential combination between Silicon Mountain and Z-Axis. Mr. Cates also indicated that Silicon Mountain was only in the preliminary stages of evaluating a combination transaction and had not ruled out an initial public offering or merger with a public company in the computer memory industry.

During 2004, Z-Axis’ management team held several meetings with Messrs. Cates and Clark, the founders of Silicon Mountain, and later with Messrs. Cates and Haston, who had then joined Silicon Mountain as its chief financial officer. Mr. Treibitz provided periodic updates on these discussions to the board. In January 2005, to facilitate ongoing discussions, Z-Axis signed a confidentiality agreement with Silicon Mountain, and from January and February 2005, senior management of Z-Axis had a series of meetings and discussions with senior representatives of Silicon Mountain to review a possible combination between Z-Axis and Silicon Mountain and to conduct mutual preliminary due diligence. These meetings did not result in any proposals between Z-Axis and Silicon Mountain. From the spring of 2004 and until the signing of the stock exchange agreement with Silicon Mountain which followed in May 2006, Z-Axis did not actively seek bids for its litigation services business from competitors in its industry. In late December 2005, Mr. Cates and Mr. Treibitz again discussed a possible combination and Z-Axis prepared a draft letter of intent which Z-Axis provided to Silicon Mountain in late January 2006. That draft letter of intent was revised and reissued in draft form on February 2, 2006. At that time, the draft letter of intent contemplated an exchange of Z-Axis’ common stock for Silicon Mountain common stock, and contemplated that Z-Axis’ current litigation support operations would be placed in a subsidiary that the Z-Axis principal stockholders would have an option to buy commencing 12 months following the closing of the exchange. The option price was then expected to be $750,000 (which took into account Z-Axis’ net income of $1.3 million in 2003 and $41,000 in 2004 when valuing its litigation services support business). This letter of intent was never signed and the discussions with Silicon Mountain did not progress any further at that time. Among other things, Mr. Cates advised Z-Axis that Silicon Mountain was concerned about its continued ownership of Z-Axis’ litigation support business as a subsidiary for the one year period following the proposed exchange, which could subject Silicon Mountain to post-exchange liabilities incurred by Z-Axis’ litigation support business. Mr. Cates also advised that Silicon Mountain was considering other capital raising transactions that perhaps would not involve a combination with Z-Axis. Z-Axis’ board of directors was apprised of the discussions and the draft letter of intent but, because Z-Axis and Silicon Mountain did not progress toward the execution of the letter of intent, the board took no action at that time. Z-Axis’ board and management continued to consider other alternatives that came to Z-Axis’ attention in the ensuing months, including a possible combination with other businesses, but none of these informal contacts elicited meaningful interest. Z-Axis also considered whether it might undertake an equity financing to expand Z-Axis’ litigation support services business, but the continuing low market price of Z-Axis’ common stock made it likely that an equity financing would be unacceptably dilutive to Z-Axis’s existing stockholders.

In March 2006, Mr. Treibitz was again contacted by Mr. Cates and further discussions were then held concerning the possible sale of Z-Axis’ litigation support business at the same time that an exchange took place between Z-Axis and Silicon Mountain. These discussions progressed to the point that the original letter of intent was updated and several drafts were exchanged between Z-Axis and Silicon Mountain. In the interim, Z-Axis had also completed the third quarter of its fiscal year. The operating results for Z-Axis’ second and third quarters of the fiscal year had reflected a much more challenging sales environment for Z-Axis than management had previously anticipated, and Z-Axis’ losses in these two quarters were such that management felt it was imperative to explore further the possibility of a business combination that would have the effect of taking private Z-Axis’ litigation support business and reducing the costs of operating that business as a public company. Z-Axis’ board of directors was interested in pursuing the discussions with Silicon Mountain, in that this combination would also offer the Z-Axis stockholders the possibility of realizing value from the public entity if an exchange with Silicon Mountain could be effected. Given Z-Axis’ recent operating results, the board also recognized that there were risks inherent in remaining an independent publicly traded company. The letter of intent then contemplated an unspecified combination of cash, stock and promissory notes would be paid by the Z-Axis principal stockholders to buy the LLC. The letter of intent draft also stipulated that any transactions would be subject to further due diligence review and negotiation of mutually agreeable acquisition documents.

At a meeting in March 2006, the Z-Axis board of directors discussed the various alternatives open to Z-Axis, and considered the timing and risks of a potential business combination. The board discussed with management the risks and benefits of remaining an independent public company. The board also dismissed the possibility of a financial transaction returning a significant portion of Z-Axis’s current cash balances to stockholders through a share buyback or stand-alone going private transaction. Either of these alternatives was not possible in view of Z-Axis’ recent drawdown of its bank line of credit to fund operating expenses, and was not advisable in view of potential negative perceptions about Z-Axis’ resulting liquidity, long-term viability and the small amount of cash Z-Axis then had on hand. In addition, the board discussed with management possible next steps in the event the board of directors were to authorize further exploration of a business combination transaction with Silicon Mountain. The board took note that the LLC sale clearly presented the potential for senior management to have interests different than other stockholders of Z-Axis, and then discussed forming a special committee of independent, disinterested directors for the purpose of investigating and evaluating the LLC sale transaction and the exchange and making a recommendation to the full board with respect to any such transactions. Following discussion, the board voted to form the special committee consisting of Messrs. Davis, as Chair, and Pacotti for these purposes. The special committee engaged Robert W. Walter, P.C., acting through Robert W. Walter, or Mr. Walter, to act as counsel to the special committee. Mr. Walter was present at this meeting and reviewed the fiduciary duties of directors in the context of considering strategic alternatives, the proposed business combination with Silicon Mountain, and an extraordinary transaction, such as the LLC sale. Mr. Treibitz indicated in this meeting that competition for Z-Axis’ litigation services support business remained significant, and that challenges in the overall sales environment continued. He also expressed concerns regarding the potential impact that the fourth quarter and fiscal yearend results might have on Z-Axis’ financial position.

Over the next several weeks, members of Z-Axis’ management team and the special committee conducted meetings with Silicon Mountain management, and continued their legal and business document due diligence. During this time period, Patton Boggs LLP, or Patton Boggs, counsel for Silicon Mountain, prepared and tendered to Z-Axis and Mr. Walter draft definitive documentation. In subsequent phone conversations with management and the special committee, Mr. Walter reviewed the legal terms of the Silicon Mountain exchange offer, including his comments on the draft exchange agreement. The special committee discussed, among other things, the exchange ratio proposed by Silicon Mountain, the purchase price proposed by the Z-Axis principal stockholders for the LLC, the need to retain a financial advisor to render a fairness opinion with respect to the exchange and the LLC sale, the other proposed conditions to closing, the risk of not reaching final agreement or closing the transaction in accordance with the proposed terms, additional due diligence requirements, and material changes made to the draft exchange agreement. The special committee noted in particular that the offer to purchase the LLC from Z-Axis was contingent upon Z-Axis’ receipt of a fairness opinion from a financial advisory firm, and that if the transactions did not close for that reason or any other reason, Z-Axis was not required to pay any kind of termination or breakup fee. Throughout these discussions, no conversations were held between Z-Axis and Silicon Mountain regarding any post-exchange affiliation between Z-Axis and Silicon Mountain, on the one hand, and the LLC and the Z-Axis investor group, on the other hand. The special committee and management did not ever discuss such matters among themselves or with Silicon Mountain, as there is expected to be a complete separation of the litigation support services business and Silicon Mountain’s business after the closing of the exchange and the LLC sale.

While the discussions concerning the definitive exchange documentation were taking place, the Z-Axis principal stockholders retained Jones & Keller, P.C., or Jones & Keller, to represent them in connection with the proposed purchase of the LLC by the Z-Axis investor group or an entity controlled by them. In late April, Mr. Walter delivered on Z-Axis’ behalf a preliminary draft of an LLC interests sale agreement to Jones & Keller. In May 2006, Jones and Keller provided Mr. Walter with comments on the LLC interests sale agreement, which were reviewed by him with the special committee. The special committee also agreed in mid-May 2006 to engage Sarowdin Partners to perform a fairness evaluation and to deliver to such committee a written fairness opinion that the exchange and consideration to be received in the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. This engagement was set forth in a formal engagement agreement that was executed and delivered on June 2, 2006.

A meeting of the Z-Axis board and a meeting of the special committee were held on the morning of May 5, 2006. At the meeting, Mr. Treibitz updated the full board on the process and the activities of the special committee since the last board meeting. Mr. Walter discussed the board’s fiduciary duties in the context of an extraordinary transaction such as the proposed exchange and the LLC sale, and discussed the duties and responsibilities of the special committee. Mr. Treibitz then reviewed the entire negotiation process with Silicon Mountain and the Z-Axis investor group to date. Mr. Walter discussed the exchange agreement negotiations with Silicon Mountain and Patton Boggs, and those points that remained open. During May 6 and May 7, the proposed revisions to terms and conditions of the exchange agreement were discussed, as were the remaining issues to be resolved. Z-Axis’ board of directors also discussed the proposed terms, as well as the risks and benefits of proceeding with a exchange with Silicon Mountain relative to the alternative of remaining an independent public company. Mr. Walter responded to questions from the board of directors.

On June 5, 2006, Andrew T. Berger, a stockholder of Z-Axis, acting through counsel, threatened to file a class action lawsuit against Z-Axis in connection with the proposed exchange and the proposed disposition of Z-Axis’ existing litigation services support business. The letter from the stockholder’s counsel was attached as Exhibit 99.1 to the Z-Axis Form 8-K dated June 9, 2006. On June 26, 2006, Z-Axis, Z-Axis LLC, the Z-Axis Investor Group and Mr. Berger entered into a Mutual Release and Covenant Not to Sue. In consideration for such release, the LLC sale agreement was revised to include a future contingent payment to pre-closing Z-Axis stockholders equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the 18 months following the closing of the LLC sale.

The exchange agreement was executed by Z-Axis, its principal stockholders, Silicon Mountain, and the Silicon Mountain principal stockholders on the evening of May 7, 2006. Z-Axis exchanged signature pages with Silicon Mountain and its principal stockholders on Monday, May 8, 2006. On Tuesday, May 9, 2006, Z-Axis issued a press release announcing the proposed transactions and, following the close of business on May 9, 2006, Z-Axis filed a Form 8-K with the SEC concerning the proposed transactions that carries an “as filed” date of Wednesday, May 10, 2006.

On June 8, 2006, Sarowdin Partners delivered a written opinion to the special committee of the Z-Axis board of directors, that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. Sarowdin Partners described the analyses performed by it and responded to questions from Z-Axis’ board of directors, including members of the special committee. The written opinion is described in more detail under “The Exchange-Opinion of Sarowdin Partners LLC” beginning on page [ • ]. The full text of the written opinion of Sarowdin Partners, which sets forth the assumptions made, procedures followed, matters considered and limitations on and the scope of the review undertaken by Sarowdin Partners in rendering its written opinion is attached as Annex C to this joint proxy statement. Following additional discussion and deliberation, the board of directors unanimously approved the exchange as described in the exchange agreement, the LLC sale as contemplated by the LLC sale agreement, and the transactions contemplated by this joint proxy statement and unanimously resolved to recommend that Z-Axis’ stockholders vote to approve the exchange and the LLC sale. Mr. Treibitz and Ms. Kelso abstained from voting due to their potential or actual continuing interest in the LLC sale transaction.

On September 25, 2006, Silicon Mountain acquired substantially all of the assets of Vision Computers, and entered into a loan agreement with an institutional accredited investor. As a result of these events, the special committee of the Z-Axis board of directors asked Sarowdin Partners to update its opinion.

On November 29, 2006, Sarowdin Partners delivered its updated opinion to the special committee of the Z-Axis board of directors. The full text of the updated opinion is set forth as a portion of Annex C to this joint proxy statement. Following additional discussion and deliberation, the Z-Axis board of directors unanimously approved and reaffirmed the exchange, the LLC sale, and the related agreements and transactions, and resolved to reiterate its recommendation that the Z-Axis stockholders vote to approve the exchange and LLC sale. Mr. Treibitz and Ms. Kelso abstained from voting in connection with the actions taken by the board of directors on November 29, 2006.

Reasons for the Exchange and the LLC Sale

After careful consideration, Z-Axis’s board of directors, with Mr. Treibitz and Ms. Kelso abstaining from the vote due to their potential conflict in serving as members of the Z-Axis investor group, by unanimous vote of the other directors present at the meeting called for that purpose, approved the form, terms and provisions of the exchange agreement and the exchange. In reaching its decision to approve the exchange agreement and the exchange, and to recommend that Z-Axis’ stockholders vote to approve the exchange as described in the exchange agreement, the board considered the recommendation of the special committee and the factors examined by the special committee as described below. At a meeting of the special committee and, subsequently, the entire board of directors held on May 6, 2006, both the special committee and the board, with Mr. Treibitz and Ms. Kelso abstaining, determined that the exchange and the LLC sale, upon the terms and conditions set forth in the exchange agreement and the LLC sale agreement, respectively, are advisable, fair to, and in the best interest of, Z-Axis and its stockholders unaffiliated with the Z-Axis investor group. That determination was finalized with the receipt by the special committee of the Z-Axis board of directors of a written fairness opinion from Sarowdin Partners that the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders unaffiliated with the Z-Axis investor group.

In reaching its determination and making its recommendation, the special committee of independent directors considered the following factors and potential benefits of the exchange and the LLC sale, each of which it believed supported its decision:

•	The current and historical market prices of Z-Axis pre-split common stock, including the market price of the pre-split common stock relative to those of service businesses considered comparable to Z-Axis, and the fact that the exchange ratio valued the pre-split common stock of Z-Axis at approximately $0.30 per share, which represented a valuation premium of approximately 30% over the closing price of Z-Axis’ common stock on May 5, 2006, the last trading day prior to execution of the exchange agreement, and premiums of 25% and 11% over the average closing prices of the pre-split common stock over the three and six-month periods, respectively, ending May 5, 2006. The special committee also considered the volatility in Z-Axis’ stock price and the fact that sales of small amounts of Z-Axis common stock had contributed to a longer-term decline in the prevailing trading prices of Z-Axis’ common stock, as evidenced by the stock’s decline from a high of $0.49 per share in July 2005 to a low of $0.23 per share on May 5, 2006 on limited daily trading volumes.

•	Its belief that the exchange and the LLC sale were more favorable to Z-Axis’s stockholders than any other alternative reasonably available to Z-Axis and its stockholders. The special committee considered the possibility of continuing to operate Z-Axis as an independent public company, including pursuing an acquisition or a capital raising transaction, and the risks associated with such alternatives, each of which the board determined not to pursue in light of its belief that the exchange and the LLC sale maximized stockholder value and was more favorable to the stockholders than any other alternative reasonably available to Z-Axis and its stockholders. While pursuing these alternatives would have allowed Z-Axis’ unaffiliated stockholders to retain control over Z-Axis, the special committee concluded that the risks involved in executing this strategy successfully, including Z-Axis’ size relative to other competitors, the fact that operating a business as small as Z-Axis as a public company was burdensome when considering compliance, audit and financial reporting costs, the fact that the combination of the exchange and the LLC sale would allow Silicon Mountain to become public and provide Z-Axis stockholders with upside potential, while meeting Silicon Mountain’s objective of not assuming any liabilities associated with Z-Axis’ litigation services business, Z-Axis’ recent operating losses and the impact of those losses on Z-Axis’ financial position, the possibility that Silicon Mountain could find another public company with which to combine, the fact that Z-Axis’ stock price was too low to raise equity without unduly diluting the interests of Z-Axis’ current stockholders, the fact that Z-Axis has been unable to obtain additional market makers or research coverage for Z-Axis or its stock, the fact that Z-Axis’ stock trades only occasionally and that little volume has an enormous impact on the price of Z-Axis’ common stock, and the fact that Z-Axis’ prospects in the litigation services business continued to be uncertain, outweighed the potential benefits of alternate transactions. In this regard, Z-Axis estimates the expenses it incurred in operating as a public company were approximately $100,000 and $85,000 in the fiscal years ended March 31, 2006 and March 31, 2005. These expenses were comprised of audit, legal, printing and filing, mailing, directors’ fees and expense reimbursements, and miscellaneous out-of-pocket costs that would not have been incurred had Z-Axis been a private company. The operating losses incurred by Z-Axis in 2006 are particularly useful as a measure of Z-Axis’ future prospects because they occurred during a period when Z-Axis was focused primarily on generating video, computer-generated graphics and multimedia presentation work from its historical customer base of large and mid-size law firms and their clients. As this market has become increasingly competitive, Z-Axis has been forced to seek out smaller litigation support projects to maintain its business. Absent a significant upturn in large litigation projects on the scale of the September 11 litigation or the tobacco industry litigation, business and competitive conditions in the litigation support market may continue to be difficult for Z-Axis and its competitors and force Z-Axis to compete on the basis of price and/or to compete for lower-margin, smaller litigation support projects.

•	The long time period during which Z-Axis held discussions with Silicon Mountain, which allowed Z-Axis to discuss potential transactions of this nature with other businesses, and the fact that Z-Axis received no other meaningful proposals during this lengthy period of approximately two years.

•	The exchange ratio proposed by Silicon Mountain represented the highest valuation of Z-Axis as a public company that Z-Axis received during the lengthy period Z-Axis negotiated with Silicon Mountain. In this regard, investors should note that Z-Axis did not actively seek bids for its litigation support services business from competitors in its industry because, among other reasons, the disclosure of confidential customer information to competitors could have had an adverse impact on Z-Axis’ business.

•	The fact that the exchange is a tax-free transaction to Z-Axis stockholders (without considering the potential payment of the contingent portion of the purchase price on the LLC sale), so that the transaction will allow Z-Axis’ stockholders to realize a benefit from the combination with Silicon Mountain without having an immediate taxable gain.

•	The presentation of Sarowdin Partners LLC, including its written opinion that, as of the date of such opinion and based upon and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders (see “Opinion of Sarowdin Partners LLC” and Annex C to this joint proxy statement).

•	The recent, significant losses experienced by Z-Axis in the most recent fiscal year, particularly in the second and third fiscal quarters, as a measure of Z-Axis’ future prospects. These losses are particularly useful as a measure of Z-Axis’ future prospects because they occurred during a period when Z-Axis was focused primarily on generating video, computer-generated graphics and multimedia presentation work from its historical customer base of large and mid-size law firms and their clients. As this market has become increasingly more competitive, Z-Axis has been forced to seek out smaller litigation support projects to maintain its business. Absent a significant upturn in large litigation projects on the scale of the September 11 litigation or the tobacco industry litigation, business and competitive conditions in the litigation support market may continue to be difficult for Z-Axis and its competitors and force Z-Axis to compete on the basis of price and to compete for lower-margin, smaller litigation support projects.

•	The terms of the exchange agreement, including without limitation:

•	the limited number and nature of the conditions to Silicon Mountain’s obligation to consummate the exchange and the limited risk of non-satisfaction of such conditions, including that for purposes of the exchange agreement, the closing cannot occur without the LLC sale simultaneously occurring, and that the LLC sale is specifically contingent on the receipt of a fairness opinion and the approval of the Majority of the Minority;

•	the provisions of the exchange agreement that provide the board of directors the ability to terminate the exchange agreement without incurring any termination fee or break-up fee;

•	the obligation of Silicon Mountain to contribute $37,500 as an expense reimbursement if the exchange and the LLC sale close, which expense reimbursement will be paid to Z-Axis prior to closing; and

•	the fact that the LLC and Silicon Mountain are in different industries, which means that neither Z-Axis, the Z-Axis investor group nor Silicon Mountain had to consider employment, compensation and other issues that may have arisen had Z-Axis been in the same industry or attempting to consolidate the Z-Axis and Silicon Mountain businesses.

•	The fact that no outside financing is required to close the exchange and the LLC sale, which means the transactions are not subject to any financing condition before closing.

•	The availability of dissenters’ rights to holders of Z-Axis’ common stock who comply with all of the required procedures under Colorado law, which allows such holders to seek a cash payment of the fair value of their shares as determined by agreement or a Colorado court (see “Dissenters’ Rights” and Annex D).

The special committee also considered and balanced against the potential benefits of the exchange the following potentially adverse factors concerning the exchange:

•	The risk that the exchange might not be completed in a timely manner or at all.

•	The interests of Z-Axis’ executive officers and directors in the LLC sale (see “The Exchange and the LLC Sale — Interests of Z-Axis’ Directors and Executive Officers in the LLC Sale” beginning on page [ • ]), including that Mr. Treibitz and Ms. Kelso are the controlling interest holders in the purchasing LLC and the fact that they and other employees have interests in the exchange that are different from, or in addition to, those of Z-Axis’ other stockholders (see “The Exchange and LLC Sale — Interests of Z-Axis’ Directors and Executive Officers in the LLC Sale” beginning on page [ • ]). The special committee noted that the control over, and participation of Mr. Treibitz and Ms. Kelso in, the equity of the purchasing LLC and their contemplated employment by the LLC after the exchange and the LLC sale may create a conflict of interest between their economic interests and the economic interests of those of the unaffiliated stockholders in connection with the exchange. However, the special committee believed that this conflict was mitigated by the establishment of the special committee to negotiate the terms of the exchange and the LLC sale and to evaluate the fairness of the exchange and the LLC sale. Furthermore, the special committee believed that requiring that the Majority of the Minority vote in order to consummate the LLC sale also mitigated this conflict.

•	The fact that Z-Axis’ stockholders will have less ownership in Silicon Mountain Holdings after the exchange and the LLC sale, although Mr. Treibitz and Ms. Kelso will have a lesser percentage than the other Z-Axis stockholders after consummation of the exchange and the LLC sale, by virtue of the redemption of a portion of their stockholdings in Z-Axis at the closing in partial payment of the purchase price for the LLC.

•	The restrictions on the conduct of Z-Axis’ business prior to completion of the exchange, requiring Z-Axis to conduct its business only in the ordinary course, subject to specific limitations or the consent of Silicon Mountain, which may delay or prevent Z-Axis from undertaking business opportunities that may arise pending completion of the exchange.

•	The restrictions on Z-Axis’ ability to solicit or engage in discussions or negotiations with a third party regarding acquisition proposals, although this is mitigated by Z-Axis’ ability to terminate the exchange agreement at any time without the payment of a termination or break-up fee.

•	The limited nature of Z-Axis’ recourse against Silicon Mountain, which can also terminate the exchange agreement without payment of a termination or break-up fee.

•	The risk of diverting management focus and resources from other opportunities and from operational matters while working to implement the exchange and the LLC sale.

•	The possibility of management and employee disruption associated with the exchange and LLC sale.

The foregoing discussion summarizes the material factors considered by the Z-Axis board of directors and the special committee in reaching their respective conclusions and recommendations, but is not meant to be exhaustive. As part of its determination with respect to the fairness of the exchange, the board of directors adopted the conclusion of the special committee and the factors considered by the special committee in arriving at such conclusion, based upon the board of directors’ view as to the reasonableness of such conclusion and factors. After considering these factors, the Z-Axis board of directors and the special committee concluded that the positive factors relating to the exchange and the LLC sale, as evidenced by the exchange agreement and the LLC sale agreement, outweighed the negative factors. In view of the wide variety of factors considered in reaching their determinations, neither the board of directors nor the special committee found it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their conclusions and recommendations. In addition, the individual members of the board of directors and the special committee may have assigned different weights to various factors. The board of directors and the special committee viewed their determinations and recommendations as being based on the totality of the information presented to, and considered by, them.

Recommendation of the Board of Directors and the Special Committee

On May 6, 2006, the special committee unanimously determined that the exchange and the LLC sale, based on the exchange agreement and the LLC sale agreement, on the terms and conditions set forth in those agreements, are advisable, fair to, and in the best interest of, Z-Axis and its stockholders and recommended that the board of directors approve the exchange agreement. In making its determination, the special committee considered a number of factors, as more fully described above under “Reasons for the Exchange and the LLC Sale” beginning on page [ • ]. The proposed transactions are fair to Z-Axis unaffiliated stockholders because, when considering the reasons in favor of concluding the exchange and the LLC sale which are outlined under “— Reasons for the Exchange and the LLC Sale” and the financial impact of the exchange and the LLC sale, the special committee and the board (with Mr. Triebitz and Ms. Kelso abstaining) determined that the transactions are in the best interests of the unaffiliated stockholders of Z-Axis. On balance, the special committee determined that the factors it considered in making its recommendation supported a determination of fairness to the unaffiliated stockholders, as did the opinion of Sarowdin Partners.

On June 8, 2006, at a meeting of the entire board of directors, with representatives of Sarowdin Partners participating, the special committee reported to the entire board of directors on its recommendation of the exchange and the LLC sale based upon the exchange agreement and the LLC sale agreement, and its determination of the advisability and fairness of the exchange, the exchange agreement, the LLC sale and the LLC sale agreement. On that same date, the board of directors of Z-Axis, with Mr. Treibitz and Ms. Kelso abstaining from the vote due to their continuing interest in the LLC sale transaction, by unanimous vote of those present at the meeting of the board of directors called for that purpose, determined that the exchange agreement, the exchange, the LLC sale, and the LLC sale agreement, on the terms and conditions set forth in such agreements, are advisable, fair to, and in the best interest of, Z-Axis and its stockholders and approved the form, terms and provisions of the exchange agreement, the exchange, the LLC sale and the LLC sale agreement.

On September 25, 2006, Silicon Mountain acquired substantially all of the assets of Vision Computers, and entered into a loan agreement with an institutional accredited investor. As a result of these events, the special committee of the Z-Axis board of directors asked Sarowdin Partners to update its opinion.

On November 29, 2006, at a meeting of the entire board of directors, with representatives of Sarowdin Partners participating, the special committee reported to the entire board of directors on its recommendation of the exchange and the LLC sale, taking into account the events of September 25, 2006. Among the factors considered by the board of directors at this meeting was the issuance by Silicon Mountain of the warrants to the institutional lender described under “Management’s Discussion and Analysis or Plan of Operation — Silicon Mountain — Recent Developments — Debt Financing.” Those warrants are exercisable at an exercise price of $.01 per share. While these warrants upon full exercise will allow the institutional lender to purchase up to 1,600,000 shares of Silicon Mountain’s common stock (representing 20% of the post-exchange company’s outstanding common stock), the Z-Axis board also noted that Silicon Mountain’s board had approved the issuance of the warrants, that the institutional lender was not an affiliate of Silicon Mountain or any officer or director of Silicon Mountain, that Silicon Mountain had negotiated the terms of this financing on an arm’s-length basis, and that the terms of the financing appeared to be consistent with those of financing arrangements otherwise available to Silicon Mountain, although Z-Axis’ board did not conduct an independent inquiry into the terms of alternate financing arrangements. On that date, the board of directors of Z-Axis, with Mr. Treibitz and Ms. Kelso abstaining from the vote due to their continuing interest in the LLC sale transaction, unanimously reaffirmed the determination that the exchange agreement, the exchange, the LLC sale, and the LLC sale agreement, on the terms and conditions set forth in such agreements, are advisable, fair to, and in the best interests of, Z-Axis and its stockholders. Accordingly, the board of directors recommends that you vote “FOR” the approval of the exchange as set forth in the exchange agreement, and “FOR” the approval of the LLC sale as set forth in the LLC sale agreement.

The Interests of the Z-Axis Investor Group

The interests of certain of Z-Axis’ executive officers and directors in the LLC sale were such that the special committee was aware that such interests in the exchange were different from, or in addition to, those of Z-Axis’ unaffiliated stockholders. The special committee noted that the control over, and participation of Mr. Treibitz and Ms. Kelso in, the equity of the purchasing LLC and their contemplated employment by the LLC after the exchange and the LLC sale may create a conflict of interest between their economic interests and the economic interests of those of the unaffiliated stockholders in connection with the exchange. While these interests could be interpreted as potentially in conflict with the special committee’s recommendation, the special committee took specific actions to negate any impact of such interests on the special committee’s considerations and recommendation. Among other things, the special committee was specifically charged with evaluating the fairness of the transaction from the standpoint of the unaffiliated stockholders of Z-Axis, without taking into account any interests of the Z-Axis investor group. The special committee abided by this charge in its deliberations and in reaching its recommendation. In addition, the special committee obtained the fairness opinion of Sarowdin Partners and required the Majority of the Minority vote in order to consummate the LLC sale.

With respect to the LLC sale, the proceeds of that sale are being remitted to Z-Axis, rather than the Z-Axis stockholders, because the cash portion of the sale price will be negligible on a per-share basis, and because the redemption of Z-Axis stock from the Z-Axis investor group will be anti-dilutive, and will benefit, all unaffiliated Z-Axis stockholders by reducing the number of Z-Axis shares of common stock that will be outstanding following the exchange and LLC sale. Also, distribution of cash proceeds of sale to Z-Axis stockholders would trigger tax consequences for stockholders and could impact the tax-free nature of the exchange.

Opinion of Sarowdin Partners LLC

The special committee of the Z-Axis board of directors retained Sarowdin Partners, pursuant to an engagement letter executed and delivered on June 2, 2006, to render an opinion as to the fairness to the Z-Axis stockholders, from a financial point of view, of the exchange and the consideration to be received from the LLC sale. The opinion of Sarowdin Partners did not take into account the interests of the Z-Axis investor group. The exchange ratio was determined through arm’s length negotiations between Z-Axis and Silicon Mountain and not by Sarowdin Partners. The purchase price of the membership interests was determined through negotiations between the special committee of the Z-Axis board of directors and the Z-Axis investor group and not by Sarowdin Partners. Silicon Mountain was informed of such price negotiations and participated in discussions regarding the terms of the LLC sale other than the price. At no point in time did Sarowdin Partners participate in the foregoing negotiations.

On June 8, 2006, Sarowdin Partners delivered to the special committee of the Z-Axis board of directors its written opinion, that, as of the date of such opinion and based on and subject to the matters set forth in such opinion, the exchange and the consideration to be received from the LLC sale were fair, from a financial point of view, to the Z-Axis stockholders. Since the delivery of that opinion, Silicon Mountain took part in several material events on September 25, 2006, including:

•	acquiring substantially all of the assets of Vision Computers, and

•	entering into a loan agreement with an institutional accredited investor.

As a result of these material events, the special committee of the Z-Axis board of directors asked Sarowdin Partners to update its opinion.

The updated Sarowdin Partners’ opinion is addressed to the special committee of the Z-Axis board of directors, is directed to the financial terms of the exchange agreement and the LLC sale agreement and does not constitute a recommendation to any Z-Axis stockholder as to how that stockholder should vote on, or take any other action relating to, the exchange, the LLC sale or any other matters upon which the stockholders of Z-Axis are being asked to vote. Sarowdin Partners was not engaged to review the transactions from the perspective of the Silicon Mountain stockholders.

The complete text of the Sarowdin Partners opinion dated November 29, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Sarowdin Partners, is attached to this joint proxy statement as Annex C. The summary of the Sarowdin Partners’ written opinion set forth in this joint proxy statement is qualified in its entirety by reference to the full text of the opinion. Z-Axis stockholders should read the Sarowdin Partners’ opinion carefully and in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Sarowdin Partners.

In arriving at its opinion, Sarowdin Partners, among other things:

•	Reviewed the stock exchange agreement dated May 7, 2006 and the LLC Interests Sale Agreement dated June 30, 2006;

•	Reviewed the August 22, 2006 asset purchase agreement between VCI Systems and Vision Computers and the September 25, 2006 Security and Purchase Agreement among Silicon Mountain, VCI Systems and the Lender;

•	Reviewed certain publicly available information concerning Z-Axis and certain other relevant financial and operating data on Z-Axis and Silicon Mountain;

•	Reviewed the historical stock prices and trading volumes of Z-Axis common stock;

•	Held discussions with members of the management of Z-Axis and Silicon Mountain concerning the current operations and future business prospects of their respective companies;

•	Held discussions with members of the management of Z-Axis and Silicon Mountain concerning their respective financial projections and forecasts;

•	Performed pretax discounted cash flow analyses based on projections for the pre-closing business of Z-Axis and for Silicon Mountain;

•	Compared certain publicly available financial data of companies whose securities are traded in the public markets and that Sarowdin Partners deemed generally comparable to Silicon Mountain;

•	Performed a liquidation analysis of the pre-closing litigation support services business of Z-Axis; and

•	Performed and/or considered such other studies, analyses, inquiries and investigations as Sarowdin Partners deemed appropriate.

In arriving at its opinion, Sarowdin Partners did not independently verify, nor did Sarowdin Partners assume responsibility for independent verification of, any information reviewed by or discussed with it and assumed and relied on the accuracy and completeness of that information. Sarowdin Partners expressed no opinion with respect to any forecasts, projections or estimates or the assumptions on which they were based. Sarowdin Partners did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Z-Axis or Silicon Mountain. Sarowdin Partners’ opinion states that it was based on economic, monetary and market conditions existing as of the date of its written opinion. Sarowdin Partners expressed no opinion as to (i) the value of Silicon Mountain at any time other than the date of its opinion; (ii) the share price at which shares of Z-Axis common stock will actually trade at any time; (iii) the respective values of the components that comprise the purchase price for the membership interests of Z-Axis LLC; (iv) the impact or benefits of the one-for-nine reverse stock split; and (v) the merits or benefits of the acquisition of Vision Computers or the Loan that Silicon Mountain recently completed. In addition, Sarowdin Partners was not asked to consider, and the Sarowdin Partners’ written opinion does not address, Z-Axis’ underlying business decision to engage in the exchange or the LLC sale or the relative merits of the exchange and LLC sale, as compared to other business strategies that might be available to Z-Axis.

No limitations were imposed by Z-Axis or Silicon Mountain on Sarowdin Partners with respect to the investigation made or procedures followed by Sarowdin Partners in rendering its written opinion.

In preparing its written opinion, Sarowdin Partners performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by Sarowdin Partners in arriving at its written opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone and should be read in their entirety in order to more fully understand the financial analyses used by Sarowdin Partners. The tables must be read together with the full text of each summary.

In preparing its written opinion, Sarowdin Partners did not rely on the public trading price for Z-Axis due to the limited trading volume. Therefore, in determining the fairness of the exchange ratio, Sarowdin Partners compared the calculated equity values of Z-Axis and Silicon Mountain. Additionally, the analyses used to determine the equity value of Z-Axis were used to determine the fairness of the consideration to be received by Z-Axis from the LLC sale. It should be noted that Sarowdin Partners did not analyze the components of the consideration to be paid by the Z-Axis investor group for the membership interests of Z-Axis LLC.

Discounted Cash Flow Analyses for the Pre-closing Litigation Support Services Business of Z-Axis.  Sarowdin Partners performed pretax discounted cash flow analyses of the pre-closing litigation support services business of Z-Axis to calculate the estimated present value of the pretax cash flows that the pre-closing business of Z-Axis could generate over fiscal years 2007 through 2016. For purposes of the analyses, pretax cash flow is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) less changes in (i) working capital and (ii) capital expenditures. In some scenarios, all of the direct identifiable public company expenses were added back while in other scenarios, only those direct expenses related to the investor relations function were added back. Sarowdin Partners utilized the actual financial results of the pre-closing litigation support services business of Z-Axis over the last 10 years and rearranged those in different patterns to construct a series of 10-year projections. Given the nature of this business and the volatility in the financials over the last 10 years, Sarowdin Partners believed this was the best methodology to develop projected pretax cash flows. In several of the cases, the projected fiscal year 2007 results were based on the 2007 budgeted results for the pre-closing litigation support services business of Z-Axis.

Initially, Sarowdin Partners developed a low case that assumed all of the loss years occurred at the beginning of the projection period; while, for the high case, the assumption made was that the years with the highest profits would occur first. Because this methodology generated a broad range of values and because Sarowdin Partners noted that it was unlikely that the business would experience all of the high or low profitability years together, but rather that such years would be interspersed, two mixed cases were generated. In these cases, the projected profitability alternated between a high and a low year. This methodology generated a narrower and more representative valuation range. As a result of utilizing this alternating methodology to project the pretax cash flows of Z-Axis, Sarowdin Partners indicated that the discounted cash flow analysis was not only relevant to its valuation, but formed a basis of its valuation, especially in light of there being no comparable target companies or publicly traded companies comparable to Z-Axis.

To calculate a terminal value, Sarowdin Partners assumed that the median pretax cash flow for fiscal years 2002 through 2007 (based on budgeted results) was generated in perpetuity post fiscal year 2016. The present value of the pretax cash flows and the terminal values were calculated using discount rates ranging from 45% to 55%. The choice of this range of discount rates reflected the volatility in the historic financial performance of Z-Axis. Because the historic financial performance of Z-Axis varied greatly, as compared to that of Silicon Mountain, the discount rate range utilized to value the projected cash flows of Z-Axis was greater than the discount range utilized in the Silicon Mountain discounted cash flow analysis. The higher discount rate range correlates to a higher return requirement given the greater volatility of Z-Axis. This analysis indicated the following enterprise value range for the pre-closing litigation support services business of Z-Axis:

	Discount Rate
	45%	50%	55%

Mixed Low Case
Investor Relations Expenses Added Back	$181,000	$139,000	$105,000
Full Public Company Expenses Added Back	304,000	251,000	207,000
Mixed High Case
Investor Relations Expenses Added Back	$531,000	$489,000	$452,000
Full Public Company Expenses Added Back	571,000	520,000	476,000

Additionally, given the range between the mixed low and high cases in the discounted cash flow analysis above, Sarowdin Partners performed a discounted cash flow analysis assuming that the median pretax cash flow for fiscal years 2002 through 2007 (based on budgeted results) was generated in perpetuity beginning in fiscal year 2007. The present value was calculated using discount rates ranging from 45% to 55%. This analysis indicated the following enterprise value range for the pre-closing litigation support services business of Z-Axis:

	Pre-tax	Discount Rate
	Cash Flow	45%	50%	55%

Investor Relations Expenses Added Back	$18,000	$40,000	$36,000	$33,000
Full Public Company Expenses Added Back	78,000	173,000	155,000	141,000

Selected Transaction and Selected Company Analysis for the Pre-closing Litigation Support Services Business of Z-Axis.  Sarowdin Partners did not perform either a Selected Transaction Analysis or a Selected Company Analysis for the pre-closing litigation support services business of Z-Axis based on the fact that the historic financial performance for the pre-closing litigation support services business of Z-Axis has been significantly more volatile than any comparable target companies that had been acquired or any of the comparable publicly traded companies.

Conclusion.  Based on the two different discounted cash flow analyses, Sarowdin Partners determined the following valuation range for the membership interests of Z-Axis LLC:

	Value
	Low	High

DCF Analysis	$200,000	$500,000
10-Year Perpetuity Analysis	35,000	175,000

Enterprise Valuation Summary	$100,000	$325,000
Net Debt	96,000	96,000

Value of the Membership Interests	$4,000	$229,000

Sarowdin Partners noted that the purchase price for the membership interests of Z-Axis LLC contained in the LLC Interests Sale Agreement was $300,000 and that this value was actually higher than the range of equity values determined from its analyses. The determination of the range of equity values includes the projected net debt to be outstanding at the time of the LLC sale.

Liquidation Analysis of the Pre-closing Litigation Support Services Business of Z-Axis.  Sarowdin Partners performed a liquidation analysis of the pre-closing litigation support services business of Z-Axis assuming the decision was made to shut down and liquidate the business in an orderly fashion over a three-month period. It was assumed under this analysis that the corporate shell would still have value at the end of the liquidation period. This analysis evaluated the cash that Z-Axis would generate over the liquidation period and subtracted the cash liabilities that would be incurred. The greatest sources of cash were revenues generated from work on current cases and from the collection of outstanding receivables. Liabilities consisted principally of operating expenses, the cost of breaking the lease agreement for Z-Axis’ headquarters space and other cash liabilities, including the outstanding line of credit and other current liabilities. This analysis indicated a liquidation value of $117,000, which Sarowdin Partners noted was below the consideration to be received by Z-Axis from the LLC sale. Sarowdin Partners’ liquidation analysis is summarized below:

Sources of Cash
Revenues generated during three months following decision to shut down	$271,000

Conversion of Current Assets to Cash
Cash (includes restricted amount)	$133,000
Accounts receivable	813,000
Prepaid expenses	15,000
Other	5,000

Total	$966,000

Sale of P,P&E	$19,000

Total Sources of Cash	$1,256,000

Uses of Cash
Total operating costs for three months	$648,000
Estimated public company expenses	11,000
Payoff line of credit	185,000
Payoff capital lease	14,000

Total	$858,000

Cash Required to Payoff Current liabilities
Accounts payable	$184,000
Accrued expenses	97,000

Total	$281,000

Total Uses of Cash	$1,139,000

Pre-Tax Liquidation Value of the Company	$117,000

Sarowdin Partners noted that the equity value derived from its liquidation analysis was below the September 30, 2006 book value for Z-Axis as a result of the costs required to convert the net assets into cash and then pay off the outstanding liabilities. Sarowdin Partners noted that the September 30, 2006 book value was approximately 30% lower than the book value at March 31, 2006.

Valuation of the Publicly Traded Shell.  In determining the equity value for Z-Axis, Sarowdin Partners estimated the value of a publicly traded shell based on comparable transactions. The value Sarowdin Partners attributed to the shell ranged from a low of $600,000 to a high of $800,000. This value was added to the value of the pre-closing litigation support services business of Z-Axis.

Discounted Cash Flow Analysis for Silicon Mountain.  Sarowdin Partners performed a discounted cash flow analysis for Silicon Mountain. The discounted cash flow analysis included two components: a valuation of the estimated present value of the distributable pretax cash flows that Silicon Mountain could generate over the projection period which was defined as calendar years 2007 through 2011 and a determination of the terminal value. The terminal value is the present value at a point in time (2011 for purposes of this analysis) of all future cash flows beyond those cash flows used in the projection period. The terminal value was determined by applying a terminal multiple, enterprise value/EBITDA in the case of this analysis, to the projected 2011 EBITDA for Silicon Mountain. The calculated terminal value was then discounted back to present using a factor based on the five years in the projection period.

Two different cash flow projections for the period described were used by Sarowdin Partners. In the high case, calendar year estimates for 2007 and 2008 were based on internal estimates prepared by Silicon Mountain’s management team. Estimates beyond 2008 were prepared by Sarowdin Partners based on an analysis of the estimates for 2007 and 2008. In the low case, Sarowdin Partners made estimates for all of the years and in doing so assumed that Silicon Mountain would grow at a slower pace. Sarowdin Partners applied an EBITDA multiple of 12.0x to Silicon Mountain’s projected calendar year 2011 EBITDA to determine a terminal value. The present value of the pretax cash flows and the terminal values were calculated using discount rates ranging from 40% to 50%. This analysis indicated the following enterprise value range for Silicon Mountain:

	Low Case
	40%	45%	50%

Present Value of the Pretax Cash Flows	$3,536,000	$3,153,000	$2,828,000
Present Value of the Terminal Value	17,475,000	14,663,000	12,376,000

Total Present Value	$21,011,000	$17,816,000	$15,204,000

	High Case
	40%	45%	50%

Present Value of the Pretax Cash Flows	$4,824,000	$4,304,000	$3,863,000
Present Value of the Terminal Value	22,111,000	18,553,000	15,660,000

Total Present Value	$26,935,000	$22,857,000	$19,523,000

Selected Company Analysis for Silicon Mountain.  Using publicly available information, Sarowdin Partners reviewed financial and market information of the following publicly traded memory companies that Sarowdin Partners deemed relevant because their lines of business are similar to Silicon Mountain’s lines of business. These companies, referred to as the selected companies, consisted of the following:

•	Dataram Corporation

•	Dell, Inc.

•	PC Connection

•	PC Mall, Inc.

•	Rackable Systems, Inc.

•	SMART Modular Technologies, Inc.

•	Zones, Inc.

Sarowdin Partners compared, for the selected companies:

•	Total enterprise value as a multiple of latest twelve months revenues

•	Total enterprise value as a multiple of latest twelve months EBITDA

Sarowdin Partners then applied a selected range of multiples derived from the selected companies to corresponding financial data for Silicon Mountain. Sarowdin Partners also applied an estimated private company/size discount factor. This discount factor was due to the fact that Silicon Mountain was not publicly traded and that its revenues and EBITDA were smaller than the sales and EBITDA results for the selected companies. This analysis indicated the following enterprise value range for Silicon Mountain:

			Multiple		Private/Size	Enterprise Value
	Amount for 2006		Low	High	Discount	Low	High

Revenues	$28,427,000	(a)	0.85	1.05	0.30	$16,914,000	$20,894,000
EBITDA	1,337,000	(b)	12.8	17.4	0.30	11,983,000	16,289,000

(a)	Latest twelve months for period ending June 30, 2006.

(b)	For the year ending December 31, 2005.

No company used in the “Selected Company Analysis” as a comparison is identical to Silicon Mountain. Accordingly, an evaluation of the results of this analysis is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or the company to which they are being compared. However, Sarowdin Partners determined that the “Selected Company Analysis” was, when given appropriate weight in the professional judgment of Sarowdin Partners, relevant to the valuation of Silicon Mountain.

Conclusion.  Sarowdin Partners utilized a number of different analyses to determine an estimated enterprise value for both Z-Axis and Silicon Mountain. The estimated enterprise values provided the basis of determining a range of exchange rates. For Z-Axis, Sarowdin Partners utilized two different discounted cash flow analyses in estimating an enterprise value (exclusive of the value of the shell). The following table summarizes the values estimated from the different analyses:

	Low	High

Pre-Closing Business of Z-Axis
10-Year Projection	$200,000	$500,000
Perpetuity	35,000	175,000

Estimated Enterprise Value	$100,000	$325,000
Shell Valuation	600,000	800,000

Estimated Total Enterprise Value for Z-Axis	$700,000	$1,125,000

For Silicon Mountain, Sarowdin Partners utilized a Comparable Company Analysis and a Discounted Cash Flow Analysis to estimate an enterprise value. The following table summarizes the values estimated from the different analyses:

	Value
	Low	High

Comparable Company Analysis	$14,500,000	$18,500,000
DCF Analysis	18,000,000	23,000,000

Enterprise Valuation Summary	$17,500,000	$20,000,000

By analyzing the enterprise valuation ranges, the net debt for Z-Axis and Silicon Mountain and taking into account the fully diluted post-reverse split number of shares of Z-Axis outstanding and the number of fully diluted shares of Silicon Mountain outstanding, Sarowdin Partners was able to determine a range of exchange rates. The first column represents the estimated low enterprise valuation for Z-Axis and the estimated high enterprise valuation for Silicon Mountain. The second column represents the estimated high enterprise valuation for Z-Axis and the estimated low enterprise valuation for Silicon Mountain. This analysis produced the following range of exchange rates:

	Low-High	High-Low

Equity Value
Z-Axis	$717,000	$1,142,000
SMM	15,921,000	13,421,000
Relative Ownership
Z-Axis	4.3%	7.8%
SMM	95.7%	92.2%
Shares Outstanding
Z-Axis	477,770	477,770
SMM	8,157,523	8,157,523
Z-Axis Shares to be Issued to SMM	$10,602,369	$5,612,757
Implied Exchange Rate	1.30	0.69

Sarowdin Partners noted that the actual exchange rate was 1.1098, which was in the range determined by Sarowdin Partners’ analyses. Sarowdin Partners also noted that while this analysis produced a broad range, the actual exchange rate was close to the mid-point of the range. The reason for the broad range was the uniqueness of both companies in the marketplace which made it difficult to find comparable companies or transactions. Additionally, in the case of Z-Axis, the volatility in the historic cash flows and in the case of Silicon Mountain the fundamental changes they are undergoing, made projecting future cash flows difficult.

The summary set forth above does not purport to be a complete description of the analyses performed by Sarowdin Partners in connection with the rendering of its written opinion. The presentation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Sarowdin Partners believes that its analyses must be considered as a whole and that selecting portions of its analysis or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its written opinion. In its analyses, Sarowdin Partners made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Z-Axis and Silicon Mountain. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to uncertainty. Sarowdin Partners’ written opinion and its related analyses were only several of many factors considered by the special committee of the Z-Axis board of directors with respect to the exchange and the LLC sale.

Under the terms of the Sarowdin Partners engagement letter executed and delivered on June 2, 2006, Z-Axis paid Sarowdin Partners a nonrefundable fee of $20,000 at the signing of the engagement letter and $20,000 upon the delivery of the written opinion. The fees paid to Sarowdin Partners were not conditioned on, or affected by, the content of the written opinion or the conclusion reached by Sarowdin Partners. Additionally, the fees paid to Sarowdin Partners were not dependent on the closing of the exchange or the LLC sale. In addition to its fees, Z-Axis has agreed to reimburse Sarowdin Partners for its out-of-pocket expenses and to indemnify it against specified liabilities relating to or arising out of services performed by Sarowdin Partners in rendering its fairness opinion. Such out-of-pocket expenses include the legal expenses incurred by Sarowdin Partners in performing its work. The legal expenses as well as Sarowdin Partners’ out-of-pocket expenses were capped at $10,000 and $3,000, respectively. As a result of the requirement to update its fairness opinion and the work involved, Z-Axis agreed to increase Sarowdin Partners total fee to $60,000. Such fee is to be paid at the delivery of Sarowdin Partners’ updated opinion and is not conditioned on, or affected by, the content of the written opinion or the conclusion reached by Sarowdin Partners. Additionally, the cap on the legal expenses and Sarowdin Partners’ out-of-pocket expenses were increased to $14,000 and $4,000, respectively.

Sarowdin Partners LLC is a nationally recognized investment banking firm specializing in smaller capitalization companies in the middle market. As part of its investment banking services, it is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, capital raising and other purposes. Sarowdin Partners was retained by the special committee formed by the Z-Axis board of directors to provide a fairness opinion with respect to the exchange and the consideration to be received from the LLC sale based on Sarowdin Partners’ experience as a financial advisor in mergers and acquisitions. Sarowdin Partners has had no other investment banking relationship with Z-Axis, and has had no investment banking relationship with Silicon Mountain. Sarowdin Partners may in the future provide investment banking and financial advisory services to Z-Axis and Silicon Mountain unrelated to the proposed exchange and LLC sale, for which services Sarowdin Partners would expect to receive separate compensation.

Consideration

At the effective time of the exchange, Z-Axis will issue aggregate of 5,037,124 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law). When the exchange is completed:

•	Each share of Silicon Mountain common stock issued and outstanding immediately prior to the closing of the exchange (other than shares held in Z-Axis’ treasury or owned by Silicon Mountain, Z-Axis, the LLC or any of their respective subsidiaries or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law) will automatically be exchanged for the right to receive the Silicon Mountain stockholder’s pro rata ownership in the 5,037,124 post-split shares that Z-Axis is issuing in the exchange.

•	Each stock option to acquire Silicon Mountain shares outstanding immediately prior to closing of the exchange will be exchanged for the right to receive the Silicon Mountain option holder’s pro rata share of options representing the right to acquire on full exercise a total of 4,372,460 post-split shares of Z-Axis common stock.

Financing of the Exchange and the LLC Sale

The obligations of Z-Axis and Silicon Mountain to complete the exchange and the LLC sale are not subject to a financing condition. However, the purchasing LLC is a newly formed limited liability company without historical operations and does not have the funds required to complete the purchase of the LLC. Accordingly, the purchasing LLC is wholly reliant on the commitment of the Z-Axis investor group to provide cash in the amount of $60,000 and to agree to the redemption of a portion of the Z-Axis common stock owned by the Z-Axis investor group that will be valued at $90,000. In addition, the purchasing LLC is also reliant on the willingness of Z-Axis to accept a promissory note in the principal amount of $150,000 for the balance of the purchase price of the LLC.

Pursuant to the LLC sale agreement, if the LLC achieves net sales in excess of $5.5 million in the 18 months following the closing of the LLC sale, then the LLC has agreed to pay to the stockholders of Z-Axis who were stockholders immediately prior to the closing of the LLC sale, a payment equal to 20% of the amount by which the LLC’s net sales exceeded $5.5 million during the 18 month period. The 18 month period commences on the first day of the first calendar quarter after the closing of the LLC sale. The LLC must pay the contingent portion of the purchase price, if any is payable, within 12 months after the conclusion of the 18 month period. The pre-closing Z-Axis will have tax consequences both at the time of the LLC sale and at the time it is determined what, if any, additional payments they may receive attributable to the contingent portion of the purchase price. The contingent payment will be paid to the pre-closing Z-Axis stockholders in proportion to their common stock owned in Z-Axis immediately prior to the closing of the LLC sale. The contingent payment is not transferable or assignable, and the officers and directors of Z-Axis will participate in any such payment (in a manner similar to all other pre-closing Z-Axis stockholders) based upon their proportionate ownership of the pre-closing Z-Axis common stock.

The total amount of funds required to complete the exchange, including amounts necessary to pay expected fees and expenses associated with the exchange, is anticipated to be approximately $200,000. Z-Axis expects to pay its portion of these fees and expenses will be provided through Z-Axis’ cash on hand and collections of accounts receivable prior to the consummation of the exchange and the LLC sale. Likewise, Silicon Mountain expects to pay its fees and expenses, including the $37,500 expense reimbursement to Z-Axis, from cash on hand and collections of accounts receivable prior to consummation of the exchange.

Equity Contributions

The Z-Axis investor group has agreed in the LLC interests sale agreement that the Z-Axis investor group will collectively provide to the purchasing LLC in connection with the LLC sale, and subject to the conditions set forth in the LLC sale agreement, equity contributions in the form of shares of Z-Axis common stock held by the Z-Axis investor group that will be contributed to the purchasing LLC of up to $90,000 in the aggregate. The Z-Axis investor group has advised Z-Axis that Mr. Treibitz is expected to contribute a majority of the required equity. The obligations of the Z-Axis investor group to do so are subject to the satisfaction in full or waiver of the conditions to the closing of the LLC sale and the simultaneous closing of the exchange. In addition, the obligations of the Z-Axis investor group and the purchasing LLC are also subject to usual and customary conditions for transactions of this type, including the negotiation, execution and delivery of satisfactory subscription and other investment-related documentation.

Debt Commitment

In connection with the LLC sale, Z-Axis has agreed to accept a promissory note from the purchasing LLC in the principal amount of $150,000 as partial payment of the purchase price for the LLC. The principal balance of the promissory note is expected to bear interest at the per annum rate of prime plus 2%, will be payable interest only until maturity, and will mature three years from the closing of the LLC sale. Amounts due under the promissory note will be subordinated to the bank line of credit that Z-Axis maintained prior to the closing and which the purchasing LLC will assume in connection with the LLC sale. The commitment of Z-Axis to accept the promissory note is subject to evidence that all necessary material governmental and stockholder approvals and consents necessary for the completion of the exchange and LLC sale have been received, and there not having occurred any material adverse change in the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of Z-Axis and the LLC, taken as a whole.

Interests of Z-Axis’ Directors and Executive Officers in the Exchange and the LLC Sale

In considering the recommendation of the board of directors that you vote “FOR” the exchange and the LLC sale, you should be aware that Z-Axis’ directors, executive officers and certain members of Z-Axis’ senior management team may have interests in the exchange that are different from, and/or in addition to, the interests of Z-Axis stockholders generally.

The special committee of independent directors carefully evaluated and negotiated the terms of the exchange agreement and the LLC sale agreement and unanimously determined that the exchange agreement, the exchange, the LLC sale and the LLC sale agreement, upon the terms and conditions set forth in the exchange and LLC sale agreements, are advisable, fair to, and in the best interest of, Z-Axis and its unaffiliated stockholders and recommended that the board of directors approve the exchange and the LLC sale. The board of directors has approved these matters (with Mr. Alan Treibitz and Ms. Stephanie S. Kelso abstaining).

Both the special committee and the board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the exchange agreement, the LLC sale agreement, the exchange and the LLC sale, and in recommending to the stockholders that the exchange and the LLC sale be approved.

Z-Axis Stock Options

The exchange agreement and Z-Axis’ option plans provide that at the effective time of the exchange, each option to acquire Z-Axis common stock outstanding immediately prior to the effective time (including those held by Z-Axis’ directors and executive officers) will immediately vest due to the change in control that will occur on closing of the exchange. All such options are non-qualified stock options. In connection with the exchange, Silicon Mountain agreed, and the exchange agreement provides, that each outstanding option held by Z-Axis’ employees, directors and executive officers will be given a uniform exercise period that will expire five years from the date of closing of the exchange. After taking into account the reverse split, there will be options held by Z-Axis’ directors and executive officers that upon full exercise would result in Z-Axis issuing 61,246 post-split shares of common stock.

The following chart sets forth with respect to each director and executive officer:

•	the number of pre-split shares covered by vested and exercisable options as of June 1, 2006 and the value of these options calculated using the closing price of Z-Axis on June 1, 2006 ($.030 per share) minus the exercise price of the underlying options times the number of options held;

•	the number of pre-split shares covered by options that are expected to vest and become exercisable due to the exchange and the value of these options, assuming a July 1, 2006 closing; and

•	the total number of pre-split shares covered by vested and exercisable options at June 1, 2006 and that are covered by options expected to vest and become exercisable upon closing of the exchange, and the value of these options, assuming a July 1, 2006 closing.

	Options Already Vested		Options Accelerated		Total Options Held
	Pre-Split		Pre-Split		Pre-Split
Director or Executive Officer	Shares	Value	Shares	Value	Shares	Value

Steven H. Cohen	20,000	$1,604	10,000	$(1,088)	30,000	$516
Alan Treibitz	20,000	$1,604	10,000	$(1,088)	30,000	$516
Stephanie S. Kelso	56,834	$2,367	124,166	$(1,746)	181,000	$621
Marilyn T. Heller	35,000	$2,129	10,000	$(717)	45,000	$1,412
Marvin A. Davis	70,000	$4,883	20,000	$(1,433)	90,000	$3,450
James E Pacotti, Jr.	70,000	$4,883	20,000	$(1,433)	90,000	$3,450

Z-Axis Bonus Plan

The Z-Axis bonus plan, which is referred to in this joint proxy statement as the “bonus plan,” provides for cash incentive bonuses to executive officers and other key employees. The bonus plan provides for individual cash bonuses based on corporate, individual and departmental performance. Bonuses are paid at the end of each fiscal year in accordance with the determination of the board of directors at that time. The board of directors did not award any cash bonuses following the fiscal year ended March 31, 2006. Accordingly, any bonuses to be paid in the next fiscal year will be determined by the board of managers of the purchasing LLC and/or the LLC following the end of the next fiscal year. Neither Z-Axis nor Silicon Mountain will have any financial or other responsibility for the bonuses, if any, that are payable at that time.

Change-in-Control Severance or Other Benefits

Z-Axis has no change in control, severance or other plan or benefit that will accrue or be provided to any director, executive officer or employee of Z-Axis on the closing of the exchange. Z-Axis employs all of its employees “at will,” with the exception of employment agreements that Z-Axis entered into more than five years ago with Messrs. Steven H. Cohen and Alan Treibitz. Those employment agreements do not contain any change in control or severance provisions, and Z-Axis believes that the only provisions of these agreements that are still operative relate to certain confidentiality and non-disclosure obligations of Messrs. Cohen and Treibitz under their employment agreements. In order to avoid any confusion with respect to the operative and inoperative provisions of these employment agreements, Z-Axis has mutually agreed with Messrs. Cohen and

Treibitz that these employment agreements will be terminated in connection with the closing of the exchange and the LLC sale. None of Z-Axis’ employees, directors or executive officers will remain employees, officers or directors of Z-Axis (which will then be Silicon Mountain Holdings) after the closing of the exchange and the LLC purchase, and none of such persons will then hold any such position with Silicon Mountain.

Z-Axis currently pays its chairman, Steven H. Cohen, a $2,000 monthly consulting fee for services that Mr. Cohen renders to Z-Axis from time to time. This payment is not made pursuant to any written agreement or undertaking. Following the exchange and the LLC sale, the purchasing LLC has advised Z-Axis of its intent to continue this payment to Mr. Cohen for at least a period of months following the closing of the exchange and the LLC sale.

Indemnification

The exchange agreement provides that for a period through an until the expiration of the statute of limitations pertaining to any claim asserted against any person who is an officer or director of Z-Axis prior to the closing, Silicon Mountain Holdings agrees to indemnify and hold harmless such officers and directors to the fullest extent Z-Axis would have been permitted to indemnify them under the Z-Axis articles of incorporation and bylaws as in effect as of the date of the stock exchange agreement The exchange agreement also provides that after the closing of the exchange, Z-Axis must advance to the former directors and executive officers all legal fees and expenses incurred by such persons in connection with any legal or regulatory proceedings that are initiated and connected, directly or indirectly, to the exchange or the transactions contemplated in the exchange agreement, subject to limited exceptions.

Post-Closing Ownership

Immediately after the completion of the exchange but prior to the completion of the LLC sale, the Silicon Mountain stockholders will own approximately 92.22% of Silicon Mountain Holdings outstanding post-split common stock and pre-exchange Z-Axis stockholders will own the remaining 7.78% of Silicon Mountain Holdings outstanding post-split common stock, without taking into account options and warrants to purchase (i) a total of 4,372,460 post-split shares of Z-Axis common stock that will be issued to Silicon Mountain option and warrant holders on closing of the exchange, and (ii) a total of 61,246 post-split shares of common stock that will then be held by Z-Axis’ officers and directors who served in those capacities prior to the closing of the exchange. Of the shares of post-split common stock that will be outstanding following the exchange, Z-Axis’ pre-exchange stockholders will own a total of 425,000 post-split shares of Z-Axis common stock (after giving effect to the reverse split). Z-Axis’ pre-exchange officers and directors will own approximately 32.1% of the 425,000 post-split shares received by Z-Axis stockholders, or approximately 136,425 of the Z-Axis’ post-split shares of common stock, or approximately 2.53% of Z-Axis’ post-split common stock outstanding following the exchange. This number and percentage of post-split shares will then be reduced by the redemption by Z-Axis of approximately 33,457 shares of Z-Axis’ post-split common stock as partial payment for the LLC.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the exchange to holders of Silicon Mountain common stock. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations thereunder and administrative rulings and court decisions in effect as of the date of this document, all of which are subject to change at any time, possibly with retroactive effect.

This discussion only addresses Silicon Mountain stockholders that hold their shares of Silicon Mountain common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to a Silicon Mountain stockholder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under United States federal income tax law (including, for example, non-United States persons, financial institutions, dealers in securities, traders in securities who elect to use a mark to market method of accounting, insurance companies, tax-exempt entities, holders who acquired Silicon Mountain common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders subject to the alternative minimum tax provisions of the Code, and holders who hold Silicon Mountain common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the exchange under applicable state, local or non-United States laws.

HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE EXCHANGE TO THEM, INCLUDING THE EFFECTS OF UNITED STATES FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

The exchange has been structured to qualify as reorganization under Section 368(a) of the Code for United States federal income tax purposes. Accordingly, the exchange will be tax-free to holders of Silicon Mountain common stock. Specifically, the following material federal income tax consequences will apply:

•	a holder will not recognize any gain or loss upon receipt of Z-Axis post-split common stock solely in exchange for Silicon Mountain common stock, including whole shares issued upon rounding up of fractional shares;

•	the aggregate tax basis of the shares of Z-Axis post-split common stock received in the exchange (including any whole shares received in lieu of fractional shares) will be equal to the aggregate tax basis in the shares of Silicon Mountain common stock surrendered; and

•	the holding period of the Z-Axis post-split common stock received in the exchange (including any whole shares issued in lieu of fractional shares) will include the holding period of the shares of Silicon Mountain common stock surrendered.

No ruling has been or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of the exchange. Accordingly, there can be no assurances that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

The LLC sale will have tax consequences for the Z-Axis investor group and, to the extent the sales of the LLC exceed $5.5 million in the 18 months following closing, the potential payment of the contingent portion of the purchase price (representing 20% of the amount by which the LLC’s sales exceed the $5.5 million benchmark), will have tax consequences to the pre-closing Z-Axis stockholders both at the time of the LLC sale and at the time it is determined what, if any, contingent payments are actually owed to the pre-closing Z-Axis stockholders.

Stockholders of Z-Axis or of Silicon Mountain who receive cash for their common stock as a result of exercising statutory dissenters’ rights will be treated as having received a distribution in redemption of their stock that is subject to Section 302 of the Code. Assuming that the requirements of Section 302 are satisfied, such stockholders will have a taxable capital gain (or capital loss), measured by the difference between the cash payment received and their tax basis in the shares as to which the dissenters’ rights are exercised, assuming those shares are held as capital assets when the dissenters’ rights are elected. In general, such stockholders should also be able to reduce that capital gain (or increase that capital loss) by the amount of any expenses they incur in pursuing or prosecuting their dissenters’ rights. Dissenting stockholders should consult their own tax advisors regarding the application of Section 302.

Accounting Treatment

Following the exchange, the former stockholders of Silicon Mountain will own approximately 92.22% of the outstanding shares of the combined company, calculated on a fully diluted basis (but excluding shares issuable pursuant to employee stock options). As such, the exchange has been accounted for as a recapitalization through a reverse acquisition. Accordingly, Z-Axis Corporation (then renamed Silicon Mountain Holdings) will be treated as the continuing entity for accounting purposes and the historical financial statements presented in future periods will be those of Silicon Mountain.

Regulatory Approvals

The Hart-Scott-Rodino Act provides that transactions such as the exchange may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. The exchange and LLC sale transactions are below the dollar thresholds that subject these transactions to Hart-Scott-Rodino filings and, accordingly, no waiting period applies to the exchange and the LLC sale.

Except with respect to the filing of articles of exchange in Colorado at or before the closing of the exchange, Z-Axis are unaware of any material regulatory requirements or approvals required for the execution of the exchange agreement, the LLC sale agreement, or completion of the exchange and the LLC sale.

The exchange agreement provides that Z-Axis and Silicon Mountain will use reasonable efforts to take, or cause to be taken, all actions necessary to complete the exchange in a timely manner, including making all filings with, giving all notices to, and obtaining all consents from, governmental authorities and opposing or lifting any restraints or injunctions to the exchange and the LLC sale.

Certain Projections

Z-Axis does not publicly disclose projections of future net sales, net income or losses or other financial performance. The projections provided to Sarowdin Partners LLC were not prepared with a view to public disclosure and are not included in this joint proxy statement. The projections were not prepared with a view to compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles. Neither Ehrhardt Keefe Steiner & Hottman PC nor any registered public accountant has examined or compiled the projections and, accordingly, neither Ehrhardt Keefe Steiner & Hottman PC nor any other registered public accountant expressed an opinion or any other form of assurance or association with respect thereto. The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments. The projections reflect numerous assumptions and estimates relating to Z-Axis’ business made by Z-Axis’ management that Z-Axis’ management believed were reasonable at the time the projections were prepared. In addition, factors such as industry performance, competitive uncertainties and general business, economic, market and financial conditions, all of which are difficult to predict and beyond the control of Z-Axis’ management, may cause actual results to vary from the projections or the underlying assumptions. Accordingly, while the projections were prepared in good faith by Z-Axis’ management, there can be no assurance that the estimates and assumptions made in preparing the projections will prove to be accurate, and that the projections will be realized, and actual results may be materially greater or less than those contained in the projections.

THE Z-AXIS ANNUAL MEETING

Time, Place and Purpose of the Annual Meeting

This joint proxy statement is being furnished to Z-Axis stockholders as part of the solicitation of proxies by Z-Axis’ board of directors for use at the annual meeting to be held on [ • ], 2007, starting at 10:00 a.m. local time, at the offices Z-Axis, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111. The purpose of the annual meeting is for Z-Axis stockholders to consider and vote upon proposals to (i) approve the exchange as described in the exchange agreement, (ii) approve the LLC sale as described in the LLC sale agreement, (iii) approve the adoption and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock, (iv) approve an amendment to the articles to change the name of Z-Axis from Z-Axis Corporation to Silicon Mountain Holdings, (v) approve an amendment to the articles to increase Z-Axis’ authorized common stock from 10,000,000 post-split shares to 30,000,000 post-split shares, (vi) approve an amendment to the articles to establish a class of preferred stock to consist of 3,000,000 authorized post-split shares, (vii) elect six directors of Z-Axis, (viii) ratify the appointment of Z-Axis’ independent auditors, (ix) to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies, and (x) to transact such other business as may properly come before the meeting and any and all adjourned sessions thereof. A copy of the exchange agreement is attached to this joint proxy statement as Annex A and a copy of the LLC sale agreement is attached as Annex B. This joint proxy statement, the notice of the annual meeting and the enclosed form of proxy are first being mailed to Z-Axis stockholders on [ • ], 2007.

Record Date, Quorum and Voting Power

The holders of record of Z-Axis common stock at the close of business on [ • ], 2007, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. As of the record date, there were 3,825,000 shares of Z-Axis pre-split common stock issued and outstanding, all of which are entitled to be voted at the annual meeting. Each outstanding share of Z-Axis common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for a vote at the annual meeting.

The holders of one-third of the outstanding pre-split common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the annual meeting. A quorum is necessary to hold the annual meeting. Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any adjournment or postponement of the annual meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established.

Required Vote

For Z-Axis to complete the exchange and the LLC sale, stockholders holding at least a majority of the shares of Z-Axis pre-split common stock outstanding at the close of business on the record date must vote “FOR” those proposals. The LLC sale transaction must be also approved by holders of a majority of the outstanding Z-Axis shares of pre-split common stock not beneficially owned by the executive officers and directors of Z-Axis who are part of the Z-Axis investor group, which is referred to in this joint proxy statement as the “Majority of the Minority Condition.” The reverse split and the approval of independent auditors will be ratified if the votes cast in favor of each proposal exceed the votes cast against it. The amendments to the articles of incorporation require the affirmative vote of a majority of the outstanding shares of pre-split common stock. In the election of directors, the nominees elected will be the six individuals receiving the greatest numbers of votes cast by the shares present in person or represented by proxy and entitled to vote without the benefit of cumulative voting. Any action other than a vote for the nominee will have the effect of voting against the nominee. The proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock properly cast on the proposal at a meeting at which a quorum is present.

In order for your shares of Z-Axis common stock to be included in the vote, if you are a stockholder of record, you must vote your shares by returning the enclosed proxy, by voting over the Internet or by telephone, as indicated on the proxy card, or by voting in person at the annual meeting.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker and it can give you directions on how to vote your shares. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes and abstentions will not count as votes cast on a proposal, but will count for the purpose of determining whether a quorum is present.

As a result, broker non-votes and abstentions will have the same effect as a vote against the adoption of the exchange agreement, the LLC sale and the amendments to the articles of incorporation and will have no effect on the reverse stock split, ratification of the auditor and any proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies.

Voting by Directors and Executive Officers

As of [ • ], 2007, the record date, the directors and executive officers of Z-Axis held and are entitled to vote, in the aggregate, 1,237,391 pre-split shares of Z-Axis common stock, representing approximately 32.4% of the outstanding shares of Z-Axis pre-split common stock. The directors and executive officers have informed Z-Axis that they intend to vote all of their shares of Z-Axis common stock “FOR” the approval of the exchange as described in the exchange agreement, “FOR” approval of the LLC sale as described in the LLC sale agreement, “FOR” approval of adoption and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock, “FOR” approval of an amendment to the articles to change the name of Z-Axis from Z-Axis Corporation to Silicon Mountain Holdings, “FOR” approval of an amendment to the articles to increase Z-Axis’ authorized common stock from 10,000,000 post-split shares to 30,000,000 post-split shares, “FOR” approval of an amendment to the articles to establish a class of preferred stock to consist of 3,000,000 authorized post-split shares, “FOR” the nominees for director, “FOR” ratifying the appointment of Z-Axis’ independent auditors, “FOR” an adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of Z-Axis’ board of directors on any other matters properly brought before the meeting for a vote. However, the Z-Axis officers and directors who are members of the Z-Axis investor group will not cast votes with respect to the LLC sale.

Proxies; Revocation

If you vote your shares of Z-Axis common stock by signing a proxy, or by voting over the Internet or by telephone as indicated on the proxy card, your shares will be voted at the annual meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the approval of the exchange as described in the exchange agreement, “FOR” approval of the LLC sale as described in the LLC sale agreement, “FOR” approval of adoption and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock, “FOR” approval of an amendment to the articles to change the name of Z-Axis from Z-Axis Corporation to Silicon Mountain Holdings, “FOR” approval of an amendment to the articles to increase Z-Axis’ authorized common stock from 10,000,000 post-split shares to 30,000,000 post-split shares, “FOR” approval of an amendment to the articles to establish a class of preferred stock to consist of 3,000,000 authorized post-split shares, “FOR” the six nominees for director, “FOR” ratifying the appointment of Z-Axis’ independent auditors, “FOR” an adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of Z-Axis’ board of directors on any other matters properly brought before the meeting for a vote.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must advise Z-Axis’ Secretary in writing, deliver a new proxy or submit another vote over the Internet or by telephone, in each case dated after the date of the proxy you wish to revoke, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

Z-Axis does not expect that any matter other than the proposals described in this joint proxy statement will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will vote the shares in accordance with the recommendations of the Z-Axis board of directors.

Expenses of Proxy Solicitation

Z-Axis will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Z-Axis may solicit proxies personally and by telephone, facsimile or other similar means. These persons will not receive additional or annual compensation for such solicitation services. Z-Axis will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to their customers who are beneficial owners of the shares they hold of record.

Adjournments and Postponements

Any adjournment or postponement may be made without notice by an announcement made at the annual meeting by the chairman of the meeting. If persons named as proxies by you are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if persons named as proxies by you are asked to vote for one or more adjournments or postponements of the meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve Proposals One through Nine, such persons will only have the authority to vote on such matter as instructed by you or your proxy, or, if no instructions are provided on your signed proxy card, in favor of such adjournment or postponement. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow Z-Axis stockholders who have already sent in their proxies to revoke them at any time prior to their use in the manner provided herein.

SILICON MOUNTAIN SPECIAL MEETING

Time, Place and Purpose of the Silicon Mountain Special Meeting

This proxy statement is being furnished to the Silicon Mountain stockholders as part of the solicitation of proxies by the Silicon Mountain board of directors for use at the Silicon Mountain special meeting to be held on [ • ], 2007, starting at 10:00 a.m. local time, at the offices of Silicon Mountain, 4755 Walnut Street, Boulder, Colorado 80301. The purpose of the special meeting is for the Silicon Mountain stockholders (ii) to consider and vote upon proposals to (i) approve the exchange as described in the exchange agreement, and to transact such other business as may properly come before the meeting. A copy of the exchange agreement is attached to this proxy statement as Annex A. This proxy statement, the notice of the special meeting and the enclosed form of proxy are first being mailed to Silicon Mountain’s stockholders on [ • ], 2007.

Record Date, Quorum and Voting Power

The holders of record of Silicon Mountain common stock at the close of business on [ • ], 2007, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. As of the record date, there were 4,538,773 shares of Silicon Mountain common stock issued and outstanding, all of which are entitled to be voted at the special meeting. Each outstanding share of Silicon Mountain common stock on the record date entitles the holder to one vote on each matter submitted to stockholders for a vote at the special meeting.

The holders of a majority of the outstanding common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Required Vote

For Silicon Mountain to complete the exchange, stockholders holding at least two-thirds of the shares of Silicon Mountain common stock outstanding at the close of business on the record date must vote “FOR” that proposal.

In order for your shares of Silicon Mountain common stock to be included in the vote, if you are a stockholder of record, you must vote your shares by returning the enclosed proxy, by voting by telephone, as indicated on the proxy card, or by voting in person at the special meeting.

Voting by Directors and Executive Officers

As of [ • ], 2007, the record date, the directors and executive officers of Silicon Mountain beneficially held and are entitled to beneficially vote, in the aggregate, 3,700,853 shares of Silicon Mountain common stock, representing approximately 80.5% of the outstanding shares of Silicon Mountain common stock. The directors and executive officers have informed Silicon Mountain that they intend to vote all of the shares beneficially held by them of Silicon Mountain common stock “FOR” the approval of the exchange as described in the exchange agreement, and in accordance with the recommendations of Silicon Mountain’s board of directors on any other matters properly brought before the meeting for a vote. If this occurs, the votes of the directors and officers will constitute more than the two-thirds vote required to approve the exchange.

Proxies; Revocation

If you vote your shares of Silicon Mountain common stock by signing a proxy, your shares will be voted at the special meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the approval of the exchange as described in the exchange agreement, and in accordance with the recommendations of Silicon Mountain’s board of directors on any other matters properly brought before the meeting for a vote.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise Silicon Mountain’s Secretary in writing, deliver a new proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

Silicon Mountain does not expect that any matter other than the proposals described in this proxy statement will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will vote the shares in accordance with the recommendations of the Silicon Mountain board of directors.

Expenses of Proxy Solicitation

Silicon Mountain will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Silicon Mountain may solicit proxies personally and by telephone, facsimile or other similar means. These persons will not receive additional or special compensation for such solicitation services.

Adjournments and Postponements

Any adjournment or postponement may be made without notice by an announcement made at the special meeting by the chairman of the meeting. If persons named as proxies by you are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters.

Z-AXIS PROPOSAL ONE

APPROVAL OF THE EXCHANGE AS DESCRIBED IN THE EXCHANGE AGREEMENT

The summary of the material terms of the exchange agreement set forth in this section and elsewhere in this joint proxy statement is qualified in its entirety by reference to the exchange agreement, a copy of which is attached to this joint proxy statement as Annex A, which Z-Axis incorporates by reference into this document. This following summary may not contain all of the information about the exchange agreement that is important to you. Z-Axis and Silicon Mountain encourage you to read carefully the exchange agreement in its entirety because it, not this joint proxy statement, is the legal document that governs the exchange.

This joint proxy statement contains a description of representations and warranties made in the exchange agreement. Representations and warranties are also set forth in contracts and other documents, including the exchange agreement, that are attached or provided as annexes to this joint proxy statement or are incorporated by reference into this document. These representations and warranties were made only for the purposes of such contracts or other documents and solely for the benefit of the parties to such contracts or other documents as of specific dates, may be subject to important limitations and qualifications agreed to by the contracting parties (including Z-Axis and Silicon Mountain), and may not be complete. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this joint proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this joint proxy statement or the actual representations and warranties contained in such contracts and other documents, including the exchange agreement, as statements of factual information.

Closing and Effectiveness

The exchange will occur and be effective on the closing date, at which time Z-Axis will file the articles of exchange with the Secretary of State of the State of Colorado (or at such later time as is specified in the articles of exchange).

Structure

At the closing and upon effectiveness of the exchange, Z-Axis will exchange an aggregate of 5,037,124 post-split shares of Z-Axis common stock for all of the outstanding common stock of Silicon Mountain (other than shares held in Silicon Mountain’s treasury or owned by Silicon Mountain or its subsidiary or shares as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law), at which time Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. Upon completion of the exchange, the share certificates representing the outstanding shares of common stock of Silicon Mountain will thereafter be deemed to represent that number of shares of Z-Axis post-split common stock that the holder is entitled to receive in the exchange.

Treatment of Securities

Common Stock

At the effective time of the exchange, each share of Silicon Mountain common stock issued and outstanding immediately prior to the effectiveness of the exchange will be deemed to represent that number of shares of Z-Axis post-split common stock that the holder is entitled to receive in the exchange, other than shares of Silicon Mountain common stock:

•	that are owned by Silicon Mountain as treasury stock or owned by Z-Axis immediately prior to the effective time of the exchange, all of which will be cancelled without any payment; and

•	as to which a stockholder validly exercises and perfects dissenters’ rights in compliance with Colorado law.

There are currently issued and outstanding a total of 4,538,773 shares of Silicon Mountain common stock. Accordingly, stockholders of Silicon Mountain will each receive approximately 1.1098 shares of Z-Axis post-split common stock for each share of Silicon Mountain common stock owned by them.

Stock Options and Warrants

As of the date the exchange agreement was executed, Silicon Mountain had granted a total of 1,838,250 options under its equity incentive plan to its executive officers, directors and employees and 50,000 warrants. As of March 31, 2007, Silicon Mountain had granted 2,154,250 options under its equity incentive plan to its executive officers, directors and employees and 1,690,000 warrants. On consummation of the exchange and Z-Axis’ assumption of the equity incentive plan, and based on the same ratio that will be applied to the outstanding Silicon Mountain common stock in the exchange, each option will thereafter represent the right to acquire approximately 1.1098 shares of Z-Axis post-split common stock. Accordingly, on closing of the exchange, the Silicon Mountain options and warrants will thereafter represent the right to acquire on full exercise a total of 4,372,460 post-split shares of Z-Axis common stock. Certain outstanding options and warrants of Silicon Mountain may expire or be exercised by the closing of the exchange; however, the exchange ratio of 1.1098 as described above will not change. These options and warrants exclude options to acquire 61,246 post-split shares of common stock that are held by Z-Axis’ current executive officers, directors and employees. In connection with the exchange, Z-Axis and Silicon Mountain agreed that all options held by Z-Axis’ executive officers, directors and employees will be given a uniform expiration date of five years from the date of closing of the exchange. Any unvested options held by Z-Axis’ executive officers, directors and employees will vest on the change in control which will occur on closing of the exchange, in accordance with the provisions of the Z-Axis stock option plan.

Under the exchange agreement and on consummation of the exchange, each Silicon Mountain stock option and warrant will be assumed by Z-Axis and converted into an option or warrant, as the case may be, to acquire a number of shares of Z-Axis post-split common stock equal to the number of shares of Silicon Mountain common stock underlying each such option or warrant before the exchange multiplied by the exchange ratio applied to the post-split shares exchanged for Silicon Mountain common stock (approximately 1.1098 to one) and rounded up to the nearest whole share. Z-Axis will assume each Silicon Mountain option and warrant on the same exercise price and same exercise or vesting schedule and other terms and conditions as were applicable under the Silicon Mountain stock option plan and each stock option or warrant agreement pursuant to which the option or warrant, as applicable, was issued.

Shortly after completion of the exchange, Silicon Mountain Holdings intends to prepare and file with the SEC one or more registration statements registering the shares of Z-Axis post-split common stock subject to the assumed Silicon Mountain stock options. If any of such options are exercised in the one year period after closing of the exchange, the shares of common stock issued on exercise of such option(s) will be subject to the terms of the lockup agreement and, therefore, will not be salable in the public market for a one year period from the date of closing of the exchange.

No Further Ownership Rights

After the effective time of the exchange, each outstanding Silicon Mountain stock certificate will represent only the right to receive the post-split shares of Z-Axis to which Silicon Mountain stockholders are entitled. The shares of Z-Axis post-split common stock exchanged on surrender of each Silicon Mountain stock certificate will be issued in full satisfaction of all rights pertaining to the shares of Silicon Mountain common stock represented by that certificate.

Our Ownership After the Exchange

The following table sets forth information concerning the shares of our common stock that will be outstanding, as well as options and warrants that will be outstanding, after giving effect to closing of the transactions and the reverse split proposal. The actual share and option and warrant numbers may vary slightly after taking into account the rounding up into whole shares any fractional shares that result from the reverse split and the exchange and the rounding up into whole shares of any fractional shares underlying options held by Z-Axis option holders or options or warrants held by option and warrant holders of Silicon Mountain. With the exception of options to purchase Z-Axis and options and warrants to purchase Silicon Mountain common stock that are outstanding, neither Z-Axis nor Silicon Mountain has any rights or convertible securities issued or outstanding. For this reason, the table below only presents information pertaining to each party’s outstanding common stock, options and warrants, as applicable.

				Percent of	Percent of
				Common Stock	Z-Axis After
				of Z-Axis After	The Reverse
				The Reverse	Split and The
	Held by	After Effecting		Split and The	Exchange and
	Stockholders	One-for-Nine	After The	Exchange and	Giving Effect
	or Option	Reverse Stock	Reverse Split	Before Exercise	to Full Exercise
	Holders Before	Split of Z-Axis	and The	of Outstanding	of Outstanding
	the Exchange	Common Stock	Exchange	Options	Options

Outstanding shares of Z-Axis common stock	3,825,000	425,000	391,543	7.78%	3.97%
Outstanding shares of Silicon Mountain common stock owned by Silicon Mountain stockholders	4,538,773	4,538,773	5,037,124	92.22%	51.07%
Outstanding Silicon Mountain stock options and warrants	3,746,750	3,746,750	4,372,460	—	44.34%
Outstanding Z-Axis options	551,206	61,246	61,246	—	.62%

Total shares of Z-Axis common stock outstanding after the reverse split, the exchange and full exercise of all stock options			9,862,373	100.00%	100.00%

Exchange Procedures

Prior to the exchange, Z-Axis will appoint Computershare Trust Company as exchange agent and will, at or prior to the closing of the exchange, transfer to the exchange agent the shares of Z-Axis post-split common stock issuable in the exchange to the Silicon Mountain stockholders. Promptly after completion of the exchange, the exchange agent will send to the stockholders of Silicon Mountain a letter of transmittal and instructions on how to surrender old Silicon Mountain stock certificates for new Z-Axis post-split shares. The exchange agent will also provide Z-Axis stockholders with a separate letter of transmittal concerning the surrender of certificated prereverse split shares of common stock for new certificates representing post-reverse split shares of common stock. If you are a Z-Axis stockholder, you are not required to submit pre-split stock certificates in exchange for post-split stock certificates. Rather, pre-split stock certificates will be deemed to represent the appropriate number of shares of post-split common stock (arrived at by dividing the number of shares denominated on a pre-split certificate by nine). Z-Axis’ transfer agent, which is also the exchange agent, will make appropriate adjustments to Z-Axis’ stock transfer records on consummation of the exchange in order to reflect the number of post-split shares owned by each stockholder.

You should not return your Z-Axis or Silicon Mountain stock certificates with the enclosed proxy card and you should not forward your stock certificates to the exchange agent without first obtaining, completing and returning a letter of transmittal with your stock certificates.

If you are a Silicon Mountain stockholder, you will not be entitled to receive the shares of post-split common stock of Z-Axis to which you are entitled in the exchange until you surrender your common stock certificate or certificates to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents as the exchange agent may require.

If you have lost a Silicon Mountain common stock certificate, or if it has been stolen or destroyed, Z-Axis may require you to make an affidavit of that fact and deliver an agreement of indemnification or purchase a bond against any claims that may be made against the exchange agent, Z-Axis, or Silicon

Mountain with respect to such certificate before you will be entitled to receive the Z-Axis post-split common stock issuable to you in the exchange.

On closing of the exchange and issuance of the Z-Axis post-split shares in the exchange, all then-outstanding shares of Silicon Mountain common stock as to which dissenters’ rights have not been exercised will be cancelled and a new certificate will be issued to Silicon Mountain Holdings for the shares of common stock Silicon Mountain Holdings then owns in Silicon Mountain.

Articles of Incorporation and By-laws

Z-Axis’ articles of incorporation will be amended and restated on consummation of the exchange in order to reflect the amendments to the articles that are described in this joint proxy statement and approved by Z-Axis stockholders. Following the exchange closing, the Z-Axis by-laws will remain in effect in their current form, subject to amendment or restatement as permitted by applicable law and the Z-Axis articles.

Directors and Officers

Following the exchange, the service of Z-Axis’ directors will end and the directors of Silicon Mountain who are identified in this joint proxy statement will then be appointed to, and comprise, our board of directors. In this regard, Messrs. Rudolph (Tré) A. Cates III, Patrick (Shaun) Hanner and Mark Crossen, all of whom are currently stockholders and directors or executive officers of Silicon Mountain, and who will become directors and executive officers of Silicon Mountain Holdings following the exchange, will beneficially own 15.89%, 4.89% and 40.76%, respectively, of our outstanding post-split common stock after the exchange. Therefore, these persons will collectively own 61.5% of our outstanding common stock after the exchange. As a practical matter, Messrs. Cates, Hanner and Crossen will be able to elect the members of Silicon Mountain Holdings’ board of directors and determine the outcome of all matters submitted to a vote of our stockholders. These matters include the power to prevent or cause a change in control of us. The post-split common stock owned by such persons will represent a larger percentage of Z-Axis’ outstanding post-split common stock after taking into account the sale of the LLC, to the extent the LLC sale is paid for through the redemption of common stock owned by the Z-Axis investor group.

Representations and Warranties

Z-Axis and Silicon Mountain make representations and warranties in the exchange agreement that are subject, in some cases, to specified exceptions and qualifications and to disclosures made in confidential disclosure schedules delivered between us. The representations and warranties made by both Z-Axis and Silicon Mountain include and, among other things, relate to:

•	the validity of corporate organization, corporate good standing, and qualification to conduct business outside of the State of Colorado;

•	delivering to the other party complete and correct copies of articles of incorporation and by laws that are in full force and effect and that have not been amended or superseded;

•	providing to the other party complete and correct copies of all available minutes of directors and shareholders meetings, stock certificates and transfer sheets, and form stock certificates;

•	corporate power and authority to carry on normal business now and as proposed, and the power to execute the agreement and consummate the transactions contemplated under the agreement;

•	capitalization;

•	existence and ownership of subsidiaries;

•	except for those disclosed by the parties to the other party, the absence of additional consents, waivers, authorizations, registrations, and the like, required to be made, obtained, or given to any governmental authority or third party;

•	providing to the other party audited financial statements that represents the financial condition of each company in all material respects and that are in conformity with generally accepted accounting principles and the adequacy of internal controls over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities or obligations;

•	absence of specified changes or events occurring after a specified date, and the conduct of each party’s respective businesses after such specified date;

•	compliance with each law, rule, regulation, order, decree, judgment and other requirements of any governmental authority to which each Z-Axis and Silicon Mountain is respectively subject to;

•	the absence of any litigation, legal action, proceeding or demand;

•	the validity and enforceability of material contracts and the absence of breaches or violations of the contracts;

•	intellectual property matters, including the absence of infringement of any third party’s intellectual property;

•	valid title to tangible assets and absence of certain liens on tangible assets, ownership of real property and leasehold interests in leased real property;

•	insurance matters;

•	the maintenance of relationships with each party’s suppliers, customers, and others having business relationships with each respective party;

•	tax matters;

•	employee benefits matters and compliance with the Employee Retirement Income Security Act of 1974;

•	employee relations;

•	environmental matters, compliance with environmental laws and the absence of environmental claims against either party or its respective subsidiary;

•	current and historic compliance with financial recordkeeping and reporting requirements of applicable laws;

•	opinions of Z-Axis’ financial advisor;

•	information in the joint proxy statement;

•	transactions with affiliates;

•	indebtedness; and

•	absence of conflicts with charter documents, absence of breaches of any contracts and agreements, absence of material liens upon assets and absence of violations of applicable law, in each case resulting from the execution, delivery and performance of the exchange agreement and consummation of the transactions contemplated by the exchange agreement.

The additional representations and warranties made by Z-Axis include and relate to:

•	timely filing of required documents with the SEC and material compliance with the Exchange Act, and the absence of untrue statements or material omissions in related documents.

The additional representations and warranties made by Silicon Mountain include and relate to:

•	the receipt of Z-Axis shares, options and warrants by the holders of Silicon Mountain stock, options or warrants respectively are being received entirely for their own account and in accordance with applicable laws.

The representations and warranties made by Z-Axis or Silicon Mountain in the exchange agreement are qualified as being true and correct as of the execution of the exchange agreement and as of the closing date except for representations and warranties made of a specified date, which need to be true and correct only as of the specified date.

The representations and warranties in the exchange agreement survive the closing of the exchange for a period of two years, provided that representations and warranties, which relate to tax matters, survive for a period equal to the applicable statute of limitations pertaining to any tax-related claims.

Conduct of Business Pending the Exchange

Until the exchange closes, Z-Axis and Silicon Mountain have agreed, except as expressly contemplated by the exchange agreement and the confidential disclosure schedules, or as the parties may otherwise consent in writing, that Z-Axis and Silicon Mountain will conduct operations only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations except where such noncompliance will not cause a material adverse effect on the respective party’s operations.

Z-Axis also has agreed that during the same time period, and subject to limited exceptions and qualifiers or as otherwise expressly contemplated by the exchange agreement, each of Z-Axis and Silicon Mountain will not, without the other party’s written consent:

•	sell or transfer, or otherwise encumber any material assets;

•	incur any indebtedness or incur contractual obligations other than in the ordinary course of business;

•	change the compensation payable to any officer, agent, consultant or employee, enter into any employment agreement, increase the benefits under any employee benefits plan, except as required by law or existing arrangements, and except changes applicable to independent contractors, consultants or employees who are not executive officers in the ordinary course of business;

•	make loans, advances or capital contributions to its directors, officers, agents, consultants or employees;

•	split, combine or make any change in the number of shares of capital stock authorized, issued or outstanding (other than through the exercise of outstanding stock options) or issue any option, warrant or other right, sell or transfer any shares of capital stock. except as otherwise required by the exchange agreement, or redeem or otherwise repurchase any shares of capital stock, in each case other than grants of stock options in the ordinary course of business consistent with past practice, or accelerate the exercisability of (other than acceleration required by the terms of stock options outstanding on the date hereof) any option, warrant or other right to purchase shares of its capital stock or pledge or otherwise encumber any shares of capital stock;

•	amend the articles of incorporation or the by-laws or elect or appoint any new directors or officers;

•	acquire or enter into any sort of agreement to acquire any business or make any lease, investment, or capital contribution outside of the ordinary course of business consistent with past practice;

•	authorize a capital expenditure or purchase of assets greater than $25,000 in the case of Z-Axis and $75,000 in the case of Silicon Mountain;

•	change any accounting practices or principles other than as required by law;

•	settle or compromise any material tax liability, file an amended tax return, enter any closing agreement relating to any tax, surrender any tax refund or consent to an extension or waiver of the limitations period applicable to a tax claim or make any material tax election inconsistent with past practice;

•	commence, settle or compromise any pending or threatened suit or claim that is material;

•	adopt a plan of complete or partial liquidation, dissolution, exchange, or other reorganization;

•	pay, discharge or satisfy any material claims or liabilities other than in the ordinary course of business consistent with past practice or liabilities reflected or reserved against in the balance sheet or incurred in the ordinary course of business since the balance sheet date for Z-Axis’, or Silicon Mountain’s financial statements, as the case may be;

•	make any loans, advances, or capital contributions to, or investments in, any other person, except to each company’s respective subsidiaries and customary advances to employees for travel and business expenses in the ordinary course;

•	enter into or modify, or permit a subsidiary to modify, any material contract;

•	modify, amend or terminate, or waive, release, or assign any material rights or claims with respect to any confidentiality agreement or non-competition agreement;

•	establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director or employee of Z-Axis or Silicon Mountain, pay any discretionary bonuses except for exercise of discretionary elements under existing plans, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined; or

•	obligate Z-Axis or Silicon Mountain to do any of the foregoing.

Z-Axis and Silicon Mountain must also promptly notify the other party in writing of any change or event that has had or is reasonably likely to have a material adverse effect.

Non-Solicitation of Transactions

The exchange agreement provides that as of the date of the letter of intent between the parties dated March 21, 2006, other than actions required to further the exchange, that neither Z-Axis or Silicon Mountain nor any of Z-Axis’ or Silicon Mountain’s officers or directors will, and Z-Axis and Silicon Mountain will cause each of its employees, agents and representatives not to, directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer, which Z-Axis refers to as an acquisition proposal, with respect to the disposition of the shares of each company’s capital stock, or their respective assets and each will cause their respective companies to conduct business only in the ordinary course. The foregoing stand still will remain in effect through May 21, 2006 but is extended while certain requests for diligence information remain unfulfilled.

The exchange agreement does not obligate Z-Axis or Silicon Mountain to pay any termination fee or penalty in the event that the exchange agreement is terminated by either party.

Proxy Material

Z-Axis and Silicon Mountain have agreed to ensure that, at the time this joint proxy statement is filed with the Securities and Exchange Commission in preliminary and definitive form contained in the joint proxy statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Z-Axis has also agreed to take any action required under applicable state securities laws in connection with the issuance of the Z-Axis securities contemplated by the exchange. Silicon Mountain has further agreed that it will furnish all information concerning Silicon Mountain the holders of Silicon Mountain’s securities as may be reasonably requested in connection with any such action.

Z-Axis has also agreed that, prior to filing, amending and mailing the joint proxy statement, Z-Axis will provide Silicon Mountain opportunities to review and comment on the joint proxy statement and shall include in the joint proxy statement comments and changes reasonably proposed by Silicon Mountain.

Regulatory Approvals and Consents

The exchange agreement provides that Z-Axis and Silicon Mountain have already obtained, or will use reasonable efforts to obtain, in writing, all necessary waivers, consents, approvals, and authorizations necessary for closing.

Notices of Certain Events

Z-Axis and Silicon Mountain each have an obligation to promptly notify the other of:

•	the occurrence of any event that causes a breach of any representation or warranty made by such party from the date of executing the exchange agreement to the closing of the exchange;

•	the failure of any event to occur that causes a breach of any representation or warranty made by such party from the date of signing the exchange agreement to the closing of the exchange;

•	the occurrence of any event that causes a failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it; or

•	the failure of any event to occur that causes a failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it.

Access to Information

For the period between the execution of the exchange agreement and closing, Z-Axis and Silicon Mountain have agreed to give the other party and its representatives access to, among other things, books and records, assets, tax returns, insurance policies, properties, and other business and operations records. Any examination must be conducted at reasonable times upon reasonable advance notice to minimize disruption and impairment to the non-requesting party’s business. Z-Axis and Silicon Mountain have also agreed that, in the event of a termination of the exchange agreement, all documents and copies obtained from this access and examination will either be returned to the other party or destroyed. In any case, if the examined information is not public information, Z-Axis and Silicon Mountain have agreed that, unless otherwise authorized, any information obtained through access and examination will remain confidential.

Public Announcements

Upon closing, Z-Axis and Silicon Mountain have agreed that the press release concerning the exchange agreement will be a joint press release, after which none of the parties will disseminate any press release or other public announcement concerning the exchange or exchange agreement to any third party without the consent of the other party, except as required by law. Z-Axis and Silicon Mountain have agreed that, between execution of the exchange agreement and closing, any press release or release of public information to third parties can be made only if both Z-Axis and Silicon Mountain consent to the release. Each party may communicate information that is not confidential information of any other party with financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable law and may disseminate information included in a press release or other document previously approved for external distribution by the other party.

Employee Matters

On consummation LLC sale, the employees then working for the LLC will continue doing so, and the ownership change that then occurs will result in Z-Axis having no employees. Silicon Mountain’s employees will continue to be employees of Silicon Mountain following the exchange. The Z-Axis board will name effective upon the closing of the exchange the Silicon Mountain Holdings board and executive officers in accordance with the Z-Axis bylaws.

Directors’ and Officers’ Indemnification

Z-Axis and Silicon Mountain have agreed to specific terms and conditions relating to rights to indemnification and expense advances in favor of Z-Axis’ directors and executive officers, as well as with respect to liability insurance. This section of the exchange agreement will survive the completion of the exchange and is enforceable by the parties to receive indemnification. These arrangements are described more fully above under “The Exchange and LLC Sale — Interests of Z-Axis’ Directors and Executive Officers in the Exchange and the LLC Sale” beginning on page [ • ].

Principal Conditions to the Completion of the Exchange

Z-Axis’ obligations and the obligations of Silicon Mountain to complete the exchange are subject to the satisfaction or written waiver, on or prior to closing, of the following conditions, including others:

•	Z-Axis’ board of directors and stockholders and Silicon Mountain’s board of directors stockholders approving the exchange as described in the exchange agreement;

•	the representations and warranties in the exchange agreement must be true and correct as of May 7, 2006 and as of the date of closing (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect);

•	the representations and warranties which speak of a particular date must have been true and correct as of that date (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect);

•	each party must have performed and complied with all covenants and agreements required by the exchange agreement to be performed or complied with by the date of closing; the delivery to the other party of a certificate, dated the closing date, certifying that all representations and warranties are true and correct and that each agreement, covenant, and obligation required by the exchange agreement has been complied with;

•	the absence of any court order restraining or prohibiting any transaction arising out of or relating to the exchange agreement;

•	the delivery to the other party a certified copy of the articles of incorporation and bylaws, as in effect through the closing date;

•	the delivery to the other party of a certificate, dated as of the closing date, certifying that the board of directors and stockholders have approved the exchange agreement and the transactions arising out of and relating to the exchange agreement;

•	Z-Axis and Silicon Mountain must have completed due diligence concerning the other party within 15 days of executing the exchange agreement or a later date if either party notifies the other of its failure to be satisfied with the results of such diligence under certain conditions;

•	Z-Axis stockholders and the stockholders of Silicon Mountain have not exercised dissenters’ rights with respect to 4% or more of the outstanding shares of the company in which such shares are owned on the record date for the annual meeting, in Z-Axis’ case, or the special meeting, in the case of Silicon Mountain; and

•	the delivery of legal opinions by Z-Axis’ counsel and Silicon Mountain’s counsel, including that the capitalization representations are true and correct as of May 7, 2006 (other than de minimis variations) and as of the date of closing and an opinion of good standing of each party dated as of the most recent practicable date.

In addition to the above conditions, Z-Axis’ obligation to complete the exchange is subject to the satisfaction or written waiver, on or prior to closing, of the following additional conditions:

•	Silicon Mountain shall have delivered to Z-Axis its financial statements, prepared according to generally accepted practices and in accordance with applicable regulations;

•	a fairness opinion shall have been delivered to, and been found acceptable by, the Z-Axis board of directors special committee; and

•	prior to closing, Silicon Mountain shall have received lock-up agreements from persons representing at least 95% of the outstanding securities of Silicon Mountain.

In addition to the above conditions, Silicon Mountain’s obligation to complete the exchange is subject to the satisfaction or written waiver, on or prior to closing, of the following additional conditions:

•	the receipt of a consent to the assignment of Z-Axis’ headquarters facility lease to the LLC;

•	the transfer of all of the assets and liabilities of Z-Axis to Z-Axis LLC

•	the execution by the Z-Axis investor group of the LLC purchase agreement and the closing of the LLC sale;

•	Z-Axis shall have used its best efforts to deliver acceptable documentation, prior to closing, to Silicon Mountain that all Z-Axis stockholders who beneficially own more than three percent of Z-Axis outstanding stock immediately prior to closing have agreed not to sell, or transfer in any other way, their shares before the first anniversary of the closing;

•	the resignation of the current officers and board of Z-Axis and appointment of the current Silicon Mountain board to that of Silicon Mountain Holdings at the closing

•	the Z-Axis reverse stock split shall have occurred; and

•	assumption of the Silicon Mountain stock option plan.

Termination

The exchange agreement may be terminated at any time prior to the effective time of the exchange under the following circumstances:

•	by mutual written consent of Silicon Mountain and Z-Axis;

•	by either Silicon Mountain or Z-Axis if:

•	either party determines that that the exchange has become inadvisable or impracticable because of either the threat of litigation by a third party or any governmental authority (including a request of information that could be used by a governmental authority in litigation), or the institution of litigation proceedings by a third party or any governmental authority; or

•	the exchange is not completed by June 30, 2006, extended by the number of days that are required to obtain final SEC approval of this joint proxy statement; or

•	the business assets or financial condition of the other party have been affected in a material and adverse way, either through litigation, regulatory proceedings, or by a materially adverse change in the operations or business of the other party; or

•	there is a material default by the non-terminating party of its warranties, covenants or agreements in the exchange agreement such that the applicable closing conditions to the exchange would not be satisfied, where the terminating party has given proper notice of the default and where the breach has not been cured within 30 business days after notice thereof;

•	by Z-Axis if:

•	in the reasonable opinion of Z-Axis’ counsel and Z-Axis the exchange does not qualify for exemption from registration under relevant federal and state securities law.

Additionally, and though not explicitly stated in the exchange agreement, Silicon Mountain (at any time before its stockholders approve the exchange agreement) may terminate the exchange if:

•	Z-Axis’ board of directors withdraws, modifies, or changes its approval or recommendation of the exchange or exchange agreement or publicly announces its intention to do so; or

•	Z-Axis violates or breaches any of its obligations regarding solicitation of an acquisition proposal.

Z-Axis may also terminate the exchange for reasons other than those stated in the exchange agreement (at any time before the Z-Axis stockholders adopt the exchange agreement) if in order to fulfill Z-Axis’ fiduciary duties to its stockholders under applicable law including:

•	Z-Axis’ board of directors, in response to an acquisition proposal that did not arise from a breach of the no solicitation provision, determines in good faith after consultation with outside counsel, that the failure to change its recommendation; approve or recommend the acquisition proposal; or approve or recommend allowing Z-Axis to enter into an agreement other than the exchange agreement would be reasonably likely to result in a breach of its fiduciary duties to Z-Axis’ stockholders; and

•	Z-Axis’ board of directors approves, and Z-Axis enters into, a definitive agreement providing for the implementation of the acquisition proposal.

•	by Z-Axis’ board of directors if:

•	Z-Axis’ withdraws, modifies, or changes its approval or recommendation of the exchange agreement or exchange;

•	Z-Axis’ approves or recommends to Z-Axis stockholders any proposal other than by Silicon Mountain or enters into an agreement with respect to another acquisition proposal; or

•	Z-Axis’ enters in to any sort of an agreement regarding an acquisition proposal, or

•	Z-Axis breaches the no solicitation obligation of the exchange agreement.

Fees and Expenses

If Z-Axis or Silicon Mountain terminates the exchange agreement, neither party is obligated to pay the other a termination fee. This provision applies regardless of the reason for such termination, the date of termination, or which party terminates the exchange agreement. Silicon Mountain has agreed that it will pay Z-Axis an expense reimbursement of $37,500 that Z-Axis intends to apply against the fees and expenses Z-Axis incurs in connection with the exchange. Except with respect to that reimbursement, all transaction expenses will be paid by the party to the exchange agreement incurring such expenses, whether or not the exchange is completed.

Amendment and Waiver

The exchange agreement may be amended, modified and superseded and any of the terms and conditions of the agreement may be waived by either Z-Axis or Silicon Mountain, as applicable, whether before or after any vote of the stockholders, by written agreements of the parties and action taken by their respective boards of directors. After the approval of the agreement by the stockholders, no amendment may be made which, by law, requires further approval by such stockholders, without obtaining such further approval. Prior to the time of closing, each party may waive compliance with any of the agreements of the other party or any conditions to its own obligations. A waiver is binding on a party only if the waiver is set forth in a writing executed by that party. No waiver by either Z-Axis or Silicon Mountain will be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in the agreement.

Unless prohibited by law, either Z-Axis or Silicon Mountain or both could choose to waive a condition to its obligation to complete the exchange even if that condition has not been satisfied. Although the exchange agreement allows either party to waive conditions to closing; we do not currently anticipate doing so. If a required condition is not satisfied, then the directors of Z-Axis or Silicon Mountain, or both (depending on which party or parties have the right to waive the condition), will be acting in their respective fiduciary capacities to decide the course of action that they deem to be in the best interests of the relevant company and its stockholders. In the event that one or both of the parties waived a required condition so that the exchange could occur without satisfaction of that condition, the benefits of the exchange, whether economic or other, might not be as great for the stockholders of either or both Z-Axis or Silicon Mountain. In that event, it is currently is not contemplated that the proxy statement would be amended, reprinted and remailed in order to resolicit the votes of stockholders of either company. The SEC has advised the parties of its general belief that recirculation of the proxy statement would be required if a material condition is waived. Neither the directors of Z-Axis nor the directors of Silicon Mountain would agree to the waiver of a required condition unless they had determined, acting in their respective fiduciary capacities, that even without satisfaction of the required condition, the exchange would still be in the best interests of the stockholders of that company. Under no circumstances will the conditions be waived concerning the approval of the exchange by the Z-Axis and Silicon Mountain stockholders, the absence of any court order prohibiting the exchange, and the approval of the reverse split of the Z-Axis common stock by the Z-Axis stockholders. Although the exchange agreement does not prohibit waiver of these conditions, Z-Axis and Silicon Mountain do not believe, as a practical matter, that these conditions could be waived and result in each company still meeting its respective fiduciary obligations to the stockholders of that company. In addition, Z-Axis will not waive the condition of the approval of the LLC sale by the Majority of the Minority of the Z-Axis stockholders.

Required Vote

The proposal to complete the exchange, subject to the closing of the LLC sale, will be approved if the votes cast in favor of the proposal exceed 50% of the 3,825,000 outstanding pre-split Z-Axis shares.

SILICON MOUNTAIN PROPOSAL ONE

APPROVAL OF THE EXCHANGE AS DESCRIBED IN THE EXCHANGE AGREEMENT

For a summary of the material terms of the exchange, please see the “Z-Axis Proposal One — Approval of the Exchange as described in the Exchange Agreement” above.

Required Vote

In order for Silicon Mountain to approve the exchange, the holders of two-thirds of the 4,538,773 outstanding shares of Silicon Mountain’s common stock must vote in favor of the proposal.

SILICON MOUNTAIN PROPOSAL TWO

OTHER MATTERS

As of the date of this joint proxy statement, Silicon Mountain management knows of no other business that will be presented for action at the special meeting. If any other business requiring a vote of the stockholders should come before the special meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY
Z-AXIS STOCKHOLDERS

Z-AXIS PROPOSAL TWO

APPROVAL OF THE LLC SALE AS DESCRIBED IN THE LLC SALE AGREEMENT

The summary of the material terms of the LLC sale and the LLC sale agreement set forth in this section and elsewhere in this joint proxy statement is qualified in its entirety by reference to the LLC Interests Sale Agreement, which we refer to in the joint proxy statement as the LLC sale agreement. A copy of the LLC sale agreement is attached to this joint proxy statement as Annex B which is incorporated by reference into this document. This following summary may not contain all of the information about the LLC sale agreement that is important to you. Z-Axis encourages you to read carefully the LLC sale agreement in its entirety because it, not this joint proxy statement, is the legal document that governs the sale of the LLC.

This joint proxy statement contains a description of representations and warranties made in the LLC sale agreement. Representations and warranties are also set forth in contracts and other documents, including the exchange agreement, which are attached or provided as annexes to this joint proxy statement or are incorporated by reference into this joint proxy statement. These representations and warranties were made only for the purposes of such contracts or other documents and solely for the benefit of the parties to such contracts or other documents as of specific dates, may be subject to important limitations and qualifications agreed to by the contracting parties (including Z-Axis), and may not be complete. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between or among the parties to such contract or other document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this joint proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this joint proxy statement or the actual representations and warranties contained in such contracts and other documents, including the LLC sale agreement, as statements of factual information.

Consideration

The purchasing LLC is buying the LLC’s outstanding membership interests for a purchase price of $300,000, which may be increased by a future contingent payment as described below. At that time, the LLC will hold all of Z-Axis’ pre-closing assets, subject to all of Z-Axis’ pre-closing liabilities. The purchase price is comprised of cash in the amount of $60,000, Z-Axis stock held by the Z-Axis investor group valued at $90,000 that will be redeemed by Z-Axis concurrently with the closing, and a promissory note in the principal amount of $150,000 and a future contingent payment equal to 20% of the amount, if any, by which the LLC’s net sales exceed $5.5 million in the approximately 18 months following the closing the LLC sale. The redeemed stock consists of 33,458 post-split shares of Z-Axis common stock, valued at an agreed-upon redemption price of $2.69 per share, or an aggregate value of $90,000. The redeemed stock is owned personally by the members of the Z-Axis investor group, who are Messrs. Alan Treibitz and Raymond Hauschel, and Stephanie S. Kelso. Mr. Treibitz is the chief executive officer, chief financial officer, chief operating officer, treasurer and a director of Z-Axis. Ms. Kelso is the president and a director of Z-Axis. Mr. Hauschel is an employee of Z-Axis, but is neither an officer nor director of Z-Axis. It is expected that Mr. Treibitz will contribute approximately           shares of the 33,457 post-split shares of Z-Axis common stock that will be redeemed from the Z-Axis investor group in connection with the purchase of the LLC.

The promissory note from the purchasing LLC bears interest at an initial rate equal to a bank’s prime rate plus 2% per annum. Interest is payable 30 days following the end of each calendar quarter. The principal balance is due when the note matures three years from the date of closing of the LLC sale. The repayment of the note is secured by a pledge of the LLC interests being purchased by the purchasing LLC, as well as the personal guarantee of Mr. Treibitz. If any interest payment is not paid when due or within a 10 day grace period, the principal balance then becomes due in full and the interest rate increases to 15% per annum There is no sinking fund for principal due under the note, and prepayments are not subject to any penalty. Any tax benefits realized by Silicon Mountain Holdings through the use of Z-Axis net operating loss carryforwards in the two years after closing of the exchange will be offset by Silicon Mountain Holdings against amounts due under the Note.

Among other liabilities of Z-Axis that were transferred to the LLC are the liabilities associated with future rent payments under Z-Axis’ headquarters facility. As set forth in Note 8 to the Z-Axis financial statements that are contained in this joint proxy statement, the amount of future lease payments due under the headquarters facility lease total $796,856 through 2011. As this is an operating lease, the Z-Axis balance sheet at March 31, 2006 does not reflect liabilities for such future payments. As a condition to closing under the exchange agreement, the purchasing LLC has agreed to obtain an assignment from the landlord of the headquarters facility lease from Z-Axis to the LLC. [The landlord has agreed to such assignment, contingent upon the purchasing LLC also becoming a direct obligor under the lease.] As a result, on closing of the LLC sale the LLC and the purchasing LLC will thereafter be responsible for all payments of rental and associated obligations under the headquarters facility lease, and Z-Axis and Silicon Mountain Holdings will have no liabilities or responsibilities related to the lease for this facility.

Closing and Effectiveness

The LLC sale will occur and be effective on the closing date. It is expected that the closing of the LLC sale will occur simultaneously with the closing of the exchange.

Structure

At the closing of the LLC sale, Z-Axis will sell to the purchasing LLC the 1,000 membership interests that are all of the outstanding membership interests of the LLC. The LLC has no other membership, capital or profits interests outstanding. In addition, there are no options, warrants or rights outstanding to purchase any membership, capital or profits interest in the LLC. Accordingly, on purchase of the LLC interests, Z-Axis will have no further interest in, or obligations related to, the assets and liabilities of the LLC. As those assets and liabilities are all of the pre-closing assets and liabilities of Z-Axis, the sale of the LLC will divest Z-Axis entirely of its pre-closing litigation support business. From and after the closing, Z-Axis will no longer own the LLC or have any interest in it. Rather, at that time, the business of Z-Axis will become that of Silicon Mountain by virtue of the closing of the exchange, and the name of Z-Axis will be changed to Silicon Mountain Holdings.

The officers and directors of Z-Axis will resign those positions effective upon the closing, at which time the directors of Silicon Mountain will be appointed to the board of directors of Z-Axis, which will then be renamed Silicon Mountain Holdings. None of the officers or directors of Z-Axis will have any such position with Silicon Mountain Holdings or Silicon Mountain after the closing. After taking into account the reverse split and the issuance of an aggregate of 5,037,124 post-split shares of Z-Axis to the Silicon Mountain stockholders in the exchange, each of the former Z-Axis officers and directors will own less than 5% of the post-split common stock of Silicon Mountain Holdings. As a result, the pre-closing Z-Axis executive officers, directors and principal stockholders will hold none of these positions and have no such affiliations with Silicon Mountain Holdings after the consummation of the exchange and the LLC sale.

The purchasing LLC and the LLC are expected to be managed by Mr. Treibitz, Ms. Kelso and Mr. Hauschel following the LLC sale. Following the LLC sale, Z-Axis will not have any management role or other responsibilities in connection with the litigation support business formerly owned and operated by Z-Axis. Dr. Cohen, Ms. Heller and Messrs. Davis and Pacotti, the other pre-closing directors of Z-Axis and, in the case of Dr. Cohen and Ms. Heller, the chairman of the board and secretary of Z-Axis, have and will have no ownership or interest in, or management, employment or any other affiliation with, the purchasing LLC at any time before or after the LLC sale, or any such ownership or interest in, or management, employment or other affiliation with, the LLC after its sale. Except that Dr. Cohen will continue to consult on the same terms with the LLC for a period of at least 12 months. The interest of such persons in the LLC prior to its sale is only an indirect interest as a result of their stockholdings in, and officer or directorships of, Z-Axis.

Representations and Warranties

Z-Axis, Alan Treibitz and the purchasing LLC make representations and warranties in the LLC sale agreement that are subject, in some cases, to specified exceptions and qualifications as to, among other things:

•	power and authority to execute the LLC sale agreement and consummate the transactions contemplated under the agreement;

•	the ownership of the purchasing LLC by the members of the purchasing LLC, the ownership of the LLC by Z-Axis, and the ownership of the redeemed shares of common stock held by members of the Z-Axis investor group;

•	acknowledgment of binding legal obligations created by the LLC Sale Agreement;

•	that all necessary action has been taken to authorize the execution, performance and delivery of the LLC sale agreement; and

•	investment representations by the Z-Axis investor group and the purchasing LLC relating to the purchase of the LLC membership interests.

The LLC and investor group make the following representations and warranties in the LLC sale agreement that are subject, in some cases, to specified exceptions and qualifications as to among other things.

•	capitalizations of the LLC,

•	investment representations relating to the purchase of the LLC membership interests; and

•	absence of material liens upon assets resulting from the execution, delivery and performance of the LLC sale agreement and consummation of the transactions contemplated by the LLC sale agreement

The parties make the following additional representation and warranty in the LLC sale agreement that is subject, in some cases, to specified exceptions and qualifications:

•	an acknowledgement that neither the members of the Z-Axis investor group not the purchasing LLC would benefit by receiving representations and warranties from Z-Axis as to other matters, as information concerning such other matters is equally available to Z-Axis and the members of the members of the Z-Axis investor group (particularly in the case of Mr. Treibitz and Mr. Kelso, who are officers and directors of Z-Axis).

The purchasing LLC and Alan Treibitz alone make the following additional representation and warranty in the LLC sale agreement that is subject, in some cases, to specified exceptions and qualifications;

•	an acknowledgement as to the indemnity obligations that the LLC has to Silicon Mountain and two of its executive officers under the exchange agreement, which indemnity obligations will survive the closing of the LLC sale.

Conduct of Business

Until the LLC sale closes, Z-Axis has agreed under the exchange agreement with Silicon Mountain that it will conduct its operations only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations. Z-Axis also agreed in the exchange agreement with Silicon Mountain that it would use reasonable commercial efforts to keep in effect insurance policies in coverage amounts substantially similar to those in effect at the date of the exchange agreement, to preserve its business, keep material properties intact, preserve its goodwill and business, and perform and comply in all material respects with contracts to which it is a party.

Z-Axis also has agreed with Silicon Mountain that it will not sell, transfer or encumber material assets, incur debt outside the ordinary course of business, enter into employment agreements with any employee, or increase compensation paid, or make loans, to any officer, director or employee. For further information regarding these agreements and related restrictions on the conduct of Z-Axis’ business prior to closing, please see “Z-Axis Proposal One — Approval of the Exchange as Described in the Exchange Agreement — Conduct of Business Pending the Exchange.”

The undertakings and agreements described above are generally not duplicated in the LLC sale agreement, as the parties to the LLC sale agreement believe that the members of the Z-Axis investor group will abide by such undertakings and agreements by virtue of Z-Axis’ agreement with Silicon Mountain. It is also in the interests of the Z-Axis investor group members to preserve the pre-closing business of Z-Axis so as to avoid diminishing the value of the LLC, which the Z-Axis investor group is proposing to purchase. There is no provision for the purchase price of the LLC to be reduced if Z-Axis’ pre-closing financial performance does not meet expectations of any party.

Employee Matters

On consummation of the LLC sale, the employees then working for the LLC are expected to continue to do so, although employment decisions concerning the LLC will then be made by the managing members of the purchasing LLC and the Z-Axis investor group. Each of the LLC’s employees is employed “at will,” and none of such persons has an employment agreement with the LLC or with Z-Axis, except that Mr. Treibitz and Dr. Cohen have employment agreements with Z-Axis. Mr. Treibitz, Dr. Cohen and Z-Axis have agreed that such agreements will be terminated effective upon the closing of the exchange and the LLC sale. Mr. Treibitz and Dr. Cohen will receive no change in control, severance or any other type of compensation or remuneration in connection with their agreement to terminate their employment agreements with Z-Axis. Silicon Mountain Holdings will not employ or retain the services of any pre-closing officer, director or employee of Z-Axis or the LLC after the sale of the LLC.

Principal Conditions to the LLC Sale

The obligations of Z-Axis, the Z-Axis investor group and the purchasing LLC to complete the LLC sale and purchase are subject to the satisfaction or written waiver, on or prior to closing, of the following conditions:

•	a Majority of the Minority of the independent, disinterested Z-Axis stockholders approving the sale of the LLC to the Z-Axis investor group at the Z-Axis annual meeting;

•	the Z-Axis stockholders have approved the exchange between Z-Axis and Silicon Mountain; and

•	the receipt of a consent to the assignment of Z-Axis’ headquarters facility lease to the LLC immediately prior to closing, as a result of which Z-Axis (and Silicon Mountain Holdings after the closing) will have no further obligation or liability of any kind under the headquarters facility lease after the closing.

Termination

The LLC sale agreement may be terminated at any time prior to the closing under the following circumstances:

•	by written consent of Z-Axis, the Z-Axis investor group and the purchasing LLC;

•	by Z-Axis if a Majority of the Minority Z-Axis stockholders do not approve the LLC sale at the annual meeting of Z-Axis stockholders at which a quorum is present;

•	by any party if a court order has been entered or an action has been taken by a governmental authority that has the effect of making completion of the LLC sale illegal or otherwise prohibits completion of the LLC sale or there is any statute, rule or regulation prohibiting the LLC sale; or

•	the exchange agreement is terminated or the exchange does not close, in which event the LLC sale will not occur.

Fees and Expenses

None of the parties to the LLC sale agreement are entitled to a termination fee if the LLC sale agreement is terminated for any reason. This is the case regardless of the reason for such termination, the date of termination, or what party terminates the LLC sale agreement. All fees and expenses associated with the LLC sale are being paid by Z-Axis, including the legal fees of separate counsel to the Z-Axis investor group and the purchasing LLC. Assuming the LLC sale closes, the effect of the payment of all expenses associated with the LLC sale will be to reduce the cash assets of the LLC at the time of its purchase by that amount. The LLC sale agreement does not contain a provision to reduce the purchase price paid by the purchasing LLC to take into account the fees and expenses paid by the LLC. In the event the LLC sale is not approved by the Z-Axis stockholders, the fees and expenses that were paid by Z-Axis on behalf of the Z-Axis investor group and the purchasing LLC will be reimbursed to Z-Axis by the Z-Axis investor group.

Amendment and Waiver

The LLC sale agreement may be amended, modified and supplemented, whether before or after any vote of the Z-Axis stockholders, by written agreements of the parties and action taken by their respective boards of directors or managing members. Any such amendment or modification that is material will be disclosed in this joint proxy statement before its mailing to Z-Axis stockholders. If the Majority of the Minority of the Z-Axis stockholders approve the LLC sale agreement, no amendment may be made which, by law, requires further approval by those stockholders without obtaining such further approval. Prior to the time of closing, each party may extend the time for performance of any of the obligations of the other party or waive compliance with any of the agreements of the other party or any conditions to its own obligations. The extension or waiver is binding on a party only if the extension or waiver is set forth in a writing executed by that party. However, Z-Axis will not waive the condition that the LLC sale be approved by a Majority of the Minority of the Z-Axis stockholders.

Required Vote

The proposal to complete the LLC sale, subject to closing of the exchange, will be approved if the votes cast in favor of the proposal exceed 50% of the 3,825,000 outstanding pre-split Z-Axis shares, excluding any shares owned of record or beneficially by the Z-Axis investor group.

Z-AXIS PROPOSAL THREE

THE ADOPTION AND IMPLEMENTATION OF A ONE-FOR-NINE REVERSE SPLIT OF
Z-AXIS’ OUTSTANDING COMMON STOCK

General

The purpose of this proposal is to effect a reverse split of Z-Axis’ issued and outstanding common stock, at an exchange ratio of one-for-nine (the “reverse split”). If the reverse split proposal is approved, the board would have the authority (without further stockholder approval) to adopt and implement the reverse split at any time on or prior to the closing of the exchange and LLC sale transactions. If one or both of these transactions do not receive stockholder approval or do not close for any other reason, the board would abandon the reverse split without need for any further stockholder action. Stockholders may vote in favor of, against or abstain with respect to the reverse split. The reverse split proposal will not cause a change in the number of Z-Axis’s authorized shares of common stock and no change in the par value of the common stock. However, there is a separate proposal under which the authorized shares of capital stock of Z-Axis would be increased, which is likewise subject to stockholder approval.

If the reverse split is approved by the Z-Axis stockholders, the reverse split will be implemented at or prior to the closing of the transactions, as may be determined to be in Z-Axis’ best interests in the judgment of the board of directors. The board of directors may consider a variety of factors in determining when to implement the reverse split including, but not limited to, the remaining conditions to closing and the likelihood of those conditions being fulfilled or waived, whether the conditions are under Z-Axis’ control or under Silicon Mountain’s control, the receipt of consents of third parties, changes and trends in the per share market price of Z-Axis common stock, and overall trends in the stock market.

If the reverse split is approved, the transactions are closed and the reverse split occurs, each of Z-Axis’s presently outstanding shares, or the “old shares” of common stock, would be exchanged for new shares, which are referred to in this joint proxy statement as the “new shares” of common stock, in a ratio of one new share for every nine old shares. If implemented, the reverse split will occur simultaneously for all holders of Z-Axis common stock and the reverse split ratio will be the same for all of the common stock. Except for changes due to the rounding up of fractional shares to the nearest whole share, the reverse split will affect all of Z-Axis’ stockholders uniformly and will not change the proportionate equity interests of Z-Axis’ stockholders, nor will the respective voting or other rights of Z-Axis stockholders be altered. The post-split common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split will not affect Z-Axis’ continuing obligations under the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Purposes of the Reverse Split

In theory, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of Z-Axis’ common stock, the type of investor who would be interested in acquiring it, or Z-Axis’ reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of Z-Axis’ common stock but also its trading liquidity. Z-Axis’ common stock is currently quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Z-Axis’ common stock is not listed on an exchange or The Nasdaq Stock Market. Many brokerage firms will not make a market in stocks quoted on the OTC Bulletin Board and are reluctant to recommend securities that trade on this electronic venue. Generally speaking, analysts at brokerage firms will also decline to provide research coverage for companies with securities that are quoted on the OTC Bulletin Board. In addition, some investors may be dissuaded from trading in Z-Axis’ common stock because brokerage commissions in trades executed on the OTC Bulletin Board tend to be higher as a percentage of the dollar amount of the transactions than trades made on national exchanges or The Nasdaq Stock Market.

The reverse stock split is necessary in order to reduce the number of outstanding shares of common stock of Z-Axis in anticipation of the exchange. In the absence of approval and implementation of the reverse stock split and approval of a proposed amendment to the Articles set forth in Z-Axis’ Proposal Five which increases the number of shares of authorized Z-Axis common stock, Z-Axis’ issuance of 5,037,124 post-split shares of common stock to the Silicon Mountain stockholders in the exchange would only leave Silicon Mountain Holdings with 1,201,716 authorized and unissued shares of post-split common stock after consummation of the exchange. This amount of authorized and unissued shares of common stock would be insufficient to accommodate the shares reserved currently for issuance on exercise of stock options held by Z-Axis’ employees and directors and Silicon Mountain’s employees and directors (which Z-Axis will assume at closing of the exchange). Additionally, the approval and implementation of the reverse split is required under the terms of the exchange agreement.

The board also believes that the reverse split may be the most effective means to increase Z-Axis’ stock price in conjunction with the exchange and, subject to satisfaction of certain conditions, enable us to become listed on the American Stock Exchange or on The Nasdaq Capital Market. The Z-Axis board and the Silicon Mountain board also believe that a higher stock price may help generate investor interest in Silicon Mountain Holdings following the exchange and perhaps help Silicon Mountain Holdings attract the interest of new market makers or even analysts. Increasing the stock price is not, however, the only condition that Silicon Mountain Holdings must meet in order to be listed on the American Stock Exchange or The Nasdaq Capital Market. For example, in order to meet the minimum listing requirements of the American Stock Exchange, Silicon Mountain Holdings must have stockholders’ equity of $4 million and pretax income of $750,000 in its last fiscal year or in two of the last three fiscal years. In order to meet the minimum listing requirements of The Nasdaq Capital Market, Silicon Mountain Holdings must have stockholders’ equity of $5 million and pretax income of $750,000. At March 31, 2006, Z-Axis had stockholders’ equity of $852,444 and in the fiscal year ended March 31, 2006, Z-Axis had a net loss of $424,648. Consequently, as of March 31, 2006, even if the Z-Axis stock price was at a level that met the minimum requirements of the American Stock Exchange or The Nasdaq Capital Market, Z-Axis would not have been eligible for listing on this exchange or market.

Currently, Z-Axis’ common stock is defined as a “penny stock” under Rule 3a51-1 of the Exchange Act and is therefore subject to certain provisions of Rule 15g-9 of the Exchange Act, which imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability or willingness of broker-dealers to sell Z-Axis common stock and adversely impact the ability of stockholders to sell their shares in the open market. While increasing Z-Axis’ stock price is not the only condition that Z-Axis must meet in order for Z-Axis’ post-split common stock to be excluded from the penny stock rules, and in some circumstances Z-Axis’ common stock would have to attain a minimum bid price of $5 per share for it to be eligible to be excluded from the penny stock rules, Z-Axis believes the reverse split will increase the potential for Z-Axis’ post-split common stock to be excluded from such rules in the future.

Z-Axis hopes that the decrease in the number of shares of outstanding common stock resulting from the reverse split, in conjunction with the exchange, and the anticipated increase in the price per share will encourage greater interest in its post-split common stock among members of the financial community and the investing public and possibly create a more liquid market for Z-Axis stockholders with respect to those post-split shares held by them.

Certain Effects and Risks of the Reverse Split

The following table illustrates the principal effects of the reverse split on the common stock:

		Number of	Number of Z-Axis
		Z-Axis	Shares After the
	Number of Z-Axis	Shares After	Exchange and
	Shares Prior to	the Reverse	Adoption of Other
Category of Shares	the Reverse Split	Split	Proposals(1)

Authorized	10,000,000	10,000,000	30,000,000
Outstanding(2)	3,825,000	425,000	5,465,186
Available for Future Issuance(3)	6,175,000	9,575,000	24,534,814

(1)	Z-Axis will issue in the exchange 5,037,124 post-split shares of common stock to the Silicon Mountain stockholders, which will increase the Z-Axis outstanding post-split common stock after the reverse split and the exchange to 5,465,186. Such outstanding shares will be reduced to the extent that Z-Axis redeems a portion of the shares of common stock owned by the Z-Axis investor group as part of the consideration paid in the sale of the LLC. Please see Z-Axis Proposal Five below for information concerning a proposed increase in the authorized shares of common stock from 10,000,000 shares to 30,000,000 shares.

(2)	Subject to adjustment resulting from the issuance of whole shares in lieu of fractional shares.

(3)	Does not give effect to (i) 61,246 post-split shares of common stock issuable on exercise of currently outstanding options held by Z-Axis officers, directors and employees, and (ii) 4,372,460 post-split shares of common stock issuable upon the exercise of outstanding options under Silicon Mountain’s equity incentive plan and Silicon Mountain warrants that Z-Axis will assume in connection with the exchange. The reverse split’s implementation will result in the Z-Axis option holders having the right to acquire a number of shares of common stock equal to the number of shares of common stock which the holder was entitled to acquire immediately prior to the reverse split taking place, divided by nine, at an exercise price equal to the price in effect immediately prior to reverse split multiplied by nine. The 61,246 post-split shares described above and issuable on exercise of options outstanding under the Z-Axis stock option plan have been adjusted to reflect the implementation of the reverse split, and the 4,372,460 post-split shares issuable on exercise of options assumed under Silicon Mountain’s equity incentive plan and Silicon Mountain warrants assumed in connection with the exchange have likewise been adjusted to take into account the exchange. The number of shares reserved for issuance under the Z-Axis stock option plan will automatically be reduced by a factor of nine once the reverse split occurs. If all options currently outstanding under the Z-Axis stock option plan and the Silicon Mountain plan were exercised, the number of shares available for future issuance would be reduced to 22,408,450 post-split shares, assuming Z-Axis Proposal Five below is approved by the Z-Axis stockholders.

The Z-Axis stockholders should recognize that if the reverse split occurs, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the closing of the exchange divided by nine, subject to adjustment for the issuance of whole shares in exchange for fractional shares, as described below).

The possibility exists that stockholder liquidity may be adversely affected by the reduced number of post-split shares which would be outstanding once the reverse split occurs. This risk may be mitigated to some extent by the issuance of the shares of Z-Axis post-split common stock to the Silicon Mountain stockholders in the exchange; however, those shares are restricted securities and the holders of those shares have agreed not to sell or dispose of the common stock they receive in the exchange for a period of one year after closing. Some companies which undertake reverse stock splits experience a declining trend in their stock price following the reverse split. Should the market price of the common stock decline after the reverse split, the percentage decline may be greater than would otherwise occur had the reverse split not been effected. There could also be larger spreads in the bid and ask prices for shares of the common stock following the reverse split. The reverse split will increase the number of stockholders of Z-Axis who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in making such sales.

There can be no assurance that after the reverse split occurs, Z-Axis or Silicon Mountain Holdings following the closing, will meet the minimum bid price or other listing requirements of any exchange or automated quotation system. In addition, there is no assurance that after the reverse split, trading in the Z-Axis post-split common stock will be efficient or that Z-Axis will not continue to be subject to Rule 15g-9.

As described below, a stockholder who would otherwise hold a fractional share after the reverse split will be issued a whole share in lieu of such fractional share. Such issuances may increase slightly the outstanding new shares as compared to the number of old shares. Z-Axis does not expect the reverse split will result in any material increase in the number of outstanding shares of common stock. Z-Axis is not aware of any present efforts by anyone to accumulate Z-Axis common stock, and the proposed reverse split is not intended to be an anti-takeover device.

The reverse split will not alter the par value of the Z-Axis common stock. As a result, the stated capital on Z-Axis’s balance sheet attributable to the common stock will be reduced to one-ninth of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Although net income (loss) of Z-Axis will not be effected by the reverse split, the per share net income (loss) and net book value of the post-split common stock will be increased because there will be fewer shares of common stock outstanding.

It is possible that the reverse split will not achieve any of the desired results. There can also be no assurance that the price per share of the Z-Axis common stock immediately after the reverse split will rise proportionately with the reverse split, or that any increase will be sustained for any period of time.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

The reverse split will become effective on the date of its implementation by the board of Z-Axis. Prior to the implementation date, Z-Axis will issue a press release describing the effective date for implementation of the reverse stock split and will file such press release under cover of a Form 8-K with the SEC. On the effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares. Z-Axis will issue another press release once the reverse split has occurred. The transfer agent for Z-Axis, Computershare Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Z-Axis. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with the reverse split. Also, Z-Axis will not be paying any cash to stockholders for any fractional shares resulting from the reverse split. Rather, any fractional shares resulting from the reverse split will be rounded up to the nearest whole number of post-split shares.

No Dissenters’ Rights Based on Reverse Split

Under the CBCA, stockholders are not entitled to dissenters’ rights with respect to the reverse split. However, both the exchange and the LLC sale entitle stockholders to exercise dissenters’ rights, as described beneath “Dissenters’ Rights.”

Material Federal Income Tax Consequences of the Reverse Split

The following discussion summarizes certain material United States federal income tax consequences relating to the reverse split. This discussion is based upon current provisions of the Internal Revenue Code, current and proposed Treasury Department regulations, and judicial and administrative decisions and rulings as of the date of this joint proxy statement, all of which are subject to change (which changes could have retroactive effect). This discussion addresses only those stockholders of Z-Axis who hold their old shares and will hold their new shares as capital assets and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders of Z-Axis in light of their individual circumstances or to stockholders of Z-Axis who are subject to special rules, such as persons subject to the alternative minimum tax; persons who hold their stock through partnerships or other pass-through entities; financial institutions; tax-exempt organizations; retirement plans; insurance companies; dealers in securities or foreign currencies; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts; or persons who hold their stock as part of a straddle, a hedge against currency risk, or as part of a constructive sale or conversion transaction.

Z-Axis believes that the reverse split will qualify as a tax-free recapitalization for federal income tax purposes. However, Z-Axis has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. Z-Axis cannot assure you that a contrary position will not be asserted successfully by the Internal Revenue Service.

Based upon the conclusion that the reverse split will qualify as a tax-free recapitalization, the material federal income tax consequences of the reverse split would be as follows:

•	No gain or loss would be recognized by a stockholder of Z-Axis upon such stockholder’s exchange of old shares for new shares pursuant to the reverse split.

•	The aggregate tax basis of the new shares received in the reverse split (including any whole share issued in lieu of a fractional share) would be the same as the stockholder’s aggregate tax basis in the old shares exchanged therefor. The stockholder’s holding period for the new shares would include the period during which the stockholder held the old shares surrendered in the reverse split.

•	Z-Axis would not recognize any gain or loss as a result of the reverse split.

Recently promulgated Treasury Regulations provide guidance on the allocation of basis among specific shares of stock received in a tax-free reorganization and the holding period of shares of stock received when the transferor exchanges shares with varying tax bases or holding periods.

The U.S. federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to the reverse split. EACH Z-AXIS STOCKHOLDER IS STRONGLY URGED TO CONSULT SUCH STOCKHOLDER’S TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AS WELL AS DESIGNATIONS AND THE TIMING OF MAKING SUCH DESIGNATIONS A SHAREHOLDER CAN MAKE UNDER THE RECENTLY PROMULGATED REGULATIONS WITH RESPECT TO MULTIPLE BLOCKS OF STOCK EXCHANGED IN A REORGANIZATION.

Required Vote

The proposal to adopt and implement the reverse split, subject to the closing of the exchange, will be approved if the votes cast in favor of such proposal exceed the votes cast against it. Abstentions will not count as votes on this proposal.

Recommendation of the Z-Axis Board of Directors

THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE REVERSE SPLIT PROPOSAL.

Z-AXIS PROPOSAL FOUR

AMENDMENT TO Z-AXIS’ ARTICLES IN ORDER TO CHANGE OUR NAME
TO SILICON MOUNTAIN HOLDINGS

General

The Z-Axis Board of Directors has approved and adopted resolutions proposing, declaring advisable and in Z-Axis’ best interests, and recommending to the stockholders of Z-Axis for approval, three separate amendments to Z-Axis’s Articles of Incorporation, which are referred to in this joint proxy statement as the Articles. The first of these proposed amendments is set forth in this Z-Axis Proposal Four. Pursuant to the exchange agreement, Z-Axis has agreed to propose and recommend that the Articles be amended effective upon the closing of the exchange to change the name of the company from Z-Axis Corporation to “Silicon Mountain Holdings.” The Z-Axis board of directors has authorized, approved and declared advisable such amendment, subject to stockholder approval. Under the proposed amendment, subject to and upon consummation of the exchange, the Z-Axis Articles would be amended in order to provide that the name of the corporation is thereafter Silicon Mountain Holdings. The text of the proposed amended and restated Articles, which contains the changed Z-Axis name is attached hereto as Annex E. If this amendment is adopted, it will become effective upon the filing of the Articles with the Colorado Secretary of State.

The name change is consistent with Z-Axis’ disposition of the pre-closing litigation support business of Z-Axis through the LLC sale and the acquisition of Silicon Mountain through the exchange. In this respect, the name change will more accurately reflect our post-exchange business and operations. Z-Axis has also agreed that the name Z-Axis will be included in the assets to be sold in the LLC sale. Z-Axis believes that goodwill associated with the Z-Axis name will not be meaningful to Z-Axis or Z-Axis’ business following the exchange, at which time Z-Axis’ business will be that of Silicon Mountain.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of Z-Axis common stock entitled to vote will be required to approve this proposal.

Recommendation of the Z-Axis Board of Directors

THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO CHANGE THE NAME OF THE COMPANY, SUBJECT TO AND CONTINGENT ON THE CLOSING OF THE EXCHANGE.

Z-AXIS PROPOSAL FIVE

AMENDMENT TO Z-AXIS’ ARTICLES IN ORDER TO INCREASE
Z-AXIS’ AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO 30,000,000 SHARES

General

The Z-Axis board of directors has authorized, approved and declared advisable an amendment to the Articles that increases the number of authorized shares of its common stock from 10,000,000 shares to 30,000,000 shares. The proposed amendment is subject to approval by the Z-Axis stockholders. The text of the proposed amended and restated Articles which contains the increase in the authorized common stock is attached hereto as Annex E.

The additional common stock to be authorized by the proposed amendment would have rights identical to Z-Axis’ currently outstanding common stock. If this amendment is adopted, it will become effective upon the filing of the Articles with the Colorado Secretary of State.

The Z-Axis board believes that it is advisable and in Z-Axis’ best interests and the best interests of the Z-Axis stockholders to amend the Articles in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the company’s future needs. Even after implementation of the reverse split, the issuance of the 5,037,124 post-split shares of common stock to the Silicon Mountain stockholders will utilize a large portion of Z-Axis’ then-remaining authorized shares. After giving effect to the issuance of up to (i) 61,246 post-split shares of common stock on exercise of options held by Z-Axis’ officers, directors and employees, and (ii) 4,372,460 post-split shares of common stock issuable on exercise of outstanding options under Silicon Mountain’s equity incentive plan that Z-Axis will assume in connection with the exchange, Z-Axis would only have remaining for future issuance 2,355,679 shares of post-split common stock under Z-Axis’ current capital structure.

The additional shares will be available for issuance from time to time by Z-Axis in the discretion of the board, subject to stockholder approval as may be required under Colorado law or, if then applicable, exchange or Nasdaq regulations. Following the exchange, Silicon Mountain has advised Z-Axis of its intent to continue to evaluate possible acquisitions. If any such acquisitions were paid for using cash or stock, Z-Axis could potentially need to issue additional shares of common stock for capital raising purposes or as consideration for such acquisitions. By increasing the authorized common stock at this time, the Z-Axis board will then be able to respond to potential business opportunities and to pursue important objectives designed to enhance stockholder value. For example, in some situations prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for a specific transaction on a timely basis. Additional authorized shares will also provide Z-Axis or Silicon Mountain Holdings following the closing with greater flexibility to use the Z-Axis capital stock for various other business purposes including providing equity incentives to employees, officers and directors and establishing strategic relationships with other companies. Neither Z-Axis nor Silicon Mountain currently have specific arrangements or plans that would involve the issuance of the proposed additional authorized shares.

The Z-Axis board of directors believes that it is important to have the flexibility to act promptly in the best interests of its stockholders. The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Z-Axis board in proposing the amendment. For instance, the Z-Axis authorized but unissued common stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of Z-Axis. As of the date of this joint proxy statement, the Z-Axis board is not aware of any attempt or plan to obtain control of Z-Axis other than as contemplated in connection with the exchange.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of Z-Axis common stock entitled to vote will be required to approve this proposal.

Recommendation of the Z-Axis Board of Directors

THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 30,000,000 SHARES.

Z-AXIS PROPOSAL SIX

AMENDMENT TO Z-AXIS’ ARTICLES IN ORDER TO CREATE A CLASS OF
PREFERRED STOCK, OF WHICH 3,000,000 SHARES WILL BE AUTHORIZED

General

The Z-Axis board of directors has authorized, approved and declared advisable an amendment to the Z-Axis Articles that will create a class of preferred stock. The proposed amendment is subject to approval by the Z-Axis stockholders.

The Z-Axis authorized capital stock currently consists entirely of shares of common stock. Even if Z-Axis Proposal Six is approved by the Z-Axis stockholders and Z-Axis’ authorized common stock is increased, Z-Axis’ capital structure will remain comprised solely of common stock. Under this proposal, a class of preferred stock will be created and Z-Axis will be authorized to issue up to 3,000,000 shares of preferred stock, par value $.001 per share, with such preferences, powers and rights as shall be set forth in any resolution providing for the issuance thereof adopted by Z-Axis’ board of directors, without further stockholder approval except as otherwise required by Colorado law or, if then applicable, exchange or Nasdaq regulations.

The text of the proposed amended and restated Articles which will create a class of preferred stock and which authorizes us to issue up to 3,000,000 post-split shares of preferred stock is attached hereto as Annex E. If the proposal is adopted, it will become effective upon the filing of the Articles with the Colorado Secretary of State.

The Z-Axis board of directors believes that it is in the best interests of Z-Axis and its stockholders to have the flexibility to issue preferred stock on such terms and conditions determined to be prudent at a future date if such issuance is determined to be appropriate by the board of directors. Z-Axis may from time to time become aware of acquisition, partnership or financing opportunities that are best addressed through the issuance of preferred stock. In addition, favorable market conditions which may exist for the sale of a particular type of preferred stock could require prompt action by Z-Axis on relatively short notice. Having preferred stock available for issuance eliminates the delay and expense of seeking stockholder approval at the time of the issuance of such stock. Preferred stock is particularly useful since the board of directors will be able to choose the exact terms of the series of preferred stock at the time of issuance to respond to investor preferences, developments in types or attributes of preferred stock, market conditions, as well as the nature of the specific transaction, without requiring additional stockholder approval. Preferred stock would also allow us to offer equity that is potentially less dilutive of the relative equity value of the holders of Z-Axis common stock than would be the case if additional shares of Z-Axis common stock were issued including, for example, when preferred stock is issued with redemption rights that can be exercised by Z-Axis, rather than an investor.

The existence of the preferred stock would not, in and of itself, have any effect on the rights of Z-Axis’ common stockholders. However, the issuance of one or more series of preferred stock in the future could affect the holders of the common stock in a number of respects, including the following:

•	the issuance of preferred stock may subordinate the common stock to the preferred stock in terms of dividend and liquidation rights, since preferred stock typically entitles its holder to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation is made on common stock;

•	if voting or conversion rights are granted to the holders of preferred stock, the voting power of the common stock will be diluted; and the issuance of preferred stock may result in a dilution of earnings per share of the present common stock.

Z-Axis has no present plan or intention to issue any shares of preferred stock and Silicon Mountain has confirmed to Z-Axis that it has no such plans or intentions. Although the issuance of preferred stock in certain circumstances may be seen as having an anti-takeover effect, inasmuch as it could dilute voting rights of the outstanding common stock or could make it more difficult for a change in control not approved by the Z-Axis board of directors, the existence of significant holdings by certain of the Silicon Mountain directors and executive officers may in any event make it more difficult for a non-consensual change in control of Silicon Mountain Holdings to occur.

If the board of directors determines to issue preferred stock in the future, no further action or authorization by stockholders would be necessary prior to the issuance of such shares of preferred stock, unless such authorization is otherwise required by applicable law or regulations.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of Z-Axis common stock entitled to vote will be required to approve this proposal.

Recommendation of the Z-Axis Board of Directors

THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO CREATE A CLASS OF PREFERRED STOCK, OF WHICH 3,000,000 SHARES WILL BE AUTHORIZED.

Z-AXIS PROPOSAL SEVEN

ELECTION OF Z-AXIS DIRECTORS

The following persons have been nominated to serve on the board of directors of Z-Axis until the next annual meeting of Z-Axis stockholders and until their successors are elected and have qualified: Steven H. Cohen, Alan Treibitz, Stephanie S. Kelso, Marilyn T. Heller, Marvin A. Davis and James E. Pacotti, Jr. The nominees for director are now members of the board of directors. If one or more of the current nominees at the time of the meeting is unable to serve or for good cause will not serve, the shares represented by the proxies solicited by the Z-Axis board of directors will be voted for the other directors who are nominated and for any substitute nominee(s) designated by the Z-Axis board of directors.

It is anticipated that, as of the closing of the exchange discussed in Z-Axis Proposal One, the directors of Z-Axis will expand the board of directors to seven persons. The one vacancy on the Z-Axis board of directors will then be filled by the board’s appointment of Mr. Tré Cates III to the Z-Axis board and the six Z-Axis directors will resign effective upon the closing and simultaneously appoint in their stead the other six directors of Silicon Mountain to the Z-Axis board. If re-elected, the nominees named below will continue to serve on the Z-Axis board of directors until the closing, and if the exchange does not close, for the remainder of their terms. For information concerning the current directors and executive officers of Silicon Mountain, please see “— Board of Directors and Management of Silicon Mountain Holdings” below.

Nominees to the Board of Directors

Z-Axis’ existing board of directors consists of six members. Officers and directors are elected annually and serve until their respective successors are elected. Z-Axis’ board of directors has two standing committees. The compensation committee consists of Dr. Cohen, Mr. Davis and Mr. Pacotti. The compensation committee has general responsibility for all employee compensation and benefit matters, including recommendation to the full board on compensation of officers and benefit plans. The compensation committee met twice during the fiscal year ended March 31, 2006. The audit committee consists of Mr. Pacotti and Mr. Davis. The audit committee reviews the results of the annual audit performed by the independent auditors, as well as their independence, professional services and fees and recommends retention or discharge to the board of directors. The board has determined that all members of the audit committee are “independent.” The audit committee has met quarterly to discuss quarterly results.

The board of directors held three meetings during the fiscal year ended March 31, 2006. All members of the board were present at each meeting.

The following table sets forth the name and age of each nominee to the board of directors and any other position held with Z-Axis:

Name of Individual	Age	Office or Position

Steven H. Cohen	71	Chairman of board of directors
Alan Treibitz	55	Chief executive officer, chief operating officer, chief financial officer, treasurer, director
Stephanie S. Kelso	56	President, director
Marilyn T. Heller	77	Secretary, director
Marvin A. Davis	69	Director
James E. Pacotti, Jr.	60	Director

Background information

Background information concerning the principal occupation and business experience of the officers and directors of Z-Axis is presented below:

Steven H. Cohen served as chief executive officer from March 1993 to March 2001, as president from June 1983 to March 1993 and as a director since June 1983. Mr. Cohen retired in March 2001 from the chief executive officer position, however he continues to serve as chairman of the board of directors and provides his expertise to Z-Axis on a consulting basis. He received a Ph.D. degree from the University of Denver in 1973 and a bachelor’s and a master’s degree from St. Louis University in 1958 and 1965, respectively. Dr. Cohen is married to Ms. Heller.

Alan Treibitz served as chief operating officer and president from March 1993 to March 2001, and as chief financial officer, treasurer and a director since October 1983. In March 2001, Mr. Treibitz began serving as chief executive officer. He received a bachelor’s degree from Pomona College in 1974. Mr. Treibitz is married to Ms. Heller’s daughter.

Stephanie S. Kelso served as vice president, sales and marketing from April 1995 to May 2001 and as director, sales and marketing from February 1993 to March 1995. In May 2001, Ms. Kelso was promoted to president. Prior to joining Z-Axis in 1993, Ms. Kelso was the general manager of a national computer graphics company. Ms. Kelso received a bachelor’s degree from Indiana University in 1974 and a Master of Arts in 1976.

Marilyn T. Heller has served as secretary and a director since October 1983. She received a bachelor’s degree from the University of Denver in 1967. From 1981 to 1991, she was a marketing representative at Bank Western of Denver. From 1992 to 1993, she was marketing director at Health Mark, Inc. Ms. Heller is married to Dr. Cohen.

Marvin A. Davis has served as a director since April 1997. He is currently serving as managing partner of Grisanti, Galef & Goldress, a crisis management firm that has assisted many U.S. buy-out firms with portfolio company issues. From 1995 through 2001, Mr. Davis served as chairman, chief executive officer and president of Datamax Corporation, a manufacturer of bar code printers. Mr. Davis has authored several publications and articles that have appeared in journals or periodicals such as Business Week, the Wall Street Journal and CEO Magazine. He received a bachelor’s degree and M.B.A. from Washington University.

James E. Pacotti, Jr. has served as a director since April 1997. He received a bachelor’s degree from Colorado State University and distinguished military graduate honors in 1968. He spent over five years as a regular army officer before an extensive career in sales and executive management. Mr. Pacotti retired from active employment in 2004 to pursue other activities including business consulting.

Employment Agreements

Z-Axis has entered into employment agreements with Dr. Cohen and Mr. Treibitz. The agreements provide for each of them to assign to Z-Axis all rights to inventions and other matters developed in the course of their employment. The agreements also provide that they may not, during the term of their employment or for two years thereafter, accept or perform any work that directly or indirectly interferes in any way with the work or relationship of Z-Axis with its customers or other employees. They have agreed to maintain the confidentiality of Company information and not to compete directly or indirectly through the use of proprietary information for one year following the termination of their employment for any reason. The employment agreements may be terminated by either Z-Axis or the individual upon thirty days notice without cause or without prior notice for cause, including a material breach of the agreement. Compensation under the agreements is determined annually by the compensation committee of the board of directors. Z-Axis, Dr. Cohen and Mr. Treibitz have agreed that if the exchange and LLC sale close, the employment agreements will be terminated as of the closing date.

Executive Compensation

The following table sets forth the aggregate remuneration earned and accrued by Z-Axis for the fiscal years ended March 31, 2006 and 2005 for the chief executive officer and the president, the only persons who received compensation in excess of $100,000 during the years in question.

				Profit
	Fiscal	Salary	Bonus	Sharing
Name and Principal Position	Year	($)	($)	($)

Alan Treibitz,	2006	162,750	904	0
Chief executive officer,	2005	155,000	25,446	0
Chief operating officer,
Chief financial officer
Stephanie Kelso,	2006	136,500	758	0
President and director	2005	130,000	21,342	0

During the 2006 and 2005 fiscal years, Z-Axis compensated Dr. Cohen in the amount of $2,000 per month for consulting work he has performed for Z-Axis. Z-Axis expects that following the closing, Dr. Cohen will provide consulting services to the LLC and be compensated in a similar manner as previously described.

Dr. Cohen has not received compensation sufficient in amount to be considered a named executive officer in fiscal 2006 and 2005, and will not receive such an amount in fiscal 2007. However, Z-Axis has provided this disclosure for informational purposes.

The bonus earned by Ms. Kelso during the fiscal year ended March 31, 2005 was awarded under an ongoing program, which is authorized annually by the board of directors and administered by the compensation committee for attaining certain profit or other goals. Mr. Treibitz and Ms. Kelso do not participate in decisions regarding their own compensation.

Options granted in the last fiscal year

During the fiscal year ended March 31, 2007, Z-Axis granted, net of expired options, 176,206 pre-split non-plan stock options with a weighted average exercise price of $.13. In fiscal 2006, Z-Axis granted 155,000 pre-split stock options with a weighted average exercise price of $0.34. All of the fiscal 2006 options were granted to officers and directors of Z-Axis. Subsequent to the grant of these options, management determined that options to purchase 99,930 pre-split shares exceeded the 375,000 pre-split shares of common stock authorized for issuance under Z-Axis’ stock option plan. As a result, the 99,930 options were cancelled by agreement with the option holders. Following such cancellation, on June 6, 2006, Z-Axis issued non-plan options in amounts equal to the number of options that were cancelled. The non-plan options have exercise prices equal to the closing price of Z-Axis’ common stock as of June 6, 2006. The weighted average exercise price of the non-plan options is higher than the weighted average exercise price of the cancelled options. The following table sets forth certain information regarding options granted to the named executive officers of Z-Axis and the members of the board of directors during the fiscal year ended March 31, 2006 and, as noted, include the options initially granted on March 31, 2006 that were cancelled in June 2006 as described above. All share numbers in the table below and the following notes refer to pre-split Z-Axis shares of common stock.

							Potential Realizable at
	Number of						Assumed Annual Rates
	Securities		Percent of Total				of Value Stock Price
	Underlying		Options Granted	Exercise Price			Appreciation
	Options		to Employees In	per Share		Expiration	for Option Terms(2)
Named Executive Officer	Granted (#)		Fiscal Year (%)	($/Share)(1)		Date	5%	10%

Alan Treibitz	5,000	(3)	4.7	0.539		04/01/2011	$432	$1,251
Chief executive officer,	5,000	(4)	4.7	0.330	(5)	06/06/2011	$265	$766
chief operating officer, and chief financial officer
Stephanie S. Kelso,	5,000	(3)	4.7	0.490		07/01/2016	$1,541	$3,905
President	15,070	(3)	14.4	0.490		10/01/2016	$4,643	$11,770
	22,430	(4)	21.4	0.300	(6)	06/06/2016	$4,239	$10,722
	5,000	(4)	4.7	0.300	(6)	06/06/2016	$945	$2,390
	37,500	(4)	35.7	0.300	(6)	06/06/2016	$7,088	$17,925
Steven H. Cohen,	5,000	(3)	4.7	0.539		04/01/2011	$432	$1,251
Chairman of the board	5,000	(4)	4.7	0.330	(5)	06/06/2011	$265	$766
Marilyn T. Heller,	5,000	(3)	—	0.490		04/01/2011	$1,540	$3,900
Director	5,000	(4)	—	0.300	(5)	06/06/2016	$945	$2,390
Marvin A. Davis,	10,000	(3)	—	0.490		04/01/2011	$3,080	$7,800
Director	10,000	(4)	—	0.300	(5)	06/06/2016	$1,890	$4,780
James E. Pacotti, Jr.,	10,000	(3)	—	0.490		04/01/2011	$3,080	$7,800
Director	10,000	(4)	—	$0.300	(5)	06/06/2016	$1,890	$4,780

(1)	The exercise price per share of granted options for Steven H. Cohen and Alan Treibitz was equal to 110% of the fair market value of the common stock on the date of the grant as reported by the OTC Bulletin board. The exercise price per share of all other granted options was equal to 100% of the fair market value of the common stock on the date of the grant as reported by the OTC Bulletin board. The options for 5,000 shares each for Mr. Treibitz, Mr. Cohen and Ms. Kelso were granted on March 31, 2006 for board of directors service during the fiscal year ended March 31, 2006. The options for 37,500 shares were granted to Ms. Kelso on October 1, 2005 as part of her compensation plan.

(2)	The potential realizable value is calculated based on the term of the option (5 years or 10 years). It is calculated assuming that the fair market value of Z-Axis’ common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(3)	These fiscal 2006 option grants were within the authorized shares available for issuance under the Z-Axis’ employee stock option plan except with respect to grants to Ms. Kelso, of which options to purchase 20,070 shares of common stock were within the authorized shares available for issuance under the Z-Axis employee stock option plan. Grants to Ms. Kelso in excess of that amount were not within the authorized shares available for issuance under the plan.

(4)	These fiscal 2006 option grants were in excess of the shares available for issuance under the Z-Axis employee stock option plan and were cancelled in June 2006.

(5)	These options carried original exercise prices of $0.250 per share except in the case of Mr. Treibitz and Dr. Cohen, whose original exercise prices were $0.275 per share. The exercise prices reflected in the table above are those of the non-plan options issued on June 6, 2006 following the cancellation of the options issued on March 31, 2006.

(6)	Of the noted options granted to Ms. Kelso, a total of 27,430 options to purchase shares of common stock were in excess of the shares available for issuance under the plan. These options carried exercise prices of $0.360 as to 22,430 shares and $0.250 with respect to 5, 000 shares. The exercise prices reflected in the table above are those of the non-plan options issued on June 6, 2006 following the cancellation of the options issued on March 31, 2006.

(7)	The numbers in the table above do not include 40,000 non-plan stock options granted on April 1, 2007 to the members of the Board of Directors in accordance with Z-Axis’ board service plan and customary annual practice. None of these options are currently exercisable.

(8)	The numbers in the table above do not include 37,500 non-plan stock options granted on April 1, 2007 to Ms. Kelso in accordance with her compensation plan and Z-Axis’ customary annual practice. None of these options are currently exercisable.

Aggregate option exercises in last fiscal year and fiscal year end option values

The following table sets forth information with respect to (i) the exercise of stock options by the chairman of the board, chief executive officer and president during the fiscal year ended March 31, 2006, (ii) the number of securities underlying unexercised options held by the chairman of the board, chief executive officer and president as of March 31, 2006, and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the common stock ($0.25 at March 31, 2006) exceeds the exercise price) as of March 31, 2006. In each case, the value of unexercised in-the-money options has been calculated based on the exercise prices of the non-plan options issued on June 6, 2006, rather than on the exercise prices of options to purchase shares of common stock granted on March 31, 2006 that were in excess of the shares available for issuance under the plan.

				Value of Unexercised
	Shares	Number of Unexercised		In-the-Money Options at
	Acquired by	Options at Fiscal Year		Fiscal Year End ($)(1)
Name	Exercise	End Exercisable	Unexercisable	Exercisable	Unexercisable

Steven H. Cohen	0	20,000	10,000	$1,771	$0
Alan Treibitz	0	20,000	10,000	$1,771	$0
Stephanie Kelso	0	124,166	56,834	$1,275	$0

(1)	Based on the fair market value of the Common Stock as of March 31, 2006 ($0.25) minus the exercise price, multiplied by the number of shares underlying the option.

(2)	Unexercisable options include options granted on March 31, 2006 for board of directors service during the fiscal year ended March 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of filings made by Z-Axis’ executive officers and directors in fiscal 2006, Z-Axis believes that each of the executive officers and directors were delinquent in filing a Form 4 reporting the grant of stock options which occurred on March 31, 2006. Ms. Kelso was also delinquent in filing a Form 4 with respect to the options granted to her in October 2005. Z-Axis believes that such delinquencies also occurred in fiscal 2005, 2004 and in prior years. Z-Axis believes the number of late reports of such persons during each of the last three fiscal years is one, except that Ms. Kelso had two delinquent reports in each of such fiscal years. Accordingly, the number of transactions that were not reported on a timely basis on Form 4, which Z-Axis believes relate solely to the prior grant of stock options during the years in question, was seven in each year.

Code of Ethics

Z-Axis has adopted a code of ethics that applies to all of its directors and executive officers. The code of ethics is being filed with this joint proxy statement. You may request a printed copy of the code of ethics, at no cost, by writing Z-Axis at: Z-Axis Corporation, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, Attn: Heidi O’Neil, Director of Administration. In the event of an amendment to, or a waiver from, a provision of the Z-Axis code of ethics that applies to any Z-Axis directors or executive officers, Z-Axis intends to promptly publicly disclose such information.

Compensation of Directors

Z-Axis reimburses all of its directors for reasonable out-of-pocket expenses related to attending board of director and board of director committee meetings. Z-Axis compensates board members Marvin Davis and James E. Pacotti, Jr. $5,000 each per year for their service on the board and $1500 each per board meeting that they attend. Similarly, Z-Axis compensates board members Steven Cohen and Marilyn Heller $2,000 each per year for their service on the board and $500 each per board meeting that they attend. Z-Axis does not compensate board members Alan Treibitz and Stephanie Kelso for their service on the board. In addition, Z-Axis issued 10,000 options for fiscal 2006 and 10,000 options for fiscal 2005 board of directors service to Messrs. Davis and Pacotti, each of whom is an outside director. Z-Axis also issued 5,000 options for fiscal 2006 and 5,000 options for fiscal 2005 board of directors service to each of Dr. Cohen, Mr. Treibitz, Ms. Kelso and Ms. Heller for serving on the board of Z-Axis. The options vest ratable over three years from the grant date. Z-Axis does not pay any other equity or cash compensation to directors for serving on the Z-Axis board of directors, except as set forth above.

Audit Committee Report

The audit committee of the Z-Axis board of directors has two independent members. The audit committee members are Messrs. Marvin Davis and James E. Pacotti, Jr. The audit committee provides this report to the stockholders. The board has selected directors for the audit committee based on the board’s determination that they are financially literate, fully qualified to monitor management and Z-Axis’ internal accounting operations and the independent auditors, and fully qualified to monitor the disclosures of Z-Axis so that they fairly present Z-Axis’ financial condition and results of operations. Z-Axis has determined that Marvin A. Davis qualifies as an “audit committee financial expert” as that term is defined by SEC rules and regulations. Mr. Davis is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

The committee’s principal function is to oversee Z-Axis’s financial reporting process on behalf of the board of directors. Z-Axis’s management has the primary responsibility for reviewing the Z-Axis financial statements and its reporting process, including Z-Axis’ system of internal controls. In carrying out its duties, the committee provides an open avenue of communication between the board of directors, management and Z-Axis’ independent auditors. Z-Axis’ independent auditors are ultimately accountable to the board and the committee and are responsible for expressing an opinion on the conformity of Z-Axis’ audited financial statements with generally accepted accounting principals. The independent auditors have full access to the audit committee. The auditors meet with the audit committee during at least one of the audit committee’s regularly scheduled meetings during the 2006 fiscal year, with and without management being present, to discuss appropriate matters. The audit committee charter, adopted by the board, specifies the scope of the audit committee’s responsibilities and how it should carry out those responsibilities. Copies of the charter are available to Z-Axis’ stockholders upon written request to Z-Axis.

The audit committee has reviewed and discussed the audited financial statements of Z-Axis for the fiscal year ended March 31, 2006 with Z-Axis’ management and independent auditors. The audit committee discussed with Ehrhardt Keefe Steiner & Hottman PC, the Z-Axis independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Audit Fees

The following table summarizes the aggregate fees billed to Z-Axis by Ehrhardt Keefe Steiner & Hottman PC for the fiscal years ended March 31, 2006 and 2005:

	2006	2005

Audit fees	$32,600	$30,375
Audit-related fees	0	0
Tax fees	6,000	9,600
All other fees	975	0

Total	$39,575	$39,975

Pre-Approval Policy

All of the services performed by Ehrhardt Keefe Steiner & Hottman PC in fiscal 2006 were pre-approved in accordance with the pre-approval policy and procedures adopted by the audit committee at its March 31, 2006 meeting. This policy describes the permitted audit, audit-related, tax, and other services that the independent auditors may perform. The policy requires that the committee pre-approve all audit and non-audit services (including internal control-related services) provided by the independent auditor. In addition, Z-Axis will not engage the independent auditors for services billed on a contingent fee basis. The approval of these audit and permitted non-audit services may be given at any time up to a year before commencement of the specified service.

Auditor Independence

During fiscal 2006, the audit committee met and held discussions with management and Ehrhardt Keefe Steiner & Hottman PC. The audit committee reviewed and discussed with Z-Axis management and Ehrhardt Keefe Steiner & Hottman PC audited financial statements contained in Z-Axis’ annual report on Form 10-KSB for the fiscal year ended March 31, 2006.

Ehrhardt Keefe Steiner & Hottman PC submitted to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee discussed such independence with Ehrhardt Keefe Steiner & Hottman PC.

Based on the reviews and discussions above, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended March 31, 2006 be included in Z-Axis’ annual report on Form 10-KSB.

The audit committee has considered whether the provision of non-audit services provided by Ehrhardt Keefe Steiner & Hottman PC is compatible with maintaining the independence of Ehrhardt Keefe Steiner & Hottman PC and has concluded that the independence of Ehrhardt Keefe Steiner & Hottman PC is not compromised by the provision of those non-audit services.

The audit committee has recommended that Ehrhardt Keefe Steiner & Hottman PC be retained as the independent auditors for Z-Axis for the fiscal year ending March 31, 2007.

AUDIT COMMITTEE:

Marvin A. Davis (Chair)
James E. Pacotti, Jr.

June 30, 2006

Required Vote

The affirmative vote of the holders of at least a plurality of the outstanding shares of Z-Axis common stock entitled to vote will be required to elect each director.

Recommendation of the Z-Axis Board of Directors

THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE REELECTION OF STEVEN H. COHEN, ALAN TREIBITZ, STEPHANIE S. KELSO, MARILYN T. HELLER, MARVIN A. DAVIS AND JAMES E. PACOTTI, JR. AS DIRECTORS OF Z-AXIS.

Board of Directors and Management of Silicon Mountain Holdings after the Exchange

Immediately prior to the closing of the exchange, the Z-Axis board of directors, which currently consists of six individuals, will expand the Z-Axis board to seven members and tender each of their respective resignations to be effective upon the closing of the exchange and appoint the seven individuals identified in the following table, all of whom currently serve on the board of directors of Silicon Mountain, to replace them, and fill the one newly-created vacancy effective as of the closing:

Directors To Be Appointed

1.	John Blackman	5.	Steven King
2.	Rudolph (Tré) A. Cates, III	6.	Chong Man Lee
3.	Mark Crossen	7.	Eric A. Wittenberg
4.	Mickey Fain

Immediately, prior to the closing of the exchange, the Z-Axis board of directors will appoint the individuals identified in the following table as officers of Z-Axis effective upon the closing. Each of these individuals currently serves in the described position for Silicon Mountain.

Officers To Be Appointed

	Name	Position

1.	Rudolph (Tré) A. Cates, III	Chief executive officer and president
2.	Patrick (Shaun) Hanner	Chief operating officer
3.	Juan Perez	Chief financial officer, secretary and treasurer

The following provides certain biographical information, including business experience, age and the position in Z-Axis to which each person is proposed to be appointed on closing of the exchange:

John Blackman, 64, Director and Chairman

Mr. Blackman has been the chairman of Silicon Mountain’s board of directors from December 1999 to the present and managing director of Global Technology Transfer, LLC from December 2002 through the present. He is also the founder of Workforce Plus, Inc., a staffing firm, and served as its chief executive officer from April 1996 through December 2002. Mr. Blackman also co-founded Studio Green Consulting LLC, a management consulting firm, and Summit Seekers International, Ltd., a human resources consulting firm. He served as a senior partner with Studio Green Consulting from March 2001 through December 2002 and served as Summit Seekers chief executive officer from August 1998 through June 2002. Formerly, Mr. Blackman was chief executive officer from May 1988 through August 1991 of Integrated Plastic Technologies, which provided custom plastic injection molding services, and chief executive officer from February 1985 through April 1988 of Degussa Gesellschaft fur Oberflachentecnik Inc. or Degussa GFO, Inc., which provides electromagnetic shielding products to customers. Mr. Blackman graduated from the University of Toledo with a B.S. in mechanical engineering and attended graduate school at Rensselaer Polytechnic Institute in Troy, New York.

Tré Cates, 36, Director, Chief Executive Officer and President

Mr. Cates has been chief executive officer, president and a member of the board of directors of Silicon Mountain from November 1997 through the present and is one of the company’s founders. Before founding Silicon Mountain, Mr. Cates was a regional sales manager for Super PC Memory, Inc. a company engaged in the sale of memory for desktops, laptops and low-end Window/Intel type servers and attached printers. Mr. Cates holds a B.A. in philosophy from Ouachita Baptist University and a M.A. in theology from Southwestern Seminary.

Mark Crossen, 58, Director

Mr. Crossen has served on the board of directors of Silicon Mountain since April 2006. From March 2002 through the present, Mr. Crossen has served as executive director of RayneMark Investments, LLC, an investment management firm. From 1998 to the present, Mr. Crossen has devoted his time to the management of RayneMark Investments, RayneMark Futures and the Crossen family charitable foundation, The Heaven’s Hope Foundation. In 1987 Mr. Crossen founded Amrion, Inc. with his father and served as its chief executive officer and the chairman of its board of directors from 1988 through 1997. In 1997, Amrion merged with Whole Foods Market. Following the merger with Whole Foods Market, Mr. Crossen became a strategic business advisor to Whole Foods. In May 1998, Mr. Crossen resigned from this consultative position to devote his time to portfolio management and angel investing. Mr. Crossen is a University of Colorado graduate and holds a bachelor’s degree in sociology and philosophy.

Mickey Fain, 51, Director

Mr. Fain has served on Silicon Mountain’s board of directors from February 2006 through the present. In July 1997, Mr. Fain founded Innovation One Partners, Inc., a management consulting and mentoring company and from July 1997 through the present has served as its president. Through Innovation One Partners, Inc., a company owned by Mr. Fain through which he provides consulting services, Mr. Fain formed and grew two chief executive officer groups under TEC (The Executive Committee) International, which is a membership organization that provides chief executive and officers of businesses the ability to share ideas, knowledge and experiences with the goal of improving their own businesses. In 1981, Mr. Fain co-founded SmartScan Inc., a company formed to provide digital mapping services to federal, state and local government agencies. Mr. Fain served as SmartScan’s vice president from 1981 to 1987 and as chief executive officer from 1987 through 1997. Mr. Fain is also the founder of the Colorado CEO Forum, an annual convention of over 200 local CEOs affiliated with companies in the Rocky Mountain region. Mr. Fain graduated from the University of Texas with a B.S. in electrical engineering and holds an M.B.A. from Rice University.

Steven King, 51, Director

Mr. King has been a member of Silicon Mountain’s board of directors from April 2007 through the present. Mr. King has over 20 years of business experience and investing in high technology companies, including telecommunications, software, Internet business solutions and computer component enterprises. Since October 2006, Mr. King has been a Director and interim CEO for Transaction Wireless, a software development company specializing in mobile commerce and mobile marketing solutions. In 2005, Mr. King co-founded Pipeline Funding, LLC a private equity partnership that invests in emerging growth companies in Southern California. In 2002, Mr. King founded AtlanticXing, which assists and advises technology companies with transitioning their businesses for global markets. From 1998 through 2002, Mr. King served as VP of Business Development of Memory Corporation PLC, a UK company. During this time, Mr. King was involved with the management buyout of a division, DigMedia, of Memory Corporation PLC and relocated to the USA as its co-founder and Chief Marketing Officer. DigMedia, Inc. specialized in secure Internet broadcasting software and its clients included Microsoft and TeleDenmark. Prior to 1998, Mr. King was the founder, CEO and Deputy Chairman of Datrontech Group PLC, a leading UK technology distributor of computer and communications products. Mr. King was the CEO and Deputy Chairman during Datrontech’s initial public offering on the London Stock Exchange in 1995. The company’s revenues were in excess of $400 Million when he departed Datrontech in 1997.

Chong Man Lee, 47, Director

Mr. Lee has been a member of Silicon Mountain’s board of directors from August 2000 through August 2005 and from April 2006 to the present. Mr. Lee has over 14 years’ experience in investment banking, leveraged buy-outs, mergers and acquisitions, business development, seed capital financing and structured financing. From August 2001 to the present, Mr. Lee has served as managing partner and president of Mission Capital Partners, LLC, in investment banking and strategic advisory firm. From November 2004 through the present, Mr. Lee has also served as managing partner of HyCET, LLC, an energy and carbon materials company. Since 2001, Mr. Lee has also served as managing partner of GTT, LLC, a desalinization technologies development company and since 2002, has served as managing partner of Sea Wave Technology, LLC an alternative energy development company. Mr. Lee holds a B.A. in economics from UCLA and an M.B.A. from the Harvard Business School.

Eric A. Wittenberg, 49, Director

Mr. Wittenberg has been a member of the Silicon Mountain board of directors since February 2006. From June 2001 through the present, Mr. Wittenberg has served as president, chief executive officer and a director of McStain Neighborhoods, a Colorado-based employee-owned developer and home builder. Prior to joining McStain Neighborhoods, Mr. Wittenberg had more than 20 years of residential development experience including serving in executive positions at such companies as KB Home, The Fieldstone Company and Presley Homes. Mr. Wittenberg is also a member of the National Association of Home Builders, the Urban Land Institute and TEC International. He also serves on the executive committee of the Metro Denver Economic Development Corporation and was awarded Builder of the Year for 2005 by the Colorado Association of Homebuilders. He served as a member of the executive committee and board of the Orange County Building Industry Association (BIA), board member of the City of Hope Construction Industry Alliance and board member of the Assessment and Treatment Services Center (ATSC), a non-profit family counseling organization. Mr. Wittenberg received a B.A. in business economics from UCLA.

The biographies of the proposed executive officers to be appointed effective upon the closing of the exchange who are not directors are as follows:

Shaun Hanner, 38, Chief Operating Officer

Mr. Hanner was appointed Chief Operating Officer in March of 2007 and is responsible for all of the operations of Silicon Mountain Memory. Prior to that, he was Silicon Mountain’s chief technology officer from 2000 and as such was responsible for technical operations and product development for Silicon Mountain. From 1998 to 2000, Mr. Hanner held the position of business manager within Silicon Mountain. Mr. Hanner developed Silicon Mountain’s Direct IntelligenceTM software, a proprietary contact management and product configuration and distribution system. He is also the chief designer and architect of Silicon Mountain’s e-commerce website. Before joining Silicon Mountain, he co-founded Rimrock Technologies, a custom application development and vertical market software company. He holds a B.A. degree in communications from Eastern Montana College.

Juan C. Perez, 40, Chief Financial Officer

Mr. Perez has been Silicon Mountain’s Chief Financial Officer, Secretary and Treasurer since June 2007. For seven years prior to joining the Silicon Mountain, Mr. Perez served as the vice president, controller and principal accounting officer of Quovadx, Inc, a public company with revenues approaching $100 Million. Mr. Perez has managed external reporting functions with several public companies including Qwest, Inc. and Coors Ceramics Company. Mr. Perez started his career with Price Waterhouse in their high technology group. He received his B.A. in Accounting from the University of Colorado at Boulder and is a licensed CPA in the State of Colorado.

Z-AXIS PROPOSAL EIGHT

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our board of directors, acting on the recommendation of the audit committee, has appointed the independent public accounting firm of Ehrhardt Keefe Steiner & Hottman PC to be Z-Axis’ independent auditor for the fiscal year ending March 31, 2007. As in the past, the board of directors has determined that it would be desirable to request ratification of this appointment by the stockholders. If the stockholders do not ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC, the appointment of independent auditors will be reconsidered by the board of directors.

On closing of the exchange and the LLC sale, it is expected that Hein & Associates LLP, which has served as the independent auditors for Silicon Mountain for the years ended December 31, 2005 and December 31, 2006, will be appointed as the independent auditors to Silicon Mountain Holdings. It is also expected that at this time, Silicon Mountain Holdings will change its fiscal year to December 31 of each year, which is the fiscal year now used by Silicon Mountain.

Representatives of Ehrhardt Keefe Steiner & Hottman PC will be present at the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to stockholder questions.

Required Vote

The independent auditors will be ratified if the votes cast in favor of such proposal exceed the votes cast against it.

Recommendation of the Z-Axis Board of Directors

THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITOR.

Z-AXIS PROPOSAL NINE

ADJOURNMENT OR POSTPONEMENT OF THE Z-AXIS ANNUAL MEETING

Z-Axis may ask its stockholders to vote on a proposal to adjourn or postpone the Z-Axis annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the exchange and the LLC sale transactions or in the event that the closing conditions contained in the exchange and LLC sale agreements have not been satisfied. If necessary, Z-Axis will adjourn or postpone the Z-Axis annual meeting for up to 30 days. This proposal will be approved if the votes cast in favor of such proposal exceed the votes cast against it.

Z-AXIS PROPOSAL TEN

OTHER MATTERS

As of the date of this joint proxy statement, management of Z-Axis knows of no other business that will be presented for action at the Z-Axis annual meeting. If any other business requiring a vote of the Z-Axis stockholders should come before the Z-Axis annual meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

Recommendation of the Z-Axis Board of Directors

THE Z-AXIS BOARD OF DIRECTORS RECOMMENDS THAT Z-AXIS STOCKHOLDERS VOTE FOR PROXIES VOTING ON ANY OTHER BUSINESS THAT COMES BEFORE THE MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT — Z-AXIS

The following table sets forth certain information with respect to the beneficial ownership of shares of Z-Axis pre-split common stock as of March 31, 2007, unless otherwise indicated, (i) individually by the chief executive officer and each of the other executive officers of Z-Axis and by each director of Z-Axis, (ii) by all executive officers and directors of Z-Axis as a group and (iii) by each person known to Z-Axis to be the beneficial owner of more than five percent of the outstanding shares of Z-Axis common stock. Except as noted in the footnotes below, each of the persons listed has sole investment and voting power with respect to the shares indicated. The information in the table is based on information available to Z-Axis. The total number of shares of pre-split common stock outstanding on March 31, 2007 was 3,825,000. The business address of each of the individuals is 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, except as otherwise noted. All share numbers in the table below and the following notes refer to pre-split Z-Axis shares of common stock.

		Percentage of
Beneficial Owner (1)	Number of Shares	Outstanding Shares

Steven H. Cohen*(2)	785,663	19.0%
Alan Treibitz†(3)	408,391	9.9%
Stephanie S. Kelso†(4)	148,523	3.6%
Marilyn T. Heller*(2)	785,663	19.0%
Marvin A. Davis*(5)	70,000	**
James E. Pacotti, Jr.*(6)	75,000	**
Valerie L. Switzer(7)	398,391	9.6%
Gold C Enterprises, Inc.(8)	393,750	9.5%
All directors and executive officers as a group (six persons)(9)	1,487,577	36.0%

†	Named executive officer.

*	Director of Z-Axis.

**	Less than 1% of the outstanding Z-Axis common stock.

(1)	Includes shares issuable pursuant to options held by the respective person or group which are presently exercisable or may be exercised within 60 days after the record date (“currently exercisable stock options”) as set forth below.

(2)	Dr. Cohen and Ms. Heller disclaim beneficial ownership of Z-Axis common stock owned by the other, but under the SEC rules pertaining to beneficial ownership, each is deemed the beneficial owner of shares owned by the other. Dr. Cohen’s shares of common stock include currently exercisable stock options to purchase 20,000 shares at exercise prices ranging from $0.069 to $0.539 until various dates in 2007 through 2010. Ms. Heller’s shares of common stock include currently exercisable stock options to purchase 35,000 shares at exercise prices ranging from $0.0625 to $0.490 until various dates in 2008 through 2015. Dr. Cohen and Ms. Heller are married.

(3)	Mr. Treibitz’s shares of common stock include currently exercisable stock options to purchase 20,000 shares at exercise prices ranging from $0.069 to $0.539 until various dates in 2008 through 2010.

(4)	Ms. Kelso’s shares of common stock include currently exercisable stock options to purchase 88,523 shares at exercise prices ranging from $0.070 to $0.49 until various dates in 2008 through 2015.

(5)	Mr. Davis’s shares of common stock include currently exercisable stock options to purchase 70,000 shares at exercise prices ranging from $0.070 to $0.490 until various dates in 2008 through 2015.

(6)	Mr. Pacotti’s shares of common stock include currently exercisable stock options to purchase 70,000 shares at exercise prices ranging from $0.070 to $0.490 until various dates in 2008 through 2015.

(7)	Includes 213,332 shares of common stock owned by Mrs. Switzer’s children of which Mrs. Switzer is beneficial owner. The mailing address for Ms. Switzer is 19882 East Geddes Place, Aurora, Colorado 80016.

(8)	The mailing address for Gold C Enterprises, Inc. is 1414 E. Maple Road, Troy, Michigan, 48083. Entertainment Publications owns Gold C Enterprises, Inc. The natural control person of Gold C Enterprises and Entertainment Publications is MaryAnn Rivers.

(9)	Includes 271,834 shares of common stock subject to options exercisable within 60 days of the record date.

(10)	The numbers in the table above do not include 40,000 non-plan stock options granted on April 1, 2007 to the members of the Board of Directors in accordance with Z-Axis’ board service plan and customary annual practice. None of these options are currently exercisable.

(11)	The numbers in the table above do not include 37,500 non-plan stock options granted on April 1, 2007 to Ms. Kelso in accordance with her compensation plan and Z-Axis’ customary annual practice. None of these options are currently exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT — SILICON MOUNTAIN

The following table sets forth certain information with respect to the beneficial ownership of shares of Silicon Mountain common stock as of July 16, 2007, unless otherwise indicated, (i) individually by the chief executive officer and each of the other executive officers of Silicon Mountain and by each director of Silicon Mountain, (ii) by all executive officers and directors of Silicon Mountain as a group, and (iii) by each person known to Silicon Mountain to be the beneficial owner of more than five percent of the outstanding shares of Silicon Mountain common stock. Except as noted in the footnotes below, each of the persons listed has sole investment and voting power with respect to the shares indicated. The information in the table is based on information available to Silicon Mountain. The total number of shares of common stock outstanding on July 16, 2007 was 4,538,773. The business address of each of the individuals is 4755 Walnut Street, Boulder, Colorado 80301, except as otherwise noted.

	Number of Shares Owned
		Z-Axis	Percentage of Outstanding Shares
	Silicon Mountain	After	Of Silicon Mountain	Of Z-Axis After
Beneficial Owner(1)	Before Exchange	Exchange	Before Exchange	Exchange and LLC Sale

Rudolph (Tré) A. Cates III†*(2)	1,322,250	1,467,431	21.1%	19.8%
Patrick Hanner†(3)	625,625	694,318	10.0%	9.4%
John Blackman*(4)	161,250	178,955	2.6%	2.4%
Mark Crossen*(5)	2,068,873	2,296,032	33.0%	31.0%
Chong Man Lee*(6)	17,000	18,867	**	**
Eric Wittenburg*(7)	14,000	15,537	**	**
Mickey Fain*(8)	39,000	43,282	**	**
Steve King*(9)	**	**	**	**
Juan Perez†	**	**	**	**
All directors and executive officers as a group (ten persons)(10)	4,247,998	4,714,422	67.8%	63.6%
Roger Haston	400,000	443,919	8.81%	8.13%

†	Named executive officer.

*	Director of Silicon Mountain and to be appointed a director of Z-Axis effective upon the closing of the exchange.

**	Less than 1% of the outstanding common stock.

(1)	Includes shares issuable pursuant to options held by the respective person or group, which are presently exercisable or may be exercised within 60 days after the record date (“currently exercisable stock options”) as set forth below.

(2)	Mr. Cates’ shares of common stock include currently exercisable stock options to purchase 540,000 shares at exercise prices ranging from $0.28 to $0.83 until various dates in 2009 and 2011.

(3)	Mr. Hanner’s shares of common stock include currently exercisable stock options to purchase 385,000 shares at exercise prices ranging from $0.28 to $0.75 until various dates in 2009 and 2013.

(4)	Mr. Blackman’s shares of common stock include currently exercisable stock options to purchase 61,250 shares at an exercise price of $0.28 to $0.75 until January 30, 2009.

(5)	Mr. Crossen’s shares of common stock include (a) 480,000 shares of common stock held by RayneMark Investments LLC, of which Mr. Crossen is the executive director and majority owner, (b) currently exercisable stock options to purchase 12,500 shares at $0.75 until January 30, 2009 and (c) currently exercisable warrants held by RayneMark Investments LLC to purchase 50,000 shares at an exercise price of $1.00 until June 1, 2013.

(6)	Mr. Man Lee’s shares of common stock include currently exercisable stock options to purchase 17,000 shares at an exercise price of $0.28 and $0.75 until January 30, 2009.

(7)	Mr. Whittenberg’s shares of common stock include currently exercisable stock options to purchase 14,000 shares at an exercise price of $0.75 until January 30, 2009.

(8)	Mr. Fain’s shares of common stock include currently exercisable stock options to purchase 14,000 shares at an exercise price of $0.75 until January 30, 2009.

(9)	Mr. King holds an option to purchase 145,000 shares of common stock with an exercise price $1.33, which is not exercisable within 60 days of the record date but will vest at various dates in 2008, 2009 and 2010.

(10)	Includes 877,000 shares of common stock subject to options and warrants exercisable within 60 days of the record date.

DESCRIPTION OF Z-AXIS CAPITAL STOCK AND STOCKHOLDERS’ RIGHTS

The following description of material terms of the capital stock of Z-Axis does not purport to be complete and is qualified in its entirety by reference to the amended articles of incorporation and bylaws of Z-Axis, which documents are incorporated by reference as exhibits to the Form 10-KSB that was filed by Z-Axis with the SEC on June 9, 2006, and to the applicable provisions of the Colorado Business Corporation Act, or the CBCA,. Both Z-Axis and Silicon Mountain are Colorado corporations and, accordingly, the rights of each corporation’s stockholders are governed by the CBCA.

General

As of March 31, 2007, Z-Axis’ authorized capital stock consisted of 10,000,000 shares of common stock, par value $0.001 per share, of which 3,825,000 pre-split shares were outstanding. If the proposed amendments to the articles of incorporation of Z-Axis receive stockholder approval, the authorized common stock will be increased from 10,000,000 shares to 30,000,000 shares, and a new class of preferred stock consisting of 3,000,000 shares of preferred stock, part value $0.001 per share, will be created. The following description of Z-Axis’ capital stock, certain provisions of Z-Axis’ amended and restated articles of incorporation, which are referred to as the articles, Z-Axis’ amended and restated bylaws, which are referred to as the bylaws, and applicable provisions of the Colorado Business Corporation Act, or the CBCA, is a summary and is qualified in its entirety by the provisions of the articles and bylaws, copies of which have been filed or incorporated by reference as exhibits to the Form 10-KSB filed by Z-Axis with the SEC on June 9, 2006, and the applicable provisions of the CBCA.

Capital Stock

As of March 31, 2007, there were 3,825,000 pre-split shares of Z-Axis common stock outstanding and options outstanding to purchase a total of 474,930 pre-split shares of Z-Axis common stock. Z-Axis granted an additional 177,430 options after December 31, 2006, and 1,224 options expired unexercised after that date. Assuming the reverse split is approved, immediately prior to the exchange occurring, Z-Axis will have 425,000 post-split shares of common stock outstanding and options outstanding to purchase a total of 61,246 post-split shares of common stock.

Holders of Z-Axis common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Holders of Z-Axis common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available and are entitled to receive, pro rata, all of Z-Axis’ assets available for distribution to such holders upon liquidation. This right will be subject to any preferential liquidation rights that Z-Axis could grant in the future to holders of preferred stock, assuming the stockholders vote in favor of creating a class of preferred stock and the board of directors authorizes the issuance of a series of preferred stock with such preferential liquidation rights. Holders of Z-Axis common stock do not have preemptive rights, subscription rights or redemption rights. The redemption of a portion of the shares of common stock held by the Z-Axis investor group is being made pursuant to a contractual redemption agreement with the Z-Axis principal stockholders in connection with the LLC sale.

Articles of Incorporation and Applicable Provisions of Colorado Law

The following is a summary of some material provisions of Z-Axis’ articles of incorporation and applicable provisions of the CBCA. This summary is not complete and is qualified by reference to the articles of incorporation and the CBCA.

Under the CBCA, if a quorum exists, an amendment to the articles generally is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a larger affirmative vote is required by the corporation’s articles of incorporation or bylaws or by the board of directors or stockholders proposing the amendment. Prior to submitting an amendment for a stockholder vote, the amendment must be recommended by the board of directors to the stockholders unless the amendment is proposed by stockholders or unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the stockholders with the amendment. In addition, holders of an outstanding class or series are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the provisions of the articles, if the amendment would have certain effects on the class or series of stock, such as changing the number of shares in the class or changing the rights or preferences of the class or series. Z-Axis’ articles of incorporation allow for a simple majority vote in cases where the CBCA would otherwise require a two-thirds majority vote, except for some matters relating to voting rights and distribution.

Under the CBCA, cumulative voting is permitted only if it is specifically provided for in the corporation’s articles of incorporation. Z-Axis’ articles do not provide for cumulative voting.

The CBCA provides that the directors of a corporation may be removed by the stockholders with or without cause unless the articles of incorporation provide that directors may be removed only for cause. Z-Axis’ articles do not modify this right.

The CBCA provides that, unless otherwise provided in the articles of incorporation of the corporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by written action signed by all of the stockholders entitled to vote on that action. Z-Axis’ articles do not modify this provision of the CBCA.

Under the CBCA, the sale, lease, transfer or other disposition of all or substantially all of a corporation’s property and assets other than in the usual and regular course of business must be authorized at a stockholders meeting by a majority of the voting power of the shares entitled to vote. In addition, under the CBCA, an agreement of merger, exchange or consolidation must be approved by the directors of each constituent corporation and adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. A greater vote may be required if provided in a corporation’s articles of incorporation or bylaws or if required by the board of directors. Z-Axis’ articles of incorporation do not modify these provisions of the CBCA.

Under the CBCA, a director’s liability cannot be eliminated or limited for:

•	any breach of a director’s duty of loyalty to the corporation and its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful distributions voted for or assented to by a director; or

•	receipt of an improper personal benefit.

Under the CBCA, a corporation may indemnity any director or officer who is made or threatened to be made party to a proceeding by reason of the former or present official capacity of the director or officer against judgments, penalties, fines, settlements and reasonable expenses so long as such person:

•	acted in good faith;

•	reasonably believed that (i) in the case of conduct in an official capacity with the corporation, that the conduct was in the best interests of the corporation, or (ii) in all other cases, that the conduct was at least not opposed to the best interest of the corporation; and

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The CBCA provides that, unless limited by the articles of incorporation, a corporation shall indemnity a person who was wholly successful in defense of any proceeding to which the person is a party because the person is or was a director, against reasonable expenses incurred in connection with the proceeding. Z-Axis’ articles of incorporation state that Z-Axis shall have the authority to indemnify its directors to the fullest extent permitted by CBCA.

Bylaws and Applicable Provisions of Colorado Law

The following is a summary of some material provisions of Z-Axis’ bylaws and applicable provisions of the CBCA. This summary is not complete and is qualified by reference to the bylaws and the CBCA.

Under the CBCA, the power to add, change, or delete a provision of the bylaws is vested in the board of directors, unless the articles of incorporation reserve such power exclusively to the stockholders in whole or in part. Z-Axis’ bylaws provide that the majority of the board of directors present at any regular meeting or any special meeting that is called for that purpose at which a quorum is present is authorized to make, amend and repeal the bylaws of the corporation. The CBCA does not permit the board of directors to amend any bylaws fixing a greater quorum or voting requirement for stockholders.

The CBCA provides that an annual meeting of stockholders shall be held at a time and date stated in or fixed in accordance with the bylaws of the corporation or, if not stated or fixed, at a time and date stated in or fixed in accordance with a resolution of the board of directors of the corporation. The CBCA also requires notice to stockholders’ meetings to be sent to all stockholders no fewer than 10 nor more than 60 days before the date of the meeting, except that if the number of authorized shares is to be increased, notice shall be delivered at least 30 days before the date of the meeting. The CBCA also provides that if, an annual meeting was not held within the earlier of six months after the close of the corporation’s most recently ended fiscal year or fifteen months after the corporation’s last annual meeting, the district court may summarily order a meeting to be held upon the application of any stockholder. Z-Axis’ bylaws do not modify these provisions of the CBCA but do specify that the annual meeting will be held on the second Tuesday in the month of June. Z-Axis’ bylaws further specify that notice of a meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, unless a longer notice period is required by the CBCA.

The CBCA provides that a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation’s bylaws or by resolution of the board of directors, or by written demand from a stockholder or stockholders holding 10% or more of the shares entitled to vote on the matters entitled to vote on the matters to be presented at the meeting.

Each Z-Axis director is elected annually for a one-year term at the annual meeting of the stockholders and the number of directors constituting the board of directors is set from time to time by resolution of the board of directors. Under the CBCA, unless otherwise provided in the articles of incorporation, vacancies on a board of directors, and newly created directorships resulting from an increase in the number of directors may be filled by the stockholders, by the board of directors or by the affirmative vote of a majority of the remaining directors, even though less than a quorum.

In addition, Z-Axis will advance expenses to Z-Axis’ directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the CBCA, if such person acted in good faith and in a manner reasonably believed to be in the best interest of the company. The bylaws allow Z-Axis to advance expense incurred in defending a civil or criminal action. While outside of the bylaws, Z-Axis has agreed to advance such expenses to directors, officers and employees, subject to limited exceptions. subject to limited exceptions. Z-Axis has also contractually agreed to advance such expenses to former directors, officers and employees, subject to limited exceptions. In addition, Z-Axis has entered into indemnification agreements with Z-Axis’ directors and executive officers. These agreements provide for indemnification by Z-Axis to the full extent permitted under Colorado law and set forth the procedures under which indemnification and advancement of expenses will be provided to indemnitees.

Transfer Agent and Exchange Agent

The transfer agent for Z-Axis’ common stock is Computershare Trust Company, which will also serve as the exchange agent in facilitating the exchange of Silicon Mountain common stock certificates for Z-Axis common stock certificates.

DISSENTERS’ RIGHTS

Article 113 of the Colorado Business Corporation Act, or the CBCA, grants certain rights to obtain payment for their shares to dissenting stockholders of a Colorado corporation (such as Z-Axis and Silicon Mountain) with respect to an exchange and sales of all, or substantially all, of such corporation’s assets. Strict statutory procedures set forth in Section 7-113-202 of the CBCA must be followed by dissenting stockholders and failure to do so will result in forfeiture of the rights to payment, and cause such stockholders to be bound by such actions. Z-Axis and Silicon Mountain will each require strict compliance with the statutory procedures set forth in the CBCA. A stockholder may assert rights to payment with respect to all or a portion of the stock held.

To Z-Axis Stockholders:  IN ORDER FOR YOU TO EXERCISE DISSENTERS’ RIGHTS, YOU MUST MAKE A WRITTEN DEMAND UPON Z-AXIS AND DEPOSIT THE CERTIFICATES FOR YOUR CERTIFICATED SHARES AS PROVIDED IN THE CBCA. THE NOTICE MUST BE RECEIVED BY Z-AXIS BEFORE THE VOTES ON THE EXCHANGE AND THE LLC SALE ARE TAKEN, THE CERTIFICATES MUST BE DEPOSITED AS SET FORTH BY Z-AXIS IN ITS DISSENTERS’ NOTICE, YOU MUST NOT VOTE IN FAVOR OF THE PROPOSED EXCHANGE AND THE LLC SALE, AND YOU MUST COMPLY WITH SUCH OTHER PROCEDURES AS REQUIRED BY THE CBCA, AS MORE FULLY DESCRIBED BELOW. VOTING IN FAVOR OF THE EXCHANGE AND THE LLC SALE, OR FAILURE TO SEND THE REQUIRED DISSENTERS’ NOTICE OR TO FOLLOW SUCH OTHER PROCEDURES WILL RESULT IN A WAIVER OF YOUR DISSENTERS’ RIGHTS. YOU ARE NOT REQUIRED TO EXERCISE DISSENTERS’ RIGHTS AS TO BOTH THE EXCHANGE AND THE LLC SALE, BUT IF YOU EXERCISE DISSENTERS’ RIGHTS ONLY WITH RESPECT TO ONE OF THESE TRANSACTIONS, YOU MUST FOLLOW IN ALL RESPECTS THE STEPS SET FORTH ABOVE AND IN THE DISSENTERS’ NOTICE WITH RESPECT TO THE TRANSACTION AS TO WHICH YOU DISSENT.

To Silicon Mountain Stockholders:  IN ORDER FOR YOU TO EXERCISE DISSENTERS’ RIGHTS, YOU MUST MAKE A WRITTEN DEMAND UPON SILICON MOUNTAIN AND DEPOSIT THE CERTIFICATES FOR YOUR CERTIFICATED SHARES AS PROVIDED IN THE CBCA. THE NOTICE MUST BE RECEIVED BY SILICON MOUNTAIN BEFORE THE VOTE ON THE EXCHANGE IS TAKEN, THE CERTIFICATES MUST BE DEPOSITED AS SET FORTH BY SILICON MOUNTAIN IN ITS DISSENTERS’ NOTICE, YOU MUST NOT VOTE IN FAVOR OF THE PROPOSED EXCHANGE, AND YOU MUST COMPLY WITH SUCH OTHER PROCEDURES AS REQUIRED BY THE CBCA, AS MORE FULLY DESCRIBED BELOW. VOTING IN FAVOR OF THE

EXCHANGE OR FAILURE TO SEND THE REQUIRED DISSENTERS’ NOTICE OR TO FOLLOW SUCH OTHER PROCEDURES WILL RESULT IN A WAIVER OF YOUR DISSENTERS’ RIGHTS.

The following summary of the provisions of Article 113 is not intended to be a complete statement of such provisions and is qualified in its entirety to the full text of Article 113, a copy of which is attached to this joint proxy statement as Annex D, and incorporated herein by reference.

Stockholders of a Colorado corporation have the right, in limited circumstances, to dissent from certain corporate actions, including the consummation of an exchange and the sale of all, or substantially all, of such corporation’s assets which requires the approval of such corporation’s stockholders. Stockholders entitled to dissent are also entitled to obtain a cash payment in the amount of the fair value of their shares. The holders of Z-Axis common stock have these rights with respect to the exchange and the sale of the LLC, which Z-Axis refers to as the transactions, and Silicon Mountain stockholders have such rights with respect to the exchange.

A holder of common stock who wishes to assert dissenters’ rights under Article 113 must (i) cause the company in which he or she holds shares to receive, before the vote is taken with respect to the transactions (in the case of Z-Axis) or the exchange (in the case of Silicon Mountain), written notice of the holder’s intention to demand a cash payment for the holder’s shares of common stock if the transactions are consummated or, in the case of Silicon Mountain, if the exchange is consummated; and (ii) not vote the shares of Z-Axis common stock in favor of the transactions or, in the case of Silicon Mountain, not vote the shares of Silicon Mountain common stock in favor of the exchange. A holder of Z-Axis common stock or Silicon Mountain common stock, as the case may be, who fails to satisfy these requirements will not be entitled to dissenters’ rights under Article 113.

If the exchange and the LLC sale are approved, Z-Axis must give a written dissenters’ notice, which is referred to in this joint proxy statement as the dissenter’ notice, to all the Z-Axis stockholders who are entitled to demand a cash payment for their shares under Article 113 within ten days after stockholder approval of the transactions. Likewise, if the exchange is approved, Silicon Mountain must give a written dissenters’ notice to all its stockholders who are entitled to demand a cash payment for their shares under Article 113 within ten days after stockholder approval of the exchange. The dissenters’ notice must: (i) state that the transaction(s) were authorized and state the effective date or the proposed effective date of the transaction(s); (ii) state an address at which it will receive cash payment demands and the address of a place where certificates for certificated shares must be deposited; (iii) supply a form for demanding a cash payment, which form shall request a dissenter to state an address to which a cash payment is to be made; (iv) set the date by which it must receive a cash payment demand and certificates for uncertificated shares, which date may not be less than 30 days after the date that the dissenters’ notice is given; (v) state the requirement regarding the dissent by record holders with respect to shares held by beneficial owners, as permitted by Section 7-113-103(3) of the CBCA; and (vi) be accompanied by a copy of Article 113.

A stockholder who wishes to obtain a cash payment for his or her shares of Z-Axis common stock or Silicon Mountain common stock must demand a cash payment by submitting the form provided pursuant to (iii) above, or by stating such demand in another writing, and depositing the stockholder’s certificate(s) for certificated shares. Z-Axis may restrict the transfer of any shares not represented by a certificate from the date the demand for cash payment is received, as may Silicon Mountain with respect to shares as to which it receives a demand for cash payment. The stockholder demanding a cash payment in accordance with Section 7-113-204 shall retain all rights of a stockholder, except the right to transfer shares, until the effective date of the transaction(s). A stockholder who does not provide demand for a cash payment by the dates set forth in the dissenters’ notice and in accordance with Section 7-113-204 will not be entitled to a cash payment for his or her shares of Z-Axis common stock or for shares of Silicon Mountain’s common stock as provided in the CBCA.

Pursuant to Sections 7-113-206 and 207 of the CBCA, upon the effective date of the transactions or upon receipt of a cash payment demand, whichever is later, the company receiving the demand, which is referred to in this joint proxy statement as the receiving company, must pay each dissenter who complied with Section 7-113-204 the amount of cash that the receiving company estimates to be the fair market value of the shares, plus accrued interest. The cash payment must be accompanied by (i) certain financial information regarding the receiving company; (ii) a statement of the receiving company’s estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand a cash payment under Section 7-113-209; and (v) a copy of Section 7-113-206 of the CBCA.

Section 7-113-208 of the CBCA permits the receiving company to require each stockholder to certify in writing, or in the dissenter’s cash payment demand, whether or not the dissenter acquired beneficial ownership of his or her shares of common stock before the date of the first announcement to the news media or to the stockholders, such date to be set forth in the dissenters’ notice. If any dissenter does not so certify in writing, the receiving company may offer to make a cash payment if the dissenter agrees to accept such payment in full satisfaction of the demand for a cash payment.

A dissenter may give written notice to the receiving company to which demand was provided, within 30 days after the receiving company makes or offers a cash payment for the dissenter’s shares of common stock, of the dissenter’s estimate of the fair value of such shares and of the amount of interest due and may demand cash payment of such estimate, or reject the receiving company’s offer under Section 7-113-208 and demand a cash payment of the fair value of the shares and interest due if: (i) the dissenter believes that the amount of cash paid pursuant to Section 7-113-206 or offered pursuant to Section 7-113-208 is less than the full value of his or her shares of common stock or that the interest due was incorrectly calculated; (ii) the receiving company fails to make a cash payment as required under Section 7-113-206 within the time specified above; or (iii) the receiving company does not return the deposited certificates as required by Section 7-113-207. Dissenters who do not give the required notice waive the right to demand a cash payment under Section 7-113-209.

If a demand for a cash payment under Section 7-113-209 remains unresolved, the receiving company may, within 60 days after receiving the cash payment demand, petition the court to determine the fair value of the shares of common stock and accrued interest. All dissenters of the receiving company whose demands remain unsettled would be made a party to such a proceeding. Each dissenter is entitled to judgment for the amount the court finds to be the fair value of the shares of the receiving company’s common stock, plus interest, less any amount paid by the receiving company. The costs associated with this proceeding shall be assessed against the receiving company, unless the court finds that all or some of the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding cash payment under Section 7-113-209, in which case the court may assess the costs in the amount the court finds equitable against some or all of the dissenters. The court may also assess the fees and expenses of counsel and experts for the respective parties in amounts the court finds equitable, against the receiving party or the dissenters. In determining fair value, the court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined by the court could be more, the same, or less than the value that you are entitled to receive on consummation of the transaction(s). If the receiving company does not commence a proceeding within the 60-day period, the receiving company must pay each dissenter whose demand remains unsettled the amount of cash demanded.

To be effective, a demand for cash payment by a holder of Z-Axis common stock or a holder of Silicon Mountain common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make a demand for cash payment to Z-Axis. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. A person having a beneficial interest in Z-Axis common stock that is held of record in the name of another person, such as a nominee, must act promptly to cause the record holder to follow the requirements of Article 113 of the CBCA in a timely manner if such person elects to demand payment of the fair value of such shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for cash payment should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for cash payment for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right to demand a cash payment with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which a cash payment is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

In view of the complexity of Article 113, stockholders of Z-Axis who may wish to dissent from the exchange and/or the LLC sale and the stockholders of Silicon Mountain who may wish to dissent from the exchange should consult their legal advisors. Failure to take any necessary step will result in a termination or waiver of your rights under Article 113 of the CBCA.

FUTURE STOCKHOLDER PROPOSALS

To be included in our proxy materials mailed to shareholders pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals to be presented at the 2007 annual meeting of shareholders must be received by Silicon Mountain Holdings at its executive offices not less than 120 calendar days before the first anniversary date of this joint proxy statement. The date of this joint proxy statement appears on the cover page. Assuming the exchange and the LLC sale are completed, shareholder proposals should be sent to Silicon Mountain Holdings, c/o Silicon Mountain Memory, Incorporated, 4755 Walnut Street, Boulder, Colorado 80301, Attention: Secretary. If you are notified that the exchange and the LLC sale did not close, shareholder proposals should be sent to Z-Axis at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, to the attention of the Secretary. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any of our stockholders (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders of record on the date for the determination of stockholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth below.

To be timely and comply with our notice procedures, a shareholder’s notice must be given to the Secretary and must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs. To be in proper form, a stockholder’s notice must be in written form and must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the name and record address of the stockholder, (c) the class or series and number of shares of our common stock which are owned beneficially or of record by the stockholder, (d) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of the business, and (e) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

HOUSEHOLDING OF JOINT PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are Z-Axis stockholders will be “householding” Z-Axis proxy materials unless contrary instructions have been received from the customers. Z-Axis will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement and annual report to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to Z-Axis at 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, or by telephone at 303-713-0200.

Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the broker is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy materials and annual reports, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of proxy materials and annual reports at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the stockholder’s name, Z-Axis’ director of administration at the address or telephone number provided above.

EXPERTS

The financial statements of Z-Axis Corporation as of and for each of the years in the two-year period ended March 31, 2007 and March 31, 2006 included in this document have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm, as indicated in their report with respect thereto, which is included in this document in reliance upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Silicon Mountain Memory, Incorporated and subsidiary as of and for each of the years in the two-year period ended December 31, 2006 included in this document have been audited by Hein & Associates LLP, independent registered public accounting firm as indicated in their report with respect thereto, which is included in this document in reliance upon the authority of said firm as experts in accounting and auditing.

The financial statements of VCI Vision Computers, Inc. as of and for each of the years in the two-year period ended December 31, 2005 included in this document have been audited by Ronald R. Chadwick, P.C., independent registered public accounting firm, as indicated in its report with respect thereto, which is included in this document in reliance upon the authority of said firm as experts in accounting and auditing.

COMMUNICATIONS WITH THE BOARDS OF DIRECTORS

Stockholders interested in communicating with a Z-Axis or Silicon Mountain director or with the directors of Z-Axis or Silicon Mountain as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Z-Axis audit committee, may do so by writing care of each company’s respective corporate Secretary. The boards of directors of Z-Axis and Silicon Mountain have each adopted a process for handling correspondence received by each respective company and addressed to members of each company’s board. Under that process, each company’s Secretary reviews all such correspondence and forwards to its board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the board or committees thereof, or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the company that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the chief executive officer and/or other members of Z-Axis’ management and handled in accordance with procedures established by the Z-Axis audit committee with respect to such matters.

AVAILABILITY OF FORM 10-KSB AND SUBSEQUENTLY FILED REPORTS

Z-Axis files Annual Reports on Form 10-KSB with the SEC. A copy of the Z-Axis Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006 (except for certain exhibits thereto), may be obtained free of charge on oral or written request by any Z-Axis stockholder to Z-Axis Corporation, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado, Attention: Director of Administration, telephone (303) 713-0200. Copies of all exhibits to the Annual Report on Form 10-KSB are available upon a similar request, subject to reimbursing Z-Axis for expenses in supplying any exhibit. In addition, Z-Axis stockholders may also request from Z-Axis copies of any reports filed by Z-Axis with the SEC after the date of this proxy statement. The Form 10-KSB and any requested exhibits or subsequently filed reports will be sent by first-class mail within one business day of request of a Z-Axis stockholder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Z-Axis files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that Z-Axis files with the SEC at the following location of the Securities and Exchange Commission:

Public Reference Room
100 F Street, N.W.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.W., Washington, D.C. 20549, at prescribed rates. Z-Axis’ public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The SEC allows Z-Axis to “incorporate by reference” information into this joint proxy statement. This means that Z-Axis can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this joint proxy statement. This joint proxy statement and the information that Z-Axis files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Z-Axis later files with the SEC may update and supersede the information in this joint proxy statement. Z-Axis incorporates by reference each document it files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this joint proxy statement and before the annual stockholder meeting. Those documents include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements. Z-Axis also incorporates by reference into this joint proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006;

•	Proxy solicitation materials filed on May 9, 2006, as amended on January 19, 2007 and April 19, 2007;

•	Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 2006, September 30, 2006, and December 31, 2006; and

•	Current Reports on Form 8-K (or 8-K/A) filed May 9, 2006, June 9, 2006, July 7, 2006, July 21, 2006, August 7, 2006, September 1, 2006, December 12, 2006, and April 18, 2007.

The information about Z-Axis disclosed in these reports is considered a part of this joint proxy statement. Z-Axis encourages you to read these reports carefully in their entirety for additional information concerning Z-Axis that may be relevant to your decision as to how to vote your shares of Z-Axis common stock at the Z-Axis annual meeting.

The section in this joint proxy statement entitled “Audit Committee Report” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Z-Axis filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Z-Axis specifically incorporates that Report by reference therein.

Any person, including any beneficial owner, to whom this joint proxy statement is delivered may request copies of reports, proxy statements or other information concerning Z-Axis, without charge, by written or telephonic request directed to Z-Axis at Z-Axis Corporation, 5445 DTC Parkway, Suite 450, Greenwood Village, Colorado 80111, Attention: Director of Administration, telephone: 303-713-0200. If you would like to request documents, please do so by [ • ], in order to receive them before the Z-Axis annual meeting.

No persons have been authorized to give any information or to make any representations other than those contained in this joint proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Z-Axis, Silicon Mountain or any other person. This joint proxy statement is dated [ • ]. You should not assume that the information contained in this joint proxy statement is accurate as of any date other than that date, and the mailing of this joint proxy statement to stockholders shall not create any implication to the contrary.

BY ORDER OF THE BOARDS OF DIRECTORS
SILICON MOUNTAIN MEMORY, INCORPORATED	Z-AXIS CORPORATION

RUDOLPH (TRÉ) A. CATES III Chief Executive Officer	ALAN TREIBITZ, Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Z-Axis Corporation
Greenwood Village, Colorado

We have audited the accompanying balance sheets of Z-Axis Corporation as of March 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Z-Axis Corporation as of March 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/  Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

June 20, 2007
Denver, Colorado

Z-AXIS CORPORATION

Balance Sheets

	March 31,
	2007	2006

ASSETS
Current assets
Cash	$13,393	$75,722
Accounts receivable, net of allowance of $47,130 (2006) and $56,573 (2006)	944,473	1,127,839
Other current assets	25,713	52,024

Total current assets	983,579	1,255,585

Non-current assets
Property and equipment, net	98,752	97,995
Restricted cash (Note 8)	25,196	36,288
Deposits	27,983	28,468
Deferred income taxes	312,000	344,000

Total non-current assets	463,931	506,751

Total assets	$1,447,510	$1,762,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line-of-credit	$145,000	$170,000
Accounts payable	173,683	105,043
Accrued expenses	197,409	185,662
Deferred revenue	52,409	33,000
Deferred income taxes	204,000	315,000
Current portion of capital lease obligations	5,370	14,863

Total current liabilities	777,871	823,568
Capital lease obligations, less current portion	—	5,370
Deferred rent	117,415	80,954

Total liabilities	895,286	909,892

Commitments
Stockholders’ equity
Common stock, $.001 par value, 10,000,000 shares authorized, 3,825,000 shares issued and outstanding	3,825	3,825
Additional paid-in capital	1,473,701	1,446,671
Accumulated deficit	(925,302)	(598,052)

Total stockholders’ equity	552,224	852,444

Total liabilities and stockholders’ equity	$1,447,510	$1,762,336

See notes to financial statements.

Z-AXIS CORPORATION

Statements of Operations

	For the Years Ended
	March 31,
	2007	2006

Net sales	$3,226,496	$2,945,190

Operating expenses
Production	1,320,160	1,361,843
Research and development	90,192	109,968
General and administrative	1,316,161	943,193
Marketing	845,353	930,927
Depreciation and amortization	46,189	61,278
Amortization of software development costs	—	52,621

Total operating expenses	3,618,055	3,459,830

Loss from operations	(391,559)	(514,640)

Other income (expense)
Interest income (expense), net	(21,705)	6,882
Other income	8,279	2,531

Total other income (expense)	(13,426)	9,413

Loss before income taxes	(404,985)	(505,227)
Income tax benefit	77,735	80,579

Net loss	$(327,250)	$(424,648)

Weighted average common shares outstanding:
Basic	3,825,000	3,825,000

Diluted	3,825,000	3,825,000

Basic loss per common share	$(0.09)	$(0.11)

Diluted loss per common share	$(0.09)	$(0.11)

See notes to financial statements.

Z-AXIS CORPORATION

Statement of Changes in Stockholders’ Equity
For the Years Ended March 31, 2007 and 2006

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockohlders’
	Shares	Amount	Capital	Deficit	Equity

Balance — March 31, 2005	3,825,000	$3,825	$1,446,671	$(173,404)	$1,277,092
Net loss	—	—	—	(424,648)	(424,648)

Balance — March 31, 2006	3,825,000	3,825	1,446,671	(598,052)	852,444
Net loss	—	—	—	(327,250)	(327,250)
Compensation expense from stock option grants	—	—	27,030	—	27,030

Balance — March 31, 2007	3,825,000	$3,825	$1,473,701	$(925,302)	$552,224

See notes to financial statements.

Z-AXIS CORPORATION

Statements of Cash Flows

	For the Years Ended
	March 31,
	2007	2006

Cash flows from operating activities
Net loss	$(327,250)	$(424,648)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	46,189	61,278
Amortization of software development costs	—	52,621
Stock based compensation	27,030	—
Gain on sale of equipment	(4,517)	—
Allowance for doubtful accounts	(9,442)	14,713
Deferred income taxes	(79,000)	(83,000)
Changes in assets and liabilities
Accounts receivable	192,808	(644,510)
Other current assets	26,311	5,796
Deposits	485	(16)
Accounts payable	68,640	66,904
Accrued expenses	11,747	83,265
Deferred revenue	19,409	(2,500)
Deferred rent	36,461	33,892

	336,121	(411,557)

Net cash provided by (used in) operating activities	8,871	(836,205)

Cash flows from investing activities
Purchase of property and equipment	(46,770)	(29,987)
Proceeds from sale of equipment	4,341	—

Net cash used in investing activities	(42,429)	(29,987)

Cash flows from financing activities
Decrease in restricted cash	11,092	24,735
Net (payments)/borrowing on line-of-credit	(25,000)	170,000
Capital lease principal payments	(14,863)	(14,200)

Net cash (used in) provided by financing activities	(28,771)	180,535

Net decrease in cash	(62,329)	(685,657)
Cash — beginning of year	75,722	761,379

Cash — end of year	$13,393	$75,722

Supplemental disclosure of cash flow information:
The Company paid $22,187 and $7,442 for interest for the years ended March 31, 2007 and 2006, respectively.

See notes to financial statements.

Note 1 —	Description of Business and Summary of Significant Accounting Policies

Z-Axis Corporation, (the Company), was incorporated under the laws of the State of Colorado on May 16, 1983. The Company is engaged in consulting and presentation services. The primary market for the Company’s products and services is the litigation industry. These services include the strategic analysis of complex litigation issues, the design of demonstrative evidence, the production of such evidence and courtroom presentation. In addition, the Company has developed an electronic image presentation system for use in the courtroom called “VuPoint”. The services are provided through its headquarters and production facility in Denver, Colorado and its satellite sales offices in New York City, Washington D.C., Chicago, San Francisco and London.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk consist principally of cash and trade accounts receivable. The Company places its temporary cash investments with what management believes are high quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company’s periodic credit evaluations of its significant customers’ financial condition and their dispersion across geographic areas and different types of litigation proceedings.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. Amounts determined to be uncollectible are expensed in the period such determination is made. The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance for doubtful accounts at a level considered adequate to cover future losses. The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by the Company on an ongoing basis. The Company will write off all uncollectible accounts after all collection efforts have failed. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is stated at cost. Equipment under capital leases is valued at the lower of fair market value or net present value of the minimum lease payments at inception of the lease. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 2 to 7 years, and the related lease terms for leasehold improvements and equipment under capital leases.

Software Development Costs

The Company applies the provisions of Statement of Position 98-1, “Accounting for Costs of Computer Software Developed for Internal Use.” The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed. Direct costs incurred in the development of software are capitalized once the preliminary project stage is completed, management has committed to funding the project and completion and use of the software for its intended purpose are probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives which are reflective of the Company’s estimate of the expected revenues derived from the use of the software. Costs associated with upgrades and enhancements that result in additional functionality are capitalized.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued expenses approximated fair value as of March 31, 2007 because of the relatively short maturity of these instruments.

The carrying amounts of notes payable and debt issued approximated fair value as of March 31, 2007 because interest rates on these instruments approximate market interest rates.

Stock Options

On April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,”(“SFAS 123(R)”) which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their consolidated financial statements. SFAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R) to its valuation methods.

The Company adopted SFAS No. 123(R) using the modified prospective transition method, which requires recognition of expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards outstanding as of the date of adoption. In accordance with the modified prospective transition method, the Company’s consolidated financial statements for periods prior to the date of adoption have not been restated to reflect, and do not include, the impact of SFAS 123(R). The Company estimates the fair value of stock option awards on the date of grant using the Black-Scholes options pricing model. Stock-based compensation expense recognized under SFAS 123(R)for the twelve months ended March 31, 2007 was $27,030, which consisted of compensation expense related to employee stock options based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense related to employee stock options disclosed but not recognized in the financial statements for the twelve months ended March 31, 2006 was $7,922. As of March 31, 2007, total unamortized stock-based compensation cost related to non-vested stock options, net of expected forfeitures, was approximately $36,000, which is expected to be recognized over two fiscal years.

SFAS No. 123(R) requires companies to estimate the fair value of stock options on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s condensed consolidated statement of operations. Prior to the adoption of SFAS No. 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB No. 25 as allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). Under the intrinsic value method, compensation expense for stock option grants issued to employees was recorded to the extent the fair market value of the stock on the date of grant exceeds the option price.

Prior to adoption of SFAS No. 123(R) on April 1, 2006, the Company followed SFAS No. 123 which allowed for the continued measurement of compensation cost for such plans using the intrinsic value based method prescribed by APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), provided that pro forma results of operations were disclosed for those options granted under the fair value method. Accordingly, the Company accounted for stock options granted to employees and directors of the Company under the intrinsic value method. Had the Company reported compensation costs as determined by the fair value method of accounting for option grants to employees and directors, net income and net income per common share would approximate the following pro forma amounts (in thousands, except per share amounts):

For the Year
Ended
March 31,
2006

Net (loss) income as reported	$(424,648)
Total stock-based compensation expense, determined under fair value accounting, net of tax effects	(7,922)

Pro forma net (loss) under SFAS 123	$(432,570)

Basic and diluted net (loss) income per common share:
As reported	$(0.11)
Pro forma	$(0.11)
Assumptions:
Dividend yield	—
Volatility factor	79.5% and 349%
Risk free interest rate	4.78% and 4.8%
Expected life of options (in years)	5 and 10

The weighted average fair value of options granted during the year ended March 31, 2006 was $0.46 (Note 6.)

Non-Qualified Stock Options and Non-Plan Options

The exercise price of each non-qualified stock option granted under the Plan and non-plan options is equal to the market price of the Company’s stock on the date of grant or market price plus 10%, if the grantee owns more than 10% of the Company’s outstanding stock. Stock options granted under the Plan and non-plan options have either 5 or 10 year terms and vest ratably over 3 years. Under SFAS No. 123(R), the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The expense for non-vested stock options will be recognized as those options become vested.

Revenue and Cost Recognition

The Company generates sales primarily from hourly-rate contracts with its customers. Some of the sales are generated by work with government agencies that require fixed-price contracts and are negotiated periodically to allow for changes in the amount and scope of work. Sales revenue generated from hourly-rate and fixed-price contracts is recognized as services are performed. Sales revenue is determined by the contract billing rates and the time incurred to perform the service plus reimbursable expenses. Expenses are determined by actual costs incurred.

Advertising Costs

The Company expenses advertising costs as incurred.

Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company’s temporary differences result primarily from the cash-basis treatment of certain assets and liabilities for tax purposes, net operating loss carryforwards and property and equipment.

Basic and Diluted (Loss) Income Per Common Share

Basic (loss) income per share is computed by dividing net (loss) income by the number of weighted average common shares outstanding during the year. Diluted (loss) income per share is computed by dividing net (loss) income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of stock options. At March 31, 2007, the Company had 473,706 options outstanding that were anti-dilutive.

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The Company had no transactions during the periods presented that would result in comprehensive income being different from reported income.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109. FIN No. 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return, including a decision whether to file or not to file income tax returns in a particular jurisdiction. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net assets as a result of application of FIN No. 48, these will be accounted for as an adjustment to retained earnings. Management believes the adoption of FIN No. 48 will not have a material impact on our financial statements.

In September 2006, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB No. 108). The interpretations in this Staff Accounting Bulletin express the staff’s views regarding the process of quantifying financial statement misstatements. The staff is aware of diversity in practice. For example, certain registrants do not consider the effects of prior year errors on current year financial statements, thereby allowing improper assets or liabilities to be adjusted. While these errors may not be material if considered only in relation to the balance sheets, correcting the errors could be material to the current year income statement. Certain registrants have proposed to the staff that allowing these errors to remain on the balance sheet as assets or liabilities in perpetuity is an appropriate application of generally accepted accounting principles. The staff believes that approach is not in the best interest of the users of financial statements. The interpretations in Staff Accounting Bulletin No. 108 are being issued to address diversity in practice in quantifying financial misstatements and the potential under current practice for the build up of improper amounts on the balance sheet. Management believes that following the guidance set forth in SAB No. 108 does not have a material impact on our financial statements.

On February 16, 2006 the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155

allows financial allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. We believe that the adoption of SFAS No. 157 will not have a material impact on our financial statements.

On December 15, 2006 the Securities and Exchange Commission announced that it is has modified reporting requirements for smaller public companies under Section 404 of the Sarbanes-Oxley Act (SOX 404) of 2002. The Commission granted relief to smaller public companies by extending the date by which non-accelerated filers must start providing a report by management assessing the effectiveness of the company’s internal control over financial reporting. The compliance date for these companies was moved from fiscal years ending on or after July 15, 2007, to fiscal years ending on or after December 15, 2007. The Commission also extended the date by which non-accelerated filers must begin to comply with the Section 404(b) requirement to provide an auditor’s attestation report on internal control over financial reporting in their annual reports. This deadline was moved to the first annual report for a fiscal year ending on or after December 15, 2008. The extension requires all non-accelerated filers to complete only the management’s portion of the internal control requirements in their first year of compliance with SOX 404. This modification is intended to provide cost savings and efficiency opportunities to smaller public companies and to assist them as they prepare to comply fully with SOX 404 reporting requirements. The extension will provide these issuers and their auditors an additional year to consider, and adapt to, the changes in Auditing Standard No. 2 that the Commission and the Public Company Accounting Oversight Board intend to make, as well as the guidance for management the Commission has issued, to improve the efficiency of the Section 404(b) auditor attestation report process.

Note 2 —	Balance Sheet Disclosures

Software development costs consist of the following:

	March 31,
	2007	2006

Capitalized software	$90,930	$90,930
Accumulated amortization	(90,930)	(90,930)

	$—	$—

Property and equipment consist of the following:

	March 31,
	2007	2006

Production equipment	$620,617	$610,137
Office equipment	371,489	335,199
Leasehold improvements	23,706	23,706

	1,015,812	969,042
Less accumulated depreciation and amortization	(917,060)	(871,047)

	$98,752	$97,995

Accrued expenses consist of the following:

	March 31,
	2007	2006

Accrued compensation	$75,934	$115,941
Accrued expenses	121,475	69,721

	$197,409	$185,662

Note 3 —	Line-of-Credit

The Company has a revolving line of credit with a bank that became due on April 2, 2007. Management negotiated a renewal of the line-of-credit for a period of four months. The due date of the current line-of-credit is August 2, 2007. The renewal requires that the line-of-credit be capped at $115,000 as of May 2, 2007; at $100,000 as of June 2, 2007; and at $80,000 as of July 2, 2007. The interest rate on the line-of-credit is 1 1/2% over the bank’s prime rate (9.75% at March 31, 2007) and interest is payable monthly. The line is collateralized by the Company’s accounts receivable and general intangibles. As of March 31, 2007, the outstanding balance on the line of credit was $145,000.

Note 4 —	Capital Leases

In fiscal year 2005, the Company acquired assets under the provisions of a long-term lease. For financial reporting purposes, minimum lease payments relating to the assets have been capitalized. The lease will expire in 2007. Amortization of the leased property is included in depreciation expense.

The assets under capital lease have cost and accumulated amortization as follows:

	March 31,
	2007	2006

Equipment	$41,315	$41,315
Less accumulated amortization	(26,173)	(18,367)

	$15,142	$22,948

Maturities of capital lease obligations are as follows:

Year Ending March 31,

2008	$5,508

Total minimum lease payments due	5,508
Amount representing interest	(138)

Present value of net minimum lease payments	5,370
Less current portion	(5,370)

Long-term capital lease obligation	$—

Note 5 —	Income Taxes

The net current and long-term deferred tax assets and liabilities include the following:

	March 31,
	2007	2006

Current:
Deferred tax asset:
Vacation accrual	$20,000	$18,000
Allowance for doubtful accounts	17,000	21,000

Total deferred tax asset	37,000	39,000

Deferred tax liability:
Accrual to cash conversion	(241,000)	(354,000)

Total deferred tax liability	(241,000)	(354,000)

Net current deferred tax asset (liability)	$(204,000)	$(315,000)

Long-term:
Deferred tax asset:
Deferred rent	$44,000	$30,000
Net operating loss carryforward	419,000	412,000
State net operating loss carryforward	29,000	14,000
Stock-based compensation	10,000	—
Valuation allowance	(178,000)	(100,000)

Total deferred tax asset	324,000	356,000

Deferred tax liability:
Fixed assets	(12,000)	(12,000)

Total deferred tax liability	(12,000)	(12,000)

Net long-term deferred tax asset (liability)	$312,000	$344,000

The components of income tax (benefit) expense consist of:

	March 31,
	2007	2006

Current	$1,225	$1,225
Deferred	(78,960)	(81,804)

	$(77,735)	$(80,579)

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net (loss) income compared to the income taxes in the statements of operations:

	For the Years Ended
	March 31,
	2007	2006

Income tax (benefit) expense at the statutory rate	$(137,695)	$(171,777)
Change resulting from:
State and local income taxes, net of federal income tax	(13,365)	(14,156)
Nondeductible expenses	4,183	5,354
Change in valuation allowance	78,000	100,000
Other	(8,858)	—

	$(77,735)	$(80,579)

At March 31, 2007, the Company had total federal and state income tax loss carryforwards of approximately $1,100,000, which expire in the years 2025 through 2027.

Note 6 —	Stock Option Plan

Stock Options

In September 1996, the Board of Directors adopted, with the approval of the Stockholders, the 1996 Stock Option Plan (the “Plan”). The Plan provides for grants to employees, directors or other persons deemed appropriate at the discretion of the Compensation Committee (the “Committee”) of the Board of Directors, stock options to purchase common stock of the Company at a price equal in value to the fair market value, as defined, on the date of grant. The exercise period for options granted under the Plan shall be determined by the Committee; however, the exercise period shall not exceed ten years from the date they are granted.

Valuation and Expense Information under SFAS 123(R)

The fair value of each share option award is estimated on the date of grant using the Black-Scholes pricing model based on assumptions noted in the following table. The Company’s employee stock options have various restrictions including vesting provision and restrictions on transfers and hedging, among others, and are often exercised prior to their contractual maturity. Expected volatilities used in the fair value estimate are based on historical volatility of the Company’s stock. The Company uses historical data to estimate share option exercises, expected term and employee departure behavior used in the Black-Scholes pricing model. The risk-free rate for periods within the contractual term of the share option is based on the U.S. Treasury yield curve in effect at the time of grant. The following is a summary of the assumptions used and the weighted average grant-date fair value of the non-plan stock options granted during the twelve months ended March 31, 2007 using the Black-Scholes pricing model:

Twelve Months
Ended
March 31,
2007

Expected life (years)	5-10 years
Risk-free interest rate	4.78-4.8%
Expected volatility	229-445%
Expected dividend yield	None
Weighted average fair value	$.30

The following table presents a summary of the status of the Company’s stock option plan as of March 31, 2007:

		Weighted
	Incentive	Average
	Stock	Exercise
PLAN OPTIONS	Options	Price

Options outstanding — March 31, 2005	333,313	$0.24
Granted	55,070	0.46
Expired	(13,383)	0.36

Options outstanding — March 31, 2006	375,000	0.27
Granted	—	—
Expired	(1,224)	0.19

Options outstanding — March 31, 2007	373,776	$0.27

Options vested and exercisable at March 31, 2007	311,229	$0.24

	Incentive Non-Plan	Weighted Average
NON-PLAN OPTIONS:	Stock Options	Exercise Price

Outstanding non-plan stock options at March 31, 2006	—	—
Granted	99,930	$0.30
Exercised	—	—
Canceled	—	—
Outstanding non-plan stock options at March 31, 2007	99,930	$0.30
Vested or expected to vest at March 31, 2007	—	—
Options exercisable at March 31, 2007	—	—

The following table presents the composition of options outstanding:

	Options Outstanding
Range of Exercise Prices	Number	Price	Life*

$.0625 - $0.1625	75,000	$0.07	3.73
$.1875 - $0.2875	131,206	0.24	4.97
$.2900 - $0.3900	227,500	0.35	6.47
$.4000 - $0.5390	40,000	0.50	7.75

Total - March 31, 2007	473,706	$0.27	5.53

The following table presents the composition of options exercisable:

	Exercisable Options
Range of Exercise Prices	Number	Price	Life*

$.0625 - $0.1625	75,000	$0.07	3.73
$.1875 - $0.2875	131,206	0.24	4.97
$.2900 - $0.3900	91,687	0.35	5.95
$.4000 - $0.5390	13,336	0.50	7.75

Total - March 31, 2007	311,229	$0.24	5.08

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

Note 7 —	Commitments

Operating Leases

The Company leases its offices and production facility under an operating lease. The lease term began on June 1, 2003 and will extend through May 31, 2011. The terms of the lease provide for a total of six months of rent abatement granted for the 1st, 2nd, 25th, 26th, 37th and 38th months of the lease, which creates the deferred rent liability disclosed in the financial statements. As of March 31, 2007 the deferred rent liability is $117,415. The terms of the lease also required a security deposit in the amount of $27,982 and an Irrevocable Standby Letter of Credit originally in the amount of $60,000, which is secured by a restricted money market cash account at a financial institution. During 2007, the amount of the Irrevocable Standby Letter of Credit will be reduced to a balance of $12,000. The Irrevocable Standby Letter of Credit will continue to reduce by $12,000 per year for the next years ending April 2008. The Company also has a month-to-month office space rental agreement for the New York location. During fiscal year 2007, the Company had a lease for office space for the Illinois facility lease which expired on February 28, 2007. This lease was not renewed. The Company leases all of its facilities from unaffiliated third parties. Rent expense for the three leases was $157,258 and $156,337 for the years ended March 31, 2007 and 2006, respectively.

Future minimum lease payments under these leases are approximately as follows:

Year Ending March 31,

2008	$154,245
2009	158,340
2010	162,435
2011	166,530
2012	27,983
Thereafter	—

$669,533

Note 8 —	Employee Benefit Plan

On April 1, 1993, the Company established the Z-Axis Corporation 401(k) Plan (the “Plan”). Eligible employees may elect to participate in the Plan beginning on the first day of the calendar quarter following their date of hire. The Company elected to make matching contributions in amounts of ten percent of the first five percent of a participating employee’s salary deferral amount. The Company made matching contributions to the Plan in the amounts of $4,310 and $4,356 during the years ended March 31, 2007 and 2006, respectively.

Note 9 —	Major Customers

The Company’s net sales are concentrated in a few customers. For the year ended March 31, 2007, two customers accounted for more than 10% of total net sales and one customer accounted for 40% of the outstanding accounts receivable balance at March 31, 2007. For the year ended March 31, 2006, no customer accounted for more than 10% of the total sales and four separate customers comprised 62% of the accounts receivable balance at March 31, 2006.

Note 10 —	Subsequent Events (unaudited)

On May 7, 2006, we entered into a stock exchange agreement, or the exchange agreement, with Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”), our principal stockholders, and Silicon Mountain’s principal stockholders. The exchange agreement provides that at closing we will exchange (the “exchange”) a total of 5,037,124 post-split shares of Z-Axis for all of the outstanding capital stock of Silicon Mountain. As a result of the exchange, Silicon Mountain will become a wholly-owned subsidiary of ours. Prior to the closing, we anticipate transferring all of our pre-closing assets and liabilities to a wholly-owned limited liability company, which we refer to as Z-Axis LLC. At the closing, it is anticipated that certain of our current principal stockholders, officers and directors, or the Z-Axis investor group, will through their own limited liability company acquire all of the outstanding membership interests of Z-Axis LLC, which will then hold all of our pre-closing assets and liabilities. We refer to this transaction as the sale of the LLC or the LLC sale. The purchase price to be paid in the LLC sale will be approximately $60,000 in cash, the redemption at closing of common stock owned by the Z-Axis investor group valued at approximately $90,000 and a promissory note in the principal amount of $150,000. These amounts are not yet agreed upon in writing and may change before a written agreement is signed between us and the purchasing LLC to be formed by the Z-Axis investor group.

Following the closing, the exchange and the LLC sale, Z-Axis’ business will become that of Silicon Mountain, and the Z-Axis investor group will thereafter own and operate our preexisting business of developing and producing video, computer-generated graphics and multimedia presentations for commercial and government customers in the litigation services industry. Silicon Mountain develops, assembles and markets open-source memory solutions based on Flash memory and DRAM technologies that are sold direct to end users.

Immediately prior to the closing of the exchange and the LLC sale, and subject to stockholder approval, we will implement a one-for-nine reverse stock split of our common stock, which will reduce our outstanding shares of common stock from 3,825,000 shares to 425,000 shares (before issuance of the 5,037,124 post-split shares of our common stock to the Silicon Mountain stockholders in the exchange). We will also change our name to include the term Silicon Mountain. After the reverse stock split and assuming the closing of the exchange, the Silicon Mountain stockholders will own 5,037,124 shares of our common stock, or approximately 92.22% of our then-outstanding common stock (before taking into account the redemption of shares from the Z-Axis investor group). The foregoing does not take into account 2,154,250 post-split shares of common stock issuable on full exercise of options held by Silicon Mountain optionees and outstanding under the Silicon Mountain equity incentive plan and 1,690,000 warrants, which we will assume effective as of the closing (subject to stockholder approval), and options to acquire 61,246 post-split shares of common stock that are held by optionees under our existing stock option plan.

In connection with the proposed sale of the LLC, we are acting through a special committee of independent directors, or the special committee, who are disinterested in the LLC sale. The special committee engaged an independent financial advisory firm that rendered a fairness opinion with respect to the exchange and the sale of the LLC. The parties anticipate that the closing will take place in July 2007, with the exact timing subject to the review of the Z-Axis amended proxy statement that was filed with the Securities and Exchange Commission on June 22, 2007.

The exchange is subject to various other conditions, including approval of the exchange and the LLC sale by our stockholders, approval of the exchange by Silicon Mountain’s stockholders, the truth and accuracy of representations and warranties in all material respects as of closing, receipt of legal opinions in customary form and the simultaneous consummation of the exchange and the sale of the LLC. We cannot assure that all such conditions will be satisfied or that the closing will occur as anticipated, if ever.

Item 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 8A.	CONTROLS AND PROCEDURES

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports filed or submitted to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified by the Commission’s rules and forms, and that information is accumulated and communicated to our management, including the Company’s principal executive and financial officer and director of finance (referred to in this periodic report as the Company’s Certifying Officers), as appropriate to allow timely decisions regarding required disclosure. The Company’s management evaluated, with the participation of the Certifying Officers, the effectiveness of the Company’s disclosure controls and procedures as of the date of this Form 10-KSB, pursuant to Rule 13a-15 (b) under the Exchange Act. Based upon that evaluation, the Certifying Officers concluded that, as of March 31, 2007, the Company’s disclosure controls and procedures were effective.

There were no changes in the Company’s internal control over financial reporting that occurred during the fiscal year ended March 31, 2006 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

In accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, we will be required to include in our Annual Report on Form 10-KSB for the year ended March 31, 2008 a report on management’s assessment of the effectiveness of our internal controls over financial reporting. Our independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”), may also be required to attest to and report on management’s assessment. The Company has not begun the necessary compliance work related to Section 404. Although we believe that the controls and procedures that were in place for the year ended March 31, 2006 provide reasonable assurance the Company’s control objectives are being met, neither we nor our auditors have confirmed that this will likewise be accurate with respect to Section 404’s requirements. As a result, there is the possibility that material weaknesses as defined in Section 404 could exist.

In connection with the audit of the period ended March 31, 2007, there were no “Reportable Events” within the meaning of Item 304(a)(1)(iv) of Regulation S-B. However, the Company’s auditors communicated to the Registrant matters it considered to be a significant deficiency in the Registrant’s internal controls relating to the limited resources available in the accounting and finance department to maintain a complete segregation of accounting processes and duties. The Company maintains a small core staff in accounting and finance, consequently some of the duties that would normally be segregated for internal control purposes cannot be assigned to other company employees due to the technical accounting background needed to perform these duties. However, management oversight of the accounting and finance data gathering, processing and reporting mitigates the deficiency in segregation of duties. In addition, management maintains a daily, weekly and monthly accounting oversight system that includes identification of any significant or unusual transactions that warrant additional investigation.

Limitations on Effectiveness of Controls

Our management, including our principal executive and financial officers, does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well designed or operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. The design of our control system reflects the fact that there are resource constraints and the benefits of such controls must be considered relative to their costs. Further, because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control failures and instances of fraud, if any, within Z-Axis have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is also based in part on certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of management’s assessments of the current effectiveness of the Company’s disclosure controls and procedures and its internal control over financial reporting are subject to risks.

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
Silicon Mountain Memory, Inc.
Boulder, Colorado

We have audited the accompanying consolidated balance sheets of Silicon Mountain Memory, Inc. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Silicon Mountain Memory, Inc. and subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the accompanying consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share Based Payment.

HEIN & ASSOCIATES LLP

Denver, Colorado
March 26, 2007

SILICON MOUNTAIN MEMORY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005

ASSETS
Current Assets:
Cash	$356,311	$60,509
Accounts receivable, net of allowance of $10,034 and $6,519	1,916,440	1,083,301
Inventory, net of allowance of $10,000 and $28,000	997,702	231,970
Prepaid expense	58,024	42,748
Deferred income taxes	113,000	23,000
Other current assets	353,963	24,429

Total current assets	3,795,440	1,465,957

Fixed Assets:
Property and equipment, at cost	932,953	559,915
Less accumulated depreciation	(382,888)	(211,636)

Net fixed assets	550,065	348,279

Other Assets:
Note receivable from officer	30,273	10,000
Deposits	33,286	23,405
Deferred income taxes	130,000	—
Goodwill	858,834	—
Intangible assets, net of accumulated amortization of $387,329 and $155,604	2,864,690	953,474

Total other assets	3,917,083	986,879

Total Assets	$8,262,588	$2,801,115

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,158,008	$496,939
Accrued expenses	693,490	323,059
Income tax payable	—	32,424
Customer deposits	225,524	104,358
Note payable to related parties	100,000	100,000
Lines of credit	697,396	441,089
Current maturities of long-term debt	326,950	464,324

Total current liabilities	3,201,368	1,962,193

Long-Term Liabilities:
Deferred income taxes	—	47,000
Long-term debt less current maturities	4,360,102	287,911

Total long-term liabilities	4,360,102	334,911

Total Liabilities	7,561,470	2,297,104

Commitments (Notes 7, 8 and 12)
Shareholders’ Equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 4,538,773 and 4,475,773 shares issued and outstanding, respectively	45,388	44,758
Additional paid-in capital	1,425,649	578,077
Accumulated deficit	(769,919)	(118,824)

Total shareholders’ equity	701,118	504,011

Total Liabilities and Shareholders’ Equity	$8,262,588	$2,801,115

See accompanying notes to these consolidated financial statements.

SILICON MOUNTAIN MEMORY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2006	2005

Sales	$21,791,433	$16,166,900
Cost of Goods Sold	16,738,626	11,341,714

Gross Margin	5,052,807	4,825,186
Operating Costs:
Selling expenses	3,003,843	2,728,670
General and administrative expenses	2,135,324	1,704,983
Depreciation and amortization	454,686	206,216

Total operating costs	5,593,853	4,639,869

Income (Loss) From Operations	(541,046)	185,317
Other (Expense) Income:
Interest (expense) income, net	(338,853)	(109,526)
Gain on forgiveness of debt	49,202	83,378
Financing related fees	(95,014)	—
Miscellaneous income	7,000	—
Gain (loss) on disposal of fixed assets	616	(4,561)

Total other (expense) income	(377,049)	(30,709)

Income (Loss) Before Income Taxes	(918,095)	154,608
Income Tax (Expense) Benefit	267,000	(56,000)

Net Income (Loss)	$(651,095)	$98,608

See accompanying notes to these consolidated financial statements.

SILICON MOUNTAIN MEMORY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total

Balances, January 1, 2005	3,858,273	$38,583	$276,455	$(217,432)	$97,606
Stock options issued	—	—	3,422	—	3,422
Stock options exercised	17,500	175	4,200	—	4,375
Stock issued for note conversion	600,000	6,000	294,000	—	300,000
Net income	—	—	—	98,608	98,608

Balances, December 31, 2005	4,475,773	44,758	578,077	(118,824)	504,011
Stock options issued	—	—	54,250	—	54,250
Stock options exercised	3,000	30	720	—	750
Stock issued	60,000	600	79,400	—	80,000
Warrants issued	—	—	713,202	—	713,202
Net loss	—	—	—	(651,095)	(651,095)

Balances, December 31, 2006	4,538,773	$45,388	$1,425,649	$(769,919)	$701,118

See accompanying notes to these consolidated financial statements.

SILICON MOUNTAIN MEMORY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2006	2005

Cash Flows from Operating Activities:
Net income (loss)	$(651,095)	$98,608
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	454,686	206,216
Stock option expense	54,250	3,422
Amortization of debt discount	67,080	—
Gain on disposal of fixed assets	(616)	4,561
Gain on forgiveness of debt	(49,202)	(83,378)
Inventory valuation allowance	(18,000)	8,000
Change in allowance for doubtful accounts	3,516	(7,642)
Deferred income tax	(267,000)	15,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(511,243)	(155,591)
Inventory	(344,094)	(16,645)
Other assets	(158,214)	(53,753)
Income taxes receivable	(51,422)	—
Increase (decrease) in:
Accounts payable	621,914	296,680
Accrued expenses	258,432	31,980
Customer deposits	121,166	42,684

Net cash provided by (used in) operating activities	(469,842)	390,142

Cash Flows from Investing Activities:
Purchase of property and equipment	(115,763)	(187,820)
Acquisition of VCI Vision Computers, net of cash received	(3,237,058)	—
Deferred costs for Z-Axis merger	(211,528)	—
Proceeds from note receivable	205,415	—
Software development costs	(136,544)	(27,300)

Net cash used in investing activities	(3,495,478)	(215,120)

Cash Flows from Financing Activities:
Principal payments on notes payable	(215,000)	(396,382)
Debt issuance fees	(667,014)	—
Proceeds from line of credit	1,614,866	(208,282)
Repayments of lines of credit	(1,086,616)	—
Proceeds from term note	5,000,000	500,000
Repayments of term note	(430,556)	(69,444)
Repayments of capital leases	(35,308)	(27,911)
Proceeds from issuance of common stock	80,000	—
Proceeds from exercise of stock options	750	4,375

Net cash provided by (used in) financing activities	4,261,122	(197,644)

Net Increase (Decrease) In Cash	295,802	(22,622)
Cash and Cash Equivalents, beginning of year	60,509	83,131

Cash and Cash Equivalents, end of year	$356,311	$60,509

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$200,894	$95,885

Cash paid for income taxes	$19,080	$25,000

Supplemental Schedule of Non-Cash Financing Activities:
Acquisition of assets with debt	$42,660	$23,280

Conversion of note payable to common stock	$—	$300,000

Warrants issued in connection with loan agreement	$713,202	$—

See accompanying notes to these consolidated financial statements.

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Operations and Summary of Significant Accounting Policies:

Silicon Mountain Memory, Inc. was incorporated in November 1997 in the State of Colorado. The Company develops, assembles and markets branded computer products direct to end-users, including computer systems, computer memory products and peripherals. Headquartered in Boulder, Colorado, Silicon Mountain specializes in developing branded computing solutions used in standard operating environments. Silicon Mountain offers a comprehensive product line, including computer systems, computer memory solutions and peripherals used by large enterprise buyers, small and medium businesses and consumers. Silicon Mountain’s primary customers range from the Fortune 1000 to individual consumers in the United States.

Principles of Consolidation — The consolidated financial statements include the accounts of Silicon Mountain Memory, Inc. and its wholly-owned subsidiaries, SMPC, Inc. and VCI Systems, Inc. (collectively the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications — Certain prior year amounts have been reclassified to conform with current year presentation. Such reclassifications had no effect on net income or loss.

Cash and Cash Equivalents — Cash and cash equivalents are defined as cash on hand and cash in bank accounts.

From time to time, the Company maintains cash balances with a commercial bank which are in excess of FDIC insurance limits.

Inventory — Inventory consists of wholesale goods held for resale. Inventory is stated at the lower of cost or market, as calculated using the first in — first out method. The Company records provisions for slow-moving inventory to the extent the cost of inventory exceeds estimated net realizable value. The Company recorded an allowance of $10,000 and $28,000 for fiscal years ended 2006 and 2005, respectively.

Property and Equipment — Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a three to seven year period. Depreciation expense, including amortization of assets acquired under capital lease, for the years ended December 31, 2006 and 2005 was $186,175 and $111,564, respectively. Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is credited or charged to income.

Intangible Assets — Intangible assets are comprised of loan fees, customer lists, business processes, trademarks, domain and brand names acquired in connection with the acquisitions of Super PC Memory, Inc., in January 2004 and VCI Vision Computers, Inc., in September 2006. Intangible assets are amortized over the estimated useful lives ranging from three to fifteen years.

Goodwill — In connection with the acquisition of VCI Vision Computers in September 2006, the Company recorded $858,834 of goodwill, resulting from the excess of the consideration paid over the fair value of assets and liabilities assumed. In accordance with the Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), the Company does not amortize goodwill, but performs periodic reviews for impairment. No impairments were recorded for the periods presented.

Impairment of Long-Lived Assets  — SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS No. 144, the Company reviews the carrying values of its long-lived assets whenever events

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The fair value of impaired assets is determined based on the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of brand names, business processes and customer lists. The Company has not recorded an impairment loss on its intangible assets for the years ended December 31, 2006 and 2005, respectively.

Share-Based Payments — Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards are measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period. The Company adopted SFAS No. 123(R) using the prospective transition method. Under this transition method, compensation cost recognized during the year ended December 31, 2006 includes the cost for options which were granted prior to January 1, 2006, as determined under the provisions of SFAS No. 123(R). Prior to January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to all employee awards granted or settled after January 1, 2002. Awards under the Company’s plan vest over periods ranging up to ten years. For additional information regarding our stock-based compensation plans, refer to Note 9.

Revenue Recognition — The Company accounts for its revenues under the provisions of Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements (SAB No. 104).

Under the provisions of SAB No. 104, the Company recognizes revenues from sales of products, when persuasive evidence of an arrangement exists, shipment has occurred and title has transferred, the sales price is fixed and determinable, collection of the resulting receivable is reasonably assured, and all significant obligations have been met. Generally, this occurs at the time of shipment when risk of loss and title has passed to the customer.

Estimated sales returns and warranty costs, based on historical experience, changes in customer demand, and other factors, are recorded at the time product revenue is recognized in accordance with SFAS No. 48, Revenue Recognition When Right of Return Exists and SFAS No. 5, Accounting for Contingencies, respectively.

Use of Estimates — The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Credit Risk and Concentrations — The Company sells products and extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company reviews trade receivables periodically and reduces the carrying amount by a valuation allowance that reflects management’s best estimate of the amount that may not be collectible. The Company recorded an allowance for doubtful accounts of $10,034 and $6,519 as of December 31, 2006 and 2005, respectively. The Company recorded bad debt expense of $18,438 and $756 during the years ended December 31, 2006 and 2005, respectively, for trade receivables. The Company does not charge interest on past due balances. The Company considers all balances past due if unpaid after 30 days after invoicing.

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Accounts receivable from four customers accounted for 39% and 25% of total accounts receivable at December 31, 2006 and 2005, respectively.

During the years ended December 31, 2006 and 2005, the Company had three main suppliers, which accounted for approximately 40% of the Company’s purchases. If the Company’s relationship with these suppliers were to cease, management believes there are sufficient alternative suppliers, such that there would not be a significant adverse impact on the operations of the Company. Approximately 12% and 3% of the Company’s sales were to one customer during the years ended December 31, 2006 and 2005, respectively.

Research and Development Costs — Research and development costs are charged to operations in the period incurred. The amounts expensed for the years ended December 31, 2006 and 2005 were $327 and $0, respectively.

Shipping and Handling Costs — The Company’s shipping and handling costs are included in cost of sales.

Credit Card Discount Fees  — Fees charged to process the Company’s credit card transactions are recorded as bank fees and are included in general and administrative expenses on the statements of operations.

Rent Expense — The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred, but not paid.

Software Development Costs  — The Company’s activities include ongoing development of internal-use software used in connection with e-commerce and fulfillment activities. Pursuant to the provisions of the AICPA’s Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, costs incurred during the application development stage are capitalized and costs incurred during the preliminary project and the post-implementation stages are expensed as incurred. Capitalized software development costs are amortized using the straight-line method over their estimated useful lives, generally two years. Capitalized software development costs for the years ended December 31, 2006 and 2005 were $136,544 and $27,300, respectively.

Advertising Costs — The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. The Company had no amounts capitalized for direct response advertising at December 31, 2006 or 2005. Costs associated with advertising are expensed in the period incurred. Advertising expense was $816,296 and 710,894 for the years ended December 31, 2006 and 2005, respectively.

Income Taxes — The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company is subject to potential income tax audits in all of the jurisdictions in which it operates and, as a result, must also assess exposures to any potential issues arising from current or future audits of its tax filings. Accordingly, the Company must assess such potential exposure and, where necessary, provide a reserve to cover any expected loss. To the extent that the Company establishes a reserve, its provision for income taxes would be increased. If the Company ultimately determines that payment of these amounts is unnecessary, it reverses the liability and recognizes a tax benefit during the period in which it determines that the liability is no longer necessary. The Company records an additional charge in its

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

provision for taxes in the period in which it determines that the recorded tax liability is less than the Company’s original estimate.

Recent Accounting Pronouncements — In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157 (“SFAS No. 157”). The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB released FASB Interpretation No. 48 — Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”) and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006 with the impact of adoption to be reported as a cumulative effect of an accounting change. The Company is currently evaluating the financial statement impact of adopting FIN No. 48.

2.	Acquisition:

On September 25, 2006, the Company completed its acquisition of substantially all the assets and certain liabilities of VCI Vision Computers, Inc. (VCI) for cash totaling $3,205,415 plus legal expenses of $124,084. Subsequently, a purchase price adjustment was agreed to of $92,441, resulting in a net purchase price of $3,237,058. VCI is a manufacturer of branded custom tower and rackmount servers, office and graphic workstations, and network attached storage servers. The purpose of the acquisition was to broaden the Company’s product offering. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations (SFAS 141), and accordingly the Company’s consolidated financial statements from September 25, 2006, include the impact of the acquisition.

The total adjusted purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values at the acquisition date with the excess purchase price allocated to goodwill. The valuation of the identifiable intangible assets acquired was prepared

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

based on management’s estimates and assumptions. The following table summarizes the estimated fair value of assets acquired and liabilities assumed at the date of acquisition:

Accounts receivable	$318,894
Inventory	397,630
Note receivable	205,415
Property and equipment	105,750
Amortizable intangible assets:
Trademarks	94,808
Customer lists	190,306
Domain names	60,803
Business processes	778,662
Vision computer brand	377,112
Goodwill	858,834

Total assets acquired	3,388,214
Accounts payable	(39,156)
Sales and warranty reserve	(112,000)

Total liabilities assumed	(151,156)

Net assets acquired	$3,237,058

3.	Property and Equipment:

Property and equipment consists of the following as of December 31:

	2006	2005

Furniture and fixtures	$87,181	$49,496
Computer equipment and software	622,253	365,455
Equipment	177,980	101,418
Leasehold improvements	45,539	43,546

	932,953	559,915
Less accumulated depreciation	(382,888)	(211,636)

Total	$550,065	$348,279

Included in property and equipment is equipment acquired under capital leases as follows at December 31:

	2006	2005

Equipment and computer equipment	$150,837	$103,391
Less accumulated amortization	(71,493)	(38,851)

Total	$79,344	$64,540

4.	Goodwill and Intangible Assets:

In connection with the VCI acquisition on September 25, 2006, the Company recorded $858,834 of goodwill. Goodwill is accounted for in accordance with SFAS No. 142, Goodwill and Other Intangible Assets

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(SFAS No. 142) and intangible assets with a determinable economic life are accounted for in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

The carrying value of goodwill as of December 31, 2006 is as follows:

Balance as of December 31, 2005	$—
Purchased goodwill	858,834
Impairment charge recorded	—

Balance as of December 31, 2006	$858,834

In accordance with SFAS No. 142, goodwill is not amortized and is tested for impairment annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable in accordance with the Company’s policy. The Company has chosen the end of its fiscal month of December as the date of its annual impairment test. In accordance with SFAS No. 142, goodwill is evaluated for impairment at the reporting unit level. In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144) Long-lived intangible assets with determinable economic life are tested for recoverability whenever events or circumstances indicate that their carrying amounts may not be recoverable. We determined the recoverability of long-lived assets was not impaired. The total amount of goodwill expected to be deductible for tax purposes is $858,834.

Intangible assets are recorded at cost, less accumulated amortization. The following tables present details of the Company’s intangible assets:

	Useful
	Life		Accumulated
	(Years)	Gross	Amortization	Net

As of December 31, 2006:
Super PC acquisition:
Customer list	15	$1,067,616	$207,542	$860,074

VCI acquisition:
Trademarks	10	94,808	3,113	91,695
Customer lists	3	190,306	24,996	165,310
Domain names	10	60,803	1,998	58,805
Business processes	5	778,662	51,136	727,526
Vision computer brand	5	377,112	24,766	352,346

		1,501,691	106,009	1,395,682

Loan fees and other miscellaneous	3	682,712	73,778	608,934

Total		$3,252,019	$387,329	2,864,690

As of December 31, 2005:
Super PC acquisition:
Customer list	15	$1,067,616	$136,395	$931,221
Loan fees and other miscellaneous	3	41,462	19,209	22,253

Total		$1,109,078	$155,604	$953,474

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total amortization expense for the identifiable intangible assets was $268,511 and $94,652 for the years ended December 31, 2006 and 2005, respectively. Amortization is generally computed using the straight-line method over the estimated useful life of the intangible asset. The Company expects that the annual amortization of intangible assets will be as follows:

Year	Amount

2007	$618,952
2008	592,298
2009	473,727
2010	329,763
2011	248,152
2012	601,798

$2,864,690

5.	Accrued Expenses:

Accrued expenses consist of the following at December 31:

	2006	2005

Payroll and related expenses	$226,776	$148,299
Compensated absences	81,941	47,467
Interest on debt	118,958	50,047
Reserve for warranty and sales return	133,000	—
Other individually insignificant items	132,815	77,246

Total	$693,490	$323,059

6.	Long-term Debt and Short-term Borrowings

On September 26, 2006, the Company entered into an agreement with Laurus Master Fund, Ltd. for $8.5 million debt financing. Under the terms of the Loan Agreement, Laurus extended financing to the Company in the form of a $2.5 million term loan (the “Term Loan”), a $2.5 million convertible term loan (“Convertible Term Loan”) and a $3.5 million secured revolving credit facility (the “Revolving Credit Facility”). The Term Loan has a stated term of three (3) years and will accrue interest at prime plus 3%, subject to a minimum interest rate of 9%.

The Term Loan is payable in equal monthly principal installments starting on October 1, 2007 of approximately $50,000 plus interest until the maturity date on September 25, 2009. The Convertible Term Loan has a stated term of three (3) years and will accrue interest at prime plus 3%, subject to a minimum interest rate of 9%.

The Convertible Term Loan is payable in equal monthly principal installments starting on October 1, 2007 of approximately $50,000 plus interest until the maturity date on September 25, 2009. The Convertible Term Loan is optionally convertible at a share price of $3.69 or a forced conversion if the volume weighted average price (“VWAP”) of the Common Stock on the Principal Market is equal to or greater than one hundred seventy five percent (175%) of the Fixed Conversion Price.

The Revolving Credit Facility has a stated term of three (3) years and will accrue interest at prime plus 2% subject to a minimum interest rate of 8%, and a maturity date of September 25, 2009.

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In connection with the Laurus credit facility, the Company issued warrants to purchase 1,640,000 shares of our common stock at an exercise price of $.01 each. The fair value allocated to the warrants of $713,202, calculated using the Black-Scholes model, has been treated as a debt discount and has been allocated between the line of credit, convertible note payable and non-convertible note payable to Laurus Master Fund Ltd. The debt discount was recorded as an increase in additional paid in capital. The fair value of the warrants is amortized over the life of the related debt with a monthly charge to interest expense. The total unamortized debt discount at December 31, 2006, is $646,122.

The Company granted Laurus a first priority security interest in substantially all of its present and future tangible and intangible assets (including all intellectual property) to secure its obligations under the Loan Agreement. The Loan Agreement contains various customary representations and warranties of the Company, as well as customary affirmative and negative covenants, including, without limitation, limitations on liens of property, maintaining specific forms of accounting and record maintenance, and limiting the incurrence of additional debt. The Loan Agreement does not contain restrictive covenants regarding minimum earning requirements, historical earning levels, fixed charge coverage, or working capital requirements. Per the loan agreement, The Company is required to maintain a lock box arrangement wherein monies received by the Company are automatically swept to repay the loan balance on the revolving credit facility. The Loan Agreement also contains certain customary events of default, including, among others, non- payment of principal and interest, violation of covenants, and in the event the Company is involved in certain insolvency proceedings. Upon the occurrence of an event of default, Laurus is entitled to, among other things, accelerate all obligations. In the event Laurus accelerates the loans, the amount due will include all accrued interest plus 110% of the then outstanding principal amount of the loans being accelerated as well as all unpaid fees and expenses of Laurus. In addition, if the Revolving Credit Facility is terminated for any reason, whether because of a prepayment or acceleration, there shall be paid an additional premium of up to 5% of the total amount of the Revolving Credit Facility. In the event the Company elects to prepay the Convertible Term Loan, the amount due shall be the accrued interest plus 115% of the then outstanding principal amount of the Term Loan.

Schedules detailing the Company’s lines of credit, long-term and related party debt are presented below.

Lines of Credit — The Company has the following line of credit outstanding at December 31:

	2006	2005

Committed revolving line of credit dated July 27, 2005, with Silicon Valley Bank. This line of credit was repaid in September 2006	$—	$441,089
Revolving line of credit with Laurus Master Fund, Ltd., dated September 26, 2006. Maximum loan amount of $3,500,000. The Company is obligated to make monthly interest payments calculated at prime plus 2% subject to a minimum interest rate of 8%, and a maturity date of September 25, 2009. Balance on line at December 31 is shown net of unamortized debt discount of $268,544. This line of credit is collateralized by substantially all the assets of the Company	697,396	—

Total lines of credit	$697,396	$441,089

Note Payable to Related Party — Notes payable to related parties consist of the following at December 31:

	2006	2005

Note payable to Shareholder. Interest accrued at 10% with principal and accrued interest due on demand. Accrued interest payable was $65,052 and $50,047 at December 31, 2006 and 2005, respectively. The note payable is guaranteed by certain officers of the Company and is collateralized by those officers’ stock, in addition to the general assets of the Company	$100,000	$100,000

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

All related party notes are subordinated to the line of credit and notes payable to Laurus Master Fund, Ltd. Payments on related party notes can only be made after the debt at Laurus Master Fund, Ltd. have been repaid or after written approval by the bank.

Notes Payable  —

	2006	2005

Note payable to Silicon Valley Bank. Monthly principal payments of $13,889 plus interest at 8.5% due through July 2008. Note was repaid in September 2006	$—	$430,556
Note payable to Super PC Memory, Inc. related to customer list acquisition. Collateralized by the customer list. This note was repaid in June 2006	—	264,401
Convertible note payable to Laurus Master Fund, Ltd. maturing on September 25, 2009, with an interest rate of prime plus 3% subject to a minimum of 9%, net of unamortized discount of $188,789	2,311,211	—
Non-convertible note payable to Laurus Master Fund, Ltd. maturing on September 25, 2009, with an interest rate of prime plus 3% subject to a minimum of 9%, net of unamortized discount of $188,789	2,311,211	—
Capital lease obligations, net of interest of $15,885 monthly lease payments of $4,161	64,630	57,278

Total long-term debt	4,687,052	752,235
Less current maturities	(326,950)	(464,324)

	$4,360,102	$287,911

The schedule of future minimum principal payments on long-term debt after December 31, 2006 is as follows:

Year

2007	$326,950
2008	1,211,474
2009	3,508,763
2010	10,002
2011	7,441
Less debt discount	(377,578)

Total principal payments	$4,687,052

On October 7, 2005, the Company entered into an agreement with MARS (assignee for Super PC) whereby MARS agreed to forgive varying amounts of the note beginning October 31, 2005 and ending March 31, 2006. During 2006 and 2005, MARS forgave debt amounting to $49,401 and $83,378, respectively.

7.	Related Party Transactions:

During the year ended December 31, 2005, the Company paid interest of $6,000 on a note held by a shareholder. This note was converted to equity on May 26, 2005.

On June 2, 2006, the Company entered into a bridge financing agreement with Raynemark Investments, LLC, a related party. The face amount of the note was $200,000 with an interest rate of prime plus 2%. A total of $100,000 was drawn on this facility. A total of 50,000 warrants with an exercise price of $1 were issued in conjunction with this note. On September 26, 2006, the Company paid off the principal of the note along with $3,293 of accrued interest.

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In 2005, the Company loaned $10,000 to an officer. During the year ended December 31, 2006, the Company loaned an additional $22,655 to the officer. The officer made one payment of $3,740 during 2006. The terms of the promissory note include interest at 5% per year and payments of 50% of bonuses received with the balance due by December 2008. The balance of this note with accrued interest is $30,273 at December 31, 2006.

Starting in November 2006, the Company entered into an agreement with the Board Chairman to pay $1,000 per month for director compensation. The Company paid $2,000 to the Chairman during the year ended December 31, 2006.

8.	Commitments and Contingencies:

Officer and Director Indemnification — As permitted or required under Colorado law, and to the maximum extent allowable under that law, the Company has certain obligations to indemnify its current and former officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. These indemnification obligations are valid as long as the officer or director acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The maximum potential amount of future payments the Company could be required to make under these indemnification obligations is unlimited; however, the Company has a director and officer insurance policy that mitigates the Company’s exposure and enables the Company to recover a portion of any future amounts paid. As a result of the Company’s insurance policy coverage, the Company believes the estimated fair value of these indemnification obligations is minimal.

Stock Exchange — On May 7, 2006, the Company entered into a Stock Exchange Agreement with Z-Axis Corporation, a Colorado corporation (“Z-Axis”) which provides that at closing the Company will exchange all of its outstanding shares of common stock for Z-Axis common stock. The Company will also exchange all outstanding options for options to purchase Z-Axis common stock. The agreement (as amended in December 2006) states that each share of the Company shall be exchanged for approximately 1.11 shares of Z-Axis common stock. As a result of the Exchange, the Company will become a wholly-owned subsidiary of Z-Axis. On June 30, 2006, the Company and Z-Axis, and the principal executive officers of each of the Company and Z-Axis, entered into Amendment No. 1 to the Stock Exchange Agreement. The Amendment provided updated information with respect to the Company’s outstanding options and also reflects the issuance of warrants in connection with a bridge financing provided by a member of its board of directors on June 2, 2006. The warrants are exercisable at a price of $1.00 per share of common stock and upon full exercise will purchase 50,000 shares of the Company’s common stock. The warrants expire June 1, 2013. Following the Exchange, the warrants will represent 56,305 post-split Z-Axis Conversion Purchase Rights (as such term is defined in the Agreement). The Amendment also added language stating that if Z-Axis shareholders exercise and perfect dissenters’ rights under Colorado law, any cash payments made following the closing of the Exchange will be made by, and will be the responsibility of, Z-Axis LLC. Similarly, if any Company shareholders exercise and perfect their dissenters’ rights under Colorado Law, then any cash payments made following the closing of the exchange will be made by, and will be the responsibility of, the Company.

Operating Leases — On January 22, 2004, the Company entered into an operating lease on office space which expires May 2007. On September 7, 2004, the lease was amended to include additional space. The lease requires minimum monthly payments of $9,066, $11,488, and $14,205 in years one, two, and three of the lease, respectively.

On June 27, 2005, the Company entered into an operating lease on office space which expires May 31, 2007. The lease requires minimum payments of $2,162 and $2,316 in years one and two, respectively.

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On October 20, 2006, the Company entered into an operating lease on office space which expires October 19, 2016. The lease requires monthly minimum payments of $10,350. The lease amount increases 3% at each anniversary date.

Future minimum lease payments under noncancelable operating leases as of December 31, 2006 are as follows:

Years Ending
December 31,

2007	$309,600
2008	186,750
2009	132,416
2010	136,389
2011	140,480
Thereafter	740,387

$1,646,022

Total rent expense for the years ended December 31, 2006 and 2005 was $309,107 and $234,546, respectively.

9.	Shareholders’ Equity:

In 2003, our shareholders approved the 2003 Equity Incentive Plan (the “Plan”). The Plan allows for the granting of up to 2,200,000 incentive and nonqualified stock options to its officers, board members, and employees. The Plan is administered by the Compensation Committee of the Board. Options become exercisable over a period of up to ten years from the date of grant and at exercise prices as determined by the Board.

Compensation Plans — Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. The Company previously accounted for the Plan under the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure.

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model that uses the assumptions noted in the following table. Expected volatilities are based on implied volatilities from similar companies that operate within the same industry sector index. The Company calculated the historical volatility for each comparable company to come up with an expected average volatility and then adjusted the expected volatility based on factors such as historical stock transactions, major business transactions, and industry trends. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates and historical exercise behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	2006	2005

Weighted-average volatility	81%	0%
Expected dividends	0%	0%
Risk-free interest rate	4.58%	3.70%
Average expected term (in years)	3.62	9.0

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Compensation expense related to previously granted stock option awards which are non-vested and have not been recognized as compensation expense at December 31, 2006 is $133,000. This amount of compensation expense is expected to be recognized over the next five years.

A summary of option activity under the Plan as of December 31, 2006 and 2005, and changes during the year then ended is presented below:

	Outstanding Options
			Weighted Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual Term	Intrinsic
	Shares	Exercise Price	(in years)	Value

Options outstanding at January 1, 2006	1,619,000	$0.38
Granted	505,750	0.88
Exercised	(3,000)	0.25
Canceled or forfeited	(121,500)	0.47

Options outstanding at December 31, 2006	2,000,250	$0.50	5.31	$1,002,968

Options exercisable at December 31, 2006	1,735,250	$0.42	5.16	$999,843

Options outstanding at January 1, 2005	1,673,000	$0.27
Granted	400,000	0.75
Exercised	(17,500)	0.25
Canceled or forfeited	(436,500)	0.30

Options outstanding at December 31, 2005	1,619,000	$0.38	6.31	$1,003,780

Options exercisable at December 31, 2005	1,124,000	$0.34	6.15	$741,840

The weighted average grant date fair value of options granted during the year ended December 31, 2006 was $195,075. During the year ended December 31, 2006, (i) the total intrinsic value, or the difference between the exercise price and the market price on the date of exercise, of all options exercised was $2,250; (ii) the fair value of options vested was $276,899; and (iii) cash received from stock options exercised was approximately $750, as compared to $4,375 for the prior year. As of December 31, 2006, shares available for grant under the Plan were 199,750.

Stock options outstanding and currently exercisable at December 31, 2006 are:

	Options Outstanding
	Weighted			Options Exercisable
	Average	Weighted			Weighted
	Remaining	Average	Number of	Number	Average
Exercise	Contractual	Exercise	Shares	Of Shares	Exercise
Price Range	Life	Price	Outstanding	Exercisable	Price

$0.25	6.83	$0.25	279,000	279,000	$0.25
$0.28	4.07	$0.28	915,000	915,000	0.28
$0.75	6.22	$0.75	509,750	497,250	0.75
$0.83	4.43	$0.83	44,000	44,000	0.83
$1.00	6.47	$1.00	252,500	—	1.00

$.025-$1.00	5.31	$0.50	2,000,250	1,735,250	$0.42

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Employee Benefit Plans:

Defined Contribution Plan — Effective during 2004, the Company established a 401(k) retirement plan covering substantially all full-time employees. The plan provides for voluntary salary reduction contributions up to the maximum allowed under Internal Revenue Service rules ($15,000 for calendar year 2006). The Company can make annual contributions to the plan at the discretion of the Board of Directors. No contributions have been made by the Company for the periods presented.

11.	Income Taxes:

The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provisions for the years ended December 31, 2006 and 2005 consisted of the following:

	2006	2005

Current expense (benefit)	$—	$41,000
Deferred expense (benefit)	(267,000)	15,000

Total expense (benefit)	$(267,000)	$56,000

	2006	2005

Current deferred tax assets:
Inventory related	$8,000	$10,000
Accrued vacation and other compensation	47,000	10,000
Accrued warranty	54,000	—
Other	4,000	3,000

Total current deferred tax assets	$113,000	$23,000

Long-term deferred tax assets:
Stock compensation	$8,000	$—
Net operating loss carryforwards	139,000	24,000

Total long-term deferred tax assets	147,000	24,000

Long-term deferred tax liabilities:
Property, equipment and intangible assets	(17,000)	(71,000)

Total long-term deferred tax liabilities	(17,000)	(71,000)

Net long-term deferred tax asset (liability)	$130,000	$(47,000)

The Company has an available net operating loss carryforward totaling approximately $365,000 which expires in varying amounts beginning in 2014. A portion of the carryforward may be subject to an annual limitation as to its utilization due to Section 382 change in ownership rules.

12.	Subsequent Events:

The Security and Purchase agreement dated September 25, 2006 between Silicon Mountain Memory and Laurus Master Funds was amended on March 19, 2006. The original agreement required the reverse merger to

SILICON MOUNTAIN MEMORY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

be consummated within six months of loan origination or March 31, 2007 which has been extended to July 31, 2007.

Silicon Mountain Memory, Incorporated

Condensed Consolidated Balance Sheet (Unaudited)

As of March 31,
2007

ASSETS
Current Assets
Cash	$168,534
Accounts receivable, net of allowance of $10,989 and $9,732	2,437,667
Inventory, net of allowance of $18,500 and $10,000	848,214
Prepaid Expense	87,759
Income taxes receivable	132,080
Deferred income tax	113,000
Other current assets	219,645

Total current assets	4,006,899

Fixed Assets
Plant, Property and Equipment	1,015,814
Less Accumulated Depreciation	(454,338)

Total Fixed Assets	561,476

Other Assets
Goodwill and other Intangible Assets, net	3,545,732
Note Receivable from Officer	30,653
Deposits	33,287
Deferred income tax	130,000

Total Other Assets	3,739,672

TOTAL ASSETS	$8,308,047

LIABILITIES AND CAPITAL
Current Liabilities
Accounts payable	$1,215,331
Accrued expenses	609,674
Income taxes payable
Customer deposits	120,966
Note payable to related parties	100,000
Lines of credit	997,101
Current maturities of long-term debt	621,426

Total Current Liabilities	3,664,498

Long-Term Liabilities
Deferred income tax	—
Long-term debt less current maturities	4,098,722

Total Long-Term Liabilities	4,098,722

TOTAL LIABILITIES	7,763,220
STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock	45,389
Additional Paid-in Capital	1,456,282
Retained Deficit	(956,844)

TOTAL STOCKHOLDERS’ EQUITY	544,827

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,308,047

See accompanying notes to condensed consolidated financial statements.

Silicon Mountain Memory, Incorporated

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended
	March 31
	2007	2006

SALES	$7,694,889	$4,459,189
COST OF GOODS SOLD	6,047,881	3,000,979

GROSS MARGIN	1,647,008	1,458,210

OPERATING COSTS:
Selling expenses	684,808	739,071
General and administrative expenses	756,265	641,576
Depreciation and amortization expenses	249,143	55,586

Total operating costs	1,690,216	1,436,233

INCOME (LOSS) FROM OPERATIONS	(43,208)	21,977

Other income (expense)
Interest income (expense), net	(230,824)	(26,315)
Gain on disposal of fixed assets	—	3,674
Other income (expense)	(25,892)	20,989

Total other income (expense)	(256,716)	(1,652)

PRE-TAX INCOME (LOSS)	(299,924)	20,325
Income Tax Benefit (Expense)	113,000	(7,500)

NET INCOME (LOSS)	$(186,924)	$12,825

Basic net income (loss) per share	$(0.04)	$0.00

Shares used in basic net income per share	4,538,773	4,475,773

Diluted net income (loss) per share	$(0.04)	$0.00

Shares used in diluted net income per share	4,538,773	4,902,480

See accompanying notes to condensed consolidated financial statements.

Silicon Mountain Memory, Incorporated

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended
	March 31,
	2007	2006

Cash Flows from Operating Activities:
Net Income	$(186,924)	$12,825
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	249,143	55,586
Stock option expense	30,635	16,838
Loss on disposal of fixed assets	—	(3,674)
Gain on foregiveness of debt	—	(20,989)
Amortization of discount on debt	66,368	—
Change in inventory valuation allowance	8,500
Change in allowance for doubtful accounts	955	3,213
Increase or decrease in assets and liabilities:
Accounts receivable	(522,181)	(222,870)
Inventory	140,988	113,509
Other assets	104,299	(96,656)
Income taxes receivable	(132,080)
Accounts payable	57,322	87,042
Accrued expenses and other liabilities	(83,816)	118,745
Customer deposits	(104,558)	12,755

Net cash provided by (used in) operating activities	(371,349)	76,324

Cash Flows from Investing Activities:
Purchase of property and equipment	(82,861)	(38,642)

Net cash used by investing activities	(82,861)	(38,642)

Cash Flows from Financing Activities:
Repayment of note payable	—	(105,000)
Proceeds from lines of credit (net)	275,291	46,572
Repayments of capital leases	(8,858)	(7,971)

Net cash provided (used) by financing activities	266,433	(66,399)

Net Decrease in Cash and Cash Equivalents	(187,777)	(28,717)
Cash and Cash Equivalents — Beginning of Period	356,311	60,509

Cash and Cash Equivalents — End of Period	$168,534	$31,792

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$222,873	$22,615

Cash paid for income taxes	$—	$24,257

See accompanying notes to condensed consolidated financial statements.

SILICON MOUNTAIN MEMORY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Basis of Presentation and Significant Accounting Policies

The accompanying unaudited condensed consolidated financial statements for the three months ended March 31, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information and disclosures normally included in financial statements have been omitted under Securities and Exchange Commission regulations. The accompanying financial statements should be read in conjunction with the Company’s annual audited financial report for the year ended December 31, 2006. In the opinion of management, all adjustments (primarily consisting of normal recurring adjustments) necessary for the fair presentation of the accompanying condensed consolidated financial statements have been made.

The Company disclosed in Note 1 to its audited financial statements for the year ending December 31, 2006, those accounting policies that it considers to be significant in determining its results of operations and financial position. There have been no material changes to or application of the accounting policies previously identified and described in the annual report. The accounting principles utilized by the Company in preparing its condensed consolidated financial statements conform in all material respects to GAAP. For further information, refer to the consolidated financial statements and footnotes in the Company’s Annual Report for the year ended December 31, 2006.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. The Company has historically experienced, and expects to continue to experience, variability in interim results. The condensed consolidated statement of operations for the three month period ended March 31, 2007 is not necessarily indicative of results for the full year ended December 31, 2007 or any other period.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is not met, a company must measure the tax position to determine the amount to recognize in the financial statements. The application of income tax law and regulations is inherently complex and subject to change. The Company is required to make many subjective assumptions and judgments regarding the income tax exposures. Changes in these subjective assumptions and judgments can materially affect amounts recognized in the Company’s financial statements.

At the adoption date of January 1, 2007 and at March 31, 2007, the Company had no unrecognized tax benefits which would affect the effective tax rate if recognized, and as of March 31, 2007, the Company had no accrued interest or penalties related to uncertain tax positions.

On initial application, FIN 48 was applied to all tax positions for which the statute of limitations remained open. The tax year 2006 federal return has been granted an extension to file until September 15,

2007. The tax years 2003-2006 remain open to examination by taxing jurisdictions to which the Company is subject. No federal or state exams are ongoing or have been performed in the past three years.

Earnings per Share

Basic earnings per share is computed by dividing net income or loss from continuing operations by the weighted average number of common shares outstanding during the period. Diluted earnings per share from continuing operations reflects the additional dilution that could occur if rights to acquire common stock were exercised, such as stock issuable pursuant to the exercise of stock options outstanding and shares of common stock subject to repurchase. The treasury stock method is used to compute the dilutive effect of options and similar instruments. Potentially dilutive shares, including shares of common stock that are subject to repurchase, are excluded from the computation of fully-diluted earnings per share from continuing operations when their effect is anti-dilutive. A reconciliation of weighted average shares used in computing amounts for basic and diluted earnings per share from continuing operations is presented below. There were no adjustments to net income in order to determine diluted earnings per share (in thousands, except per share data).

	Three Months Ended
	March 31,	March 31,
	2007	2006

Weighted average shares
Weighted average shares outstanding — basic	4,539	4,476
Net shares assumed issued through exercises of stock options		427

Average shares outstanding — diluted	4,539	4,903

Diluted earnings (loss) per share	$(0.04)	$0.00

2.	Acquisition of VCI Vision Computers

On September 26, 2006, the Company closed on the acquisition of all of the assets of VCI Vision Computers, Inc (Vision), an Arizona corporation, for $3,237,058 in cash. Vision makes branded rack mount and tower servers, workstations and peripherals. The operating results from September 26, 2006 include the results of Vision. Beginning in the fourth quarter of 2006, the Company began reporting operations in two segments, Memory and Computer Systems.

The Company allocated the Vision purchase price as follows:

Accounts Receivable	$318,894
Inventory	397,630
Note Receivable	205,415
Fixed Assets	105,750
Trademarks	94,808
Customer Lists	190,306
Domain Names	60,803
Business Processes	778,662
Vision Computer Brand	377,112
Goodwill	858,834
Sales and warranty reserves	(112,000)
Accounts Payable	(39,156)

$3,237,058

3.	Stock-Based Compensation

SFAS No. 123R “Accounting for Stock-Based Compensation”

The adoption of SFAS 123(R) resulted in stock compensation expense for the three months ended March 31, 2007, of $30,635. The adoption of SFAS 123(R) had no effect on basic and diluted earnings per share for the quarter.

The Black-Scholes option-pricing model was used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based the stock volatilities of the Company’s peer group because the Company’s stock was not publicly-traded during the three month period ending March 31, 2007. Expected pre-vesting forfeitures were estimated based on actual historical pre-vesting forfeitures over the most recent period ending March 31, 2007 for the expected option term. The expected option term was calculated using the “simplified” method for “plain vanilla” options outlined in Securities and Exchange Commission Staff Accounting Bulletin No. 107.

Stock Options as of the Three Months ended March 31, 2007

The Company’s 2003 Equity Incentive Plan (the “Plan”) allows for the granting of up to 2.2 million incentive and nonqualified stock options to our officers, board members, employees and consultants. The Plan is administered by the Compensation Committee of the Board. Options become exercisable over a period of up to ten years from the date of grant at exercise prices as determined by the Committee.

The following table summarizes stock options outstanding and changes (in thousands) during the three month period ended March 31, 2007:

			Weighted
			Average
			Remaining
		Weighted	Contractual
	Number of	Average	Term
	Shares	Exercise Price	(in years)

Options outstanding at January 1, 2007	2,000	0.50	5.31
Granted	205	1.31
Exercised	—	—
Canceled or forfeited	(37)	0.68

Options outstanding at March 31, 2007	2,168	0.57	4.92

Options exercisable at March 31, 2007	1,731	0.43	4.88

Stock options outstanding and currently exercisable (in thousands) at March 31, 2007 are as follows:

	Options Outstanding			Options Exercisable
		Weighted Average
	Number of	Remaining		Number of
	Options	Contractual Life	Weighted Average	Options	Weighted Average
Range of exercise prices	Outstanding	(in years)	Exercise price	Exercisable	Exercise Price

$ 0 – 0.25	264	6.58	$.25	264	$.25
.26 – .28	915	3.82	.28	915	.28
.29 – .75	508	5.97	.75	508	.75
.76 – .83	44	4.18	.83	44	.83
$ .84 – 1.00	233	6.58	1.00	—	—
$1.01 – 1.25	60	4.76	1.25	—	—
$1.26 – 1.33	144	2.84	1.33	—	—

	2,168	4.92	$0.57	1,731	$.43

Total estimated unrecognized compensation cost from unvested stock options as of March 31, 2007 was approximately $232,000, which is expected to be incurred through 2011.

The weighted average per share fair value of stock options granted during the three month ended March 31, 2007 was $1.31. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

Volatility	81%
Expected option term	5 years
Risk-free interest rate	4.96%
Expected dividend yield	0%

4.	Inventory

Inventories are valued at the lower of cost or market, with cost computed using the first in first out method. Consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value. Inventories consist of the following (in thousands):

March 31,
2007

Memory	$253
Systems components	590
Other	24
Reserve for obsolescence	(19)

Total inventory	$824

5.	Intangible Assets

The following table presents details of the Company’s intangible assets as of March 31, 2007 (in thousands):

	Useful	March 31, 2007
	Life	Gross	Accumulated	Net
Intangible Assets	(years)	Value	Amortization	Value

Loan Fees and Other	1-3	$683	$134	$549
Trademarks	10	95	5	90
Domain Names	10	61	4	57
Business Processes	5	778	112	666
Vision Computer Brand	5	377	44	333
Goodwill		859	—	859
Acquired Customer Lists	5-15	1,258	266	992

Total		$4,111	$565	$3,546

Intangible assets with finite lives are subject to amortization, and any impairment is determined in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company recorded amortization expense of $175,222 for the three months ended March 31, 2007. Estimated future amortization expense (based on existing intangible assets) as of March 31, 2007 is as follows (in thousands):

Year ending December 31,	Amount

Remainder of 2007	$444
2008	592
2009	474
2010	330
2011	248
Thereafter	601

Total	$2,689

6.	Commitments and Contingencies

Our contractual obligations and commercial commitments have not materially changed from those reported in our annual audited financial report dated December 31, 2006.

Officer and Director Indemnification

As permitted or required under Colorado law and to the maximum extent allowable under that law, the Company has certain obligations to indemnify its current and former officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. These indemnification obligations are valid as long as the officer or director acted in good faith and in a manner the person reasonably believed to be in or not opposed to the bests interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The maximum potential amount of future payments the Company could be required to make under these indemnification obligations is unlimited; however, the Company has a director and officer insurance policy that mitigates the Company’s exposure and enables the Company to recover a portion of any future amounts paid. As a result of the Company’s insurance policy coverage, the Company believes the estimated fair value of these indemnification obligations is minimal.

7.	Related Party Transactions

In 2005, the Company loaned $10,000 to an officer. In 2006, the Company loaned an additional $22,655 to the officer. The terms of the promissory note include interest at 5% per year and payments of 50% of bonus received with the balance due by December 2008. The balance of this note with accrued interest is $30,653 at March 31, 2007.

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
VCI Vision Computers, Inc.
Mesa, Arizona

I have audited the accompanying balance sheets of VCI Vision Computers, Inc. as of December 31, 2004 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VCI Vision Computers, Inc. as of December 31, 2004 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company’s management in 2006 determined that a warranty liability and sales reserve should have been recorded in 2004 and 2005. Accordingly, the 2004 and 2005 financial statements have been restated and an adjustment has been made to retained earnings as of January 1, 2004.

/s/  Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.

Aurora, Colorado
January 2, 2007

VCI VISION COMPUTERS, INC.

BALANCE SHEETS

	Dec. 31, 2004	Dec. 31, 2005
	As restated	As restated

ASSETS
Current assets
Cash	$—	$180,996
Accounts receivable	380,792	426,403
Prepaid expenses	60,000	—
Inventory	266,897	433,595

Total current assets	707,689	1,040,994

Note receivable — related party	195,168	200,856
Other assets	12,285	15,521

	207,453	216,377

Total Assets	$915,142	$1,257,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdraft	$188,981	$—
Accounts payable	234,532	147,570
Accrued expense	102,000	120,000
Other payables	18,460	28,594

Total current liabilities	543,973	296,164

Total Liabilities	543,973	296,164

Stockholders’ Equity
Common stock, $1 par value; 10,000 shares authorized; 100 shares issued & outstanding	100	100
Cumulative distributions	(1,261,813)	(1,604,359)
Retained earnings	1,632,882	2,565,466

Total Stockholders’ Equity	371,169	961,207

Total Liabilities and Stockholders’ Equity	$915,142	$1,257,371

The accompanying notes are an integral part of the financial statements.

VCI VISION COMPUTERS, INC.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	Dec. 31, 2004	Dec. 31, 2005
	As restated	As restated

Sales — net of returns	$10,288,453	$12,050,258
Cost of goods sold	8,685,822	10,094,683

Gross profit	1,602,631	1,955,575

Operating expenses:
Selling	524,399	436,583
General and administrative	719,340	591,156
Amortization & depreciation	3,857	430

	1,247,596	1,028,169

Gain (loss) from operations	355,035	927,406

Other income (expense):
Interest income	15,120	5,688
Interest expense	(7,677)	(510)

	7,443	5,178

Income (loss) before provision for income taxes	362,478	932,584
Provision for income tax	—	—

Net income (loss)	$362,478	$932,584

Net income (loss) per share
(Basic and fully diluted)	$3,625	$9,326

Weighted average number of common shares outstanding	100	100

The accompanying notes are an integral part of the financial statements.

VCI VISION COMPUTERS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
		Amount	Cumulative	Retained	Stockholders’
	Shares	($1 Par)	Distributions	Earnings	Equity

Balances at December 31, 2003, as restated	100	$100	$(818,100)	$1,270,404	$452,404
Distributions			(443,713)		(443,713)
Gain (loss) for the year				362,478	362,478

Balances at December 31, 2004	100	$100	$(1,261,813)	$1,632,882	$371,169
Distributions			(342,546)		(342,546)
Gain (loss) for the year				932,584	932,584

Balances at December 31, 2005 as restated	100	$100	$(1,604,359)	$2,565,466	$961,207

The accompanying notes are an integral part of the financial statements.

VCI VISION COMPUTERS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	Dec. 31, 2004	Dec. 31, 2005
	As restated	As restated

Cash Flows From Operating Activities:
Net income (loss)	$362,478	$932,584
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization & depreciation	3,857	430
Accounts receivable	162,012	(45,611)
Prepaid expenses	(60,000)	60,000
Notes receivable — related party	(15,120)	(5,688)
Inventory	(124,593)	(166,698)
Other assets	23,890	(4,012)
Bank overdraft	(26)	(188,981)
Accrued expense	1,000	18,000
Accrued payables	93,605	(76,828)

Net cash provided by (used for) operating activities	447,103	523,196

Cash Flows From Investing Activities:
Fixed assets	(3,390)	—

Net cash provided by (used for) investing activities	(3,390)	—

Cash Flows From Financing Activities:
Borrowings — line of credit	334,014	207,799
Payments — line of credit	(334,014)	(207,453)
Distributions	(443,713)	(342,546)

Net cash provided by (used for) financing activities	(443,713)	(342,200)

Net Increase (Decrease) In Cash	—	180,996
Cash At The Beginning Of The Period	—	—
Cash At The End Of The Period	$—	$180,996

Schedule Of Non-Cash Investing And Financing Activities
None
Supplemental Disclosure
Cash paid for interest	$7,677	$510
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of the financial statements.

VCI VISION COMPUTERS, INC.

BALANCE SHEETS

		September 30,
	September 24, 2006	2005
	(Unaudited)	(Unaudited)

ASSETS
Current assets
Cash	$	$93,700
Accounts receivable	351,759	385,467
Inventory	406,638	300,652

Total current assets	758,397	779,819

Note receivable — related party	205,415	199,434
Other assets	8,784	5,226

	214,199	204,660

Total Assets	$972,596	$984,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdraft	$155,373	$—
Accounts payable	39,156	181,841
Accrued expense	127,000	120,000
Other payables	4,695	34,273

Total current liabilities	326,224	336,114

Total Liabilities	326,224	336,114

Stockholders’ Equity
Common stock, $1 par value; 10,000 shares authorized; 100 shares issued & outstanding	100	100
Cumulative distributions	(2,461,905)	(1,565,090)
Retained earnings	3,108,177	2,213,355

Total Stockholders’ Equity	646,372	648,365

Total Liabilities and Stockholders’ Equity	$972,596	$984,479

The accompanying notes are an integral part of the financial statements.

VCI VISION COMPUTERS, INC.

STATEMENTS OF OPERATIONS

	For the Period	For the Period
	January 1, 2006	January 1, 2005
	Through	Through
	September 24,	September 30,
	2006	2005
	(Unaudited)	(Unaudited)

Sales — net of returns	$9,169,121	$8,959,601
Cost of goods sold	7,839,718	7,658,768

Gross profit	1,329,403	1,300,833

Operating expenses:
Selling	307,769	282,366
General and administrative	483,333	441,765
Amortization & depreciation	—	—

	791,102	724,131

Gain (loss) from operations	538,301	576,702

Other income (expense):
Interest income	4,560	4,266
Interest expense	(150)	(495)

	4,410	3,771

Income (loss) before provision for income taxes	542,711	580,473
Provision for income tax	—	—

Net income (loss)	$542,711	$580,473

Net income (loss) per share (Basic and fully diluted)	$5,427	$5,805

Weighted average number of common shares outstanding	100	100

The accompanying notes are an integral part of the financial statements.

VCI VISION COMPUTERS, INC.

STATEMENTS OF CASH FLOWS

	For the Period	For the Period
	January 1, 2006	January 1, 2005
	Through	Through
	September 24,	September 30,
	2006	2005
	(Unaudited)	(Unaudited))

Cash Flows From Operating Activities:
Net income (loss)	$542,711	$580,473
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization & depreciation	—	—
Accounts receivable	74,644	(4,675)
Prepaid expenses		60,000
Notes receivable — related party	(4,559)	(4,266)
Inventory	26,957	(33,755)
Other assets	6,737	7,059
Bank overdraft	155,373	(188,981)
Accrued payables	(125,313)	(18,878)

Net cash provided by (used for) operating activities	676,550	396,977

Cash Flows From Investing Activities:
Fixed assets	—	—

Net cash provided by (used for) investing activities	—	—

Cash Flows From Financing Activities:
Distributions	(857,546)	(303,277)

Net cash provided by (used for) financing activities	(857,546)	(303,277)

Net Increase (Decrease) In Cash	(180,996)	93,700
Cash At The Beginning Of The Period	180,996	—
Cash At The End Of The Period	$—	$93,700

Schedule Of Non-Cash Investing And Financing Activities
None
Supplemental Disclosure
Cash paid for interest	$150	$495
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of the financial statements.

VCI VISION COMPUTERS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock
		Amount	Cumulative	Retained	Stockholders’
	Shares	($1 Par)	Distributions	Earnings	Equity

Balances at December 31, 2003	100	$100	$(818,100)	$1,270,404	$452,404
Distributions			(443,713)		(443,713)
Gain (loss) for the year				362,478	362,478

Balances at December 31, 2004	100	$100	$(1,261,813)	$1,632,882	$371,169
Distributions			(342,546)		(342,546)
Gain (loss) for the year				932,584	932,584

Balances at December 31, 2005	100	$100	$(1,604,359)	$2,565,466	$961,207
Distributions			(857,546)		(857,546)
Gain (loss) for the period				542,711	542,711

Balances at September 24, 2006 (Unaudited)	100	$100	$(2,461,905)	$3,108,177	$646,372

The accompanying notes are an integral part of the financial statements.

VCI VISION COMPUTERS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2005, & September 24, 2006 (Unaudited)

NOTE 1.	ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

VCI Vision Computers, Inc. (the “Company”), was incorporated in the State of Arizona on August 18, 1994. The Company designs, assembles and markets custom tower and rackmount servers, office and graphic workstations, and network attached storage to a customer base of institutions, businesses, and individuals.

On September 25, 2006 Vision sold substantially all of its assets to Silicon Mountain Memory, Inc. and ceased to operate as a computer systems manufacturer. The interim unaudited financial statements for the period from January 1, 2006 to September 24, 2006 contain the operating results for Vision in 2006 prior to the sale.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2004 and 2005, and September 24, 2006 the Company had no balance in its allowance for doubtful accounts.

Inventory

Inventory consists of work in process parts and finished goods ready for shipment. Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated methods over each item’s estimated useful life.

Accrued Expense

The Company has accrued liabilities for sales returns and warranty expense. The reserve for sales returns was $18,000, $22,000 and $19,000 at December 31, 2004 and 2005, and September 24, 2006 respectively. The reserve for warranty expense was $84,000, $98,000 and $93,000 at December 31, 2004 and 2005, and September 24, 2006 respectively.

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms, generally when ordered products are shipped.

VCI VISION COMPUTERS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2005, & September 24, 2006 (Unaudited) — (Continued)

Advertising costs

Advertising costs are expensed as incurred. Advertising expense totaled $419,319 and $339,208 for the years ending December 31, 2004 and 2005 respectively, and $230,562 for the period January 1 to September 24, 2006.

Income tax

The Company is treated as an S-Corporation for income tax purposes, and therefore pays no income taxes at the corporate level.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company’s preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standard 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and services, geographic areas and major customers

The Company earns revenue from the sale of its custom servers, workstations and storage devices, but does not separate sales of different product lines into operating segments. In 2004 one customer accounted for 75% of sales, in 2005 one customer accounted for 69% of sales, and for the period January 1 to September 24, 2006 one customer accounted for 63% of sales. Less than 1% of sales each year were international, and in each year substantially all Company sales were to external customers.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs (An Amendment of ARB No. 43, Chapter 4)”. SFAS 151 amends and clarifies financial accounting and reporting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The Company has adopted the provisions of SFAS No. 151 which are effective in general for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

VCI VISION COMPUTERS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2005, & September 24, 2006 (Unaudited) — (Continued)

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions (An Amendment of FASB Statements No. 66 and 67)”. SFAS 152 amends FASB 66 and 67 to reference the accounting and reporting guidance for real estate time-sharing transactions provided for in AICPA Statement of Position 04-2. of The Company has adopted the provisions of SFAS No. 152 which are effective for financial statements for fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets (An Amendment of APB No. 29)”. SFAS 153 amends Opinion 29 to eliminate the fair value accounting exception for nonmonetary exchanges of similar productive assets, and replaces that exception with a general exception for nonmonetary assets that do not have commercial substance. The Company has adopted the provisions of SFAS No. 153 which are effective in general for nonmonetary asset exchanges occurring in fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In March 2005, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS 123(r) requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The Company has adopted the provisions of SFAS No. 123(r) which are effective in general for transactions entered into or modified after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In August 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 154, “Accounting Changes and Error Corrections.” SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle, requiring in general retrospective application to prior periods’ financial statements of changes in accounting principle. The Company has adopted the provisions of SFAS No. 154 which are effective for accounting changes and corrections of errors beginning after December 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In March 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS 155 resolves certain accounting issues related to various hybrid financial instruments. The Company has adopted the provisions of SFAS No. 155 which are effective for fiscal years beginning after September 15, 2006. The adoption did not have a material effect on the results of operations of the Company.

NOTE 2.	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company, in 2006, restated its 2004 and 2005 financial statements, as management determined that a liability for warranty expense and a reserve for sales returns was required. The effect of these changes on certain financial statement categories are as follows:

	As of Dec. 31,		As of Dec. 31,
	2004		2004
	As Originally		As
	Reported	Change	Adjusted

Total Assets	915,142		915,142

Total Liabilities	441,973	102,000	543,973
Total Stockholders’ Equity	473,169	(102,000)	371,169

Total Liabilities and Shareholders Equity	915,142	0	915,142

VCI VISION COMPUTERS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2005, & September 24, 2006 (Unaudited) — (Continued)

	For the Year		For the Year
	Ending Dec. 31,		Ending Dec. 31,
	2004		2004
	As Originally		As
	Reported	Change	Adjusted

Sales	10,242,427	(1,000)	10,241,427
Cost of Goods Sold	8,230,770		8,230,770

Gross Profit	2,011,657		2,010,657
Operating Expenses	1,655,622		1,655,622
Other Income	7,443		7,443

Net Income	363,478	(1,000)	362,478

Earnings per share	3,635	(10)	3,625

	As of Dec. 31,		As of Dec. 31,
	2005		2005
	As Originally		As
	Reported	Change	Adjusted

Total Assets	1,257,371		1,257,371

Total Liabilities	176,164	120,000	296,164
Total Stockholders’ Equity	1,081,207	(120,000)	961,207

Total Liabilities and Shareholders Equity	1,257,371	0	1,257,371

	For the Year		For the Year
	Ending Dec. 31,		Ending Dec. 31,
	2005		2005
	As Originally		As
	Reported	Change	Adjusted

Sales	12,010,703	(4,000)	12,006,703
Cost of Goods Sold	9,406,588	14,000	9,420,588

Gross Profit	2,604,115	(18,000)	2,586,115
Operating Expenses	1,658,709		1,658,709
Other Income	5,178		5,178

Net Income	950,584	(18,000)	932,584

Earnings per share	9,506	(180)	9,326

NOTE 3.	RELATED PARTY TRANSACTIONS

The Company has a note receivable from an LLC controlled by Company officers. The note is unsecured, but payable upon demand or upon sale of the building owned by the LLC, which the Company rents. The note bears interest at 3.16% per annum, and has been outstanding since 2002. The outstanding balance on the note, including principal and accrued interest, was $195,168, $200,856, and $205,415 at December 31, 2004 and 2005, and September 24, 2006.

The Company had related party shareholder receivables at December 31, 2004 and 2005 of approximately $7,500 and $5,000 for personal expense funds advanced.

VCI VISION COMPUTERS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2005, & September 24, 2006 (Unaudited) — (Continued)

NOTE 4.	LEASE COMMITMENT

The Company rents office and production space in a building owned by an LLC controlled by Officers of the Company. In 2004, 2005 and early 2006 the building was rented under a lease with the LLC which expired at the end of February 2006. The lease terms called for monthly rent of $10,000, and carried a renewal option. The Company is currently renting the space on a verbal, month to month basis at $8,000 per month. Rent expense in 2004, 2005, and for the period January 1 to September 24, 2006 was $120,000, $134,600 and $73,440.

NOTE 5.	SUBSEQUENT EVENTS

In September 2006, Silicon Mountain Memory, Inc. through a subsidiary, purchased substantially all the assets of VCI Vision Computers for approximately $3,200,000.

Annex C

June 8, 2006

Mr. Marvin Davis
Chairman
Special Committee of the Board of Directors
Z-Axis Corporation
5445 DTC Parkway
Suite 450
Greenwood Village, CO 80111

Gentlemen:

We understand that Z-Axis Corporation (“Z-Axis”) and Silicon Mountain Memory, Incorporated (“Silicon Mountain”) propose to enter into a stock exchange agreement (the “Exchange Agreement”) whereby, upon the terms and subject to the conditions set forth in the Exchange Agreement, Z-Axis will issue an aggregate of 4,973,284 post-split shares of Z-Axis common stock, par value $0.001 per share (“Z-Axis Common Stock”), for all of the outstanding shares of Silicon Mountain common stock, par value $0.01 (the “Exchange Transaction”). If the Exchange Transaction is completed, Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. Subject to, and as a condition of the closing of the Exchange Transaction, we understand that the outstanding membership interests of Z-Axis LLC, which holds all of the operating and other assets and liabilities used in the existing litigation services business of Z-Axis will be sold (the “Sale Transaction”) to the Z-Axis investor group, which is comprised of Mr. Alan Treibitz and Ms. Stephanie Kelso, Z-Axis’ chief executive officer and president, respectively, each of whom is a member of the Z-Axis board of directors, and Raymond Hauschel. The Z-Axis investor group is planning to enter into a purchase agreement (the “LLC Interests Purchase Agreement”) which will set forth the terms of the Sale Transaction.

The exchange ratio in the Exchange Transaction shall equal 1.11 shares of Z-Axis common stock for each share of Silicon Mountain (the “Exchange Ratio”). The purchase price to be paid in the Sale Transaction by the Z-Axis investor group for Z-Axis LLC shall equal $300,000 (the “Purchase Price”).

You asked us to advise you as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Z-Axis Common Stock. Additionally, you asked us to advise you as to the fairness, from a financial point of view, of the Purchase Price to the holders of Z-Axis Common Stock. You did not ask us to determine the respective values of the components that comprise the $300,000 Purchase Price or whether the planned reverse stock split will be beneficial to, or otherwise have an impact on, the holders of Z-Axis Common Stock.

For purposes of this opinion, we have, among other things: (i) reviewed the Exchange Agreement dated May 7, 2006 and a draft of the LLC Interests Purchase Agreement dated June 1, 2006; (ii) reviewed certain publicly available information concerning Z-Axis and certain other relevant financial and operating data on Z-Axis and Silicon Mountain furnished to us by Z-Axis and Silicon Mountain; (iii) reviewed the historical stock prices and trading volume of Z-Axis Common Stock; (iv) held discussions with members of management of Z-Axis and Silicon Mountain concerning the current operations and future business prospects of their respective companies; (v) held discussions with members of the management of Z-Axis and Silicon Mountain concerning their respective financial projections and forecasts; (vi) performed pretax discounted cash flow analyses based on projections for both Z-Axis and Silicon Mountain; (vii) compared certain publicly available financial data of companies whose securities are traded in the public markets and that Sarowdin Partners deemed generally comparable to similar data for Silicon Mountain; (viii) reviewed the financial terms

801 Vine Street	Denver, CO 80206	(303) 399-1307	csb@sarowdinpartners.com

of certain other business combinations that Sarowdin Partners deemed generally comparable to Silicon Mountain; and (ix) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion, and we have neither attempted to verify independently, nor assumed responsibility for verifying, any of such information. In addition, we have assumed, with your consent, that the Exchange Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 as amended, and that the Exchange Transaction and Sale Transaction will be consummated upon the terms and subject to the conditions set forth in the Exchange Agreement dated May 7, 2006 and the draft LLC Interests Purchase Agreement dated June 1, 2006, respectively, without material alterations. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Z-Axis or Silicon Mountain. Further, our opinion is based on economic, monetary and market conditions as they exist, and can be evaluated, as of the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited solely to the fairness, from a financial point of view, of the Exchange Ratio and the Purchase Price to the holders of Z-Axis Common Stock and does not address Z-Axis’s underlying business decision to engage in the Exchange Transaction or the Sale Transaction, or the relative merits of the Exchange Transaction or Sale Transaction, as compared to other business strategies that might be available to Z-Axis. Our opinion does not constitute a recommendation to any shareholder of Z-Axis as to how such shareholder should vote on the proposed Exchange Transaction or Sale Transaction or any other items as to which a shareholder is required to vote.

We do not express any opinion as to what value Z-Axis Common Stock will actually trade at any time following the Exchange Transaction, Sale Transaction or reverse stock split.

Sarowdin Partners, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, capital raising and other purposes. We have been engaged by the Special Committee of the Board of Directors of Z-Axis to render this opinion, and we will receive a fee for our services, which is not conditioned on the contents of this opinion. In addition, Z-Axis has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion and to reimburse us for our and our attorney’s reasonable out-of-pocket expenses, subject to a cap in both cases. We may in the future provide investment banking and financial advisory services to Z-Axis or Silicon Mountain, for which we would expect to receive separate compensation.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio and the Purchase Price is fair to the holders of Z-Axis Common Stock from a financial point of view.

Very truly yours,

/s/  Sarowdin Partners LLC
Sarowdin Partners LLC

ANNEX C-1

November 29, 2006

Mr. Marvin Davis
Chairman
Special Committee of the Board of Directors
Z-Axis Corporation
5445 DTC Parkway
Suite 450
Greenwood Village, CO 80111

Gentlemen:

We understand that Z-Axis Corporation (“Z-Axis”) and Silicon Mountain Memory, Incorporated (“Silicon Mountain”) propose to enter into a stock exchange agreement (the “Exchange Agreement”) whereby, upon the terms and subject to the conditions set forth in the Exchange Agreement, Z-Axis will issue an aggregate of 5,037,124 post-split shares of Z-Axis common stock (excluding 4,016,084 shares subject to the exercise of options and warrants), par value $0.001 per share (“Z-Axis Common Stock”), for all of the outstanding shares of Silicon Mountain common stock, par value $0.01 (the “Exchange Transaction”). If the Exchange Transaction is completed, Silicon Mountain will become a wholly-owned subsidiary of Z-Axis. Subject to, and as a condition of the closing of the Exchange Transaction, we understand that the outstanding membership interests of Z-Axis LLC, which holds all of the operating and other assets and liabilities used in the existing litigation services business of Z-Axis will be sold (the “Sale Transaction”) to the Z-Axis investor group, which is comprised of Mr. Alan Treibitz and Ms. Stephanie Kelso, Z-Axis’ chief executive officer and president, respectively, each of whom is a member of the Z-Axis board of directors, and Raymond Hauschel.

The exchange ratio in the Exchange Transaction shall equal 1.1098 shares of Z-Axis common stock for each share of Silicon Mountain (the “Exchange Ratio”). The purchase price to be paid in the Sale Transaction by the Z-Axis investor group for Z-Axis LLC shall equal $300,000 (the “Purchase Price”).

You asked us to advise you as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Z-Axis Common Stock. Additionally, you asked us to advise you as to the fairness, from a financial point of view, of the Purchase Price to the holders of Z-Axis Common Stock. You did not ask us to determine the respective values of the components that comprise the $300,000 Purchase Price, including, but not limited to, the expected value of the 33,458 post-split shares of Z-Axis Common Stock to be redeemed from the Z-Axis investor group as part of the Purchase Price or whether the planned reverse stock split will be beneficial to, or otherwise have an impact on, the holders of Z-Axis Common Stock.

As you know, we delivered a fairness opinion to you on June 8, 2006 which covered the two topics mentioned above. Since the delivery of that opinion, Silicon Mountain participated in several material events on September 25, 2006 including:

•	acquiring substantially all of the assets of VCI Vision Computers, Inc., and

•	entering into a loan agreement with an institutional accredited investor.

As a result of these material events, you asked us to update our opinion.

For purposes of this updated opinion, we have, among other things: (i) reviewed the Exchange Agreement dated May 7, 2006 and the LLC Interests Sale Agreement dated June 30, 2006; (ii) reviewed the asset

801 Vine Street	Denver, CO 80206	(303) 399-1307	csb@sarowdinpartners.com

purchase agreement dated August 26, 2006 between VCI Systems, Inc. (“VCI”), a wholly owned subsidiary of Silicon Mountain, and VCI Vision Computers, Inc. (“Vision Computers”) and the security and purchase agreement dated September 25, 2006 among Laurus Master Fund, Ltd. and Silicon Mountain and VCI (the “Financing”); (iii) reviewed certain publicly available information concerning Z-Axis and certain other relevant financial and operating data on Z-Axis and Silicon Mountain furnished to us by Z-Axis and Silicon Mountain; (iv) reviewed the historical stock prices and trading volume of Z-Axis Common Stock; (v) held discussions with members of management of Z-Axis and Silicon Mountain concerning the current operations and future business prospects of their respective companies; (vi) held discussions with members of the management of Z-Axis and Silicon Mountain concerning their respective financial projections and forecasts; (vii) performed pretax discounted cash flow analyses based on projections for both the pre-closing business of Z-Axis and for Silicon Mountain; (viii) compared certain publicly available financial data of companies whose securities are traded in the public markets and that Sarowdin Partners deemed generally comparable to similar data for Silicon Mountain; (ix) performed a liquidation analysis of the pre-closing business of Z-Axis; and, (x) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion, and we have neither attempted to verify independently, nor assumed responsibility for verifying, any of such information. In addition, we have assumed, with your consent, that the Exchange Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Exchange Transaction and Sale Transaction will be consummated upon the terms and subject to the conditions set forth in the Exchange Agreement dated May 7, 2006 and the LLC Interests Sale Agreement dated June 30, 2006, respectively, without material alterations. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Z-Axis or Silicon Mountain. Further, our opinion is based on economic, monetary and market conditions as they exist, and can be evaluated, as of the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited solely to the fairness, from a financial point of view, of the Exchange Ratio and the Purchase Price to the holders of Z-Axis Common Stock and does not address Z-Axis’s underlying business decision to engage in the Exchange Transaction or the Sale Transaction, or the relative merits of the Exchange Transaction or Sale Transaction, as compared to other business strategies that might be available to Z-Axis. Our opinion does not constitute a recommendation to any shareholder of Z-Axis as to how such shareholder should vote on the proposed Exchange Transaction or Sale Transaction or any other items on which a shareholder of Z-Axis is required to vote.

We do not express any opinion as to (i) the value of Silicon Mountain at any time other than the date of the opinion; (ii) the share price at which shares of Z-Axis Common Stock will actually trade at any time; (iii) the respective values of the components that comprise the Purchase Price; (iv) the impact or benefits of the one-for-nine reverse stock split; and, (v) the merits or benefits of the acquisition of Vision Computers or the Financing, both of which were completed on September 25, 2006.

Sarowdin Partners, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, capital raising and other purposes. We have been engaged by the Special Committee of the Board of Directors of Z-Axis to render this opinion, and we will receive a fee for our services, which is not conditioned on the contents of this opinion. In addition, Z-Axis has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion and to reimburse us for our and our counsel’s reasonable out-of-pocket expenses, subject to a cap in both cases. We may in the future provide investment banking and financial advisory services to Z-Axis or Silicon Mountain, for which we would expect to receive separate compensation.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio and the Purchase Price is fair to the holders of Z-Axis Common Stock from a financial point of view.

Very truly yours,

/s/
Sarowdin Partners LLC
Sarowdin Partners LLC

Z-AXIS CORPORATION
Proxy for the Annual Meeting of Stockholders [•], 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Marvin A. Davis and James E. Pacotti, Jr., and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of Z-Axis Corporation to be held on [•], 2007, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Joint Proxy Statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND AT THE DISCRETION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
Please sign exactly as your name appears on the books of Z-Axis Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Z-AXIS CORPORATION
C/O COMPUTERSHARE TRUST COMPANY
350 INDIANA STREET
SUITE 800
GOLDEN, COLORADO 80401
Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www-us.computershare.com/investor/proxy/[******]_
OR

Vote-by-Telephone Call toll-free 1-___-___-___(1- - - )
If you vote over the Internet or by telephone, please do not mail your card.
Please register your vote by 5:00 p.m. on [•], 2006 or sooner.
If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example.
1.      To approve the exchange, as described in the Stock Exchange Agreement dated as of May 7, 2006, among Z-Axis, the executive officers of Z-Axis, Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”), and the executive officers of Silicon Mountain:
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
2.     To approve the LLC sale as described in the LLC Interests Sale Agreement, dated as of June ___2006, between Z-Axis and a limited liability company formed by the Z-Axis investor group:
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
3.      To approve the adoption and implementation of a one-for-nine reverse split of Z-Axis’ outstanding common stock prior to the consummation of the exchange:
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
4.      To approve an amendment to Z-Axis’ articles of incorporation to change the name of the corporation from Z-Axis Corporation to Silicon Mountain Holdings:
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
5.      To approve an amendment to Z-Axis’ articles of incorporation to increase Z-Axis’ authorized common stock from 10,000,000 shares to 30,000,000 shares:
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
6.      To approve an amendment to Z-Axis’ articles of incorporation to create a new class of preferred stock which will consist of 3,000,000 authorized shares, par value $0.001 per share, and as to which the board of directors will have the right to designate series with the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of any series so designated:
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
7.      To elect six directors to serve until the 2007 annual meeting of stockholders and until their respective successors are elected and qualified:
☐     FOR                                                                       ☐     WITHHOLD FOR ALL

Nominees:
Steven H. Cohen	Alan Treibitz
Stephanie S. Kelso	Marilyn T. Heller
Marvin A. Davis	James E. Pacotti, Jr.
Withheld for the nominee(s) you list below: (Write that nominee’s name in the space provided below.)

8.      For the ratification of Ehrhardt Keefe Steiner & Hottman PC to serve as Z-Axis’ independent auditors:
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
9.      To permit Z-Axis’ board of directors or its chairman, in its or his discretion, to adjourn or postpone the annual meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the previous proposal:
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
10.      To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
☐     FOR                      ☐     AGAINST                       ☐     ABSTAIN
THE BOARD OF DIRECTORS OF Z-AXIS RECOMMENDS A VOTE “FOR” THE PROPOSALS.

Mark box at right if an address change or comment has been noted on the reverse side of this card: ☐

Please sign exactly as your name appears. Joint owners should each sign personally. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:	Date:	Signature:	Date:

SILICON MOUNTAIN MEMORY, INCORPORATED
Proxy for the Special Meeting of Stockholders [•], 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Tré Cates and Roger Haston, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the special meeting of stockholders of Silicon Mountain Memory, Incorporated to be held on [•], 2007, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND AT THE DISCRETION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign exactly as your name appears on the books of Silicon Mountain Memory, Incorporated. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SILICON MOUNTAIN MEMORY, INCORPORATED
C/O ROGER HASTON
4755 WALNUT STREET
BOULDER, COLORADO 80301
Your vote is important. Please vote immediately.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example.
1.      To approve the exchange, as described in the Stock Exchange Agreement dated as of May 7, 2006, among Silicon Mountain Memory, Incorporated, a Colorado corporation (“Silicon Mountain”), and the executive officers of Silicon Mountain, Z-Axis Corporation, and the executive officers of Z-Axis:
☐     FOR                      ☐     AGAINST                      ☐     ABSTAIN
2.      To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
☐     FOR                       ☐     AGAINST                      ☐     ABSTAIN
THE BOARD OF DIRECTORS OF SILICON MOUNTAIN RECOMMENDS A VOTE “FOR” THE PROPOSALS.
Mark box at right if an address change or comment has been noted on the reverse side of this card:
Please sign exactly as your name appears. Joint owners should each sign personally. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:	Date:

Signature:	Date: